Filed Pursuant to Rule 424(b)(3)

Registration No. 333-260296

PROSPECTUS SUPPLEMENT

(To Prospectus dated October 21, 2021)

Up to 174,531,127 Shares of Common Stock
by the Selling Securityholders

Up to 6,749,468 Warrants to Purchase Common Stock
by the Selling Securityholders

Up to 20,549,468 Shares of Common Stock Underlying Warrants

This prospectus supplement supplements the prospectus dated October 21, 2021 (as supplemented to date, the “Prospectus”), which forms a part of our Registration Statement on Form S-1 (Registration Statement No. 333-260296) filed with the Securities and Exchange Commission (the “SEC”) on October 15, 2021 and declared effective by the SEC on October 21, 2021.

The Prospectus and this prospectus supplement relate to the resale of (i) 22,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), of Sarcos Technology and Robotics Corporation (the “Company”) issued in the PIPE Financing (as defined in the Prospectus) by certain of the selling securityholders, (ii) 139,375,699 shares of Common Stock issued or issuable to certain selling securityholders in connection with the Business Combination (as defined in the Prospectus), (iii) 6,405,960 shares of Common Stock issued to certain security holders in a private placement prior to and in connection with our predecessor’s initial public offering; (v) 6,749,468 warrants to purchase Common Stock and (vi) 6,749,468 shares of Common Stock underlying warrants. This prospectus also relates to the issuance by us of up to 20,549,468 shares of Common Stock issuable upon the exercise of warrants, in each case as further described herein. This prospectus also covers any additional securities that may become issuable by reason of stock splits, stock dividends or other similar transactions.

This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement. This prospectus supplement updates, amends, and supplements the information included or incorporated by reference in the Prospectus. If there is any inconsistency between the information in the Prospectus and this prospectus supplement, you should rely on the information in this prospectus supplement.

This prospectus supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any amendments or supplements to it.

Current Report on Form 8-K

On March 29, 2022, we filed a Current Report on Form 8-K with the SEC. The Form 8-K is attached hereto.

We are an “emerging growth company,” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in the section titled “Risk Factors” beginning on page 12 of this Prospectus.

You should rely only on the information contained in this Prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 29, 2022.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2022 (March 27, 2022)

SARCOS TECHNOLOGY AND ROBOTICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-39897	85-2838301
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

650 South 500 West Salt Lake City, Utah	84101
(Address of principal executive offices)	(Zip Code)

(888) 927-7296

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	STRC	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for shares of Common Stock at an exercise price of $11.50 per share	STRCW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement

On March 27, 2022, Sarcos Technology and Robotics Corporation (“Sarcos” or the “Company”) entered into an Agreement and Plan of Reorganization (the “Merger Agreement”) with Spiral Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of Sarcos (“Merger Sub I”), and Spiral Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Sarcos (“Merger Sub II”), RE2, Inc., a Pennsylvania corporation (“RE2”), and Draper Triangle Ventures III, LP, a Delaware limited partnership, solely in its capacity as the agent for and on behalf of the shareholders of RE2 under the Merger Agreement (the “Representative”).  The Merger Agreement provides that, subject to the terms and conditions set forth in the agreement, Merger Sub I will merge with and into RE2 (the “First Merger”), with RE2 surviving the First Merger and becoming a wholly owned subsidiary of Sarcos (the “Surviving Corporation”).  As part of the same overall transaction (the “Acquisition”), the Surviving Corporation will then merge with and into Merger Sub II (the “Second Merger”), subject to the terms and conditions of the Merger Agreement, with Merger Sub II surviving the Second Merger and becoming a wholly owned subsidiary of Sarcos.

Under the terms and conditions of the Merger Agreement, the aggregate consideration to be paid to RE2 securityholders upon completion of the Acquisition will be approximately $100.0 million, subject to customary purchase price adjustments for cash, net working capital and indebtedness. The consideration for the Acquisition will be comprised of approximately $30.0 million in cash, which Sarcos expects to fund with cash on hand, and approximately $70.0 million in shares of Sarcos common stock (the “Consideration Shares”).  The number of shares of Sarcos common stock to be issued in the Acquisition will be based on the volume weighted-average price per share over a 10-day trading period ending on the third business day prior to the closing of the Acquisition and is subject to a collar, with a floor of $5.00 per share and a ceiling of $9.00 per share.

The Acquisition, which is subject to certain customary and other closing conditions, is expected to close during the second quarter of 2022. The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions thereof, a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, RE2 or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date hereof, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Support Agreements and Joinder Agreements

Contemporaneously with the execution of the Merger Agreement, certain RE2 shareholders who hold approximately 98.6% of the voting power of the capital stock of RE2 executed a written consent adopting the Merger Agreement.  In addition, the Company and certain RE2 shareholders entered into Support Agreements, pursuant to which, among other things, such holders agreed to adopt the Merger Agreement and granted a proxy to vote their respective shares of capital stock in RE2 to officers of the Company, and the Company and certain RE2 shareholders entered into Joinder Agreements pursuant to which, among other things, such shareholders agreed to be bound by the terms and conditions of the Merger Agreement and related agreements.

The foregoing descriptions of the Support Agreement and Joinder Agreement do not purport to be complete and are qualified in their entirety by the terms and conditions thereof, forms of which are filed herewith as Exhibits A and B to the Merger Agreement, which is filed as Exhibit 2.1 and is incorporated herein by reference.

Registration Rights Agreement

Concurrently with the execution of the Merger Agreement, the Company and certain RE2 shareholders entered into a Registration Rights Agreement pursuant to which, among other things, the Company agreed to file and maintain an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”) and to undertake certain other related obligations until December 31, 2022.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions thereof, a form of which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Lock-up Agreement

Concurrently with the execution of the Merger Agreement, the Company and Jorgen Pederson, President and Chief Executive Officer of RE2, entered into a Lock-up Agreement, pursuant to which, among other things, Mr. Pederson agreed to the following transfer restrictions following closing of the Acquisition:

•

with respect to twenty percent (20%) of such shareholder’s Consideration Shares, such shares may be transferred on the trading day following the date on which the registration statement on Form S-1 for the resale of Consideration Shares is declared effective by the Securities and Exchange Commission; and

•

with respect to the remaining eighty percent (80%) of such shareholder’s Consideration Shares, such shares may be Transferred beginning upon the earlier to occur of (x) such time as the Company or any of its subsidiaries have delivered to one or more customers at least twenty (20) Guardian® XO® and/or Guardian® XT and/or Sapien® commercial units (but in no event prior to the close of business on September 24, 2022) and (y) the close of business on September 24, 2023.

RE2 securityholders who are employees will be subject to the same transfer restrictions following the closing of the Acquisition. The foregoing description of the Lock-up Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions thereof, a form of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Key Employee Agreements

Concurrently with the execution of the Merger Agreement, the Company and Mr. Pederson entered into an employment agreement, which describes the terms and conditions of Mr. Pederson’s employment as Chief Operating Officer of the Company following closing of the Acquisition, and a noncompetition and nonsolicitation agreement, pursuant to which Mr. Pederson would be subject to certain restrictive covenants, each to be effective upon the closing of the Acquisition.

The foregoing descriptions of the employment agreement and a noncompetition and nonsolicitation agreement do not purport to be complete and are qualified in their entirety by the terms and conditions thereof, forms of which are filed herewith as Exhibits E and F to the Merger Agreement, which is filed as Exhibit 2.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
2.1

Merger Agreement, dated March 27, 2022, by and among Sarcos Technology and Robotics Corporation, Spiral Merger Sub I, Inc., Spiral Merger Sub II, LLC, RE2, Inc. and Draper Triangle Ventures III, LP, solely in its capacity as the agent for and on behalf of the shareholders of RE2 under the Merger Agreement

4.1

Registration Rights Agreement, dated March 27, 2022, by and among Sarcos Technology and Robotics Corporation and Draper Triangle Ventures III, LP, in its capacity as the agent for and on behalf of the shareholders of RE under the Merger Agreement

10.1	Form of Lock-up Agreement with RE2 employee securityholders
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 29, 2022

Sarcos Technology and Robotics Corporation

By:	/s/ Steven Hansen
Name:	Steven Hansen
Title:	Chief Financial Officer

Exhibit 2.1

Execution Version

AGREEMENT AND PLAN OF REORGANIZATION

by and among

SARCOS TECHNOLOGY AND ROBOTICS CORPORATION,

SPIRAL MERGER SUB I, INC.,

SPIRAL MERGER SUB II, LLC,

RE2, INC.

AND

DRAPER TRIANGLE VENTURES III, LP, as Stockholder Representative

March 27, 2022

TABLE OF CONTENTS

Page

Article I THE MERGERS		3
1.1	The Merger	3
1.2	General Effects of the Merger	4
1.4	Effects of the Second Merger on Securities of Merging Entities	9
1.5	Tax Status	9
1.6	Issuance of Parent Common Stock	9
1.7	Rights Not Transferable	10
1.8	Taking of Necessary Action; Further Action	10
1.9	Company Advances to Stockholders	10
Article II CLOSING AND CLOSING CONSIDERATION		10
2.1	The Closing	10
2.2	Closing Conditions	11
2.3	Payment of Merger Consideration	15
2.4	Post-Closing Adjustments of Merger Consideration Items.	20
2.5	Withholding Taxes	24
Article III REPRESENTATIONS AND WARRANTIES OF THE COMPANY		24
3.1	Organization and Good Standing	24
3.3	Governmental Approvals	26
3.4	Conflicts	26
3.5	Company Capital Structure	27
3.6	Company Financial Statements; Internal Financial Controls	30
3.7	No Undisclosed Liabilities	31
3.8	No Changes	31
3.9	Tax Matters.	31
3.11	Property	36
3.12	Intellectual Property	36
3.13	Company Data; Privacy; Security.	40
3.14	Material Contracts	41
3.15	Employee Benefit Plans	44
3.16	Employment Matters	46
3.17	Governmental Authorizations	49
3.18	Litigation	49
3.19	Insurance	50
3.20	Compliance with Laws	50
3.21	Material Company Customers and Suppliers.	52
3.22	Interested Party Transactions	53
3.23	Books and Records	53
3.24	Certain Third Party Expenses	53
3.25	Banking Relationships	54
3.26	Government Contracts	54
3.27	Compliance with Regulation D.	58
3.28	Disclosure	58

-viii-

Article IV REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBS		58
4.1	Organization and Standing	58
4.2	Authority and Enforceability	59
4.3	Governmental Approvals	59
4.4	Operation of Merger Sub	59
4.5	Valid Issuance	60
4.6	Parent SEC Reports and Financial Statements.	60
Article V		61
CONDUCT OF COMPANY BUSINESS		61
5.1	Conduct of Company Business	61
5.2	Restrictions on Company Activities	62
Article VI COMPANY NON-SOLICITATION AGREEMENT		65
6.1	Termination of Discussions	65
6.2	No Solicitation	66
6.3	Notice of Alternative Transaction Proposals	66
6.4	Breaches	66
Article VII ADDITIONAL AGREEMENTS		66
7.1	Securityholder Notice and Approvals	66
7.2	Third Party Contract Notices, Consents, Amendments and Terminations.	68
7.3	Reasonable Best Efforts to Close	68
7.4	Regulatory Filings and Clearances	69
7.5	Employee Matters	70
7.6	Tax Matters	71
7.7	Payoff Letters and Release of Liens	72
7.8	Third Party Expenses	73
7.9	Pre-Closing Actions	74
7.10	Access to Information	74
7.11	Notification of Certain Matters	74
7.12	Director and Officer Insurance and Indemnity	75
7.13	R&W Insurance Policy.	75
7.14	Registration Statements..	76
7.15	DCSA Outreach..	76
7.16	Pre-Closing Cooperation.	76
Article VIII PRE-CLOSING TERMINATION OF AGREEMENT		76
8.1	Termination	76
8.2	Effect of Termination	77
Article IX POST-CLOSING INDEMNIFICATION		78
9.1	Survival	78
9.2	Indemnification	79
9.3	Limitations on Indemnification	82
9.4	Claim Procedures	84

-ix-

9.5	Resolution of Objections to Claims	85
9.6	Satisfaction of Claims	86
9.7	Third Party Claims	87
9.8	Distribution of the Reserved Pool	88
Article X STOCKHOLDER REPRESENTATIVE		89
10.1	Appointment and Authority of Stockholder Representative	89
Article XI GENERAL PROVISIONS		91
11.1	Certain Interpretations; Definitions	91
11.2	Notices	92
11.3	Confidentiality	93
11.4	Public Disclosure	93
11.5	Amendment	94
11.6	Extension and Waiver	94
11.7	Assignment	94
11.8	Severability	94
11.9	Specific Performance and Other Remedies	95
11.10	Governing Law	95
11.11	Exclusive Jurisdiction	96
11.12	Waiver of Jury Trial	96
11.13	Entire Agreement	96
11.14	Counterparts	96

-x-

INDEX OF ANNEXES, EXHIBITS AND SCHEDULES

AnnexDescription

Annex ACertain Defined Terms

ExhibitDescription

Exhibit A	Form of Support Agreement
Exhibit B	Form of Joinder Agreement
Exhibit C	Form of Lockup Agreement
Exhibit D	Form of Stockholder Written Consent
Exhibit E	Form of Key Employee Agreement
Exhibit F	Form of Non-Competition Agreement
Exhibit G-1	Form of First Certificate of Merger
Exhibit G-2	Form of Statement of Merger
Exhibit G-3	Form of Second Certificate of Merger

Exhibit HForm of Registration Rights Agreement

Exhibit I	Form of Letter of Transmittal

Schedules

Schedule 2.2(b)(ix)(A)Certain Required Consents

Schedule 2.3(a)	Illustrative Balance Sheet; Illustrative Calculation
of Closing Net Working Capital

Schedule 7.2(b)(1)Terminated Agreements

Schedule 7.2(b)(2)Amended Agreements

Schedule 7.7(b)Liens to Be Released

Schedule 7.9Pre-Closing Actions

Schedule A-1Accounting Principles

Schedule A-2Sample Calculations of Closing Cash and Closing Indebtedness

Schedule A-3Company Knowledge Parties

Schedule A-4Support Stockholders

-xi-

AGREEMENT AND PLAN OF REORGANIZATION

This AGREEMENT AND PLAN OF REORGANIZATION (this “Agreement”) is made and entered into as of March 27, 2022, by and among Sarcos Robotics and Technology Corporation, a Delaware corporation (“Parent”), Spiral Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub I”), Spiral Merger Sub II, LLC, a Delaware limited liability company (“Merger Sub II,” and together with Merger Sub I, the “Merger Subs”), RE2, Inc., a Pennsylvania corporation (the “Company”), and Draper Triangle Ventures III, LP, a Delaware Limited Partnership, solely in its  capacity as the agent for and on behalf of the Stockholders under this Agreement (the “Stockholder Representative”).  All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to such terms in Annex A.

WITNESSETH,

WHEREAS, the respective boards of directors or managers, as applicable, of each of the Merger Subs, the Company and Parent have determined that it would be advisable and in the best interests of each entity and its respective stockholders or members, as applicable, that, on the terms and subject to the conditions of this Agreement, Parent acquire the Company through the statutory merger of Merger Sub I with and into the Company, pursuant to which the Company would become a wholly owned subsidiary of Parent (the “First Merger”), and, as part of the same overall transaction, the surviving corporation in the First Merger would merge with and into Merger Sub II (the “Second Merger,” and together with the First Merger, the “Mergers”), in each case on the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of Delaware Law and Pennsylvania Law, and in furtherance thereof, have approved this Agreement, the Mergers, and the other transactions contemplated by this Agreement and those of the Related Agreements to which their respective entities are a party (the “Transactions”).

WHEREAS, pursuant to the Mergers, among other things, all of the issued and outstanding shares of Company Capital Stock (other than Cancelled Shares) shall be converted into the right to receive consideration in the manner, and on the terms and subject to the conditions, set forth herein.

WHEREAS, Parent, the Merger Subs and the Company intend the Mergers to qualify as a reorganization within the meaning of Section 368(a) of the Code and this Agreement to be adopted as a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g) and 1.368-3.

WHEREAS, as a condition and material inducement to Parent’s willingness to enter into this Agreement, concurrently herewith, each of the Support Stockholders (whose holdings of Company Capital Stock represent, in the aggregate, at least 93% of the shares of Company Capital Stock issued and outstanding as of the date of this Agreement) is executing and delivering to Parent a Support Agreement substantially in the form attached hereto as Exhibit A (the “Support Agreement”), a Joinder substantially in the form attached hereto as Exhibit B (the “Joinder”), and an Investor Questionnaire in form and substance satisfactory to Parent, and each of the Supporting Stockholders who is (or who is an Affiliate of) a current Employee as of the date of this Agreement is executing and delivering to Parent a Lockup Agreement in the form attached hereto as Exhibit C.

WHEREAS, as a condition and material inducement to Parent’s willingness to enter into this Agreement, the Company has on the date of this Agreement delivered the written consent, in the form attached hereto as Exhibit D (each, a “Stockholder Written Consent,” and collectively, the “Stockholder Written Consents”), of each of the Support Stockholders and such other holders of Company Capital Stock who collectively hold a number of shares of Company Capital Stock with voting power representing at least 93% of the shares of Company Capital Stock issued and outstanding as of the date of this Agreement.

WHEREAS, as condition and material inducement to Parent’s willingness to enter into this Agreement, concurrently herewith, the Key Employee is executing and delivering to Parent a Key Employee Agreement substantially in the form attached hereto as Exhibit E (including Parent’s form Confidential Information and Inventions Assignment Agreement and other customary employment-related agreements and documents, the “Key Employee Agreement”), each to be effective as of the Effective Time.

WHEREAS, as a condition and material inducement to Parent’s willingness to enter into this Agreement, concurrently herewith, the Key Employee is agreeing to execute and deliver to Parent and the Merger Subs a Non-Competition Agreement substantially in the form attached hereto as Exhibit F (the “Non-Competition Agreement”), to be effective as of the Effective Time.

WHEREAS, as an inducement to the Company’s willingness to enter into this Agreement, concurrently herewith, Parent is agreeing to execute and deliver to the Stockholder Representative a Registration Rights Agreement substantially in the form attached hereto as Exhibit H (the “Registration Rights Agreement”).

WHEREAS, based information made available to Parent by the Company, Parent reasonably believes that thirty-five (35) or fewer of the recipients of Parent Common Stock in the Transactions are not accredited investors (as such term is used in Regulation D promulgated under the Securities Act) and that the issuance of all shares of Parent Common Stock in the Transactions will validly qualify for an exemption under Regulation D from the registration and prospectus delivery requirements of the Securities Act and exemptions under state “blue-sky” Laws.

WHEREAS, Parent, Merger Subs, and the Company desire to make certain representations, warranties, covenants and agreements, as more fully set forth herein, in connection with the Mergers and the other transactions contemplated hereby.

NOW, THEREFORE, in consideration of the mutual agreements, covenants and other premises set forth herein, the mutual benefits to be gained by the performance thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereby agree as follows:

Article I
THE MERGERS

1.1The Merger

s.

(a)	The First Merger

. At the First Effective Time (as defined below), on the terms and subject to the conditions set forth in this Agreement, a certificate of merger in substantially the form attached hereto as Exhibit E-1 (the “First Certificate of Merger”) and the applicable provisions of Delaware Law and Pennsylvania Law, Merger Sub I shall merge with and into the Company in the First Merger, whereupon the separate corporate existence of Merger Sub I shall cease and the Company shall continue as the surviving corporation of the First Merger and shall become a wholly owned subsidiary of Parent. Parent and the Company shall cause the First Merger to be consummated and become effective under Pennsylvania Law by filing a statement of merger, substantially in the form attached hereto as Exhibit E-2, with the Secretary of State of the Commonwealth of Pennsylvania in accordance with the relevant provisions of Pennsylvania Law (the “Statement of Merger”), and the First Merger shall become effective following the acceptance by the Secretary of State of the Commonwealth of Pennsylvania of such filing at the time agreed to by Parent and the Company in writing and set forth in the Statement of Merger, which time shall be immediately prior to the Second Effective Time (as defined below).  The date and time when the First Merger shall become effective is referred to herein as the “First Effective Time.” The Company, as the surviving corporation of the First Merger, is sometimes referred to herein as the “Surviving Corporation.”

(b)

The Second Merger. At the Second Effective Time (as defined below), on the terms and subject to the conditions set forth in this Agreement, a certificate of merger in substantially the form attached hereto as Exhibit E-3 (the “Second Certificate of Merger”) and the applicable provisions of Delaware Law and Pennsylvania Law, the Surviving Corporation shall merge with and into Merger Sub II in the Second Merger, whereupon the separate corporate existence of the Surviving Corporation shall cease and Merger Sub II shall continue as the surviving entity and a wholly owned subsidiary of Parent. The date and time when the Second Merger shall become effective is referred to herein as the “Second Effective Time” (and, together with the First Effective Time, the “Combined Effective Time”). Merger Sub II, as the surviving entity of the Second Merger, is sometimes referred to herein as the “Surviving LLC.”

(c)	The Surviving Corporation.
(i)

Certificate of Incorporation. Unless otherwise determined by Parent prior to the First Effective Time, the certificate of incorporation of the Surviving Corporation shall be identical to the certificate of incorporation of Merger Sub I as in effect immediately prior to the Effective Time, until thereafter amended in accordance with Pennsylvania Law and as provided in such certificate of incorporation and the Surviving Corporation’s bylaws.

(ii)

Bylaws. Unless otherwise determined by Parent prior to the First Effective Time, the bylaws of Merger Sub I as in effect immediately prior to the First Effective Time shall be the bylaws of the Surviving Corporation as of the First Effective Time until thereafter amended in accordance with Pennsylvania Law and as provided in the certificate of incorporation of the Surviving Corporation and such bylaws.

(iii)

Directors. Unless otherwise determined by Parent prior to the First Effective Time, the directors of Merger Sub I immediately prior to the First Effective Time shall be the directors of the Surviving Corporation at the First Effective Time, each to hold the office of a director of the Surviving Corporation in accordance with the provisions of Pennsylvania  Law and the certificate of incorporation and bylaws of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

(iv)

Officers. Unless otherwise determined by Parent prior to the First Effective Time, the officers of Merger Sub I immediately prior to the First Effective Time shall be the officers of the Surviving Corporation at the First Effective Time, each to hold office in accordance with the provisions of Pennsylvania Law and the certificate of incorporation and bylaws of the Surviving Corporation.

(d)	The Surviving LLC.
(i)

Certificate of Formation. Unless otherwise determined by Parent prior to the Second Effective Time, the certificate of formation of Merger Sub II, as in effect immediately prior to the Second Effective Time, shall be the certificate of formation of the Surviving LLC at the Second Effective Time, until thereafter amended in accordance with Delaware law and as provided in such certificate of formation; provided, however, that at the Second Effective Time, the first article of the certificate of formation of the Surviving LLC shall be restated in its entirety to read as follows: “The name of the limited liability company is “RE2, LLC.”

(ii)

Operating Agreement. Unless otherwise determined by Parent prior to the Second Effective Time, the limited liability company agreement of the Surviving LLC, as in effect immediately prior to the Second Effective Time, shall be the limited liability company agreement of the Surviving LLC at the Second Effective Time, until such time as such agreement may be replaced, amended or modified by Parent.

(iii)

Members. Unless otherwise determined by Parent prior to the Second Effective Time, Parent shall be the sole member (as defined in the limited liability company agreement of the Surviving LLC) of the Surviving LLC.

(iv)

Officers. Unless otherwise determined by Parent prior to the Second Effective Time, the officers of Merger Sub II immediately prior to the Second Effective Time shall be the officers of the Surviving LLC as of the Second Effective Time, each to hold office in accordance with the provisions of the limited liability company agreement of the Surviving LLC.

1.2General Effects of the Merger

s.

(a)The Merger. At the Combined Effective Time, the effects of the Mergers shall be as provided in the applicable provisions of Delaware Law and Pennsylvania Law. Without limiting the generality of the foregoing, and subject thereto: (i) at the First Effective Time, except as otherwise agreed to pursuant to the terms and conditions of this Agreement, all of the property, rights, privileges, powers and franchises of the Company and Merger Sub I shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub I shall become the debts, liabilities and duties of the Surviving Corporation, and (ii) at the Second Effective Time, except as otherwise agreed to pursuant to the terms and conditions of this Agreement, all of the property, rights, privileges, powers and franchises of the Surviving Corporation and Merger Sub II shall vest in the Surviving LLC, and all debts, liabilities and duties of the Surviving Corporation and Merger Sub II shall become the debts, liabilities and duties of the Surviving LLC.

1.3Effects of the First Merger on Securities of Merging Corporations

.

(a)Merger Sub I Capital Stock. At the First Effective Time, by virtue of the First Merger and without any action on the part of Parent, Merger Sub I, Merger Sub II, the Company, the Securityholders or any other Person, each share of capital stock, par value $0.001 per share, of Merger Sub I issued and outstanding immediately prior to the First Effective Time shall be cancelled and converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation (and the shares of the Surviving Corporation into which the shares of Merger Sub I capital stock are so converted shall be the only shares of the Surviving Corporation’s capital stock that are issued and outstanding immediately after the First Effective Time). Each certificate or book-entry entitlement representing a share of capital stock of Merger Sub I shall thereupon evidence ownership only of such shares of common stock of the Surviving Corporation.

(b)	Company Capital Stock.

(i)

Company Preferred Stock.  At the First Effective Time, by virtue of the First Merger and without any action on the part of Parent, Merger Sub I, Merger Sub II, the Company, any Securityholder, or any other Person, each share of Company Preferred Stock (excluding Cancelled Shares, which shall be treated in the manner set forth in Section 1.3(b)(iii), and Dissenting Shares, which shall be treated in the manner set forth in Section 1.3(b)(iv)) that is issued and outstanding and held by a Stockholder as of immediately prior to the First Effective Time shall be cancelled and converted automatically into the right to receive, upon the terms and subject to the conditions set forth in this Agreement (including the escrow and indemnification provisions set forth herein): (A) cash in an amount equal to the Per Preferred Share Cash Consideration, less the portion of the Expense Fund Amount to be withheld from the holder of such share of Company Preferred Stock with respect thereto in accordance with Section 2.3(i), (B) a number of shares of Parent Common Stock equal to the Per Preferred Share Stock Consideration, less the portion of the Reserved Amount to be withheld from the holder of such share of Company Preferred Stock with respect thereto in accordance with Section 2.3(h), (C) the portion of the Expense Fund Release Amount, if any, allocable to the holder of such share of Company Preferred Stock in accordance with Section 2.3(i), (D) the number of shares of Parent Common Stock, if any, issuable pursuant to Section 2.4(e)(i), and (E) the number of Reserved Shares, if any, released from the Reserved Pool and allocable to the holder of such share of Company Preferred Stock in accordance with Section 9.8. The delivery of the foregoing components of Merger Consideration is subject to the surrender of the certificate representing such share of Company Preferred Stock and the execution and delivery of a Letter of Transmittal.

(ii)

Company Common Stock.  At the First Effective Time, by virtue of the First Merger and without any action on the part of Parent, Merger Sub I, Merger Sub II, the Company, any Securityholder, or any other Person, each share of Company Common Stock (excluding Cancelled Shares, which shall be treated in the manner set forth in Section 1.3(b)(iii), and Dissenting Shares, which shall be treated in the manner set forth in Section 1.3(b)(iv)) that is issued and outstanding and held by a Stockholder as of immediately prior to the First Effective Time shall be cancelled and converted automatically into the right to receive, upon the terms and subject to the conditions set forth in this Agreement (including the escrow and indemnification provisions set forth herein): (A) cash in an amount equal to the Per Common Share Cash Consideration, less the portion of the Expense Fund Amount to be withheld from the holder of such share of Company Common Stock with respect thereto in accordance with Section 2.3(i), (B) a number of shares of Parent Common Stock equal to the Per Common Share Stock Consideration, less the portion of the Reserved Amount to be withheld from the holder of such share of Company Common Stock with respect thereto in accordance with Section 2.3(h), (C) the portion of the Expense Fund Release Amount, if any, allocable to the holder of such share of Company Common Stock in accordance with Section 2.3(i), (D) the number of shares of Parent Common Stock, if any, issuable pursuant to Section 2.4(e)(i), and (E) the number of Reserved Shares, if any, released from the Reserved Pool and allocable to the holder of such share of Company Common Stock in accordance with Section 9.8; provided, that, with respect to the CEO, a number of shares of Parent Common Stock representing up to Seven Million Dollars ($7,000,000.00) of the Stock Consideration allocable to the CEO (based on the Parent Price) pursuant to the terms and conditions of this Agreement shall be subject to a redemption right in favor of Parent, as set forth in that certain Redemption Right Agreement, dated on or about the date hereof.  The right to delivery of the foregoing components of the Merger Consideration is subject to the surrender of the certificate representing such share of Company Common Stock and the execution and delivery of a Letter of Transmittal and a Lockup Agreement (if the holder of such share of Company Common Stock is an Employee as of the date of this Agreement).

(iii)

Cancelled Shares. At the First Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub I, Merger Sub II, the Company, the Securityholders or any other Person, each share of Company Capital Stock that is authorized (whether or not issued and/or outstanding) and held by the Company (including, for the avoidance of doubt, any Treasury Stock) as of immediately prior to the Effective Time (“Cancelled Shares”) shall be cancelled without any consideration paid therefor.

(iv)

Dissenting Shares. Notwithstanding any other provisions of this Agreement to the contrary, any shares of Company Capital Stock outstanding immediately prior to the Effective Time and with respect to which the holder thereof has properly demanded and perfected dissenters’ rights in accordance with Pennsylvania Law, and who has not effectively withdrawn or lost such holder’s dissenters’ rights under Pennsylvania Law (collectively, the “Dissenting Shares”), shall not be converted into or represent a right to receive the applicable consideration for Company Capital Stock set forth in Section 1.3(b), but the holder thereof shall only be entitled to such rights as are provided by Pennsylvania Law (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions). Notwithstanding the provisions of this Section 1.3(b)(iv), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder’s dissenters’ rights under Pennsylvania Law, then, as of the later of the First Effective Time and the occurrence of such event, such holder’s shares shall automatically be converted into and represent only the right to receive the consideration for Company Capital Stock, as applicable, set forth in Section 1.3(b), without interest thereon, subject to the terms and conditions set forth in this Agreement (including the establishment and funding of the Reserved Pool and the Expense Fund in accordance with Section 2.3(h) and Section 2.3(i), the indemnification provisions set forth in Article IX, and delivery of the Exchange Documents in the manner provided in Section 2.3(f)). The Company shall give Parent prompt notice of any demand for dissenters’ rights received by the Company pursuant to the applicable provisions of Pennsylvania Law. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any such demands or offer to settle or settle any such demands. Any communication to be made by or on behalf of the Company to any Stockholder with respect to such demands shall be submitted to Parent in advance and shall not be presented to any Stockholder prior to the Company receiving Parent’s prior written consent, which shall not be unreasonably withheld or delayed.

(c)	Treatment of Company Options.
(i)

Immediately prior to the First Effective Time, all Company Options that are then outstanding and held by an Optionholder shall become vested and exercisable with respect to one hundred percent (100%) of the shares of Company Common Stock subject thereto in accordance with the 2005 Stock Plan or the 2014 Stock Plan, as the case may be.

(ii)

At the First Effective Time, twenty percent (20%) of each of the Company Options  determined on a grant by grant basis that are outstanding immediately prior to the First Effective Time (whether vested based on the passage of time or vested under Section 1.3(c)(i)) and held by any Optionholder who is a Continuing Employee and (B) one hundred percent (100%) of each of the Company Options that are outstanding immediately prior to the First Effective Time and held by an Optionholder who is not a Continuing Employee shall, by virtue of the occurrence of the First Effective Time and without any action on the part of the Parent, Merger Sub I, Merger Sub II, the Company, any Securityholder, or any other Person, be cancelled and converted automatically into the right to receive, upon the terms and subject to the conditions set forth in this Agreement and the execution and delivery of a Surrender Agreement and a Lockup Agreement, an amount in cash, with respect to each share of Company Common Stock subject to such Company Options, equal to the Per Option Cash Consideration, rounded to the nearest cent, without interest, and subject to applicable Tax withholding.

(iii)

At the First Effective Time, eighty percent (80%) of each of the Company Options that are outstanding immediately prior to the First Effective Time (whether vested based on the passage of time or vested under Section 1.3(c)(i)) and held by an Optionholder who is a Continuing Employee shall automatically, by virtue of the occurrence of the First Effective Time and without any action on the part of the Parent, Merger Sub I, Merger Sub II, the Company, any Securityholder, or any other Person, upon the terms and subject to the conditions set forth in this Agreement and the execution and delivery of a Surrender Agreement and a Lockup Agreement, be assumed by Parent as a Parent Option, and thereafter, each such Company Option so assumed by Parent (an “Assumed Option”) shall continue to have, and be subject to, the same terms and conditions (other than time-based vesting terms) set forth in the applicable Plan and the option agreements relating thereto as in effect immediately prior to the First Effective Time, except that (A) such Assumed Option shall be exercisable for that number of whole shares of Parent Common Stock equal to the product of the aggregate number of shares of Company Common Stock that were issuable upon exercise in full of such Company Option immediately prior to the First Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock, and (B) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such Assumed Option shall be equal to the quotient obtained by dividing the exercise price per share of Company Common Stock at which such Company Option was exercisable immediately prior to the First Effective Time by the Exchange Ratio, rounded up to the nearest whole cent.  It is the intention of the parties that, to the extent possible, each Assumed Option qualify following the First Effective Time as an “incentive stock option” (within the meaning of Section 422 of the Code) to the extent that the corresponding Company Option qualified as an incentive stock option immediately prior to the First Effective Time. The assumption of Company Options under this Section 1.3(c)(ii) is intended to comply with Section(s) 409A and 424 of the Code.

(iv)

Effective as of the First Effective Time, one hundred percent (100%) of the Company Options that are outstanding and unvested immediately prior to the First Effective Time and held by an Optionholder who is a not a Continuing Employee, shall, by virtue of the occurrence of the First Effective Time and without any action on the part of the Parent, Merger Sub I, Merger Sub II, the Company, any Securityholder, or any other Person, be cancelled without payment of any consideration in respect of such cancelled Company Option.

(v)

Prior to the Closing, and subject to the prior review and approval of Parent (acting reasonably), the Company shall take all actions reasonably necessary to effect the transactions contemplated by Section 1.3(c) under the Plans and any Contract applicable to any Company Option (whether written or oral, formal or informal), including adopting applicable resolutions, amending the terms of any outstanding awards, delivering all required notices and obtaining all necessary approvals and consents.

(d)“Merger Consideration” shall mean all of the amounts payable or shares issuable pursuant to Section 1.3(b)(i), Section 1.3(b)(ii), Section 1.3(c)(ii), and Section 1.3(c)(ii). Notwithstanding anything to the contrary herein, (A) a portion of the consideration that otherwise would be payable or issuable at the Closing to each Stockholder pursuant to Section 1.3(b)(i) and Section 1.3(b)(ii) shall be withheld at the Closing, segregated in the Reserved Pool pursuant to Section 2.3(h) or deposited in the Expense Fund pursuant to Section 2.3(i), and (if applicable) distributed to the Stockholders in accordance with, and subject to, the terms and conditions of this Agreement.  For purposes of calculating all amounts payable or shares issuable to each Stockholder pursuant to this Section 1.3, all shares of Company Capital Stock held by each Stockholder shall be aggregated shall be rounded down to the nearest whole cent, and the number of shares of Parent Common Stock due in respect of each such certificate shall be rounded down to the nearest whole share.  No fraction of a share of Parent Common Stock will be issued by virtue of the Mergers, provided, that any Stockholder who otherwise would be entitled to receive a fraction of a share of Parent Common Stock shall receive, in lieu thereof, an amount of cash equal to the product obtained by multiplying (A) such fraction by (B) the Parent Price, rounded down to the nearest whole cent.

1.4Effects of the Second Merger on Securities of Merging Entities

. At the Second Effective Time, by virtue of the Second Merger and without any action on the part of Parent, Merger Sub I, Merger Sub II, the Company, any Securityholder, or any other Person, (a) each share of capital stock of the Surviving Corporation that is issued and outstanding immediately prior to the Second Effective Time shall, by virtue of the Second  Merger and without further action on the part of the sole stockholder of the Surviving Corporation, be cancelled and extinguished for no consideration and (b) all membership interests of Merger Sub II that are issued and outstanding immediately prior to the Second Effective Time shall, by virtue of the Second Merger and without further action on the part of the sole member of Merger Sub II, remain the issued and outstanding membership interests of the Surviving LLC.

1.5Tax Status

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(a)

The parties intend that the Mergers be characterized as integrated steps in a single transaction that together qualify as a “reorganization” within the meaning of Section 368(a)(1) of the Code, and this Agreement is intended to constitute a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3 (a “Section 368 Reorganization”).  The parties hereby adopt this Agreement insofar as it relates to the First Merger and the Second Merger as a “plan of reorganization” within the meaning of Section 1.368-2(g) of the Treasury Regulations. Notwithstanding the foregoing, Parent makes no representations, warranties or covenants to the Company or to any Securityholder or other Person regarding the Tax treatment of the Mergers, or any of the Tax consequences to the Company or to any Securityholder or other Person of this Agreement, the Mergers or any of the other transactions or agreements contemplated hereby.

(b)

The Company and each of the Securityholders acknowledges and agrees that he, she or it is relying solely on their own Tax advisors in connection with this Agreement, the Mergers, and the other transactions and agreements contemplated hereby. Each Securityholder acknowledges and agrees that he, she or it is responsible for paying his, her or its own Taxes, including any adverse Tax consequences that may result if the First Merger and the Second Merger are determined not to qualify as a Section 368 Reorganization.

1.6	Issuance of Parent Common Stock

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(a)

The shares of Parent Common Stock issuable pursuant to this Agreement are intended to be issued pursuant to one or more exemptions from registration under the Securities Act, including those under Regulation D of the Securities Act, and the exemption from qualification under applicable state securities Law. The Company and, following the Closing, the Stockholder Representative, shall assist Parent as may be necessary to comply with the securities and blue-sky Laws relating to the transactions contemplated by this Agreement.

(b)

Each book-entry entitlement representing Parent Common Stock (or any other securities issued in respect of such shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event) issued or issuable to or held by the Securityholders in accordance with the terms and conditions of this Agreement shall bear the following legend (in addition to any other legends required by applicable Law or Parent’s organizational documents):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM. THE HOLDER WILL NOTIFY ANY SUBSEQUENT PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

1.7	Rights Not Transferable

. The rights of the Securityholders under this Agreement are personal in nature and, except with the written consent of Parent, are non-transferable and non-assignable, except that each such Person shall be entitled to assign such Person’s rights by will, by the laws of intestacy or by other similar operation of law. Any attempted transfer of such right by any holder thereof (otherwise than as permitted by the immediately preceding sentence) shall be null and void.

1.8	Taking of Necessary Action; Further Action

. If at any time after the First Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company, or to vest Parent with full right, title and possession to all of the Company Capital Stock, then each of the Surviving Corporation, Parent, and the officers and directors of the Surviving Corporation and Parent, and their respective Affiliates are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action.

1.9	Company Advances to Stockholders

. In the event that any Stockholder as a borrower has outstanding loans or advances from the Company as of the First Effective Time, the Cash Consideration payable to such Stockholder pursuant to Section 1.3 hereof will be reduced by an amount equal to the outstanding principal plus accrued interest, if any, of such Stockholder’s loans or advances, as applicable, as of the First Effective Time, plus any other amounts owed by such Stockholder to the Company (collectively, such Stockholder’s “Advancement Repayment Amount”).  To the extent the consideration payable to the Stockholder is so reduced, such amount shall be treated for purposes under this Agreement as having been paid to such Stockholder, and such amount shall be deducted from the portion of the Common Cash Consideration payable to such Stockholder.

Article II
CLOSING AND CLOSING CONSIDERATION

2.1The Closing

. Unless this Agreement is validly terminated pursuant to Section 8.1, Parent, Merger Sub I, Merger Sub II and the Company shall consummate the Mergers at a closing (the “Closing”) on the third (3rd) Business Day following satisfaction or waiver (if permissible under this Agreement or applicable Law) of the conditions set forth in Section 2.2 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction or waiver (if permissible under this Agreement or applicable Law) of those conditions at the Closing), directed from the offices of Wilson Sonsini Goodrich & Rosati, 633 West Fifth Street, Suite 1550, Los Angeles, California, unless another time or place (including by remote exchange of documents) is mutually agreed upon by Parent and the Company.  The date upon which the Closing occurs hereunder shall be referred to herein as the “Closing Date.

2.2Closing Conditions

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(a)

Mutual Conditions. The respective obligations of Parent, Merger Sub I, Merger Sub II and the Company to effect the transactions contemplated by this Agreement, including the Mergers, shall be subject to the satisfaction, at or prior to the First Effective Time, of the following conditions:

(i)	Stockholder Approval. The Requisite Stockholder Approval pursuant to the Stockholder Written Consents shall continue to be in full force and effect.

(ii)

No Legal Restraints. No Law or Order (whether temporary, preliminary or permanent) shall be in effect which has the consequence of making either of the Mergers or any other transaction contemplated by this Agreement illegal or otherwise prohibiting or preventing the consummation of either of the Mergers or any other transaction contemplated by this Agreement in accordance with the terms and conditions hereof.

(iii)

Regulatory Approvals.  If applicable, the waiting period (and any extensions thereof) applicable to the transactions contemplated by the Agreement (including the Mergers) under the HSR Act shall have expired or been terminated (the “Regulatory Condition”).

(b)

Additional Parent and Merger Sub Conditions. The obligations of Parent and each of the Merger Subs to effect the transactions contemplated by this Agreement (including the Mergers) shall be subject to the satisfaction at or prior to the Effective Time of each of the following additional conditions, any of which may be waived in writing exclusively by Parent and the Merger Subs:

(i)

Company Covenants. The Company shall have performed and complied in all material respects with its covenants and obligations under this Agreement required to be performed and complied with by the Company prior to the Closing.

(ii)	Company Representations and Warranties.

(A)Each of the Fundamental Representations shall have been true and correct in all respects on the date they were made and shall be true and correct in all respects on and as of the Closing Date as though such representations and warranties were made on and as of such date (other than the Fundamental Representations made only as of a specified date, which shall be true and correct as of such date).

(B)Other than the Fundamental Representations, each of the representations and warranties of the Company (without giving effect to any qualification as to materiality, Company Material Adverse Effect or similar qualification contained therein) shall be true and correct in all respects as of the date hereof and shall be true and correct in all respects as of the Closing Date as though made on and as of the Closing Date (except representations and warranties that by their terms speak specifically as of another date, in which case as of such date), except for any such failures of such representations and warranties to be true and correct (without giving effect to any qualification as to materiality, Company Material Adverse Effect or similar qualification contained therein) that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(iii)	Company Material Adverse Effect. No Company Material Adverse Effect shall have occurred.
(iv)

Company Litigation. There shall be no Action of any kind or nature pending or threatened against Parent or any of its Affiliates, or against the Company or any of its Affiliates, by any Governmental Entity arising out of, or in any way connected with, this Agreement, the Mergers or any other transactions contemplated hereby.

(v)

Dissenters’ Rights. Stockholders holding no more than two percent (2%) of the issued and outstanding shares of Company Capital Stock shall have exercised (or have a continuing right to exercise) dissenters’ rights under applicable Law, including Pennsylvania Law, with respect to the Mergers and the other transactions contemplated by this Agreement.

(vi)

Support Agreements; Joinder Agreements. Each Support Stockholder shall have executed and delivered to Parent a Support Agreement and a Joinder Agreement as of the date of this Agreement, and all such Support Agreements and Joinder Agreements shall continue to be in full force and effect as of the Closing Date.

(vii)

280G Stockholder Approval. With respect to any payments and/or benefits that Parent determines may constitute “parachute payments” under Section 280G of the Code with respect to any Employees or any other “disqualified individuals” (as defined in Code Section 280G and the regulations promulgated thereunder) with respect to the Company and the Mergers or any other transactions contemplated hereby, the Stockholders shall have (A) approved, pursuant to the method provided for in the regulations promulgated under Section 280G of the Code, any such “parachute payments”, or (B) voted upon and disapproved such parachute payments, and, as a consequence, such “parachute payments” shall not be paid or provided for in any manner and Parent and its subsidiaries shall not have any Liabilities with respect to such “parachute payments” (the “280G Vote”).

(viii)	Employee Matters.
(A)

The Key Employee Agreement executed by the CEO shall be in full force and effect and shall not have been revoked, rescinded or otherwise repudiated by any such Person. The CEO (1) shall not have terminated his employment with or services to the Company at or prior to the Closing or expressed an intention or interest to terminate, or taken action toward terminating, his or her employment with or services to the Company at or prior to the Closing, or with Parent (or one of its Affiliates, as applicable) following the Closing, (2) shall have satisfied Parent’s customary employee background investigation, and (3) shall not be prohibited by applicable Law from working in the jurisdiction in which such Employee is employed or engaged by the Company as of the date of this Agreement.

(B)

At least 90% of the current Employees on Schedule 2.2(b)(viii)(B) and 80% of all current Employees (other than the CEO who is covered by the Key Employee Agreement) and 50% of the Employees in each of the operations department, finance department, software department, electrical engineering department, mechanical engineering department, production department, systems department and business development department receiving Parent’s standard form offer letter with a description of its customary employments terms, benefits and incentive compensation (an “Offer Letter”) shall have satisfied all of the following requirements: each such Employee (1) shall have executed and delivered to Parent the Offer Documents, none of which shall have been revoked, rescinded or otherwise repudiated by any such Employee as of the Closing, (2) shall not have terminated his or her employment with or services to the Company at or prior to the Closing and (3) shall not be prohibited by applicable Law from working in the jurisdiction in which such Employee is employed or engaged by the Company as of the date of this Agreement or as of the Closing Date.  Parent anticipates conducting its customary employee background investigation, provided however, that any non-hiring decision by Parent after such investigation or otherwise will not affect the forgoing closing condition.

(ix)	Third Party Contracts.

(A)	Parent shall have received all necessary consents, waivers and approvals of parties to any Contract set forth on Schedule 2.2(b)(ix)(A) as are required thereunder in connection with the Mergers.
(B)

Parent shall have received evidence satisfactory to Parent (acting reasonably) that each of the Terminated Agreements has been terminated (or will be terminated as of the Effective Time) and is of no further force or effect (or will be of no further force or effect as of the Effective Time).

(C)

Parent shall have received evidence satisfactory to Parent (acting reasonably) that each of the Amended Agreements has been amended (or will be amended effective as of the Effective Time) in accordance with the terms set forth on Schedule 7.2(b)(2) and such Amended Agreements, as so amended, are in full force and effect (or will be in full force and effect as of the Effective Time).

(x)	Pre-Closing Actions. Parent shall have received evidence satisfactory to Parent (acting reasonably) that each of the Pre-Closing Actions has been completed.
(xi)

Termination of Employee Plans. The Company shall have provided to Parent evidence, satisfactory to Parent (acting reasonably), as to the termination of any Company Employee Plans, if any, required to be terminated pursuant to Section 7.5(c).

(xii)

Audited 2021 Financials. At least five (5) Business Days prior to the Closing, the Company shall have provided to Parent its audited consolidated balance sheets as of December 31, 2021 and the related consolidated statements of operations, cash flows, and stockholders’ equity for the twelve (12) month period then ended, containing an unqualified report of the Company’s auditors.

(xiii)	[Reserved].
(xiv)

Lockup Agreements.  All Securityholders who (A) hold Company Capital Stock or Company Options immediately prior to the First Effective Time, (B) are Employees of the Company as of the date of this Agreement, and (C) will receive shares of Parent Common Stock as Merger Consideration or Assumed Options in respect of Company Options, shall have executed and delivered to Parent a Lockup Agreement, and all such Lockup Agreements shall be (or, as applicable, continue to be) in full force and effect as of the Closing.

(xv)

Share Registration Exemption. Parent shall be reasonably satisfied that no more than thirty-five (35) of the potential recipients of Parent Common Stock or rights to acquire Parent Common Stock (other than pursuant to any Assumed Options) in connection with the First Merger will fail to be, at the Closing, “accredited” as defined in Rule 501 promulgated under Regulation D of the Securities Act and the issuance of all shares of Parent Common Stock in the First Merger shall validly qualify for an exemption from the registration and prospectus delivery requirements of the Securities Act and the equivalent state “blue-sky” Laws.

(c)

Receipt of Closing Deliveries. The Company shall have delivered to Parent (A) good standing or subsistence certificates (dated no earlier than the date that is five (5) Business Days prior to the Closing Date) with respect to the Company from each applicable Governmental Entity in each jurisdiction where the Company is qualified to do business, as applicable, including each jurisdiction of incorporation, formation, or organization, (B) the Payment Spreadsheet, (C) the Director and Officer Resignation Letters, (D) the Payoff Letters, (E) the Final Invoices, (G) an Investor Questionnaire from each holder of Company Capital Stock, (H) an executed Lockup Agreement from each Securityholder described in Section 2.2(b)(xiv), and (I) all other certificates and other documents that it are required to deliver to Parent pursuant to this Agreement prior to the Closing.

(i)	Company Closing Certificates.
(A)

Officer’s Certificate. Parent shall have received a certificate from the Company, validly executed by the Chief Executive Officer of the Company for and on the Company’s behalf, to the effect that, as of the Closing, the conditions set forth in Sections 2.2(b)(i) and 2.2(b)(ii) have been satisfied.

(B)

Secretary’s Certificate. Parent shall have received a certificate from the Company, validly executed by the Secretary of the Company for and on the Company’s behalf, certifying (I) as to the terms and effectiveness of the Charter Documents, (II) as to the valid adoption of resolutions of the Board of Directors of the Company whereby the Mergers and the transactions contemplated hereunder were unanimously approved by the Board of Directors of the Company, (III) that the Requisite Stockholder Approval has been obtained, and (IV) the occurrence and results of the 280G Vote.

(C)

FIRPTA Certificate. Parent shall have received in a form reasonably acceptable to Parent: (I) a statement with respect to the Company conforming to the requirements of Section 1.1445-2(c)(3) of the United States Treasury Regulations, and (II) the notification to the Internal Revenue Service required under Section 1.897-2(h)(2) of the United States Treasury Regulations.

(d)

Additional Company Conditions. The obligations of the Company to effect the transactions contemplated by this Agreement (including the Mergers) shall be subject to the satisfaction at or prior to the First Effective Time of the following conditions, any of which may be waived in writing exclusively by the Company:

(i)

Parent Covenants. Parent and the Merger Subs shall have performed and complied in all material respects with each of their covenants and obligations under this Agreement required to be performed and complied with by them prior to the Closing.

(ii)

Parent Representations and Warranties. The representations and warranties of Parent shall be true and correct in all respects on the date of this Agreement and on and as of the Closing Date as though such representations and warranties were made on and as of such date (other than such representations and warranties of Parent made only as of a specified date, which shall be true and correct in all respects as of such date), except where any failures of any such representations and warranties to be true and correct would not prevent the Closing.

(iii)	Parent Material Adverse Effect. No Parent Material Adverse Effect shall have occurred.

(iv)

Parent Officer’s Certificate. Company shall have received a certificate from Parent, validly executed by the Chief Executive Officer of Parent for and on the Company’s behalf, to the effect that, as of the Closing, the conditions set forth in Sections 2.2(d)(i) and 2.2(d)(ii) have been satisfied.

2.3	Payment of Merger Consideration

.

(a)

Exemplar Balance Sheet and Closing Net Working Capital.  Schedule 2.3(a) sets forth (i) an estimated balance sheet of the Company as of the date of this Agreement prepared by the Company and (ii) the Company’s good faith, estimated calculation of Closing Net Working Capital and all components and subcomponents thereof as if the Closing occurred upon the date of this Agreement.

(b)

Company Pre-Closing Certificate.  At least three (3) Business Days prior to the Closing Date, the Company shall deliver to Parent a certificate of the Company (the “Company Pre-Closing Certificate”), certified by the Chief Executive Officer and Vice President Finance of the Company, setting forth: (i) an estimated balance sheet of the Company as of the Closing prepared by the Company, and (ii) the Company’s good-faith calculations of the estimated Merger Consideration, each Consideration Component and all components and derivations therefrom, including estimated Closing Cash (the “Estimated Closing Cash”), estimated Third Party Expenses (the “Estimated Third Party Expenses”), estimated Closing Indebtedness (the “Estimated Closing Indebtedness”), estimated Closing Net Working Capital (the “Estimated Closing Net Working Capital”), estimated liabilities in respect of Unpaid Pre-Closing Taxes (“Estimated Unpaid Pre-Closing Taxes), and estimated Advancement Repayment Amount (“Estimated Advancement Repayment Amount”).  The Company Pre-Closing Certificate shall be prepared in accordance with the Accounting Principles.

(c)

Payment Spreadsheet.  At least three (3) Business Days prior to the Closing Date (except as specifically provided in Section 2.3(c)(ii)(I)), the Company shall deliver to Parent a spreadsheet, certified by the Company’s Chief Executive Officer and Vice President Finance of the Company, setting forth the following information, in form and substance satisfactory to Parent and accompanied by documentation satisfactory to Parent  in support of the information set forth therein (the “Payment Spreadsheet”):

(i)

with respect to each Stockholder immediately prior to the First Effective Time: (A) the name, address of record, e-mail address (if available), jurisdiction of Tax residence of such Stockholder (if available); (B) whether such Stockholder is an Employee (and if so, whether such Stockholder is expected to be a Continuing Employee) and the nature of any such service relationship (including the entity with which such Employee has a service relationship); (C) the number, class and series of all shares of Company Capital Stock held by such Stockholder and the identifying numbers of all Company Stock Certificates  evidencing all such shares; (D) the date of issuance of such shares of Company Capital Stock and the date of acquisition of such shares of Company Capital Stock by such Stockholder, and the consideration paid to the Company for such issuance (on a per share and aggregate basis) and, if such shares were not acquired by issuance from the Company, the transferee of such shares, and the consideration paid by the holder thereof for such shares (on a per share and aggregate basis); (E) the identification of any shares of Company Capital Stock that were acquired through the exercise of an option, whether such option was an incentive stock option as defined in Section 422 of the Code or a nonstatutory option, the date of grant of such option, the vesting schedule of such option, and the date of exercise of such option; (F) the number of any such shares that are Dissenting Shares; (G) such Stockholder’s Advancement Repayment Amount, if any; (H)  the aggregate amount of cash and Parent Common Stock payable to such Stockholder in respect of shares of Company Capital Stock pursuant to Section 1.3(b); and (I) such Stockholder’s Pro Rata Portion and the number of shares of Parent Common Stock and amount of cash to be deposited into the Reserved Pool and the Expense Fund, respectively, on behalf of such Stockholder;

(ii)

with respect to each Optionholder immediately prior to the First Effective Time: (A) the name, address of record, e-mail address (if available), jurisdiction of Tax residence of such Optionholder (if available); (B) whether such Optionholder is an Employee (and if so, whether such Optionholder is a Continuing Employee) and the nature of any such service relationship (including the entity with which such Employee has a service relationship); (C) the grant date and expiration date of each Company Option held by such Optionholder; (D) whether each such Company Option was granted pursuant to a Plan (and if so, which Plan); (E) the vesting schedule (including all acceleration provisions) applicable to each such Company Option and the extent to which each such Company Option is vested and unvested as of immediately prior to the Effective Time (taking into account any Company Option (or portion thereof) that, as a result of the Merger, will accelerate in full and no longer be subject to any vesting, and any right of repurchase, risk of forfeiture or other such conditions; (F) the exercise price per share and the number of shares of Company Common Stock underlying each such Company Option immediately prior to the First Effective Time; (G) whether each such Company Options qualifies as incentive stock options as defined in Section 422 of the Code or nonstatutory stock options (taking into account any Company Option (or portion thereof) that as a result of the Merger and any related acceleration will be reclassified as a nonstatutory stock option); (H) the number and date of grant of, and exercise per share of Company Common Stock subject to, Company Options being cancelled and for which cash is being paid pursuant to Section 1.3(e); and (I) the number and date of grant of, and exercise per share of Company Common Stock subject to, Company Options being assumed by Parent pursuant to Section 1.3(e) and the number of Assumed Options for Parent Common Stock in respect thereof, except that the number of Assumed Options may be provided by the Company on the second (2nd) Business Day prior to the Closing Date;

(iii)

with respect to each holder of shares of Company Capital Stock issued on or after January 1, 2011 or any other Company Security that, in each case, would be deemed a “covered security” under Treasury Regulations Section 1.6045-1(a)(15), the cost basis and date of acquisition (if not already provided) of such shares or securities;

(iv)

wire or other payment instructions for all cash amounts to be paid by Parent in accordance with this Agreement, including any Third Party Expenses and Closing Indebtedness that Parent is to pay, or cause to be paid, following the Closing on the Company’s behalf; and

(v)	such other information reasonably requested by Parent in connection with facilitating the transactions contemplated by this Agreement.

(d)Supporting Information.  After delivery of the Company Pre-Closing Certificate and the Payment Spreadsheet, Parent and its accountants and other representatives shall be permitted reasonable access to the Company’s Books and Records and any available work papers related to the preparation of the Company Pre-Closing Certificate and Payment Spreadsheet, and the Company shall, and shall cause its accountants and employees to, reasonably cooperate with and respond to questions and comments of Parent related to the Company Pre-Closing Certificate or the Payment Spreadsheet.

(e)Reliance.  Notwithstanding anything to the contrary in this Agreement or any investigation or examination conducted, or any knowledge possessed or acquired, by or on behalf of Parent or any of its Affiliates or its or their Representatives, or any disclosure made by or on behalf of the Company, (A) it is expressly acknowledged and agreed that Parent, the Exchange Agent and their respective Affiliates and all Representatives of the foregoing shall be entitled to rely on the Payment Spreadsheet without any obligation to investigate or verify the accuracy or correctness thereof, and to make payments in accordance therewith, (B) in no event shall Parent, the Exchange Agent or any of their respective Affiliates or any Representative of the foregoing (excluding the Indemnified Parties) have any liability to any Person (including any liability to the Stockholder Representative or any Securityholder) for any alleged inaccuracy or miscalculations in, or otherwise relating to, the preparation of the Payment Spreadsheet and the allocation set forth therein, or payments made by any Person (including Parent, the Company, the Exchange Agent and their respective Affiliates) in accordance with the Payment Spreadsheet.

(f)	Exchange Procedures.
(i)	Exchange Agent. Continental Stock Transfer & Trust, or another Person selected by Parent, shall serve as the Exchange Agent for the Merger (the “Exchange Agent”).
(ii)

Promptly following the Closing Date, to the extent not previously mailed or otherwise delivered by the Company or any other Person, Parent or the Exchange Agent shall mail or otherwise deliver to each Stockholder of the Company as of immediately prior to the Effective Time, at the address or e-mail address set forth opposite each such Person’s name on the Payment Spreadsheet, a letter of transmittal in substantially the form attached hereto as Exhibit F (the “Letter of Transmittal”).

(iii)

After receipt by (A) the Exchange Agent of a duly completed Letter of Transmittal and any other documents that Parent or the Exchange Agent may reasonably require in connection therewith, as applicable (collectively, the “Exchange Documents”), and a certificate or certificates representing the relevant shares of Company Capital Stock (a “Company Stock Certificate” or “Company Stock Certificates”) and (B) Parent of a Joinder Agreement duly executed by the relevant holder of such Company Stock Certificate(s), Parent shall issue or pay or cause to be issued or paid to the holder of such Company Stock Certificate, as the case may be, in exchange therefor, that number of shares Parent Common Stock issuable and cash payable to such Person pursuant to Section 1.3(b) for such surrendered Company Capital Stock. No Parent Common Stock shall be issued or issuable, and no cash shall be paid or payable, to any Stockholder until such Person delivers to (X) the Exchange Agent, duly completed and validly executed Exchange Documents, in accordance with the terms and conditions hereof and the instructions set forth in the Letter of Transmittal, and a Company Stock Certificate or Company Stock Certificates representing the relevant shares of Company Capital Stock and (Y) Parent, a Joinder Agreement duly executed by such Stockholder.  Further, no Parent Common Stock shall be issued or issuable, and no cash shall be paid or payable to the holder of any unsurrendered Company Stock Certificate with respect to shares of Company Capital Stock formerly represented thereby until the holder of record of such Company Stock Certificate shall surrender such Company Stock Certificate and validly executed Exchange Documents pursuant hereto.  From and after the Effective Time, all Company Stock Certificates with respect to shares of Company Capital Stock shall, for all corporate purposes, evidence only the ownership of the right to receive the consideration contemplated by this Agreement.

(iv)

Lost, Stolen or Destroyed Certificates. In the event any Company Stock Certificate shall have been lost, stolen or destroyed, the Exchange Agent or Parent shall pay and/or issue, in exchange for such lost, stolen or destroyed certificate, the Merger Consideration, if any, payable and/or issuable in respect thereto pursuant to Section 1.3(b) upon the making of an affidavit of that fact by the holder thereof; provided, however, that, as conditions precedent to the issuance thereof, the Stockholder who is the owner of such lost, stolen or destroyed certificate shall have provided an indemnification agreement in a form and substance reasonably acceptable to Parent against any claim that may be made against Parent, the Surviving LLC or the Exchange Agent with respect to the certificates alleged to have been lost, stolen or destroyed and to the extent required by the Exchange Agent, the Stockholder who is the owner of such lost, stolen or destroyed certificates shall have delivered a bond in such amount as the Exchange Agent may reasonably direct.

(v)

Transfers of Ownership. If any Parent Common Stock to be issued, or any cash to be paid, pursuant to Section 1.3(b) to a Person other than the Person whose name is reflected on the corresponding Company Stock Certificate, it will be a condition of the issuance or delivery thereof that any entitlement so surrendered will be in proper form for transfer and that the Person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the payment of any portion of the Merger Consideration in any name other than that of the registered holder of the Company Stock Certificate, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

(vi)

No Further Ownership Rights in Company Securities. The consideration paid in respect of the surrender for exchange of Company Securities in accordance with the terms of this Agreement shall be deemed to be full satisfaction of all rights pertaining to such Company Securities. Following the First Effective Time, there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Capital Stock that were outstanding immediately prior to the First Effective Time.

(vii)

Return of Consideration; No Liability. Any portion of the cash or Parent Common Stock (including the proceeds of any investments thereof) that remains unclaimed by the Securityholders on the date that is one (1) year after the Closing Date shall be delivered to Parent.  Any Securityholder that has not theretofore submitted Exchange Documents in accordance with the requirements set forth therein and in this Agreement, or otherwise not received any portion of the Merger Consideration due and payable to such Securityholder pursuant to this Agreement, shall thereafter look only to Parent for payment of the applicable portion of the Merger Consideration (after giving effect to any required Tax withholdings and without any interest thereon), and then, only as a general unsecured creditor.  Notwithstanding anything to the contrary in this Section 2.3(f), none of Parent, the Merger Subs, the Company, the Surviving Corporation, the Surviving LLC, the Stockholder Representative, the Exchange Agent or any other Person shall be liable to any Securityholder for any Merger Consideration properly delivered to a public official pursuant to applicable abandoned property, escheat or similar applicable Law.

(g)

Parent Common Stock. Notwithstanding anything herein to the contrary, the Parent Common Stock issued in connection with the Mergers will be subject to (i) the terms and conditions of, including any restrictions and encumbrances provided for under, this Agreement, Parent’s organizational documents, as may be amended, or amended and restated, from time to time, and any applicable Support Agreement or other Contract entered into by the Securityholders, and (ii) applicable securities and corporate Laws, including U.S. state or federal Law.

(h)

Reserved Pool. At the Closing, Parent shall issue for the benefit of each Stockholder a number of shares of Parent Common Stock  (rounded to the nearest whole share) representing such Stockholder’s Pro Rata Portion of the Reserved Amount (based on the Parent Price), to be maintained as part of the Reserved Pool, and, upon such issuance of Reserved Shares of Parent Common Stock for the benefit of such Stockholder, Parent shall be deemed to have contributed to the Reserved Pool, on behalf of such Stockholder, his, her, or its Pro Rata Portion of the Reserved Amount.  Reserved Shares in the Reserved Pool shall be available to compensate the Indemnified Parties for any claims by such parties only for any Losses suffered or incurred by them and for which they are entitled to recovery under this Agreement from the Reserved Pool, including Article IX, and shall be distributed in accordance the terms and conditions of this Agreement, including Article IX. Each Stockholder shall have the ability to exercise all rights with respect to the Reserved Shares, so long as they remain in the Reserved Pool, to which such Stockholder has a continuing contingent right in accordance with and subject to the terms and conditions of this Agreement, including voting rights and the rights to receive dividends, if any, except for the right of free transfer thereof, as contemplated by this Agreement.

(i)

Expense Fund. At the Closing, Parent shall retain and hold back an amount in cash equal to each Stockholder’s Pro Rata Portion of the Expense Fund Amount from the cash consideration otherwise payable to such Person pursuant to Section 1.3(b). At or promptly after the Closing, Parent shall deposit, or cause to be deposited, with the Stockholder Representative the Expense Fund Amount into an account designated by the Stockholder Representative in a written notice delivered to Parent at least five (5) Business Days prior to the Closing Date (the “Expense Fund”), and, upon such deposit, Parent shall be deemed to have contributed to the Expense Fund, on behalf of each Stockholder, his, her, or its Pro Rata Portion of the Expense Fund Amount. The Expense Fund shall be accessed, and the Expense Fund Amount shall be used, solely by the Stockholder Representative to pay any fees, costs or other expenses it may incur in performing its duties or exercising its rights under this Agreement, any Related Agreement, or the Stockholder Representative Engagement Agreement. The Expense Fund shall be treated as received and deposited by the Stockholders at Closing for Tax purposes and be held as a trust fund for the benefit of the Stockholders and shall not be subject to any Lien, attachment, trustee process or any other judicial process of any creditor of any Person.  The Stockholders will not receive any interest or earnings on the Expense Fund and irrevocably transfer and assign to the Stockholder Representative any ownership right that they may otherwise have had in any such interest or earnings.  Upon conclusion of the Stockholder Representative’s duties hereunder, the Stockholder Representative shall disburse any amounts then-remaining in the Expense Fund (the “Expense Fund Release Amount”) to the Stockholders (or to the Exchange Agent or other Person, if so designated by Parent, on their behalf, and who will thereafter distribute the Expense Fund Release Amount to the Stockholders) in accordance with their respective Pro Rata Portions. The Stockholder Representative is not providing any investment supervision, recommendations or advice and will not be liable for any loss of principal of the Expense Fund Amount other than as a result of its gross negligence, bad faith, fraud or willful misconduct. The Stockholder Representative is not acting as a withholding agent or in any similar capacity in connection with the Expense Fund Amount, and has no tax reporting or income distribution obligations hereunder.

2.4	Post-Closing Adjustments of Merger Consideration Items.

(a)

No later than ninety (90) calendar days after the Closing Date, Parent shall deliver to the Stockholder Representative a statement (the “Post-Closing Statement”) setting forth (i) a consolidated balance sheet of the Company as of the Closing and (ii) Parent’s good-faith calculations of Closing Cash, Closing Indebtedness, and Closing Net Working Capital and the components thereof, together with reasonably detailed supporting documentation for such calculations. The Post-Closing Statement shall be prepared in accordance with the Accounting Principles.  If Parent does not deliver a Post-Closing Statement to the Stockholder Representative on or before such ninetieth (90th) day after the Closing Date, or delivers a statement accepting the Company Pre-Closing Statement, the Company Pre-Closing Statement and all amounts therein shall be final and binding and not subject to appeal by Parent or the Stockholder Representative.  If Parent has not delivered a Post-Closing Statement to the Stockholder Representative on or before such ninetieth (90th) day after the Closing Date, the Stockholder Representative shall have the right to deliver a Post-Closing Statement to Parent within ten (10) days after such ninetieth (90th) day, in which case the procedures set forth in Section 2.4(b) and (c) shall be implemented accordingly.

(b)

If Parent delivers a Post-Closing Statement to the Stockholder Representative in accordance with Section 2.4(a) on or before the ninetieth (90th) day after the Closing Date, then the Stockholder Representative shall have sixty (60) calendar days following its receipt of the Post-Closing Statement (the “Review Period”) to review the same together with all documentation and information related to the Stockholder Representative’s review of the Post-Closing Statement as reasonably requested in accordance with this Section 2.4(b). During the Review Period, Parent shall cooperate with the Stockholder Representative and provide the Stockholder Representative with reasonable access, during normal business hours, to the work papers of Parent and its accountants related to the preparation of the Post-Closing Statement, and Parent shall make reasonably available its employees and accountants involved in the preparation of the Post-Closing Statement. On or before the expiration of the Review Period, the Stockholder Representative may deliver to Parent a written statement accepting or disputing the Post-Closing Statement. In the event that the Stockholder Representative shall dispute the Post-Closing Statement, such written statement shall include an itemization of the Stockholder Representative’s objections and the reasons therefor (such statement, a “Dispute Statement”). Any component of the Closing Net Working Capital set forth in the Post-Closing Statement that is not disputed in a Dispute Statement shall be final and binding and not subject to appeal. If the Stockholder Representative does not deliver a Dispute Statement to Parent within the Review Period or delivers a statement accepting the Post-Closing Statement, the Post-Closing Statement and all amounts therein shall be final and binding and not subject to appeal.

(c)

If the Stockholder Representative delivers a Dispute Statement during the Review Period, Parent and the Stockholder Representative may meet and attempt in good faith to resolve their differences with respect to the disputed items set forth in the Dispute Statement during the forty-five (45) calendar days immediately following Parent’s receipt of the Dispute Statement, or such longer period as Parent and the Stockholder Representative may mutually agree in writing (the “Resolution Period”). Any such disputed items that are resolved by Parent and the Stockholder Representative during the Resolution Period shall be final and binding and not subject to appeal. If Parent and the Stockholder Representative do not resolve all such disputed items by the end of the Resolution Period, either Parent or the Stockholder Representative may submit all items then remaining in dispute with respect to the Dispute Statement to a nationally recognized independent accounting firm upon which Parent and the Stockholder Representative shall reasonably agree (the “Accounting Firm”) for review and resolution (provided, that the Accounting Firm shall not have provided services to either Parent or the Company previously unless otherwise agreed in writing by Parent and the Stockholder Representative). The Accounting Firm shall act as an expert and not an arbitrator. The Accounting Firm shall (i) make any calculations in accordance with the Accounting Principles, (ii) shall review and determine only those items remaining in dispute between Parent and the Stockholder Representative, and (iii) shall only be permitted or authorized to determine an amount with respect to any such disputed item that is either, or within the numerical range between, the amount of such disputed item as proposed by Parent in the Post-Closing Statement or the amount of such disputed item as proposed by the Stockholder Representative in the Dispute Statement. Each of Parent and the Stockholder Representative shall (A) enter into a customary engagement letter with the Accounting Firm at the time such dispute is submitted to the Accounting Firm and otherwise cooperate with the Accounting Firm and (B) have the opportunity to submit a written statement in support of their respective positions with respect to such disputed items, to provide supporting material to the Accounting Firm in defense of their respective positions with respect to such disputed items and to submit a written statement responding to the other party’s position with respect to such disputed items. Neither Parent nor the Stockholder Representative shall engage in any communication of any kind, whether oral or written, with the Accounting Firm regarding the items included in the Dispute Statement except in the presence (in person or telephonically) of the other such party, or, in the case of written communications (including electronic mail), without such other party simultaneously receiving a copy of any such communications. The Accounting Firm’s sole function shall be to arbitrate each disputed item in accordance with the requirements of this Agreement and not to conduct its own investigation or analysis. The Accounting Firm shall allow Parent and the Stockholder Representative to present their respective positions regarding the disputed items and shall thereafter as promptly as possible provide the parties hereto a written determination of each disputed item, and such written determination shall be final and binding upon the parties hereto, and judgment may be entered on the award. The Accounting Firm may, at its discretion, conduct a conference concerning the disputed items, at which conference each party shall have the right to present additional documents, materials and other information and to have present its advisors, counsel and accountants. In connection with such process, there shall be no other hearings or any oral examinations, testimony, depositions, discovery or other similar proceedings. The Accounting Firm shall address only the issues in dispute, shall make its decision solely on the basis of the evidence and position papers presented to it and in a manner consistent with the Applicable Accounting Principles. The Accounting Firm shall be instructed to deliver to Parent and the Stockholder Representative a written determination (such determination to include a worksheet setting forth all calculations used in arriving at such determination and to be based solely on information provided to the Accounting Firm by Parent and the Stockholder Representative) of the disputed items within thirty (30) calendar days of receipt of the disputed items, which determination shall be final and binding and not subject to appeal, absent manifest error or fraud. All fees and expenses relating to the work, if any, to be performed by the Accounting Firm will be allocated between Parent, on the one hand, and the Stockholder Representative (on behalf of the Indemnifying Parties), on the other hand, in the same proportion as the differences between the aggregate amount of the disputed items so submitted to the Accounting Firm that is unsuccessfully disputed by each such party (as finally determined by the Accounting Firm) and the final total determined amount of such items so submitted.

(d)	Certain Defined Terms.
(i)

“Final Closing Cash,” “Final Closing Indebtedness,” and “Final Closing Net Working Capital” shall be the final, binding and nonappealable amounts of Closing Cash, Closing Indebtedness, and Closing Net Working Capital, respectively, established pursuant to the terms and conditions of this Section 2.4.

(ii)

Each of the following amounts shall constitute a “Negative Adjustment”:  The excess, if any, of (A) Estimated Closing Cash over Final Closing Cash, (B) Final Closing Indebtedness over Estimated Closing Indebtedness, (C) Estimated Net Working Capital Surplus over Final Net Working Capital Surplus, and (D) Final Working Capital Shortfall over Estimated Net Working Capital Shortfall.  For purposes of Section 2.4(e), each Negative Adjustment shall be deemed a negative number.

(iii)

Each of the following shall constitute a “Positive Adjustment”: The excess, if any, of (A) Final Closing Cash over Estimated Closing Cash, (B) Estimated Closing Indebtedness over Final Closing Indebtedness, (D) Final Net Working Capital Surplus over Estimated Net Working Capital Surplus, and (E) Estimated Net Working Capital Shortfall over Final Working Capital Shortfall.  For purposes of Section 2.4(e), each Positive Adjustment shall be deemed a positive number.

(iv)	The sum of all applicable Negative Adjustments (if any) and Positive Adjustments (if any) shall be the “Net Adjustment,” which may be a positive or negative number.
(e)	Within five (5) Business Days after the final determinations of all of Closing Cash, Closing Indebtedness and Closing Net Working Capital, Parent shall:

(i)

If the Net Adjustment is a negative number, (A) direct the Transfer Agent to cancel a number of Reserved Shares with an aggregate value (calculated using the Parent Price) equal to the absolute value of the Net Adjustment; and (B) if the absolute value of the Net Adjustment exceeds the aggregate value of all Reserved Shares then in the Reserved Pool (calculated using the Parent Price), direct the Transfer Agent to cancel an additional number of shares of Parent Common Stock with an aggregate value (calculated using the Parent Price) equal to such excess, allocated ratably to the Stockholders based on their respective Pro Rata Portions; and (C) if the absolute value of the Net Adjustment is less than $100,000, then direct the Transfer Agent to release to Stockholders, ratably based on their respective Pro Rata Portions, a number of Reserved Shares with an aggregate value (calculated using the Parent Price) equal to the difference between $100,000 and the absolute value of the Net Adjustment.

(ii)

if the Net Adjustment is a positive number, (A) direct the Transfer Agent to release to Stockholders, ratably based on their respective Pro Rata Portions, a number of Reserved Shares with an aggregate value (calculated using the Parent Price) equal to $100,000, and (B) cause to be issued a number of additional shares of Parent Common Stock with an aggregate value (calculated using the Parent Price) equal to the absolute value of the Net Adjustment, allocated ratably to the Stockholders based on their respective Pro Rata Portions.

(iii)	Notwithstanding Section 2.4(e)(i) or Section 2.4(e)(i), if the Net Adjustment is less than $50,000, whether positive or negative, no adjustment shall be made.

2.5Withholding Taxes

. The Company, Parent, the Surviving Corporation, the Surviving Corporation and each of their Affiliates and Representatives shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement such amounts as may be required to be deducted or withheld therefrom under any provision of federal, state, local or foreign Tax Law or under any Laws or Orders, and to be provided any necessary Tax forms, including IRS Form W-9 or the appropriate series of IRS Form W-8, as applicable, or any similar information. In the case of deliveries of Parent Common Stock, any such withholding shall be effected and withheld from the cash payable pursuant to this Agreement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid. To the extent that such amounts are not so deducted and withheld, such Person shall indemnify the applicable withholding agent for any amounts imposed by a Governmental Entity, together with any related Losses.

Article III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Subject to such exceptions as are specifically set forth in the appropriate section, subsection or subclause of the disclosure schedule delivered by the Company to Parent on the date of this Agreement (the “Disclosure Schedule”) (it being understood and hereby agreed that (i) the information set forth in the Disclosure Schedule shall be disclosed under separate section, subsection, and subclause references that correspond to the sections, subsections, and subclauses of this Article III to which such information relates, and (ii) the information set forth in each section, subsection, and subclause of the Disclosure Schedule shall qualify (A) the representations and warranties set forth in the corresponding section, subsection, or subclause of this Article III, and (B) any other representations and warranties set forth in this Article III if, and solely to the extent that, it is reasonably apparent on the face of such disclosure, without reference to the underlying documents referenced therein and without independent knowledge of the matters described therein, that it applies to such other section, subsection or subclause of this Article III), the Company hereby represents and warrants to Parent and Merger Sub, as of the date of this Agreement and as of the Closing Date, as follows:

3.1Organization and Good Standing

.

(a)

The Company is a corporation duly incorporated, validly existing and subsisting in the Commonwealth of Pennsylvania. The Company has the requisite corporate power to own, lease and operate its assets and properties and to carry on its business as currently conducted and as currently contemplated to be conducted. The Company is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the character or location of its assets or properties (whether owned, leased or licensed) or the nature of its business requires such qualification, license or good standing, except for the absence of such qualifications or licenses as would not reasonably be expected to have a Material Adverse Effect. The operations now being conducted by the Company are not now and have never been conducted by the Company under any other name.

(b)

The Company holds all material Permits necessary or required for the lawful conduct of its businesses or necessary or required to own, lease or operate any of the properties or assets of the Company (collectively, the “Company Permits”).  Each Permit is valid and in full force and effect either pursuant to its terms or by operation of Law.  The Company is, and since December 31, 2018 has been, in compliance in all material respects with the terms of all Company Permits held by such Company.  To the Company’s knowledge, no event, circumstance, or state of facts has occurred which (with or without due notice or lapse of time or both) would reasonably be expected to result in the failure of the Company to be in compliance in all material respects with the terms of any Company Permit.

(c)

The Company has Made Available true, correct and complete copies of its articles of incorporation, as amended to date (the “Articles of Incorporation”) and bylaws, as amended to date (the “Bylaws”), each validly adopted and approved and in full force and effect on the date of this Agreement (collectively, the “Charter Documents”). The Board of Directors of the Company has not approved or proposed, nor has any Person proposed, any amendment to any of the Charter Documents.

(d)	The Company does not have, and has never had, any subsidiaries.
(e)	Section 3.1(e) of the Disclosure Schedule lists the directors and officers of the Company as of the date of this Agreement.
(f)

Section 3.1(f) of the Disclosure Schedule lists every jurisdiction in which the Company has Employees or facilities or otherwise conducts its business as of the date of this Agreement, and for each such jurisdiction, a description of the business conducted in such jurisdiction.

3.2	Authority and Enforceability

.

(a)

The Company has all requisite power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the Merger and the other transactions contemplated hereby and thereby. The execution and delivery of this Agreement and any Related Agreements to which the Company is a party and the consummation of the Merger and the other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company (including the unanimous approval of the Board of Directors of the Company) and no further corporate or other action is required on the part of the Company to authorize this Agreement and any Related Agreements to which the Company is a party or to consummate the Merger or any other transactions contemplated hereby and thereby. Without limiting this representation, this Agreement has been adopted and approved by the Stockholders who hold at least 93% of the issued and outstanding shares of the Company Capital Stock and at least a majority of the issued and outstanding shares of each class of the Company Capital Stock (together, the “Requisite Stockholder Approval”). The approvals of the Board of Directors of the Company and of at least a majority of the issued and outstanding shares of each class of the Company Capital Stock described in this paragraph are the only votes or approvals of the Stockholders required under Law, the Charter Documents and all Contracts to which the Company is a party to legally adopt this Agreement and approve the Mergers and the other transactions contemplated hereby.

(b)

This Agreement and each of the Related Agreements to which the Company is a party have been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the other parties hereto and thereto, constitute the valid and binding obligations of the Company enforceable against it in accordance with their respective terms, subject to Laws of general application relating to bankruptcy, insolvency, moratorium, the relief of debtors and enforcement of creditors’ rights in general.

(c)

No “fair price,” “moratorium,” “interested stockholder,” “control share acquisition,” “business combination” or any other anti-takeover Law or similar Law enacted under state or federal Law or any anti-takeover provision in the Charter Documents is applicable to the Company, any shares of Company Capital Stock or other Company Securities, this Agreement, or the Merger or the other transactions contemplated hereby.

3.3	Governmental Approvals

. Except for (a) as may be required by the HSR Act, (b) the filing of the Merger Filings, (c) such consents, approvals, orders, licenses, authorizations, registrations, declarations, permits, filings, and notifications as may be required under applicable securities Laws and state “blue sky” Laws, and (d) obtaining clearance certificates from each of the Pennsylvania Department of Revenue and Pennsylvania Department of Labor and Industry, in each case, with respect to the Company, no permit, notice, waiver, approval, declaration, Order or authorization of, or filing with, any Governmental Entity is required by, or with respect to, the Company in connection with the entry into, execution or delivery of this Agreement or any Related Agreement to which the Company is a party, the performance of its obligations hereunder or thereunder, or the consummation of the Merger or any other transaction contemplated by this Agreement or any Related Agreement to which the Company is a party.

3.4Conflicts

. Except as set forth in Section 3.4 of the Disclosure Schedule, the execution and delivery by the Company of this Agreement and any Related Agreement to which the Company is a party, and the consummation of the transactions contemplated hereby and thereby, will not result in the creation or imposition of any Lien upon the assets of the Company and will not conflict with or result in any breach, violation of or default under (with or without notice or lapse of time, or both) or give rise to a right of termination, cancellation, modification or acceleration of any right or obligation or loss of any benefit under, or require any notice, consent, waiver, or approval under (any such event, a “Conflict”) (a) any provision of the Charter Documents, as amended, (b) any Contract, Company Authorization, or Lien to which the Company is a party or by which the Company or any of its respective properties or assets (whether tangible or intangible) are bound or subject, or (c) any Law or Order applicable to the Company or any of its respective properties or assets (whether tangible or intangible), except in the case of clauses (b) and (c), as would not be reasonably expected to be material. The Company will not be required to make any payment or provide other consideration under or in connection with any Material Contract in connection with the transactions contemplated under this Agreement.

3.5Company Capital Structure

.

(a)

The authorized capital stock of the Company consists of (i) 6,590,000 shares of Company Common Stock, of which: 2,943,806 shares are issued and outstanding as of the date of this Agreement and (ii) 1,590,000 shares of Company Preferred Stock, of which 1,584,855 shares are issued and outstanding as of the date of this Agreement. Except as set forth in Section 3.5(a) of the Disclosure Schedule, no shares of Company Capital Stock are issued and held as Treasury Stock.

(b)

As of the date of this Agreement, the Company Capital Stock is held by the Persons and in the amounts set forth in Section 3.5(b) of the Disclosure Schedule which further sets forth for each such Person (i) such Person’s name and the number, class, and series of all shares held by such Person, (ii) the number of the applicable book-entry positions or certificates, as applicable, representing such shares, and (iii) whether such Person is or has ever been an Employee. All outstanding shares of Company Capital Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to any Liens (other than a Permitted Lien), outstanding subscriptions, preemptive rights, rights of first refusal or “put” or “call” rights created by statute, the Charter Documents, or any Contract to which the Company is a party or by which it or any of its assets is bound. None of the outstanding shares of Company Capital Stock are, or have ever been, Company Restricted Stock. All shares of Company Capital Stock and other Company Securities ever issued by the Company have been issued or repurchased (in the case of shares that were outstanding and repurchased by the Company or any Stockholder) in material compliance with all Laws and all applicable Contracts, and were issued, transferred and repurchased (in the case of shares that were outstanding and repurchased by the Company or any Stockholder) in accordance with any right of first refusal or similar right or limitation. Except as set forth on Section 3.5(b) of the Disclosure Schedule, there are no declared or accrued but unpaid dividends with respect to any shares of Company Capital Stock and the Company has never declared or paid any dividend or other distribution. Other than the Company Capital Stock set forth in Section 3.5(b) of the Disclosure Schedule, the Company has no other capital stock authorized, issued or outstanding.

(c)

Except as set forth on Section 3.5(c) of the Disclosure Schedule and for the Plans, the Company has never adopted, sponsored or maintained any stock option plan or any other plan or Contract providing for equity-related compensation to any Person (whether payable in shares, cash or otherwise). Each of the Plans been duly authorized, approved and adopted by the Company’s Board of Directors and the Stockholders and is in full force and effect. The Company has reserved 2,400,000 shares of Company Common Stock for issuance to employees and directors of, and consultants to, the Company upon the issuance of stock or the exercise of options granted under the Plans, of which 1,632,559 shares are issuable, as of the date of this Agreement, upon the exercise of outstanding, unexercised options granted under the Plan, 343,806 shares have been issued upon the exercise of options or purchase of restricted stock granted under the Plan and remain outstanding as of the date of this Agreement and  423,635 shares remain available for future grants.

(d)

Section 3.5(d) of the Disclosure Schedule sets forth, as of the date of this Agreement, for each outstanding Company Option, the (1) name of the Optionholder thereof, (2) whether such Optionholder is an Employee, (3) the grant date and expiration date thereof, (4) whether such Company Option was granted pursuant to a Plan, (5) the vesting schedule (including all acceleration provisions) applicable to such Company Option and the extent to which such Company Option is vested to date and whether such vesting is subject to acceleration as a result of the transactions contemplated by this Agreement or any other events, (6) the exercise price per share and the number, class and series of shares of Company Common Stock underlying such Company Option to date, and (7) whether such Company Option is a nonstatutory option or an incentive stock option as defined in Section 422 of the Code, and whether such Company Option is subject to Section 409A of the Code. The terms of the Plans and the applicable agreements for each Company Option permit the treatment of Company Options as provided in this Agreement, without the consent or approval of the holders of such securities, the Stockholders or otherwise and without any acceleration of the exercise schedules or vesting provisions in effect for such Company Options. True and complete copies of all forms of agreement relating to or issued under the Plans and all agreements that materially deviate from such forms have been Made Available and such agreements have not been amended, modified or supplemented, and there are no Contracts to amend, modify or supplement such Contracts from the forms thereof Made Available. No holder of Company Options has the ability to early exercise any Company Options for shares of restricted stock under the Plan or any other Contract relating to such Company Options. All holders of Company Options are current employees or non-employee directors of the Company.

(e)

Section 3.5(e) of the Disclosure Schedule sets forth, as of the date of this Agreement, with respect to each Company Note, (1) the name of the holder of the Company Note, (2) the grant date and expiration date thereof, (3) the principal and accrued interest outstanding under the Company Note, and (4) a summary of the effect on the applicable Company Note as a result of the entry into this Agreement and consummation of the transactions contemplated hereby. The terms of the applicable Contracts for the Company Notes permit the termination of the Company Notes as provided in this Agreement, without the consent or approval of the holders of the Company Notes (as applicable), the Stockholders or otherwise. True and complete copies of all Contracts relating to or issued under or with respect to the Company Notes have been Made Available and such Contracts have not been amended, modified or supplemented and there are no Contracts to amend, modify or supplement such Contracts from the forms thereof Made Available.

(f)

Except for the shares of Company Capital Stock, the Company Options, Company Phantom Stock Units and the Company Notes set forth on Sections 3.5(b), 3.5(c), 3.5(e) and Section 3.5(e) of the Disclosure Schedule, as of the date of this Agreement there are no, and the Company has no unfilled Contracts, promises or commitments (whether or not binding) to issue or grant any Company Securities or enter into any Contract of any character, written or oral, to issue or grant any Company Securities to which the Company is a party or by which the Company is bound obligating the Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of the capital stock of the Company or obligating the Company to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any Company Securities. Except as set forth on Section 3.5(e) of the Disclosure Schedule, there are no outstanding or authorized, and the Company has no unfilled promises or commitments (whether or not binding) to issue, grant, or enter into any, stock appreciation, phantom stock, profit participation, or other similar rights with respect to the Company (whether payable in Company Securities, cash or otherwise). Except as contemplated hereby, there are no voting trusts, proxies, or other Contracts with respect to the voting stock of the Company, and there are no Contracts to which the Company is a party relating to the registration, sale or transfer (including Contracts relating to rights of first refusal, right of first offer, co-sale rights or “drag-along” rights) of any Company Capital Stock. As a result of the Mergers, Parent will be the sole record and beneficial holder of all issued and outstanding Company Capital Stock and all Company Securities.

(g)

Section 3.5(g) of the Disclosure Schedule sets forth, as of the date of this Agreement, all Indebtedness of the Company, including (i) the amount of such Indebtedness, (ii) a breakdown of the components of such Indebtedness, including any prepayment premiums, penalties, breakage costs, “make whole amounts,” costs, expenses and other payment obligations that would arise if any or all of such Indebtedness were prepaid, extinguished, unwound and settled in full prior to maturity and (iii) any assets securing such Indebtedness. Other than as set forth on Section 3.5(g) of the Disclosure Schedule, the Company has no outstanding Indebtedness. The Company has Made Available a true, correct and complete copy of each Contract or other instrument evidencing Indebtedness of the Company. With respect to each such item of Indebtedness, the Company is not in default and no payments are past due. There are no outstanding loans or Indebtedness involving, on the one hand, the Company and on the other hand, any of the Securityholders. After giving effect to the Closing and the payment of all Closing Indebtedness set forth in Payoff Letters delivered to Parent prior to the Closing, the Company will have no Indebtedness, and each holder of any Indebtedness of the Company will have no rights in respect of such Indebtedness.

(h)

The Company has no outstanding PPP Indebtedness.  The Company has Made Available complete and correct copies of the Company’s applications for PPP Indebtedness, applications for forgiveness of any PPP Indebtedness and all information submitted to the lender of any PPP Indebtedness in support thereof, a copy of the final approval of the forgiveness of any PPP Indebtedness (if applicable) and all other definitive documents, applications and supporting materials provided to the lender or any Governmental Entity in connection with the application or receipt of the PPP Loans, including any amendments and corrections thereto.  The Company at all applicable times met the eligibility requirements for application and receipt of any PPP Indebtedness and at all applicable times has been in compliance with the CARES Act with respect to any PPP Indebtedness.  All material representations and certifications made by the Company to the PPP Lender or any Governmental Entity in connection with the PPP Loans were accurate, true and correct in all material respects when made.  The Company has complied in all material respects with the terms and conditions of the PPP and, without limiting the foregoing, the Company and its subsidiaries utilized the proceeds of the PPP Loans solely for permitted purposes under the PPP.

(i)

Other than the Company Notes, there is not issued or outstanding any bonds, debentures, notes or other Indebtedness of the Company (i) having the right to vote on any matters on which Stockholders may vote (or which is convertible into, or exchangeable for, securities having such right), or (ii) the value of which is in any way based upon or derived from capital or voting stock of the Company.

(j)

The allocation of the Merger Consideration set forth in Article I is consistent with, and does not violate any of the Charter Documents, the Plan, or any Contract applicable to any Company Securities or Indebtedness of the Company, as amended immediately prior to the Effective Time.

(k)

To the Knowledge of the Company, as of the date of this Agreement, no event has occurred, and no circumstance or condition exists, that has resulted in, or that will or would reasonably be expected to result in any Liability of the Company to any current, former or alleged holder of Company Securities in such Person’s capacity (or alleged capacity) as a holder of such securities, whether related to the Mergers or otherwise.

3.6	Company Financial Statements; Internal Financial Controls

.

(a)

Section 3.6(a) of the Disclosure Schedule sets forth the Company’s (i) audited consolidated balance sheets as of December 31, 2018, December 31, 2019 and December 31, 2020 and the related consolidated statements of operations, cash flows, and stockholders’ equity for the twelve (12) month period then ended, containing an unqualified report of the Company’s auditors (the “Audited Year-End Financials”) and (ii) the unaudited consolidated balance sheet as of December 31, 2021 (the “Balance Sheet Date”), and the related unaudited consolidated statements of operations, cash flows, and stockholders’ equity for the twelve month period then ended (together with the Audited Year-End Financials, the “Financials”). The Financials have been prepared in accordance with GAAP consistently applied throughout the periods indicated and consistent with each other (except that any unaudited Financials need not contain footnotes and other presentation items that may be required by GAAP). The Financials present fairly in all material respects the Company’s consolidated financial condition, operating results and cash flows as of the dates and during the periods indicated therein. The Company’s unaudited consolidated balance sheet as of the Balance Sheet Date is referred to hereinafter as the “Current Balance Sheet.” The books and records of the Company have been, and are being, maintained in all material respects in accordance with applicable legal and accounting requirements (including, without limitation, GAAP) and the Financials are consistent with such books and records.

(b)

The Company maintains accurate business records, financial books and records, personnel records, legers, sales accounting records, Tax records and related work papers and other books and records (collectively the “Books and Records”) reflecting its assets and liabilities and maintains internal accounting controls that provide reasonable assurance that (i) transactions are executed with management’s authorization, (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with GAAP and to maintain accountability of its assets, (iii) access to its assets is permitted only in accordance with management’s authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has not engaged in any material transaction or maintained any bank account except as reflected in its Books and Records. The Books and Records (A) are in all material respects true, complete and correct, (B) have been maintained in accordance with the Company’s business practices on a basis consistent with prior years, and (C) fairly reflect in all material respects the basis for the Company Financial Statements.

(c)

The Company (including any Employee) has not identified or been made aware of (A) any deficiency or material weakness in the system of internal accounting controls utilized by the, (B) any fraud, whether or not material, that involves the Company’s management or other Employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company or (C) any claim or allegation regarding any of the foregoing.

(d)

All of the accounts receivable, whether billed or unbilled, of the Company arose in the ordinary course of business, represent bona fide obligations for the provision of goods and services, are carried at values determined in accordance with GAAP as of such applicable date consistently applied, are not subject to any valid set-off or counterclaim, are valid and collectible in full, do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis and are not subject to any other repurchase or return arrangement.  The Company has not modified or accelerated in any respect the collection of any accounts receivable, and the Company has not modified or delayed in any respect the payment of any accounts payable, in each case from the Company’s standard historical practices or from the obligations set forth in each applicable Contract, in each case when initially executed and delivered.

3.7No Undisclosed Liabilities

. The Company does not have any Liability, except for those which (a) have been reflected in the Current Balance Sheet, (b) have arisen in the ordinary course of business consistent with past practices since the Balance Sheet Date that are not material relative to the ordinary course of business consistent with past practices in amount or significance, either individually or in the aggregate, and do not result from a breach of Contract (including any representation or warranty therein), breach of warranty, violation of Law, infringement, misappropriation, or other tort, (c) are executory performance obligations arising under Contracts to which the Company is a party or otherwise bound and that do not result from breach of such Contract (including any representation or warranty therein), or (d) are Third Party Expenses, Closing Indebtedness, Unpaid Pre-Closing Taxes, or otherwise included as a liability in Closing Net Working Capital.

3.8No Changes

. (a) Since December 31, 2020 through the date of this Agreement, no Company Material Adverse Effect has occurred or arisen, and (b) except as set forth on Section 3.8 of the Disclosure Schedule, since December 31, 2021, the Company has not taken any action that would be prohibited by Section 5.2 if proposed to be taken or actually taken after the date of this Agreement.

3.9	Tax Matters.
(a)

Tax Returns and Payments. The Company has prepared and timely filed all income and other material Tax Returns required to have been filed by it, and all such Tax Returns are true, correct and complete in all material respects and prepared in compliance in all material respects with all applicable Law.  The Company has timely paid all income and other material Taxes required to have been paid by it regardless of whether or not shown on any such Tax Return. The Company has delivered or Made Available to Parent accurate and complete copies of all Company Returns filed for taxable periods ending on or after December 31, 2016.

(b)

Reserves for Payment of Taxes. The Financials fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof. The Company has not incurred any liability for Taxes since the Balance Sheet Date outside of the ordinary course of business.

(c)

Withholding. The Company has timely withheld and paid to the appropriate Tax authority all amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service providers, equity interest holder, or other third party and has otherwise complied in all material respects with all applicable Laws relating to such withholding, collection and payment of Taxes.

(d)

Audits; Claims. The Company is not currently the subject of a Tax audit or other proceeding, and no Tax audit or other proceeding with respect to the Company has been threatened in writing or, to the Knowledge of the Company, is pending.  The Company has not been informed in writing of any deficiency, proposed adjustment, or assessment, in each case with respect to Taxes, that has not been fully paid or finally resolved.  All deficiencies for Taxes asserted or assessed in writing against the Company have been fully and timely (taking into account applicable extensions) paid, settled or withdrawn, and, no such deficiency has been threatened or proposed in writing against the Company.

(e)

Extensions; Waivers. The Company has not consented to extend or waive the time in which any Tax may be assessed or collected by any Tax authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business.  The Company is not the beneficiary of any extension of time (other than an automatic extension of time not requiring the consent of the applicable Governmental Entity) within which to file any Tax Return not previously filed.

(f)

Rulings. No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been requested, entered into or issued by any Tax authority with respect to the Company which agreement or ruling would be effective after the Closing Date.

(g)	Tax Shelters. The Company is not nor has ever been a party to any “reportable transaction” as defined in Section 6707A(c) of the Code and Treasury Regulations Section 1.6011-4(b).
(h)	Liens. There are no Liens for Taxes on any assets of the Company other than Permitted Liens.
(i)	Distributed Stock. The Company has never been a distributing corporation or a controlled corporation in a transaction purported or intended to be governed by Section 355 of the Code.

(j)

Affiliated Group and Transferee Liability. The Company (i) has never been a member of an affiliated, consolidated, combined, unitary, aggregate or similar group (other than a group the common parent of which was the Company) or (ii) has no Liability for the Taxes of any Person under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-U.S. Law), as a transferee or successor, by Contract (other than a Contract the principal purpose of which is not related to Taxes), or otherwise by operation of applicable Law. The Company is not a party to any Tax allocation, Tax sharing, Tax receivable or Tax indemnity or similar agreements (other than commercial agreements entered into in the ordinary course of business that are not primarily related to Taxes), and the Company is not a party to any joint venture, Contract or other arrangement that is treated as a partnership for U.S. federal income Tax purposes.

(k)

No Other Jurisdictions for Filing Tax Returns.  The Company is not subject to Tax in any country other than its country of incorporation or formation by virtue of having a permanent establishment, place of business or business operation in that other country. No written claims have ever been made by any Tax Authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to taxation by that jurisdiction, which claims have not expired or been resolved or withdrawn.

(l)

FIRPTA. The Company is not and has never been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(m)

280G Matters. Except as set forth in Section 3.9(m) of the Disclosure Schedule, there is no agreement, plan, arrangement or other Contract covering any Employee or any other “disqualified individual” (as defined in Code Section 280G and the regulations promulgated thereunder) that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G of the Code or that would be characterized as a “parachute payment” within the meaning of Section 280G(b)(2) of the Code. No Employee or any other “disqualified individual” (as defined in Code Section 280G and the regulations promulgated thereunder) is entitled to any payment of any tax “gross-up” or similar “make-whole” payments from the Company, including as a result of excise taxes which could become payable under Section 280G of the Code or Section 4999 of the Code. Section 3.9(m) of the Disclosure Schedule lists all persons who are “disqualified individuals” (within the meaning of Section 280G of the Code and the regulations promulgated thereunder).

(n)

Section 83(b) Matters. Except as set forth on Section 3.8 of the Disclosure Schedule, no Person holds shares of Company Capital Stock that are non-transferable and subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code with respect to which a valid election under Section 83(b) of the Code has not been made.

(o)

Change in Accounting Methods; Closing Agreements. The Company will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the First Effective Time as a result of: (i) any change in method of accounting made prior to the first Effective Time or the use of an inappropriate method of accounting prior to the First Effective Time; (ii) any gain recognition agreement within the meaning of Section 367 of the Code (or any corresponding or similar provision of state, local, or foreign Tax Law) or any closing agreement as described in Section 7121 (or any corresponding or similar provision of state, local, or foreign Tax Law) executed prior to the Effective Time; (iii) any deferred intercompany gain or excess loss accounts described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local, or foreign Tax Law) with respect to a transaction occurring prior to the First Effective Time; (iv) any installment sale or open transaction disposition made prior to the First Effective Time; (v) any prepaid amount or deferred revenue received prior to the First Effective Time; (vi) the forgiveness of any PPP Indebtedness; or (vii) the application of Section 965(a) of the Code (or any corresponding or similar provision of state, local or foreign Tax Law). The Company has not made any election under Section 965(h) of the Code (or any corresponding or similar provision of state, local or foreign Tax Law).

(p)

Tax Accounting. The Company uses the cash method of accounting for income Tax purposes. The Company is not currently, and for any period for which a Company Tax Return has not been filed will not be, required to include any adjustment in taxable income for any taxable period (or portion thereof) beginning after the Closing Date pursuant to Section 481 or 263A of the Code (or any comparable provision under state, local or foreign Tax Law) as a result of transactions, events or accounting methods employed prior to the Mergers.

(q)

Payroll Taxes.  The Company has not (i) applied for or received any credits of any payroll or employment Taxes described in the 2020 Tax Acts nor (ii) deferred any payroll or employment Taxes pursuant to the 2020 Tax Acts.

(r)	Section 409A Matters.

(i)

Each “nonqualified deferred compensation plan” (as such term is defined in Section 409A(d)(1) of the Code) has been in documentary and operational compliance with Section 409A, such that no compensation has been required by Law to be included in the gross income of any Employee as of any date on or prior to the Effective Time as a result of the operation of Section 409A of the Code with respect to any Company Employee Plan. To the extent required by Law, the Company has properly reported and/or withheld and remitted taxes on amounts deferred under any Company nonqualified deferred compensation plan subject to Section 409A of the Code. There is no Contract to which the Company or any of its ERISA Affiliates is a party, including the provisions of this Agreement, covering any Employee of the Company, which individually or collectively could require the Company or any of its Affiliates to pay a Tax gross up payment to, or otherwise indemnify or reimburse, any Employee for Tax-related payments under Section 409A. There is no Contract, to which the Company is a party, including the provisions of this Agreement, which, individually or collectively, could give rise to Parent or Company Tax under Section 409A of the Code or that would give rise to an Employee Tax and/or Company reporting obligations under Section 409A of the Code.

(ii)

No Company Option or other stock right of the Company (as defined in U.S. Treasury Regulation 1.409A-1(l)) (A) has an exercise price that has been or may be less than the fair market value of the underlying equity as of the date such option or right was granted, (B) has any feature for the deferral of compensation other than the deferral of recognition of income until the later of exercise or disposition of such option or rights, (C) has been granted with respect to any class of stock of the Company that is not “service recipient stock” (within the meaning of applicable regulations under Section 409A), or (D) has ever been accounted for other than fully in accordance with GAAP in the Company’s audited financial statements provided to Parent.

(s)

Sales and Use Tax. The Company has collected all sales, use value-added, goods and services, harmonized sales and other similar indirect Taxes required to be collected, and has remitted such amounts to the appropriate Governmental Entity in compliance with all applicable sales and use Tax Laws (or has been furnished properly completed exemption certificates and has maintained all such records and supporting documents, in each case, in compliance with all applicable Tax Law).

(t)

Transfer Pricing. The Company is in compliance in all material respects with all applicable transfer pricing laws, including the execution and maintenance of contemporaneous documentation substantiating the transfer pricing practice and methodology. The prices for any property or services (or for the use of any property) provided by or to the Company are arm’s length prices for purposes of the relevant transfer pricing Laws, including Treasury Regulations promulgated under Section 482 of the Code.

(u)

Tax Classification. The Company is classified as a corporation for U.S. federal income Tax purposes but was treated as an “S corporation” within the meaning of Section 1361(a)(1) of the Code from its formation through July 23, 2014.

3.10Real Property

(a)

. The Company does not own and has never owned any real property nor is the Company party to any Contract to purchase or sell any real property. Section 3.10 of the Disclosure Schedule sets forth a list of all real property currently leased, subleased or licensed by or from the Company or otherwise used or occupied by the Company (the “Leased Real Property”). Section 3.10 of the Disclosure Schedule sets forth a list of all leases, lease guaranties, subleases, Contracts for the leasing, use or occupancy of, or otherwise granting a right in or relating to the Leased Real Property, including the name of the parties thereto, the date and term of the lease, license, sublease or other occupancy right, the size of the premises, the aggregate annual rent payable thereunder and all amendments, terminations and modifications thereof (the “Lease Agreements”). The Company has provided Parent with true, correct, and complete copies of all Lease Agreements. All Lease Agreements are in full force and effect and are valid and enforceable in accordance with their respective terms.  There is not, under any Lease Agreement, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) of the Company, or to the Company’s Knowledge, any other party thereto. The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated hereby will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or materially impair the rights of the Company or alter the rights or obligations of the sublessor, lessor or licensor under, or give to others any rights of termination, amendment, acceleration or cancellation of any Lease Agreement, or otherwise adversely affect the continued use and possession of the Leased Real Property for the conduct of business as presently conducted. The Company currently occupies all of the Leased Real Property for the operation of its business. There are no other parties occupying, or with a right to occupy, the Leased Real Property. The Leased Real Property is in good operating condition and repair and are suitable for the conduct of the business as presently conducted therein (other than the Leased Real Property located at 4920 Harrison Street, which is expected to be in good operating condition and repair following the performance of certain renovations listed on Section 3.10 of the Disclosure Schedule (the “Renovations”)). The Renovations are scheduled to be performed beginning in April, 2022, provided that the funds are allocated by Parent to the Surviving LLC sufficient to perform such renovation after Closing., Except as set forth on Section 3.10 of the Disclosure Schedule, the operation of the Company on the Leased Real Property does not, nor does, to the Company’s Knowledge, such Leased Real Property, violate any Law relating to such property or operations thereon. The Company will not be required to expend more than $10,000 in causing any Leased Real Property to comply with the surrender conditions set forth in the applicable Lease Agreement.  The Company is not party to any agreement or, to the Knowledge of the Company, subject to any claim that may require the payment of any real estate brokerage commissions, and no such commission is owed with respect to any of the Leased Real Property.  The Company expects to be able to continue to have the right to occupy the Leased Real Property through the remainder of the term of the applicable Lease Agreement.   All security deposits and letters of credit given or received by the Company under the Lease Agreements remain in place in the full amounts required under the Lease Agreements and have not expired, been drawn upon or otherwise applied.  The Company has not entered into any agreement, whether written, or oral, to defer rent or any other obligation under any Lease Agreement or with respect to any Leased Real Property to any period after the Closing Date and no rent or other obligation under a Lease Agreement or with respect to any Leased Real Property has been deferred in such manner.  The Company has performed all of its obligations under any termination agreements pursuant to which it has terminated any leases of real property that are no longer in effect and has no continuing liability with respect to such terminated real property leases.

3.11Property

. The Company has good and valid title to, or, in the case of leased or licensed properties and assets, valid leasehold interests or license rights in, all properties and assets, real, personal and mixed, used or held for use by the Company in its businesses, free and clear of any Liens, except (a) as reflected in the Current Balance Sheet, and (b) Permitted Liens. All such items of property (i) are adequate for the conduct of the business of the Company as currently conducted and as currently contemplated to be conducted, subject to purchases of such property in the ordinary course of business, and (ii) in good operating condition, subject to normal wear and tear, and regularly and properly maintained.

3.12Intellectual Property

.

(a)	Section 3.12(a) of the Disclosure Schedule sets forth a true, correct and complete list of all:
(i)	Company Products;
(ii)

Company IPR that is Registered Intellectual Property (“Company Registered Intellectual Property”), including for each item of Company Registered Intellectual Property (1) the jurisdiction in which such item has been registered or filed, (2) the applicable application, registration or serial number, (3) the applicable application, filing or registration date, and (4) all current owners, registrants or assignees of such item, and the nature of such Person’s ownership interest;

(iii)

Inbound Licenses, other than Contracts for (A) Open Source Licenses or Contracts primarily for granting rights or licenses with respect to Shrink-Wrap Software; (B) nondisclosure agreements entered in the ordinary course of business consistent with past practice that do not contain any licenses of Intellectual Property Rights other than limited rights to use confidential information for the purposes expressly stated therein; and (C) non-exclusive licenses of Intellectual Property Rights granted by Employees that are on a Standard Form IP Contract without material deviation; and

(iv)

Outbound Licenses, other than (A) Contracts substantially in the form of the applicable Standard Form IP Contract without material modifications that have been entered into in the ordinary course of business; (B) nondisclosure agreements entered in the ordinary course of business consistent with past practice that do not contain any licenses of Intellectual Property Rights other than limited rights to use confidential information for the purposes expressly stated therein; and (C) non-exclusive licenses of Intellectual Property Rights granted to Employees that are on a Standard Form IP Contract without material deviation.

(b)

The Company Registered Intellectual Property is valid, subsisting and enforceable.  The Company exclusively owns and possesses all right, title and interest in and to the Company IP, free and clear of all Liens or obligations to others (other than Permitted Liens).  None of the Company Registered Intellectual Property (x) has lapsed, expired or been abandoned or (y) is or was the subject of any opposition, interference, cancellation, validity challenge or other proceeding (other than routine office actions) before any Governmental Entity. To the Company’s Knowledge: (i) no Person has infringed, misappropriated, or otherwise violated, and (ii) no Person is currently infringing, misappropriating or otherwise violating, any Company IPR.

(c)

Except as set forth on Section 3.12(c) of the Disclosure Schedule, the Company exclusively owns and possesses all right, title and interest in and to, or has a valid and enforceable and sufficient written license to, all Intellectual Property that is used in or necessary for the operation of the Business, free and clear of all Liens or obligations to others (other than Permitted Liens) (together with the Company IP the “Business Intellectual Property”), which Business Intellectual Property will, immediately after the Closing, be owned by, licensed to or available for use by the Company on terms and conditions the same in all material respects to those immediately prior to the Closing.  The Company has not granted any exclusive licenses or covenants not to sue with respect to any Company IP (including any Company Product) to any other Person.  The Company has performed all of its obligations under each IP License and Standard Form IP Contract, and each IP License is currently in full force and effect with respect to the Company.  To the Company’s Knowledge, no third Person is in default of any IP License or Standard Form IP Contract.

(d)

All Persons who independently or jointly have materially contributed to or otherwise participated in the authorship, invention, conception, creation, improvement, modification or development of any Company IP or Company Products for or on behalf of, or under the supervision of, the Company have executed and delivered to the Company a valid and enforceable written contract providing for (i) the maintenance, protection and non-disclosure by such Person of all confidential information and trade secrets of the Company and (ii) the assignment by such Person (by way of a present grant of assignment) to the Company, all Intellectual Property authored, invented, created, improved, modified or developed by such Person in the course of their employment or other engagement with the Company substantially in the form Made Available  (each, a “Proprietary Information and Assignment Agreement”).  The Company has taken reasonable steps to safeguard and maintain the secrecy of any confidential information and trade secrets owned or used by the Company.  To the Company’s knowledge, except as Made Available, there has been no violation or unauthorized access to or disclosure of any confidential information or trade secrets of or in the possession the Company, or of any written obligations with respect to such, and to the Company’s knowledge, no Person is in material breach of any contract referenced in this Section 3.12(d).

(e)

(i) The operation of the Business as conducted by the Company, including the design, development, manufacturing, reproduction, use, marketing, offer for sale, sale, importation, exportation, distribution, support or maintenance of Company Products, does not infringe, dilute misappropriate or violate, and has not infringed, diluted, misappropriated, or violated any Intellectual Property of any other Person, (ii) there is not, and there has not been during the past six (6) years any Action or other claim pending or threatened in writing, or sent or received in writing (including unsolicited offers, demands, or requests to license or cease and desist letters) by or against the Company with respect to any Intellectual Property (including any infringement, dilution, misappropriation, violation, enforceability, use (including any assertion of misuse), ownership, scope, licensing, or validity thereof), and (iii) to the Company’s Knowledge, no Person is infringing, diluting, misappropriating, or violating any Company IP.

(f)

The Company Products (other than products under development) operate substantially in accordance with the Company’s applicable documentation.  There are, and for the past three (3) years have been, no defects, technical concerns or problems in any of the Company Products (other than products under development) that would prevent the same from performing substantially in accordance with the Company’s applicable documentation, except those which have been remediated.

(g)

The Company is in compliance in all material respects with all obligations under any Contract pursuant to which the Company has obtained the right to use any third party Software, including Open Source Software, and in particular the Company has purchased a sufficient number of seat licenses or other required permissions or use rights for the Systems.

(h)

The Company has taken reasonable steps to protect its Confidential Information, and there has been no loss of or unauthorized access to or disclosure of any Confidential Information.  Except as set forth in Section 3.12(h), without limiting the foregoing, the Company has not disclosed, delivered, licensed or otherwise made available, and, the Company has no duty or obligation (whether present, contingent or otherwise) to disclose, deliver, license or otherwise make available, any Source Code authored by the Company (“Company Source Code”) to any Person, and no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time or both) will, or would reasonably be expected to, result in the delivery, license, or disclosure of any Company Source Code to any Person who is not, as of the date the event occurs or circumstance or condition comes into existence, a current employee or contractor of the Company subject to confidentiality obligations with respect thereto.

(i)

Section 3.12(i) of the Disclosure Schedule sets forth a list of all Open Source Software that has been used in, incorporated into, integrated or bundled with any Company Products, and for each such item of Open Source Software:  (i) the name and version number of the applicable license; (ii) the distributor or website from which the Open Source Software was obtained; and (iii) the manner in which such Open Source Software is used in, incorporated into, integrated or bundled with any Company Products.  The Company does not use and have not used any Open Source Software or any modification or derivative thereof (A) in a manner that would grant or purport to grant to any Person any rights to or immunities under any of the Company IP, or (B) under any license requiring the Company to disclose or distribute any Company Source Code, to license or provide any Company Source Code for the purpose of making derivative works, or to make available for redistribution to any Person any Company Source Code at no or minimal charge.

(j)

There is no prohibition or restriction by any Governmental Entity on the use of the Company IPR. No Governmental Entity has rights in any Company IP, except for Limited Rights in technical data and/or Restricted Rights in computer software (as each term is defined in FAR 52.227-14 and DFARS 252.227-7013 and -7014), or Small Business Innovation Research (“SBIR”) data rights in either technical data or computer software (as each term is defined in DFARS 252.227-7018), or other applicable similar rights pursuant to Government Contract clauses that are prescribed in the applicable federal acquisition regulations. No prime contractor or subcontractor at any tier under a Government Contract with the Company has been granted or otherwise is entitled to any rights in any Intellectual Property of the Company pursuant to the terms of such Government Contract with the Company or otherwise, except as required by Law. All Company Technology delivered by the Company to any Governmental Entity, including technical data, computer software and computer software documentation has been marked with included the proper restrictive legends in accordance with the terms of the applicable Government Contract and which grant the applicable Governmental Entity the most restrictive applicable license.

(k)

None of the execution, delivery or performance of this Agreement or any Related Agreement to which the Company is a party, or the consummation of any of the transactions contemplated by this Agreement or any Related Agreement will, with or without notice or the lapse of time, result in or give any other Person the right or option to cause or declare: (i) a loss of, or Lien on, any Company IP; (ii) Parent or any of its Affiliates, or the Company, becoming bound by or subject to any non-compete or other restriction on the operation or scope of their respective businesses; (iii) the release, disclosure or delivery of any Company Source Code or Source Code to any Company Products by or to any escrow agent or other Person; (iv) the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any of the Company IP or any Technology or Intellectual Property Rights of Parent or any of its Affiliates; or (v) any material increase in royalties or other payments due from the Company under any Contract or diminish or decrease any royalties or other payments to which the Company would otherwise be entitled under any Contract.

(l)

The Company is not currently and has not been a member or promoter of, or a contributor to, any industry standards body or similar organization that could require or obligate the Company to grant or offer to any other Person any license or right to any Company IP (or that could, following the Merger, require or obligate Parent or any of its Affiliates to grant or offer to any other Person any license or right to any Technology or Intellectual Property Rights of Parent or such Affiliate).

3.13Company Data; Privacy; Security.

(a)

Section 3.13(a) of the Disclosure Schedule sets forth the categories of Company Data Processed by or for the Company.  The Company, the Company Technology, and, to the Company’s Knowledge, all third parties performing services for the Company (in the case of such third parties relating to the performance of services for the Company) comply, and have at all times complied, in all material respects with all applicable Data Processing Obligations.  The Company has, and at all applicable times has had, all rights and authorizations to Process Company Data as Processed by or for the Company.

(b)

All Company Privacy Policies have been Made Available.  The execution and delivery of this Agreement and any Related Agreement, the consummation of the transactions contemplated hereby and thereby, and the transfer or disclosure of all Company Data to Parent, any Subsidiary of Parent, the Surviving Corporation, or the Surviving LLC will not (i) require any notice to, or consent from, any Person nor (ii) result in any breach or violation in any material respect of any Data Processing Obligation.

(c)

There is no, and has been no, audit or actual or threatened Action against or to the Company or, to the Company’s Knowledge, any of its customers (in the case of customers, to the extent relating to the Company) by any Governmental Entity or other Person relating to (i) privacy, data protection or security, (ii) the Processing of any Company Data or (iii) the confidentiality, availability, or integrity of any Systems or Company Data.

(d)

The Company has at all times implemented, maintained, and monitored reasonable and appropriate plans, policies, and measures (including with respect to technical, administrative, and physical security) to preserve and protect the confidentiality, availability, security, and integrity of all Systems and Company Data. The Company has implemented and maintains reasonable and appropriate disaster recovery and business continuity plans, procedures, and facilities.  The Company has conducted privacy and data security testing or audits at reasonable and appropriate intervals, and has resolved or remediated any privacy or data security issues or vulnerabilities identified by or to the Company.  Except as set forth on Section 3.13(d) of the Disclosure Schedule, there has been no breach, security incident, or successful ransomware, denial of access attack, denial of service attack, hacking, or similar event with respect to any System, nor any accidental, unlawful, or unauthorized access to, or other Processing of, Company Data, and no circumstance has arisen in which Data Processing Obligations require or required the Company to notify any Governmental Entity or any other Person of any such instances.

(e)

Systems.  The Systems of the Company adequately meet the data processing and other computing needs of the business of the Company.  Within the past five (5) years, there has been no material malfunction or failure of the Systems where the root cause of such malfunction or failure was not identified and remediated in all material respects. The Company is in compliance with the requirements of DFARS 252.204-7012, Safeguarding Covered Defense Information and Cyber Incident Reporting, including, but not limited to compliance with the cybersecurity standards set forth in the National Institute of Standards and Technology (“NIST”) Special Publication 800-171, as applicable to performance of Company’s Government Contracts, except as set forth on Section 3.13(e) of the Disclosure Schedule. All facts set forth in or acknowledged by, and any representations or certifications made or submitted by or on behalf of the Company in connection with its compliance with DFARS 252.204-7012 and DFARS 252.204-7008, Compliance with Safeguarding Covered Defense Information Controls, were true and accurate at the time of submission.

3.14Material Contracts

.

(a)

Section 3.14(a) of the Disclosure Schedule identifies, as of the date of this Agreement, in each subpart that corresponds to the subsection listed below, any Contract, (x) to which the Company is a party, (y) by which the Company or any of its assets is or may become bound or under which the Company has, or may become subject to, any obligation, or (z) under which the Company has or may acquire any right or interest:

(i)	that is (A) with a Material Company Customer or (B)) that is with a Company Supplier;
(ii)

pursuant to which (A) the Company has been appointed a partner, reseller, distributor, referral agent, OEM or independent software vendor of any products or services of any other Person, or (B) the Company has appointed another party as a partner, reseller, distributor, OEM or independent software vendor of any Company Product;

(iii)

pursuant to which (A) the Company is bound to or has committed to provide any Company Product, Company IP, or any other services to any third party on a most favored nation basis or similar terms, or (B) the Company is bound to, or has committed to provide or license, any Company Product or Company IP to any third party on an exclusive basis or to acquire or license any product or service on an exclusive basis from a third party;

(iv)

imposing or purporting to impose any restriction or limit on the right or ability or freedom of the Company (or that would impose or purport to impose any restriction or limit the right or ability or freedom of Parent or any of its Affiliates after the Merger): (A) to engage in any business practices or other activities, (B) to compete with any other Person or to engage in any line of business, market or geographic area, or to sell, license, manufacture or otherwise distribute any of its technology or products, or from providing services, to customers or potential customers or any class of customers, in any geographic area, during any period of time, or in any segment of the market; (C) solicit the employment of, or hire, any potential employees, consultants, independent contractors, or other individual service providers; (D) to acquire or license any product, property or other asset (tangible or intangible), or any services, from any other Person, to sell or license any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person; or (E) to develop, license, or distribute any software or technology;

(v)

that is a data processing agreement, business associate agreement, or other Contract relating primarily to privacy, data protection, or data security obligations in connection with the Processing of Company Data;

(vi)	set forth or required to be set forth in Sections 3.12(a)(iii) or 3.12(a)(iv) of the Disclosure Schedule;
(vii)

relating to the development of any Technology (A) independently or jointly, by the Company for any other Person, or (B) for the Company, or the provision of consulting, development, sales or any other services to the Company, in each case, by any other Person, but other than agreements in the form of the applicable standard form of Proprietary Information and Assignment Agreement without material modifications;

(viii)	relating to the escrow of any Company Source Code;

(ix)involving or incorporating any guaranty, pledge, performance or completion bond, indemnity or surety arrangement;

(x)

that is a collectively bargained agreement or other Contract or arrangement (each a “Labor Agreement”) with any union, works council, trade union, employee representatives, personnel delegates or similar labor relations entity, labor organization or group of employees (each, a “Labor Entity”);

(xi)

that is a Contract with any current independent contractor, developer, consultant, or advisor of the Company, or with any former independent contractor, consultant or advisor of the Company under which the Company has continuing Liabilities;

(xii)	that is a Lease Agreement;

(xiii)that grants any retention, change of control, severance or termination pay or benefits (in cash, Company Securities, or otherwise) to any Employee;

(xiv)that is a Company Employee Plan, including any employment or services agreement, offer letter, or similar Contract that that sets forth the terms and conditions of employment or service with any Employee, that cannot be terminated at will by the Company without payment or other liability;

(xv)	relating to capital expenditures and involving future payments in excess of $50,000 individually or $200,000 in the aggregate (over a twelve (12) month period), exclusive if the Renovations;
(xvi)	relating to the settlement or other resolution of any Action;
(xvii)

relating to any past, present, or future disposition or acquisition of (A) any material assets outside of the ordinary course of business or (B) any interest (Equity Interest or otherwise) in any Person or other business enterprise;

(xviii)

relating to any mortgages, indentures, guarantees, pledges, performance or completion bonds, indemnity or surety arrangements, loans or credit agreements, security agreements or other Contracts or instruments relating to Indebtedness or extension of credit or the creation of any Lien (other than Permitted Liens) with respect to any asset of the Company;

(xix)	creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;
(xx)	relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Interested Party;
(xxi)

(A) any Contract, including any purchase order or other transaction authority agreement, entered into between the Company and (I) any Governmental Entity, (II) any prime contractor to any Governmental Entity (in its capacity as such), or (III) any subcontractor (of any tier) with respect to any Contract described in clauses (I) and (II) (each, a “Government Contract”) or (B) any outstanding quotation, bid or proposal submitted by the Company that, if awarded, would lead to a Government Contract (each, a “Government Bid”);

(xxii)

that is with any investment banker, broker, financial advisor or similar party, or accountant, legal counsel or other Person retained by the Company in connection with this Agreement and the transactions contemplated hereby; or

(xxiii)

that relates to, or involves Liabilities or payment obligations of any party thereto, in excess of $100,000 in any given twelve (12) month period, including any Liability or payment obligation that may arise in the future upon the satisfaction or occurrence of any terms, conditions, termination, event, covenants or otherwise, in each case, that is not cancellable without penalty within ninety (90) days.

(b)

Each Contract (x) set forth in the Disclosure Schedule, (y) required to be set forth in the Disclosure Schedule (or that would have been required to be set forth in the Disclosure Schedule had such Contract been entered into prior to the date of this Agreement) in order to make the applicable representation or warranty true, correct, and complete, or (z) that is entered into in the form of or is based on a Standard Form IP Contract is referred to herein as a “Material Contract”. The Company has Made Available true, correct and complete copies of all Material Contracts, including all amendments thereto. All Material Contracts are in writing. Each Material Contract is valid and in full force and effect and is enforceable against the Company and each other party thereto in accordance with its terms, subject to Laws of general application relating to bankruptcy, insolvency and the relief of debtors; and rules of law governing specific performance, injunctive relief and other equitable remedies. The Company has not materially violated or breached, or committed any default under, any Material Contract and, to the Company’s Knowledge, no other Person that is party to a Material Contract has materially violated or breached, or committed any default under, such Material Contract. To the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will or could reasonably be expected to: (i) result in a material violation or breach of any of the provisions of any Material Contract; (ii) give any Person the right to declare a default or exercise any material remedy under any Material Contract; (iii) give any Person the right to accelerate the maturity or performance of any Material Contract; or (iv) give any Person the right to cancel, terminate or materially modify any Material Contract. The Company has not received any written (or, to the Knowledge of the Company, other) notice regarding any actual or alleged violation or breach of, or default under, any Material Contract. The Company has not waived any of its rights under any Material Contract. The Company has materially fulfilled all obligations required to have been performed by them pursuant to each Material Contract. No Person has threatened in writing (or, to the Knowledge of the Company, otherwise) to terminate or refuse to perform its obligations under any Material Contract (regardless of whether such Person has the right to do so under such Contract). No Person is renegotiating, or has a right pursuant to the terms of any Material Contract to renegotiate, any amount paid or payable to the Company under any Material Contract or any other material term or provision of any Material Contract.

3.15Employee Benefit Plans

.

(a)

Schedule. Section 3.15(a) of the Disclosure Schedule contains an accurate and complete list of each Company Employee Plan. No Person, other than an Employee or a current or former stockholder of the Company or any ERISA Affiliate, is or was a participant or former participant in any Company Employee Plan.  Neither the Company nor any ERISA Affiliate has made any plan or commitment to establish any new Company Employee Plan, to modify any Company Employee Plan (except to the extent required by Law or to conform any such Company Employee Plan to the requirements of any Law, in each case, as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan.

(b)

Documents. The Company and each of its ERISA Affiliates has Made Available, to the extent applicable: (i) correct and complete copies of all documents embodying each Company Employee Plan including all amendments thereto and all related trust documents, (ii) the three most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan, (iii) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets, (iv) the most recent summary plan description together with the summary(ies) of all modifications thereto, if any, required under ERISA with respect to each Company Employee Plan, (v) all written Contracts relating to each Company Employee Plan, including administrative service agreements and group insurance contracts, (vi) all communications material to any Employee or Employees relating to any Company Employee Plan or proposed Company Employee Plan, in each case, relating to any amendments, terminations, establishments, increases or decreases in compensation benefits, acceleration of payments or vesting schedules or other events which would result in any Liability to the Company, (vii) all correspondence to or from any governmental agency relating to any Company Employee Plan, (viii) all model COBRA forms and related notices, (ix) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Company Employee Plan, (x) all discrimination tests for each Company Employee Plan for the three most recent plan years, and (xi) the most recent IRS determination, opinion, notification or advisory letters issued with respect to each Company Employee Plan. There is no fact, condition, or circumstance since the date the documents were provided in accordance with this Section 3.15(b) above, which would affect the information contained therein and, in particular, and without limiting the generality of the foregoing, no promises or commitments have been made to amend any Company Employee Plan or to provide increased or improved benefits thereunder or accelerate vesting or funding thereunder. No verbal promises or representations have been made to any Employees to increase their compensation or to continue their employment for any specific duration.

(c)

Employee Plan Compliance. The Company and each of its ERISA Affiliates have, in all material respects, performed all obligations required to be performed by them under, and are in compliance with, the requirements prescribed by any and all applicable Laws, are not in default or violation of, and the Company and each of its ERISA Affiliates has no Knowledge of any default or violation by any other party to, any Company Employee Plan, and each Company Employee Plan has been established and maintained, in all material respects, in accordance with its terms and all Laws (including ERISA and the Code and the regulations promulgated thereunder). With respect to any Company Employee Plan intended to be qualified under Section 401(a) of the Code, the Company has obtained a favorable determination and/or opinion letter and there has been no event, condition or circumstances that has adversely affected or is likely to adversely affect such qualified status. No “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, that is not exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan. There are no Actions pending or threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability as a result of such amendment termination or discontinuance to Parent, the Company or any ERISA Affiliate (other than ordinary administration expenses and benefits accrued through the date of amendment, termination or discontinuance). There are no Actions pending or threatened by the IRS, DOL, or any other Governmental Entity with respect to any Company Employee Plan. None of the Company nor any ERISA Affiliate is subject to any penalty or Tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code. Except as set forth on Section 3.15(c)of the Disclosure Schedule, the Company and each of its ERISA Affiliates have timely made all contributions and other payments (including, but not limited to, insurance premiums) required by and due under the terms of each Company Employee Plan.

(d)

No Pension Plan. None of the Company nor any ERISA Affiliate has ever maintained, established, sponsored, participated in, or contributed to, any Pension Plan subject to Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

(e)

No Self-Insured Plan. None of the Company nor any ERISA Affiliate has ever maintained, established, sponsored, participated in or contributed to any self-insured plan that provides benefits to Employees (including any such plan pursuant to which a stop-loss policy or contract applies).

(f)

Multiemployer and Multiple-Employer Plan, Funded Welfare Plans and MEWAs. At no time has the Company or any ERISA Affiliate contributed to or been obligated to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA). None of the Company nor any ERISA Affiliate has at any time ever maintained, established, sponsored, participated in or contributed to any multiple employer plan or to any plan described in Section 413 of the Code, a “funded welfare plan” within the meaning of Section 419 of the Code, or a Multiple Employer Welfare Arrangement, as defined under Section 3(40)(A) of ERISA (without regard to Section 514(b)(6)(B) of ERISA).

(g)

No Post-Employment Obligations. Except as set forth on Section 3.15(g) of the Disclosure Schedule, no Company Employee Plan provides, or reflects or represents any liability to provide, post-termination or retiree or post-employment life insurance, health or other employee welfare benefits to any Person for any reason, except as may be required by COBRA or other applicable statute, and neither the Company nor any ERISA Affiliate has ever represented, promised or contracted (whether in oral or written form) to any Employee (either individually or to Employees as a group) or any other person that such Employee(s) or other person would be provided with life insurance, health or other employee welfare benefits, except to the extent required by COBRA (or similar state Law).

(h)	International Employee Plans. The Company has no International Employee Plan.
(i)

Effect of Transaction. Except as set forth on Schedule 3.15(i) of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the Merger (alone or in connection with additional or subsequent events) or any termination of employment or service in connection therewith will (i) result in any payment or benefit (including severance, golden parachute, bonus or otherwise) becoming due to any Employee, (ii) result in any forgiveness of Indebtedness, (iii) materially increase any payments or benefits otherwise payable or to be provided by the Company, (iv) result in the acceleration of the time of payment, funding or vesting of any such payments or benefits except as required under Section 411(d)(3) of the Code, or (v) increase the cost to the Company or impose a loss to any Employee under any Company Employee Plan (including, but not limited to, as a result of the termination of any Company Employee Plan following the Closing.

3.16	Employment Matters

.

(a)

The Company has Made Available to Parent a true and complete list of all employees currently employed , or within the past twelve (12) months have had an employment similar  relationship with the Company including for each such individual: (i) name, (ii) date of commencement of services, (iii) termination date (if any), (iv)  position,  (v) status (full-time, part-time, temporary, seasonal employment, (vi)compensation level, (vii) any prior dates of service (if applicable), (viii) average hours worked per week, (ix) the location of services (city and state), (x) exemption status under the Fair Labor Standards Act and applicable state law, (xi) any commission and bonus opportunities (target and maximum) and any amounts paid with respect to the current and immediately preceding calendar years, (xii) leave status and applicable return to work date, (xiii) accrued by unused vacation or other applicable paid time off balances, of each current employee of the Company, and (xiv) confirmation as to whether a written Contract for such services exists.  The Company has Made Available a true and complete copies of each Contract with each such Person under this Section 3.15(a).

(b)

The Company has Made Available to Parent a true and complete list of all Persons that have a current or anticipated, or within the past twelve (12) months have had a, contracting, consulting, advisory, or similar relationship with the Company (including, for the avoidance of doubt, any workers leased, seconded, or outsourced from another entity) including: (i) name, (ii) date of commencement of services, (iii) termination date (if any), (iv) a description of services, (v) the affiliated third-party entity (if applicable), (vi) any fee arrangement or other compensation for services, (vii) any prior dates of service (if applicable), (viii) average hours worked per week, (ix) the location of services, and (x) notice requirements to terminate relationship, and (y) confirmation as to whether a written Contract for such services exists.  The Company has Made Available a true and complete copies of each Contract with each such Person under this Section 3.16(b).

(c)

Compliance with Employment Laws. The Company and all ERISA Affiliates are and have been in compliance, in all material respects, with all Laws and any applicable Labor Agreement respecting employment, employment practices, terms and conditions of employment, collective bargaining, worker classification (including (y) the proper classification of workers as independent contractors or consultants and (z) classification of employees as exempt or non-exempt under the Fair Labor Standards Act and other applicable Laws), Tax declaration and withholding, withholding and payment, prohibited discrimination, equal employment, fair employment practices, meal and rest periods, leave of absence, affirmative action, workers’ compensation, disability rights or benefits, employee privacy, immigration, occupational safety and health, COVID-19, wages (including overtime wages), compensation, and hours of work. The Company and all ERISA Affiliates: (i) have withheld and reported all amounts required by Law or by Contract to be withheld and reported with respect to wages, salaries and other payments to Employees, (ii) is not delinquent in payment of or otherwise liable for any arrears of wages, compensation, severance pay, bonuses, commissions, reimbursements, or any other compensation or other amounts payable to Employees or any Taxes or any penalty for failure to comply with any of the foregoing, and (iii) are not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). The Company is in compliance with and has complied with all immigration laws, including Form I-9 requirements and any applicable mandatory E-Verify obligations.  All Employees are and have been eligible to legally work in the jurisdiction in which they are or were employed by or engaged to provide services to the Company.

(d)

Employment Actions. Since January 1, 2017, the Company has not been a party to any Action, and there are no currently pending or threatened Actions against the Company, any ERISA Affiliate, or any of their Employees (or applicants for employment), (a) in which the Company is or was alleged to have violated any Contract or Law related to employment, including, without limitation, equal opportunity, discrimination, retaliation, harassment, immigration, wages, hours, unpaid compensation, classification of employees as exempt from overtime or minimum wage Laws, classification of workers as independent contractors, benefits, collective bargaining, the payment of social security and similar Taxes, occupational safety and health, COVID-19 and/or privacy rights of employees or (b) relating to any Employee, any applicant for employment or other service, any Contract with any Employee or any Company Employee Plan. There are no pending or threatened Actions against Company, any ERISA Affiliate, any Company trustee under any worker’s compensation policy or long-term disability policy. Neither the Company nor any ERISA Affiliate is party to a conciliation agreement, consent decree or other Contract or Order with any federal, state, or local agency or Governmental Entity with respect to employment practices. The Company has not received any written notice of intent by any Governmental Entity responsible for the enforcement of labor or employment Laws to conduct an investigation relating to the Company, and no such investigation is in progress.  Section 3.16(d) of the Disclosure Schedule lists all Liabilities of the Company to any Employee, that result from the termination by the Company of such Employee’s employment or provision of services, other than those disclosed in Section 3.15(i), and other than ordinary administration expenses, ordinary payment of final wages and vacation pay, or bonuses, commissions or amounts under other compensation plans, that were previously earned, vested or accrued under Company Employee Plans prior to the effective time of the termination of employment.  Neither the Company nor any ERISA Affiliate has direct or indirect liability with respect to (x) any misclassification of any Person currently or formerly as an independent contractor, consultant, advisor, or similar service provider rather than as an employee, (y) any Person leased from another employer, or (z) any misclassification of any Employee currently or formerly classified as exempt from overtime wages. Neither the Company nor any ERISA Affiliate has engaged any consultants, independent contractors, subcontractors, advisors or freelancers who, according to Law, would be entitled to the rights of an employee vis‑à‑vis the Company or an ERISA Affiliate, including rights to severance pay, time off, and other employee‑related statutory benefits.

(e)

Policies. The Company has Made Available accurate and complete copies of all employee manuals and handbooks, codes of conduct, policy statements and other material documents in effect as of the date of this Agreement, and in effect for the three (3) years preceding the date of this Agreement, relating to the employment of the employees of the Company.

(f)

Labor. No strike, labor dispute, slowdown, concerted refusal to work overtime, or work stoppage or labor strike against the Company is pending threatened, or reasonably anticipated. The Company has no Knowledge of any activities or proceedings of any Labor Entity to organize any Employees. The Company has not engaged in any unfair labor practices within the meaning of the National Labor Relations Act or similar Law. The Company is not presently, nor has it been in the past, a party to, or bound by, any Labor Agreement with respect to Employees and no such agreement is being negotiated by the Company.

(g)

No Interference or Conflict. To the Company’s Knowledge, no current Employee is obligated under any Contract, or subject to any Order of any Governmental Entity, that would interfere with such Person’s efforts to promote the interests of the Company or that would interfere with the business of the Company. To the Company’s Knowledge, no Employee is, or has been alleged to be, in violation of any Contract or any non-disclosure, confidentiality, non-competition, non-solicitation, or restrictive covenant obligations with any third party relating to the services provided to the Company by such Employee. To the Company’s Knowledge, (a) the execution or delivery of this Agreement, (b) the carrying on of the Company’s business as presently conducted or proposed to be conducted, or (c) any activity of any Employee in connection with the carrying on of the Company’s business as presently conducted or currently proposed to be conducted, will not conflict with, nor result in a breach of any Contract under which any of such Employees is now bound.

(h)

COVID-19. All Employees are reasonably able to conduct their duties in accordance with any applicable shelters in place or similar orders, in connection with the operation of the Company’s business as currently conducted. Since March 1, 2020, the Company has not instituted a furlough, salary reduction, or layoff in response to COVID-19.

(i)

WARN.  The Company has complied with the federal Worker Adjustment and Retraining Notification Act of 1988 and similar state, local and foreign laws related to plant closings, relocations, mass layoffs and employment losses (any such Law, the “WARN Act”).  In the three (3) years prior to the date of this Agreement, the Company has not taken any action which would constitute a “plant closing” or “mass layoff” (or such similar action) within the meaning of the WARN Act, issued any notification of a plant closing or mass layoff (or such similar action) required by the WARN Act, or incurred any Liability or obligation under the WARN Act that remains unsatisfied.  The Company has no plans to undertake any action that would trigger the WARN Act.

(j)

Government Contractor. The Company is in compliance with all affirmative action and prevailing wage obligations under any Law relating to government contractors and/or government subcontractors, including, without limitation, Executive Order 11246.

3.17Governmental Authorizations

. Each consent, license, permit, franchise, grant or other authorization or approval (a) pursuant to which the Company operates (or has ever operated) or holds (or has ever held) any interest in any of its respective properties, or (b) which has been or is required for the operation of the Company’s business as currently conducted or currently contemplated to be conducted or the holding of any such interest (collectively, “Company Authorizations”) has been issued or granted to the Company, as the case may be. The Company Authorizations are in full force and effect and constitute all Company Authorizations required to permit the Company to operate or conduct its businesses or hold any interest in its properties or assets and none of the Company Authorizations is subject to any term, provision, condition or limitation which may adversely change or terminate such Company Authorizations by virtue of the completion of the Merger. The Company has been and is in compliance in all material respects with the terms and conditions of the Company Authorizations. The Company has not received any written (or to the Knowledge of the Company other) notice of any breach, violation, or default under or with respect to any Company Authorization.

3.18Litigation

. There is no, and there has never been since January 1, 2017, any (a) material Action of any nature pending or, to the Company’s Knowledge, threatened against the Company, its properties and assets (tangible or intangible) or any of its respective officers or directors (in their capacities as such), or (b) governmental inquiry or investigation pending or, to the Company’s Knowledge, threatened against the Company, its properties and assets (tangible or intangible) or any of its respective officers or directors (in their capacities as such) (including any inquiry as to the qualification of the Company to hold or receive any license or permit). There is no Action by the Company pending or threatened against any other Person.

3.19Insurance

. Section 3.19 of the Disclosure Schedule lists all material insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of the Company or any ERISA Affiliate, including the type of coverage, the carrier, the amount of coverage, the term and the annual premiums of such policies. There is no claim by the Company or any ERISA Affiliate pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed. In addition, there is no pending claim of which its total value (inclusive of defense expenses) would reasonably be expected to exceed the policy limits. All premiums due and payable under all such policies and bonds have been timely paid (or if installment payments are due, will be timely paid if incurred prior to the Closing Date), and the Company and its ERISA Affiliates are otherwise in compliance in all material respects with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). To the Knowledge of the Company, there has been no threatened, termination of, or premium increase with respect to, any of such policies. None of the Company nor any of its Affiliates has ever maintained, established, sponsored, participated in or contributed to any self-insurance plan.

3.20Compliance with Laws

.

(a)

General.  The Company has at all times complied with and is currently in compliance, in all material respects, with any Law to which the Company or any of the properties, assets or business activities of the Company are subject. The Company has not received any written (or, to the Knowledge of the Company, other) notice of any actual or potential noncompliance with any Law.

(b)

Export Control and Trade Sanctions Laws.   In the past (5) years, the Company has conducted all export transactions in accordance with all applicable U.S. import, export, and trade sanctions law and regulations, including but not limited to the Export Administration Regulations, the International Traffic in Arms Regulations, the regulations administered by the Office of Foreign Assets Control of the U.S. Treasury Department, and all comparable applicable import and export laws and regulations outside the United States for each country where the Company conducts business (collectively, “Trade Laws”).

(i)

Without limiting the foregoing:  (a) the Company has obtained all required import and export licenses and other approvals, timely filed all required filings, and has assigned the appropriate export classifications to all products, in each case as required for its exports of products, software, and technologies from all applicable jurisdictions and including releases of technologies and source code to foreign nationals located in the United States and abroad (“Import/Export Approvals”); (b) the Company is in compliance with the terms of all applicable Import/Export Approvals; (c) there are no pending or threatened claims against the Company with respect to such imports, exports, classifications, or Import/Export Approvals; (d) there are no pending or threatened investigations or other actions related to the imports or exports of the Company; and (e) there are no actions, conditions, or circumstances pertaining to the import or export transactions of the Company that would reasonably be expected to give rise to any material future claims; (f) Section 3.20(b)(i) of the Disclosure Schedule sets forth the true, correct and complete export control classifications applicable to the Company’s  products, services, software and technologies; and (g) the Company  maintains appropriate internal controls reasonably designed to ensure compliance with Trade Law.

(ii)

Neither the Company, any of its directors, officers, employees, affiliates, nor to the Company’s knowledge, any agents or other persons or entities acting on behalf of any of the foregoing: (i) is, or is owned or controlled by, a person listed on the any list of restricted parties maintained by OFAC including but not limited to the “Specially Designated Nationals and Blocked Persons” list (“SDN List”) or any similar list maintained by the United Nations, the European Union, any U.S. governmental authority, or any applicable other foreign authority; (ii) is, or is owned or controlled by, a person that is the subject of any of the sanctions administered by OFAC, or any equivalent sanctions or measures imposed by the United Nations, the European Union, any U.S. governmental authority, or any applicable other foreign authority (collectively, “Sanctions”), or has engaged in sanctionable conduct under Sanctions; (iii) directly or indirectly, has conducted within the past five years, conducts, or is otherwise involved with any unlawful business with or involving any governmental authority (or any sub-division thereof) or any person, entity, or project targeted by or located in any country that is the subject of Sanctions; (iv) directly or indirectly supports or facilitates or plans to support or facilitate any transactions with or otherwise become involved with any such person, governmental authority, entity, or project in violation of Sanctions; or (v) is or in the past five years has been in violation of or subject to an investigation relating to Sanctions

(c)

Anti-Corruption.  (i) The Company and its Affiliates (including any of their officers, directors, employees, agents or other Person associated with or acting on their behalf) have at all times been, and are currently, fully in compliance with all applicable Anti-Corruption Laws.  The Company and its Affiliates (including any of their officers, directors, employees, agents or other Person associated with or acting on their behalf) have not, directly or indirectly, used any funds for unlawful contributions, gifts, services of value, entertainment or other unlawful expenses; made, offered, authorized, or promised to make any unlawful payment or provided, offered, authorized, or promised to provide anything of value to any Person including but not limited to any Governmental Official, or made, or promised to make any contribution, bribe, rebate, gift, payoff, influence payment, kickback or other similar unlawful payment or other advantage, or taken any action which would cause  them to be in violation of any Anti-Corruption Laws.  The Company and its Affiliates (including any of their officers, directors, employees, agents or other Person associated with or acting on their behalf) have not, directly or indirectly, requested or agreed to receive or accepted any unlawful contributions, gifts, services of value, advantage, entertainment or other unlawful expenses, contribution, bribe, rebate, gift, payoff, influence payment, kickback or other similar unlawful payment, or similar incentive which would cause them to be in violation of any Anti-Corruption Laws.  None of the Company or its Affiliates (including any of their officers, directors, employees, agents or other Person associated with or acting on their behalf) have offered, made, promised to make, or authorized the making of any gift or payment of money or anything of value either directly or indirectly to any Person, including a Governmental Official, for purposes of (i) influencing any act or decision of any Person, or such Governmental Official in their official capacity, (ii) inducing any Person or such Governmental Official to do or omit to do any act in violation of their lawful duty, (iii) securing an improper advantage or (iv) inducing such Person or Governmental Official to use their influence improperly, including with a Governmental Entity, to affect or influence any act or decision, including of a Governmental Entity, in order to obtain, retain or direct or assist in obtaining, retaining or directing business to any Person.  No officer, director, employee or holder of any financial interest in the Company or its Affiliates is currently a Governmental Official. The Company and its Affiliates have established compliance programs and reasonable internal controls and procedures to ensure the Company and its Affiliates (including any of their officers, directors, employees, agents or other Person associated with or acting on their behalf) comply with Anti-Corruption Laws.  The books, records and accounts of the Company and its Affiliates have at all times accurately and fairly reflected, in reasonable detail, the transactions and dispositions of its and their respective funds and assets.  There have never been any false or fictitious entries made in the books, records or accounts of the Company or its Affiliates relating to any illegal payment or secret or unrecorded fund, and neither the Company nor any of its Affiliates has established or maintained a secret or unrecorded fund.  Neither the Company nor its Affiliates have ever received an allegation, whistleblower complaint, or conducted any investigation regarding Anti-Corruption Laws.  There are no current, pending, or, to the Knowledge of the Company, threatened Actions against the Company or any of its Affiliates or any director, officer, employee, agent or intermediary thereof with respect to any Anti-Corruption Laws, nor is there any reasonable basis therefor.

(d)

Environmental.  The Company is and has been in compliance in all material respects with all Environmental Laws.  No Action is pending or, to the Knowledge of the Company, threatened, that alleges a material breach, violation or liability under Environmental Laws or that relates to the presence, release or exposure to Hazardous Materials.  The Company has not manufactured, distributed, disposed of, arranged for the disposal of, transported, released, or exposed any Person to, any Hazardous Material, and no property is contaminated with any such Hazardous Material in a manner that would result in liability pursuant to Environmental Law.  The Company has not retained or assumed, either contractually or by operation of Law, any Liabilities or obligations of any other Person arising under Environmental Law.  The Company has Made Available all environmental site assessments, environmental audits and other material environmental documents in the Company’s possession or control relating to the Company or any of the Company’s current or former facilities.

3.21	Material Company Customers and Suppliers.
(a)

Section 3.21(a) of the Disclosure Schedule contains a true, correct and complete list, as of the date of this Agreement, of the top ten (10) customers, distributors, resellers or licensees of Company Products (based upon aggregate consideration paid to the Company for goods or services rendered during such period), sorted by and listing revenues generated in connection with such Persons for each of calendar years 2019, 2020 and 2021 (each such Person, a “Material Company Customer”). The Company has not received written (or, to the Knowledge of the Company, other) notice, nor does the Company have any Knowledge or reason to believe, that any Material Company Customer (i) intends to or in fact did cancel, terminate, or otherwise materially and adversely modify its relationship with the Company (whether related to payment, price or otherwise) for any reason except as set forth on Section 3.21(a) of the Disclosure Schedule, or (ii) is threatened with bankruptcy or insolvency or is, or is reasonably likely to become, otherwise unable to purchase or pay for Company Products from the Company in quantities and manner consistent with past practice.

(b)

Section 3.21(b) of the Disclosure Schedule contains a true, correct and complete list, as of the date of this Agreement, of the top ten (10) suppliers or vendors of the Company, whether of products, services, Intellectual Property Rights or Technology or otherwise, sorted by and listing dollar volume of sales and purchases, respectively, for each of the calendar years 2019, 2020 and 2021 (each such Person, a “Company Supplier”). The Company has not received written (or, to the Knowledge of the Company, other) notice, nor does the Company have Knowledge or reason to believe, that any Company Supplier (i) intends to or in fact did cancel, terminate or otherwise materially and adversely modify its relationship with the Company (whether related to payment, price or otherwise) for any reason, or (ii) is threatened with bankruptcy or insolvency or is, or is reasonably likely to become, otherwise unable to supply or support products or services to or for the Company in quantities and manner consistent with past practice.

3.22	Interested Party Transactions

.

(a)

No officer, director or any other Stockholder (nor, to the Knowledge of the Company, any immediate family member of any of such Persons, or any trust, partnership, corporation or other entity in which any of such Persons has or has had an interest) (each, an “Interested Party”), has or has had, directly or indirectly, any interest in any Person party to, or is a party to, any Material Contract, other than ordinary course Company Employee Plans that have been Made Available; provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed to be an “interest in any Person” for purposes of this Section 3.22(a).

(b)

All Material Contracts and all transactions pursuant to which any Interested Party has purchased any services, products, technology or Intellectual Property Rights from, or sold or furnished any Technology or Intellectual Property Rights to, the Company have been on an arms-length basis on terms no less favorable to the Company than would be available from an unaffiliated party.

(c)	To the Knowledge of the Company, there are no Contracts with regard to contribution or indemnification between or among any of the Securityholders.
3.23	Books and Records

. Except as set forth on Section 3.23 of the Disclosure Schedule, the minute books of the Company, as of the date of this Agreement, have been Made Available are complete and up-to-date and have been maintained in accordance with sound and prudent business practice and the minutes of the Company contain true, correct and complete records of all actions taken, and summaries of all meetings held, by the respective stockholders and the Board of Directors of the Company (and any committees thereof) since the time of incorporation of the Company.

3.24	Certain Third Party Expenses

. Except as set forth in Section 3.24 of the Disclosure Schedule, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions, fees related to financial advisory, investment banking or other similar charges in connection with the Agreement or any transaction contemplated hereby, nor will Parent, the Surviving Corporation or any of their respective subsidiaries incur, directly or indirectly, any such liability based on arrangements made by or on behalf of the Company, including those set forth on Section 3.24 of the Disclosure Schedule.  For the avoidance of doubt, any such fees or liabilities described in this Section 3.24 shall be considered Third Party Expenses under this Agreement.

3.25	Banking Relationships

. Section 3.25 of the Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of all (a) bank accounts or safe deposit boxes under the control or for the benefit of the Company, and (b) the names of all Persons authorized to draw on or have access to such accounts and safe deposit boxes.

3.26	Government Contracts

.

(a)

Section 3.26(a) of the Disclosure Schedule sets forth a complete list of each Government Contract (including all related task orders and delivery orders) the period of performance of which has not yet expired or been terminated and that provides for payments to the Company (each, a “Current Government Contract”), including for each such Current Government Contract: (A) the contract name, (B) the award date, (C) the customer name, and (D) the contract’s ceiling value.  The Company has Made Available to Parent each of the Government Contracts listed on Section 3.26(a) of the Disclosure Schedule (including all related task orders and delivery orders).

(b)

Section 3.26(b) of the Disclosure Schedule sets forth a complete list of all Government Bids submitted by the Company and for which no award has been made, including for each such Government Bid: (A) the customer name, (B) the request for proposal (“RFP”) number or, if such Government Bid is for a task order under a prime contract, the applicable prime contract number, (C) the date of submission, and (D) the estimated value based on the Government Bid.

(c)

With respect to each Government Contract and Government Bid, or for each Government Contract for which final payment has been received by the Company in the past three (3) years, (i) the Company is not in breach of or default under any Current Government Contract in any material respect, and no event has occurred which would constitute such a breach or default by the Company; (ii) except as set forth in Section 3.26(c), the Company is in compliance with all applicable Laws, including the Federal Acquisition Regulation (“FAR”); Cost Accounting Standards; Service Contract Act of 1963, as amended (including requirements for paying applicable Service Contract Act wage rate and fringe benefit rates); the Truth in Negotiations Act; the Procurement Integrity Act; and the Anti-Kickback Act, where and as applicable to each Current Government Contract or Government Bid in all material respects; (iii)  no Current Government Contract or Government Bid is currently the subject of any bid protest before any Governmental Authority; (iv) no written notice of termination, cure notice or show-cause notice has been received by the Company; and (v) each Government Contract was legally awarded, is binding on the parties thereto, and is in full force and effect in accordance with its terms.

(d)

Since January 1, 2016, the Company has not been the subject or target of any audit, subpoena, investigation, prosecution or administrative proceeding related to any Government Contract or Government Bid.  Since January 1, 2016, the Company has not received any written notice of any pending or threatened audit, subpoena, investigation, prosecution or administrative proceeding related to any Government Contract or Government Bid.

(e)

Since January 1, 2016, the Company has not conducted or initiated any internal investigation or made any voluntary or mandatory disclosure to any Governmental Authority with respect to any alleged irregularity, misstatement, noncompliance or omission arising under or relating to a Government Contract or Government Bid or any Laws.

(f)

(i) No Governmental Entity nor any prime contractor, subcontractor or vendor has asserted in writing any claim or initiated any dispute proceeding against the Company relating to a Government Contract or a Government Bid; (ii) nor is the Company asserting in writing any claim or initiating any dispute proceeding directly or indirectly against any such party concerning any Government Contract or Government Bid.

(g)

Neither the Company nor any of its shareholders, members, officers, or directors, or employees is debarred, suspended, deemed non-responsible or otherwise excluded from participation in the award of any Government Contract or for any reason listed on the List of Parties Excluded from Federal Procurement and Nonprocurement Programs nor, to the Company’s Knowledge, is there any pending debarment, suspension or exclusion proceeding that has been initiated against the Company or any of its predecessors, shareholders, members, officers, directors, managers or employees.

(h)

To the Company’s Knowledge, no reasonable basis exists to give rise to a claim by a Governmental Entity for fraud (as such concept is defined under the state or federal Laws of the United States) in connection with any Government Contract.

(i)

Neither any Governmental Entity nor any prime contractor, subcontractor or other Person or entity has notified the Company, in writing, or, to the Company’s Knowledge, orally, that the Company has, or may have, breached or violated any Law, certification, representation, clause, provision or requirement pertaining to any Government Contract.

(j)

All facts set forth in or acknowledge by any representations, claims or certifications submitted by or on behalf of the Company in connection with any Government Contract or Bid were current, accurate and complete in all material respects as of their effective date.

(k)

In the last three (3) years, there have been (i) no outstanding material claims, contract disputes, or requests for equitable adjustment against the Company by any Governmental Entity or by any prime contractor, higher or lower tier subcontractor, vendor or other third party arising under or relating to any Government Contract and (ii) no outstanding material disputes between the Company on the one hand, and a Governmental Entity on the other hand, under the Contract Disputes Act or between the Company on the one hand, and any prime contractor, higher or lower tier subcontractor, vendor or other third party on the other hand, arising under or relating to any such Government Contract or Government Bid.

(l)

Except as set forth on Section 3.26(l) of the Disclosure Schedule,  (i) none of the Government Contracts were set-asides reserved for small businesses or any other designation that entitles the Company to a favored status or benefits, and (ii) aside from the Company’s small business status, no member of the Company has certified, represented or otherwise indicated (either orally or in writing) to any Person, including any Governmental Entity, that the Company qualified as a Small Disadvantaged Business, an 8(a) Concern, a Service-Disabled Veteran-Owned Small Business Concern, a Veteran-Owned Small Business Concern, a Historically Underutilized Business Zone Small Business Concern, a Woman-Owned Small Business Concern, a “protégé” under a mentor-protégé agreement or program, or holds any other designation that entitles the Companies to a favored status or benefits (a “Preferred Bidder Status”).  The Company has not, since January 1, 2016, been the subject of a Small Business Administration (“SBA”) certificate of competency, size determination, size protest, size appeal or a review of eligibility of any status under the administration of the SBA.  Any representations made by the Company about size were accurate, complete, and in compliance with all applicable Laws at the time they were made.

(m)

None of the Company’s expected or forecasted sales volume or orders (on a consolidated basis) related to a Government Contract could reasonably be expected to be lost (including without limitation non-exercise of options), and none of the Company’s customer relationships could reasonably be expected to be materially adversely affected, due to: (i) the consummation of the transactions contemplated hereby; or (ii) the Company’s loss of any Preferred Bidder Status; provided, however, for the avoidance of doubt, by making this representation, the Company is not providing a guaranty that the Company will achieve any specific revenue amounts following the Closing or will continue to meet size or revenue limitations that might apply for certain contracts.

(n)

Disclosure Schedule No cost in excess of $10,000 incurred by the Company pertaining to a Government Contract has been questioned in writing by any Governmental Entity, is the subject of any audit (other than routine audits and similar inquiries) or, to the Company’s Knowledge, is under investigation or has been disallowed by any Governmental Entity.

(o)

No payment in excess of $10,000 due to the Company pertaining to any Government Contract has been withheld or set off, and the Company is entitled to all progress or other payments received to date with respect thereto.

(p)

With respect to any ongoing Government Contract or completed Government Contract under which final payment was received by the Company within three years prior to the date hereof, the Company does not have credible evidence that a Principal, Employee, Agent or Subcontractor (as such terms are defined by Federal Acquisition Regulation (FAR) 52.203-13(a) or 52.223-6(a), as applicable) of the Company has committed a violation of United States federal criminal Laws involving fraud, conflict of interest, bribery or gratuity violations found in Title 18 of the United States Code or a violation of the civil False Claims Act and the Company has not conducted, nor it presently conducting, an investigation to determine whether credible evidence exists that a Principal, Employee, Agent or Subcontractor (as such terms are defined by FAR 52.203-13(a) or 52.223-6(a), as applicable) of the Company has committed a violation of United States federal criminal Laws involving fraud, conflict of interest, bribery or gratuity violations found in Title 18 of the United States Code or a violation of the civil False Claims Act.

(q)

With respect to any ongoing Government Contract or completed Government Contract under which final payment was received by the Company within three years prior to the date hereof, the Company does not have credible evidence of any significant overpayment(s) on such Government Contract, other than overpayments resulting from a contract financing payment as defined in FAR 32.001, and the Company has not conducted and is not presently conducting an investigation to determine whether credible evidence exists of any significant overpayment(s) on such Government Contract, other than overpayments resulting from a contract financing payment as defined in FAR 32.001.

(r)

None of the Company, nor any of its directors, officers or Principals (as such term is defined by FAR 52.203-13(a)) are or have been under indictment with respect to any alleged irregularity, misstatement or omission arising under or relating to any Government Contract with a Governmental Entity.  The Company has not entered into any consent order or administrative agreement relating directly or indirectly to any Government Contract with a Governmental Entity.

(s)	All sales representatives who assist the Company in soliciting or obtaining Government Contracts are bona fide employees or bona fide agencies as defined in FAR 52.203-5.
(t)	All past performance evaluations received by the Company in the past three years from a Governmental Entity in relation to a Government Contract have been satisfactory or better.
(u)

The Company has the capacity, facilities and personnel necessary to deliver, in a timely fashion and in accordance with the Defense Priorities and Allocations System regulations, all outstanding defense rated orders received under a Government Contract.

(v)

Each Company employee formerly employed by a Governmental Entity in the past three years (a “Former Government Employee”) and the Company are in compliance with all Laws regarding post-employment conflict of interest restrictions applicable to such Former Government Employees.

(w)

No Governmental Entity nor any prime contractor or subcontractor has ever provided the Company with any written, or to the Company’s Knowledge, oral, notice alleging that the Company has an actual, apparent or potential organizational conflict of interest as defined in FAR Subpart 9.5.

(x)

The Company is, and for the past five (5) years has been, in compliance with all applicable national security obligations, including those specified in the National Industrial Security Program Operating Manual (“NISPOM”) with respect to such facility security clearances, national industrial security authorizations and accreditations, and requirements relating to mitigation of Foreign Ownership, Control or Influence.  The Company has all of the facility and personnel security clearances necessary to conduct the business of the Company as currently being conducted.  For each facility security clearance and national industrial security authorization and accreditation held by a member of the Company, the Company holds and, at all relevant times in the past five (5) years, had held, at least a “Satisfactory” rating from the Defense Counterintelligence and Security Agency or other cognizant security authority with respect to the NISPOM and any other U.S. national industrial security requirements that may apply to each facility security clearance or national industrial security authorization or accreditation.  To the Company’s Knowledge, there are no facts or circumstances that would reasonably be expected to result in the suspension, invalidation, or revocation of any facility security clearance or national industrial security authorization or accreditation held by the Company.

(y)

The Company does not use any covered articles (as defined in FAR 52.204-23), covered telecommunications equipment or services, (as defined in FAR 52.204-25) and does not provide covered articles or covered telecommunications equipment, or services to the federal government. The Company has conducted a reasonable inquiry to confirm that it does not use any covered articles or covered telecommunications equipment, or services.

3.27Compliance with Regulation D.  The Company is aware that the Parent Common Stock to be issued pursuant to the Transactions will constitute “restricted securities” within the meaning of Securities Act. At no time was any holder of Company Capital Stock or Company Options solicited by means of general advertising or general solicitation in connection with this Agreement or the Transactions.

3.28Disclosure

.  No representation or warranty or other statement made by the Company or any of the Company’s Representatives in this Agreement, the Disclosure Schedule, the certificates delivered pursuant to this Agreement or the Related Agreements contains or, when delivered to Parent, will contain any untrue statement of a material fact or omits, or when delivered to Parent, will omit, to state any material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which such statements were made, not misleading.  The Company has Made Available complete and correct and, where applicable, executed copies of each document that has been requested by Parent and that is in the Company’s possession or control or that is listed (or required to be listed) in the Disclosure Schedule.

Article IV
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBS

Parent, Merger Sub I and Merger Sub II hereby represent and warrant to the Company, as of the date of this Agreement and as of the Closing Date, as though made at the Closing Date, as follows:

4.1Organization and Standing

.  Parent is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Parent has the requisite corporate power to own, lease and operate its assets and properties and to carry on its business as currently conducted and as currently contemplated to be conducted. Except as would not be material, Parent is duly qualified or licensed to do business and is in good standing as a foreign corporation in each jurisdiction in which the character or location of its assets or properties (whether owned, leased or licensed) or the nature of its business make such qualification, license or good standing material to Parent business as currently conducted. Merger Sub I is a corporation duly organized, validly existing and in good standing under the Laws of Delaware. Merger Sub II is a limited liability company duly organized, validly existing and in good standing under the Laws of Delaware.

4.2Authority and Enforceability

.

(a)

Each of Parent and Merger Sub has all requisite corporate or similar organizational power and authority to enter into this Agreement and any Related Agreements to which it is a party and to consummate the Merger and the other transactions contemplated hereby and thereby. The execution and delivery by each of Parent, Merger Sub I and Merger Sub II of this Agreement and any Related Agreements to which it is a party and the consummation of the Merger and the other transactions contemplated hereby and thereby have been duly authorized by all necessary corporate or similar organizational and other action on the part of Parent, Merger Sub I and Merger Sub II.

(b)

This Agreement and any Related Agreements to which Parent, Merger Sub I and Merger Sub II are parties have been duly executed and delivered by Parent, Merger Sub I and Merger Sub II and constitute the valid and binding obligations of Parent, Merger Sub I and Merger Sub II, enforceable against each of Parent, Merger Sub I and Merger Sub II in accordance with their terms, subject to Laws of general application relating to bankruptcy, insolvency, moratorium, the relief of debtors and enforcement of creditors’ rights in general.

4.3Governmental Approvals

. No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent, Merger Sub I or Merger Sub II in connection with the execution and delivery of this Agreement and any Related Agreements to which Parent, Merger Sub I or Merger Sub II are a party or the consummation of the Mergers and the other transactions contemplated hereby and thereby, except (a) as may be required by the HSR Act, (b) such consents, approvals, orders, licenses, authorizations, registrations, declarations, permits, filings, and notifications as may be required under applicable United States federal and state securities Laws and state “blue sky” Laws, (c) the filing of the Statement of Merger with the Secretary of State of the Commonwealth of Pennsylvania, and (d) such other consents, waivers, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not materially impair Parent’s ability to consummate the Mergers.

4.4Operation of Merger Sub

s. Each of Merger Sub I and Merger Sub II was formed solely for the purpose of effecting the Merger and have not engaged in any business activities or conducted any operations other than in connection with the transactions contemplated hereby.

4.5Valid Issuance

. The Parent Common Stock, when issued and delivered to the Securityholders in accordance with this Agreement, will be duly authorized and validly issued, fully paid and nonassessable, and free of restrictions on transfer other than restrictions on transfer under (a) this Agreement, the Related Agreements, Parent’s organizational documents as may be amended, or amended and restated, from time to time, and any other Contract entered into by the party to whom such Parent Common Stock were issued, as applicable, and (b) applicable securities and corporate Laws.

4.6Parent SEC Reports and Financial Statements.

(a)Except as set forth on Section 4.6(a) of the Parent Schedule, Parent has timely filed all required reports required to be filed by it with the SEC under the Exchange Act or the Securities Act since Parent’s incorporation to the date hereof (collectively, as they have been amended since the time of their filing and including all exhibits thereto, the “Parent SEC Reports”) and will have filed reports required to be filed subsequent to the date hereof through the Closing Date (collectively, including all exhibits thereto, the “Additional Parent SEC Reports”). All Parent SEC Reports, Additional Parent SEC Reports, any correspondence from or to the SEC (other than such correspondence in connection with the initial public offering of Parent) and all certifications and statements required by: (i) Rule 13a-14 or 15d-14 under the Exchange Act; or (ii) 18 U.S.C. §1350 (Section 906) of the Sarbanes-Oxley Act with respect to any of the foregoing (collectively, the “Certifications”) are available on the SEC’s Electronic Data-Gathering, Analysis and Retrieval system (EDGAR). The Parent SEC Reports were, and the Additional Parent SEC Reports will be, prepared in accordance with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. No Parent SEC Reports contained, and no Additional Parent SEC Reports will contain, in each case, as of their respective dates, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, there are no material outstanding or unresolved comments in comment letters from the SEC staff with respect to Parent or the Parent SEC Reports. To the knowledge of Parent, as of the date hereof, (i) none of the Parent SEC Reports is the subject of ongoing SEC review or outstanding SEC comment and (ii) neither the SEC nor any other Governmental Authority is conducting any investigation or review of any Parent SEC Report. The Certifications are each true and correct. As used in this Section 4.6(a), the term “file” shall be construed to include filing or furnishing on EDGAR.

(b)The audited financial statements of Parent (“Parent Audited Financial Statements”) and unaudited interim financial statements of Parent (“Parent Unaudited Financial Statements” and, together with the Parent Audited Financial Statements, the “Parent Financial Statements”) (including, in each case, the notes and schedules thereto) included in the Parent SEC Reports, or to be included in the Additional Parent SEC Reports, (x) complied, or will comply, as to form in all material respects with, and in the case of Parent Financial Statements filed following the date hereof will comply with, the published rules and regulations of the SEC with respect thereto, (y) were prepared, or will be prepared, in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and Regulation S-X or Regulation S-K, as applicable, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the omission of notes to the extent permitted by Regulation S-X or Regulation S-K, as applicable, and (z) fairly present, and in the case of Parent Financial Statements filed following the date hereof, will fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes), in all material respects the financial position of Parent and its Subsidiaries as of the respective dates thereof and the results of their operations and cash flows for the respective periods then ended. The Parent has no off-balance sheet arrangements that are not disclosed in the Parent SEC Reports. No financial statements other than those of the Parent are required by GAAP to be included in the consolidated financial statements of the Parent. Except as set forth in the Parent Financial Statements, Parent does not have any liabilities or obligations of the type required to be disclosed in its financial statements in accordance with GAAP, except liabilities and obligations (i) incurred since December 31, 2021 in the ordinary course of business, (ii) incurred since September 30, 2021 pursuant to or in connection with this Agreement, (iii) disclosed in this Agreement (or its schedules) or (iv) which would not reasonably be expected to be material to the Parent.

Section 4.7 Disclaimer and Non-Reliance. Notwithstanding anything to the contrary contained herein, Parent and Merger Subs acknowledge and agree that (a) the Company shall not be deemed to make any representation or warranty other than as expressly made by such Person in this Agreement, the Disclosure Schedule, the certificates delivered pursuant to this Agreement, or any Related Agreement, and (b) neither the Company nor the Stockholders makes any representation or warranty to Parent or Merger Sub with respect to (1) any projections, estimates or budgets heretofore delivered to or Made Available to Parent or its counsel, accountants or advisors of future revenues, future expenses or expenditures or future results of operations of the Company or (2) any other information or documents (financial or otherwise) Made Available in the “data room” or otherwise, in each case of (1) and (2), except as and to the extent such matter, or any portion or component or item thereof, is expressly covered by a representation or warranty in this Agreement, the Disclosure Schedule, the certificates delivered pursuant to this Agreement, or a Related Agreement.  Each of Parent and Merger Subs confirms that it has not relied upon any such information set forth in subsection (b) above, in each case except as and to the extent such matter, or any portion or component or item thereof, is expressly covered by a representation or warranty in this Agreement, the Disclosure Schedule, the certificates delivered pursuant to this Agreement, or a Related Agreement.

CONDUCT OF COMPANY BUSINESS

5.1Conduct of Company Business

. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the First Effective Time (the “Pre-Closing Period”), except to the extent that Parent shall otherwise consent in writing, the Company shall conduct its businesses in the usual, regular and ordinary course and in substantially the same manner as heretofore conducted, pay all Taxes of the Company when due (subject to Section 7.6(a)), pay or perform all other obligations of the Company when due (including the timely withholding, collecting, remitting and payment of all Taxes required under Law), and, to the extent consistent with such business, preserve intact the present business organizations of the Company, keep available the services of the present Employees, preserve the assets (including intangible assets) and properties of the Company and preserve the relationships of the Company with customers, suppliers, distributors, licensors, licensees, and others having business dealings with them, all with the goal of preserving unimpaired the goodwill and ongoing businesses of the Company at the Effective Time.

5.2Restrictions on Company Activities

. During the Pre-Closing Period, except as expressly contemplated by this Agreement and except as expressly set forth in Section 5.2 of the Disclosure Schedule, the Company shall not, without the prior written consent of Parent (not to be unreasonably withheld, conditioned, or delayed):

(a)	cause or permit any modifications, amendments or changes to the Charter Documents;
(b)	propose or adopt a plan of complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or other reorganization of the Company;
(c)

declare, set aside, or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Company Capital Stock or other capital stock of the Company, or split, combine or reclassify any Company Capital Stock or other capital stock of the Company or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of Company Capital Stock, or directly or indirectly repurchase, redeem or otherwise acquire any shares of Company Capital Stock (or options, warrants or other rights convertible into, exercisable or exchangeable for Company Capital Stock) or other capital stock of the Company, except in accordance with the Contracts evidencing Company Options as of the date of this Agreement and listed on Section 3.5(c) of the Disclosure Schedule;

(d)

issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any Company Capital Stock or other capital stock of the Company or equity-based awards (whether payable in cash, Company Securities or otherwise) or any securities convertible into, exercisable or exchangeable for, or subscriptions, rights, warrants or options to acquire, or other Contracts or commitments of any character obligating any of them to issue or purchase any such shares or other convertible securities, or amend, accelerate the vesting of, adjust or modify any Company Securities, except for the issuance of Company Capital Stock pursuant to the exercise of Company Options outstanding as of the date of this Agreement and listed on Section 3.5(c) of the Disclosure Schedule;

(e)

form, or enter into any commitment to form, a subsidiary, or acquire, or enter into any commitment to acquire, an interest in any corporation, association, joint venture, partnership or other business entity or division thereof or any portion of the assets of the foregoing;

(f)

make or agree to make any capital expenditure or commitment exceeding $50,000 individually or $200,000, exclusive of the Renovations, in the aggregate (over a twelve (12) month period) and, with respect to the Renovations, approve any change orders or additional expenses;

(g)

acquire or agree to acquire or dispose or agree to dispose of (i) any assets of any Person (including the Company), other than acquisitions of supplies or similar assets in the ordinary course of the business consistent with past practice or the disposal of non-material assets of the Company in the ordinary course of business consistent with past practice, or (ii) any Equity Interest in any Person or any business enterprise or division thereof;

(h)

(i) sell, divest, license or assign to any Person or enter into any Contract to sell, divest, license or assign to any Person any rights to any Company IP (other than non-exclusive licenses pursuant to a Contract substantially in the form of a Standard Form IP Contract entered into in the ordinary course of business consistent with past practice); (ii) buy or license any Technology or Intellectual Property Right of any third party (other than Open Source Software or Shrink-Wrap Software that is licensed in the ordinary course of the Company’s business consistent with past practices); (iii) license any Company Products or Company IP to third parties (other than non-exclusive licenses pursuant to a Contract substantially in the form of a Standard Form IP Contract entered into in the ordinary course of business consistent with past practice); (iv) enter into any Contract that would be a Material Contract if entered into before the date of this Agreement (other than amendments, extensions, or modifications are entered into in the ordinary course of business consistent with past practice); (v) amend, modify, or extend any Material Contract (other than amendments, extensions, or modifications are entered into in the ordinary course of business consistent with past practice); or (vi) disclose any Company Source Code to, or deposit in escrow any Company Source Code with, any third party other than its Employees who have entered into Contracts in the form of a standard form of Proprietary Information and Assignment Agreement;

(i)	allow any Company IPR to lapse or expire, or fail to renew or make any filing or payment necessary in connection with the prosecution or maintenance of any Company Registered Intellectual Property;
(j)

(i) incur any Indebtedness in excess of $100,000 in the aggregate, including by the issuance or sale of any debt securities, (ii) create or permit any Lien (other than Permitted Liens) over any intangible or material asset of the Company, or (iii) amend the terms of any outstanding loan agreement or other Contract evidencing Indebtedness;

(k)

make any loan to any Person (except for advances to employees for reasonable business travel and expenses in the ordinary course of business consistent with past practice), purchase debt securities of any Person or guarantee any Indebtedness of any Person (other than intercompany arrangements among the Company entered into in the ordinary course of business consistent with past practice);

(l)	commence or settle any Action or threat of any Action by or against the Company or relating to any of their businesses, properties or assets;
(m)

pay, discharge, release, waive or satisfy any claims, rights or liabilities, other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of liabilities reflected on the Current Balance Sheet or incurred in the ordinary course of business consistent with past practice after the Balance Sheet Date;

(n)

adopt or change accounting methods or practices (including any change in depreciation or amortization policies or rates or any change to practices that would impact the methodology for recognizing revenue) other than as required by GAAP;

(o)

make or change any election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any Contract in respect of Taxes, waive any right to a tax refund or credit, settle any claim or assessment in respect of Taxes, consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes, make or request any Tax ruling, enter into any Tax sharing or similar Contract or arrangement, enter into any transactions giving rise to deferred gain or loss, amend any Tax Return or file any Tax Return except in accordance with Section 7.6(a);

(p)	take any action (or fail to take any action) that could reasonably be expected to result in the Mergers failing to qualify as a Section 368 Reorganization;
(q)

except as required by Law or expressly pursuant to this Agreement, adopt, amend or terminate any Company Employee Plan, including any indemnification Contract or enter into,  amend or terminate any Contract with an Employee (except in the ordinary course of business consistent with past practice and provided, that such Employee is not, or would not be, an officer, director, or equivalent, of the Company);

(r)	amend, modify, or remove any Data Processing Policy, publish any new Data Processing Policy, or announce any such amendment, modification, removal, or publication;
(s)

except in the ordinary course consistent with past practice (i) increase or make any other change that would result in increased cost to the Company with respect to the salary, wage rate, employment status, title or other compensation (whether payable in cash, Company Securities or other property) payable or to become payable by the Company to any Employee or (ii) hire or engage any Person for service, demote, terminate or otherwise modify the terms and conditions of the service or employment of any current Employee, or cause any Employee to resign from the Company or otherwise terminate the services of any Employee;

(t)

(i) make any declaration, payment, commitment or obligation of any kind for the payment (whether in cash, Company Securities or otherwise) of any severance payment or other change in control payment, termination payment, bonus, special remuneration or other additional salary or compensation to any Employee, except payments made pursuant to written agreements existing on the date of this Agreement and disclosed in Section 5.2(t) of the Disclosure Schedule, or (ii) enter into, adopt, terminate or amend any Company Employee Plan;

(u)

send any communications (including electronic communications) to Employees (i) regarding any terms of employment with or service to Parent or any of its Affiliates, including with respect to the Offer Documents, or (ii) concerning or that are inconsistent with this Agreement or the transactions contemplated thereby;

(v)

cancel, amend (other than in connection with the addition of customers, distributors, resellers, licensees, suppliers, or vendors to such insurance policies from time to time in the ordinary course of business consistent with past practices), or fail to renew (on substantially similar terms) any insurance policy of the Company;

(w)

(i) terminate, amend, extend, waive, violate or modify any Material Contract (other than immaterial amendments, waivers, or modifications in the ordinary course of business consistent with past practice) or Government Contract, or (ii) enter into any Contract which would have constituted a Material Contract or Government Contract had such Contract been entered into prior to the date of this Agreement;

(x)	enter into any new line of business or change the Company’s material operating policies in any material respect, except as required by applicable Law or by policies imposed by any Governmental Entity;
(y)

enter into any Contract to purchase or sell any interest in real property, grant any security interest in any real property, enter into any lease, sublease, license or other occupancy Contract with respect to any real property or alter, amend, modify, violate or terminate any of the terms of any Lease Agreements; or

(z)

take, commit, or agree in writing or otherwise to take or make, (i) any of the actions described clause (a) through (y) of this Section 5.2, or (ii) any other action or omission that would (A) prevent the Company from performing, or cause the Company not to perform, its covenants or agreements hereunder, or (B) cause or result in the Company knowingly or willfully breaching or otherwise causing to be untrue or incorrect any of its representations and warranties contained herein.

Article VI
COMPANY NON-SOLICITATION AGREEMENT

6.1Termination of Discussions

. The Company shall and shall cause its Affiliates and their respective Representatives to, immediately cease and cause to be terminated any such negotiations and discussions with third parties (other than Parent and its Representatives) regarding (i) any acquisition, sale, or transfer of all or any material portion of the business, properties, assets or technologies of the Company, or any amount of Company Securities, whether or not outstanding (in each case, other than in connection with the exercise of Company Options outstanding as of the date of this Agreement), in any case whether by merger, consolidation, amalgamation, purchase of assets or stock, tender or exchange offer, license or otherwise (other than the sale of products and services in the ordinary course of business consistent with past practice or the licensing of Intellectual Property Rights in connection therewith), (ii) any joint venture or other strategic investment in or involving the Company (other than an ongoing commercial or strategic relationship in the ordinary course of business consistent with past practice), including any new debt, equity, or other financing or investment, or recapitalization of the Company, or (iii) any similar transaction that is not in the ordinary course of business (each of the transactions described in the preceding clauses (i), (ii) and (iii) being referred to herein as an “Alternative Transaction”).

6.2No Solicitation

. During the Pre-Closing Period, the Company shall not, and the Company shall cause each of its Affiliates or its or their Representatives not to, directly or indirectly: (a) solicit, initiate, seek, encourage, promote or support, any inquiry, proposal or offer from, furnish any information regarding the Company to, or participate in any discussions or negotiations with, any third party regarding, or in a manner intended or reasonably likely to facilitate, any Alternative Transaction; (b) disclose any information not customarily disclosed to any person concerning the business, properties, assets or technologies of the Company, or afford to any Person access to its properties, assets, technologies, books or records, not customarily afforded such access; (c) assist or cooperate with any person to make any inquiry, offer, proposal or indication of interest regarding any Alternative Transaction; or (d) enter into any Contract with any person providing for an Alternative Transaction.

6.3Notice of Alternative Transaction Proposals

. In the event that the Company or any of its Representatives shall receive, prior to the Effective Time or the termination of this Agreement in accordance with Section 8.1, any inquiry offer, proposal or indication of interest regarding a potential Alternative Transaction, or any request for disclosure of information or access of the type referenced in Section 6.2(b), the Company or such Affiliate or Representative shall immediately notify Parent thereof, which notice shall include the identity of the party making any such inquiry, offer, proposal, indication of interest or request, and the specific terms of such inquiry, offer, proposal, indication or request, as the case may be (including a copy of any written material and electronic communications received from such third party), and such other information related thereto as Parent may reasonably request.

6.4Breaches

. It is understood that any violation of the covenants and agreements concerning any Representative of the Company shall be deemed to be a breach of this Agreement by the Company.

Article VII	ADDITIONAL AGREEMENTS
7.1	Securityholder Notice and Approvals

.

(a)

Requisite Stockholder Approval and Notice. As promptly as practicable following the execution and delivery of this Agreement, in compliance with all Laws (including Pennsylvania law) and the Company’s Charter Documents, the Company shall provide to its Stockholders all required notices and information in connection with the approval of the Mergers and that dissenters’ rights are available.  Such materials submitted to the Stockholders (will (i) not contain, at or prior to the First Effective Time, any untrue statement of material fact, and will not omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which made, not misleading and (ii) will have been presented to Parent a reasonable time prior to circulation for Parent’s prior review.  The Company shall promptly deliver to Parent a copy of each executed Stockholder Written Consent upon receipt thereof from any Stockholder pursuant to such solicitation.  Within twenty-four (24) hours after the execution and delivery of this Agreement, the Company will deliver to Parent the Stockholder Written Consents from Support Stockholders that are sufficient to fully and irrevocably deliver the Requisite Stockholder Approval.  The Board of Directors of the Company shall not alter, modify, change or revoke its unanimous approval of this Agreement, the Mergers and the other transactions contemplated hereby, nor its unanimous recommendation to the Stockholders to vote in favor of adoption of this Agreement and approval of the Mergers and the other transactions contemplated hereby.

(b)

280G Approvals. No less than five Business Days prior to the Closing, the Company shall (i) use commercially reasonable efforts to obtain and deliver to Parent prior to the initiation of the requisite stockholder approval procedure under clause (ii) hereof from each Person who is, with respect to the Company, a “disqualified individual” (within the meaning of Section 280G of the Code) as of immediately prior to the initiation of such requisite stockholder approval procedure (each, a “Disqualified Individual”), and who reasonably might receive or have the right or entitlement to receive or retain an “excess parachute payment” (within the meaning of Section 280G of the Code), a 280G Waiver, in a form reviewed and approved by Parent (such review and approval not to be unreasonably withheld, conditioned or delayed), and (ii) with respect to each Disqualified Individual from which the Company has obtained an executed 280G Waiver, submit to the Stockholders for approval (in a form and manner satisfactory to Parent), by such Stockholders as will together satisfy the stockholder approval requirements of Section 280G(b)(5)(B) of the Code, any payments and/or benefits that may separately or in the aggregate, constitute “parachute payments” (which determination shall be made by the Company and shall be subject to review and approval by Parent) (within the meaning of Section 280G of the Code and the regulations promulgated thereunder), such that such payments and benefits shall not be deemed to be “parachute payments” under Section 280G of the Code (the “280G Solicitations”). Prior to the First Effective Time, the Company shall deliver to Parent evidence satisfactory to Parent that (X) a Stockholder vote was solicited in conformance with Section 280G and the regulations promulgated thereunder and the requisite Stockholder approval was obtained with respect to any payments and/or benefits that were subject to the Stockholder vote (the “280G Approval”), or (Y) that the 280G Approval was not obtained and as a consequence, that such “parachute payments” shall not be made or provided, pursuant to the 280G Waivers executed by the affected individuals prior to the 280G Solicitations.

(c)

Support and Joinder Agreements. The Company shall use its reasonable best efforts to cause each Support Stockholder to execute and deliver to the Company a Support Agreement and a Joinder Agreement as promptly as reasonably practicable after the execution and delivery of this Agreement, if and to the extent not executed and delivered concurrently with the execution and delivery of this Agreement, and to cause each Following Stockholder to execute and deliver to the Company a Joinder Agreement as promptly as reasonable practicable after the execution and delivery of this Agreement.

(d)

Investor Questionnaire. The Company shall cause each Stockholder to execute and deliver to Parent an Investor Questionnaire as promptly as reasonably practicable after the execution and delivery of this Agreement, if and to the extent not executed and delivered concurrently with the execution and delivery of this Agreement.

(e)

Lockup Agreements.  The Company shall cause each Securityholder described in Section 2.2(b)(xiv) to execute and deliver to Parent a Lockup Agreement as promptly as reasonably practicable after the execution and delivery of this Agreement, if and to the extent not executed and delivered concurrently with the execution and delivery of this Agreement.

7.2Third Party Contract Notices, Consents, Amendments and Terminations.

(a)Notices and Consents. The Company shall use reasonable best efforts to send all notices to and obtain all consents, waivers and approvals of any third-party to any Material Contract as are required thereunder. Such notices, consents, modifications, waivers and approvals shall be in form and substance acceptable to Parent (acting reasonably). In the event the Mergers are not consummated for any reason, none of Parent, Merger Sub I or Merger Sub II or any of their respective Affiliates shall have any liability to the Company, the Securityholders or any other Person for any Liabilities resulting from the Company sending any such notice or seeking to obtain any such consents, modifications, waivers and approvals.

(b)

Terminated and Amended Agreements. The Company shall use its reasonable best efforts to (i) terminate each of the agreements listed on Schedule 7.2(b)(1) (the “Terminated Agreements”) effective as of and contingent upon the Closing, including sending all required notices, such that each Terminated Agreement shall be of no further force or effect immediately following the Closing, and (ii) to amend each of the agreements listed on Schedule 7.2(b)(2) (the “Amended Agreements”) to provide for the applicable changes as set forth on such Schedule for each such agreement, in all cases effective as of and contingent upon the Closing. The form and substance of each termination letter and/or amendment agreement shall be in form and substance acceptable to Parent (acting reasonably). Upon the Closing, the Company shall have paid all amounts owed under the Terminated Agreements (as a result of the termination of the Terminated Agreements or otherwise), and none of Parent, the Company, the Surviving Corporation, the Surviving LLC or any of their Affiliates will incur any Liability under or in connection with any Terminated Agreement following the Closing Date. The Company shall be responsible for making any payments required to terminate the Terminated Agreements or amend the Amended Agreements and shall reflect such payment or other consideration incurred by the Company as of the Closing Date or anticipated to be incurred or payable after the Closing in the Payment Spreadsheet as a Third Party Expense. In the event the Merger is not consummated for any reason, none of Parent or Merger Sub or any of their respective Affiliates shall have any liability to the Company, its Affiliates, the Securityholders or any other Person for any Liabilities resulting from the Company seeking to obtain such terminations or amendments.

7.3	Reasonable Best Efforts to Close

. Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use reasonable best efforts to take promptly, or cause to be taken promptly, all actions, and to do promptly, or cause to be done promptly, all things necessary, proper or advisable under applicable Laws to consummate and make effective the Mergers and the other transactions contemplated hereby as promptly as practicable, including by using reasonable best efforts to take all action necessary to satisfy all of the conditions to the obligations of the other party or parties hereto to effect the Mergers set forth in Article VII, to obtain all necessary waivers, consents, approvals and other documents required to be delivered hereunder and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in each case in order to consummate and make effective the Merger and the other transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

7.4Regulatory Filings and Clearances

.

(a)

Without limiting the generality of the provisions of Section 7.3 and to the extent required by applicable Law, as soon as practicable, and no later than ten (10) business days following the execution and delivery of this Agreement, each of Parent and the Company shall file with the FTC and the Antitrust Division of the DOJ a Notification and Report Form relating to this Agreement, the Merger and the other transactions contemplated hereby as required by the HSR Act. of Parent and the Company shall promptly (i) cooperate and coordinate with the other in the making of such filings, (ii) supply the other with any information that may be required in order to effectuate such filings, and (iii) use reasonable best efforts to supply any additional information that reasonably may be required or requested by the FTC or the DOJ.  Each of the parties agrees to use their reasonable best efforts to cause the expiration or early termination of the waiting period required under the HSR Act or any other applicable Law so as to enable the parties hereto to close the transactions contemplated by this Agreement as promptly as practicable and in no event later than the End Date.

(b)

If the filing of a Notification and Report Form is required by the HSR Act, each of Parent and the Company shall (i) promptly inform the other party hereto of any communication from any Governmental Entity regarding the Merger or any other transactions contemplated by this Agreement, (ii) if practicable, permit the other party hereto an opportunity to review in advance written materials submitted to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement, and incorporate the other party’s reasonable comments thereto, (iii) not participate in any substantive meeting or discussion with any Governmental Entity in respect of any filing, investigation, or inquiry concerning this Agreement, the Merger or any other transactions contemplated hereby unless such party consults with the other party hereto in advance, and, to the extent permitted by such Governmental Entity, gives the other party hereto an opportunity to attend or participate in such meeting or discussion, and (iv) furnish the other party with copies of all correspondences and written communications between them and their subsidiaries and Representatives, on the one hand, and any Governmental Entity or its respective staff, on the other hand, with respect to this Agreement, the Merger and all other transactions contemplated by this Agreement; provided, however, that (i) any materials concerning valuation of the transaction or internal financial information may be redacted, and (ii) each of Parent and the Company may, as each deem advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 7.4 as “outside counsel only” and, in such event, such material and the information contained therein shall be given only to the outside legal counsel of the recipient and shall not be disclosed by such counsel to non-legal directors, officers, employees or other advisors or representatives of the recipient.

(c)

If either Parent or the Company, as the case may be, or either of their respective Affiliates receives a request for additional information or documentary material from any such Governmental Entity with respect to the Merger or any other transactions contemplated by this Agreement, then such party shall use its reasonable best efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request.

(d)

Notwithstanding anything to the contrary in this Agreement, in connection with the receipt of any necessary approvals or clearances of a Governmental Entity required under the Antitrust Laws (including under the HSR Act), neither Parent (nor any of its subsidiaries or Affiliates) shall be required to and, without the consent of Parent (which consent may be withheld in its sole discretion), the Company shall not permit any of its Affiliates to (A) sell, hold separate or otherwise dispose of or conduct their business in a specified manner, or agree to or become subject to any order to, sell, hold separate or otherwise dispose of or conduct their businesses in a specified manner, or enter into or agree to enter into a voting trust arrangement, proxy arrangement, “hold separate” agreement or arrangement or similar agreement or arrangement with respect to the assets, operations or conduct of their business in a specified manner, or permit the sale, holding separate or other disposition of, any assets of Parent and its subsidiaries or Affiliates or (B) agree to any concession, accommodation or liability to the extent related to or arising out of this Agreement or any of the transactions contemplated hereby in order to obtain the necessary approvals or clearances of a Governmental Entity required under the Antitrust Laws.

(e)

Notwithstanding anything to the contrary in this Agreement, it is expressly understood and agreed that neither Parent nor any of its Affiliates shall have any obligation to litigate any Action (including but not limited to any administrative or judicial action or proceeding) that may be brought under the Antitrust Laws in connection with the transactions contemplated by this Agreement; provided, that, for the avoidance of doubt, Parent shall use commercially reasonable efforts to cooperate with the Company in responding to requests for information from any Governmental Entity prior to the End Date. Parent will have the right, after consultation with the Company, and after considering in good faith the view of the Company, to make all strategic and tactical decisions as to the manner in which to obtain from any Governmental Entity under the HSR Act or any other applicable Antitrust Laws any actions or non-actions, consents, approvals, authorizations, clearances or orders required to be obtained in connection with the consummation of the transactions contemplated by this Agreement.

(f)	The filing fees payable in connection with all filings or notices to and approvals from any Governmental Entity described in this Section 7.4, shall be paid by the Company.
7.5	Employee Matters

.

(a)

Resignation of Officers and Directors. Prior to the Closing, the Company shall have caused each director and officer of the Company to execute a resignation and release letter in a form acceptable to Parent (the “Director and Officer Resignation Letter”), effective as the First Effective Time.

(b)

Offer Letters. During the Pre-Closing Period, the Company shall provide Parent with access to each of the then current Employees and the Company shall cooperate with Parent in delivering an Offer Letter to each such Employee. The Company shall use reasonable best efforts to cause each such Employee to whom Parent or any of its Affiliates delivers an Offer Letter to execute and deliver to Parent the Offer Documents, effective on the Closing Date. Notwithstanding anything herein to the contrary, neither Parent nor any of its Affiliates (including the Surviving Corporation and Surviving LLC) shall be obligated to cause the continuation of any employment relationship with any Employee for any specific period of time.

(c)

Employee Plans. Prior to the First Effective Time, the Company shall terminate any Company Employee Plan intended to be qualified under Section 401(a) of the Code, as well as any Company Employee Plans requested by Parent, such termination to be contingent upon the Closing and effective as of no later than the day immediately preceding the Closing Date, unless Parent provides written notice to the Company that any such Company Employee Plan shall not be terminated. The Company shall provide Parent with evidence that all such Company Employee Plans have been terminated pursuant to resolutions of the board of directors (or similar body) of the Company or its ERISA Affiliates, as the case may be. The form and substance of such resolutions shall be subject to review and approval of Parent (acting reasonably). The Company also shall take such other actions in furtherance of terminating any such Company Employee Plan as Parent may reasonably require. In the event that termination of such a Company Employee Plan in connection with the Closing triggers liquidation charges, surrender charges or other fees, then such charges and/or fees shall not be included in Third Party Expenses and shall not be the responsibility of the Company.  Parent shall take reasonable commercial actions as it may consider necessary to offer plan participation to Continuing Employees in employee benefit plans maintained by Parent or its Affiliates, including those qualified under Section 401(a) of the Code, within a reasonable period  following the Closing, on terms and conditions similar to Parent’s and its Affiliates’ other similarly situated employees, and shall recognize prior to service with the Company by such Continuing Employees for the purposes of eligibility and vesting under such Plans; provided, however, such service shall not be recognized with respect to vesting of new grants made under equity incentive plans of Parent, or to the extent that (x) such recognition would result in a duplication of benefits or (y) such service was not recognized under the applicable employee benefit plan.

(d)

No Employment Commitment or Plan Amendments. Unless expressly stated in this Agreement, no provision of this Agreement is intended, or shall be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind or nature whatsoever in any Securityholder, Employee or any other Person, including any rights of employment or engagement for any specified period and/or any employee benefits, in favor of any Person, union, association, Securityholder, Employee, or any other Person, other than Parent or Merger Sub, the Company, and the Stockholder Representative and their respective successors and permitted assigns, and all provisions of this Agreement will be personal solely among such parties. In addition, no provision of this Agreement is intended, or shall be interpreted, to establish, amend or modify any term or condition of any employee related plan, program or policy of the Company or Parent.

7.6	Tax Matters

.

(a)

Tax Returns Filed On or Prior to Closing. The Company shall prepare, or shall cause to be prepared, all Tax Returns of the Company required to be filed under Law on or prior to the Closing Date and shall be responsible for the timely filing (taking into account any extensions received from the relevant Tax authorities) of such Tax Returns. The Tax Returns described in this Section 7.6(a) shall be prepared on a basis consistent with those prepared for prior taxable periods unless otherwise required by Law. The Company shall provide Parent with a copy of each such Tax Return for its review and comment no less than twenty (20) days prior to the due date (taking into account valid extensions thereto) for such Tax Return, and shall revise such Tax Returns to reflect Parent’s reasonable comments. All Taxes (whether or not shown on such Tax Returns) shall be paid or will be paid by the Company when due.

(b)

Tax Returns Filed After Closing. Parent shall prepare or shall cause to be prepared all Tax Returns with respect to a Pre-Closing Tax Period required by Law to be filed by the Company after the Closing Date. All Taxes that are due and payable with respect to Tax Returns described in this Section 7.6(b) shall be the responsibility of the Securityholders to the extent they constitute Pre-Closing Taxes, and shall, for the avoidance of doubt, together with any related costs and other Losses, be subject to indemnification pursuant to Article IX, including Section 9.2(a)(vi) .

(c)

Tax Assistance. The Stockholder Representative agrees to furnish or cause to be furnished to Parent and its subsidiaries (including the Surviving Corporation), and Parent agrees to furnish or cause to be furnished, and to cause its subsidiaries (including the Surviving Corporation) to furnish to Stockholder Representative at any time after the Closing Date, upon request, as promptly as practicable, such information (including access to books and records) and assistance relating to the Company, as is reasonably requested for the filing of any Tax Returns, for the preparation of any audit and for the prosecution or defense of any pending or threatened audit or assessment, suit, proposed adjustment, deficiency, dispute, administrative or judicial proceeding or other similar claim. Each of Parent, Parent’s subsidiaries, the Company, and the Stockholder Representative shall retain all books and records in their possession with respect to Taxes for a period of at least seven (7) years following the Closing Date.

(d)	Transfer Taxes. Transfer Taxes, if any, shall be borne by the Securityholders, and any Tax Returns with respect thereto shall be prepared and filed by the Stockholder Representative.
7.7	Payoff Letters and Release of Liens

.

(a)Payoff Letters. No later than five (5) Business Days prior to the Closing Date, the Company shall obtain from each holder of Indebtedness of the Company (including the Company Notes), and deliver to Parent, an executed payoff letter, in form and substance reasonably acceptable to Parent (acting reasonably), setting forth (i) the amounts required to pay off in full on the Closing Date, the Indebtedness owing to such holder of Indebtedness (including the outstanding principal, accrued and unpaid interest and prepayment and other penalties) and wire transfer information for such payment, (ii) upon payment of such amounts, a release of the Company, (iii) upon payment of such amounts, a release of all Liens, if any, that the holder may hold on any of the assets of the Company and an agreement that the Company or its Representatives may file UCC-3 termination statements and such other documents necessary or desirable to evidence the release of any and all such Liens, and attaching duly completed and executed copies of any necessary Tax forms, including IRS Form W-9 or the appropriate series of IRS Form W-8, as applicable (each, a “Payoff Letter”).

(b)

Release of Liens. At or prior to the Closing, the Company shall cause to be filed all agreements, instruments, certificates and other documents, in form and substance satisfactory to Parent (acting reasonably), that are necessary or appropriate to effect the release of all Liens set forth in Schedule 7.7(b).

7.8	Third Party Expenses

.

(a)Whether or not the Merger are consummated, each party shall be responsible for its own expenses and costs that it incurs (and whether paid prior to, at or after the Effective Time) with respect to the negotiation, execution, delivery and performance of this Agreement, other than the Stockholder Representative to the extent the Securityholders are responsible for such amounts pursuant to this Agreement or any Stockholder Representative Engagement Agreement. Without limiting or expanding the foregoing, the Securityholders shall be responsible for all Third Party Expenses, which will be payable pursuant to a dollar-for-dollar adjustment to the Cash Consideration otherwise payable hereunder. For purposes of this Agreement, “Third Party Expenses” means all fees and expenses incurred by or on behalf of or otherwise required to be paid by (including, as applicable, expenses of stockholders of the Company or other parties to whom the Company has a reimbursement or similar obligation) the Company (or any of its successors), whether or not paid or payable prior to, at or after the Effective Time, in connection with this Agreement, the Merger and the other transactions contemplated hereby, including: (i) all legal, accounting, financial advisory, consulting, finders’ and all other fees and expenses of third parties incurred by or on behalf of or otherwise required to be paid by the Company in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby; (ii) any bonus, severance, change-in-control payments, accelerated commissions, payments in settlement of Company Phantom Stock Units, or similar payment obligations (including payments with either “single-trigger” or “double-trigger” provisions) of the Company to Employees resulting from, or in connection with, the transactions contemplated hereby; (iii) any payments or Liabilities to third-parties arising under a Contract entered into by the Company at or prior to the Closing as a result of or in connection with the Merger or any of the other transactions contemplated by this Agreement, including any payment or consideration arising under or in relation to any consent, waiver or approval of any party under any Contract as may be required for any such Contract to remain in full force and effect following the Closing or resulting from agreed-upon modification or early termination of any such Contract; and (iv) the costs and expenses of the Company D&O Tail Policy to the extent not paid by the Company prior to the Closing Date. For the avoidance of doubt, no fees and expenses shall be double counted when calculating Third Party Expenses. Notwithstanding anything to the contrary herein, and for the avoidance of doubt, if the lessor, sublessor, or licensor under any Lease Agreement conditions its grant of a consent (including by threatening to exercise a “recapture” or other termination right) upon, or otherwise requires in response to a notice or consent request regarding this Agreement or the transactions contemplated hereby, the payment of a consent fee, “profit sharing” payment or other consideration (including increased rent payments), or the provision of additional security (including a guaranty), the Company shall be solely responsible for making all such payments or providing all such additional security (each of which shall constitute Third Party Expenses) and the terms thereof shall be subject to Parent’s approval.

(b)

At least five (5) Business Days prior to the Closing, the Company shall obtain from each advisor, counsel, accountant, or other professional service provider owed Third Party Expenses, and deliver to Parent, a final invoice or other final statement indicating that such amounts reflected thereon are all amounts owed to such Person in respect of Third Party Expenses, in form and substance reasonably acceptable to Parent, setting the amounts required to pay off in full on the Closing Date the Third Party Expenses owing to such Person and wire transfer information for such payment, and attaching duly completed and executed copies of any necessary Tax forms, including IRS Form W-9 or the appropriate series of IRS Form W-8, as applicable (each a “Final Invoice”). The Company shall take all necessary actions to ensure that Third Party Expenses shall not be incurred by the Surviving Corporation after the Closing Date without the express prior written consent of Parent.

7.9Pre-Closing Actions

. Prior to the Closing, the Company shall use its reasonable best efforts to perform the actions described on Schedule 7.9 (the “Pre-Closing Actions”).

7.10	Access to Information

. During the Pre-Closing Period, the Company shall afford Parent and its Representatives access to, upon reasonable notice during business hours, (i) all of the assets, properties, Books and Records and Contracts of the Company, (ii) all other information concerning the business, assets, properties and personnel (subject to restrictions imposed by Law) of the Company as Parent may reasonably request, and (iii) all Employees, customers, and suppliers of the Company as identified by Parent. The Company agrees to provide to Parent and its accountants, counsel and other Representatives copies of its internal financial statements (including Tax Returns and supporting documentation) promptly upon request. No information or knowledge obtained in any investigation conducted pursuant to this Section 7.10 or otherwise shall affect or be deemed to qualify, limit, waive, modify, amend or supplement any representation or warranty contained herein or in the Disclosure Schedule, the conditions to the obligations of the parties to consummate the Merger in accordance with the terms and provisions of this Agreement, or the rights of Parent or any Indemnified Party under or arising out of a breach of this Agreement.

7.11Notification of Certain Matters

. During the Pre-Closing Period, the Company shall give prompt notice to Parent of: (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which is likely to cause any representation or warranty of the Company contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time, and (b) any failure of the Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.11 shall not (a) limit or otherwise affect any remedies available to the party receiving such notice or (b) constitute an acknowledgment or admission of a breach of this Agreement. No disclosure by or on behalf of the Company pursuant to this Section 7.11 or otherwise of any breach, inaccuracy, failure to be true, or failure to comply (or any waiver thereof) shall affect or be deemed to qualify, limit, waive, modify, amend or supplement any representation, warranty, or covenant contained herein or in the Disclosure Schedule, the conditions to the obligations of the parties to consummate the Merger in accordance with the terms and provisions of this Agreement, or the rights of Parent or any Indemnified Party under this Agreement, except to the extent set forth in the Disclosure Schedule or expressly waived pursuant to the terms of this Agreement.

7.12	Director and Officer Insurance and Indemnity

.

(a)Prior to the Closing, the Company shall obtain at its expense a fully prepaid “tail” directors’ and officers’ liability insurance policy, which (i) has an effective term of six (6) years from the First Effective Time, and (ii) contains coverage terms comparable to or better than those applicable to the current directors and officers of the Company (the “Company D&O Tail Policy”). The Surviving Corporation (following the first Effective Time), Surviving LLC (following the Second Effective Time) and Parent shall not cancel (or permit to be cancelled) the Company D&O Tail Policy during its term.

(b)

Subject to Section 9.2(b), if the Second Merger is consummated, until the sixth (6th) anniversary of the Closing Date, the Surviving LLC shall fulfill and honor in all respects (i) the obligations of the Company to its directors and officers as of immediately prior to the Effective Time (the “Company D&O Parties”) pursuant to any indemnification agreements between the Company and such Company D&O Parties existing as of the date of this Agreement that are Made Available and set forth in the Disclosure Schedule with respect to claims arising out of matters occurring at or prior to the Effective Time, and (ii) the certificates of incorporation and bylaws (and other similar organizational documents) of the Surviving LLC to contain provisions with respect to indemnification, exculpation and the advancement of expenses that are at least as favorable as the indemnification, exculpation and advancement of expenses provisions contained in the Articles of Incorporation and Bylaws, and during such six-year period, such provisions shall not be repealed, amended or otherwise modified in any manner except as otherwise contemplated by this Agreement or required by applicable Law. Any claims for indemnification made under such indemnification agreements or the certificate of incorporation or bylaws of the Surviving LLC on or prior to the sixth (6th) anniversary of the First Effective Time shall survive such anniversary until the final resolution thereof.

(c)

For the avoidance of doubt, and notwithstanding anything herein to the contrary, Parent shall be under no obligation to maintain the existence of the Surviving Corporation for any specified period following the First Effective Time; provided that, if the Surviving Corporation, Surviving LLC or any of its or their successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger then, and in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation or Surviving LLC shall assume all of the obligations of the Surviving Corporation or Surviving LLC, as applicable, set forth in this Section 7.12.

7.13

R&W Insurance Policy. Parent has obtained and conditionally bound the R&W Insurance Policy as of the date of this Agreement. Parent represents and warrants that the R&W Insurance Policy does not contain, and shall not contain, and the insurance company issuing such policy has waived, except in the case of fraud by the Company or indemnification under Section 9.2(a)(ii) of this Agreement, any right of subrogation against the Stockholder Representative, its successors and assigns, the Company, any of the Stockholders, or any of its and their respective Affiliates or any past, present, or future director, manager, officer, employee, or adviser of the Company (collectively, the “Seller Beneficiaries”) based upon or arising out of this Agreement and the transactions contemplated hereby, or the negotiation, execution or performance of this Agreement. Parent, on behalf of itself and its Affiliates, agrees that the R&W Fee shall be borne equally by Parent, on the one hand, and the Indemnifying Stockholders, on the other hand.  During the term of the R&W Policy, Parent shall use its reasonable best efforts to maintain the R&W Policy in full force and effect and shall not amend, waive or otherwise modify the clause in the R&W Policy pursuant to which the insurers underwriting such policy waive rights of subrogation against the Company Indemnifying Parties, or take any action (or commit to take any action) that would cause such clause to be amended, waived or otherwise modified, in any manner that would reasonably be expected to adversely affect the Company Indemnifying Parties.

7.14

Registration Statements.  Parent shall, as promptly as administratively practicable following the Closing, file with the SEC a registration statement on Form S-8 (the “Form S-8”) registering the shares of Parent Common Stock issuable upon the exercise of all Assumed Options that are eligible to be registered on Form S-8 and shall use commercially reasonable efforts to maintain the effectiveness of the Form S-8, or any successor filing thereof, for so long as such Assumed Options remain outstanding.

7.15

DCSA Outreach.  As soon as promptly as practicable (and in any event within two (2) Business Days) after the date of this Agreement, the Company shall notify DCSA of the Transactions and shall cooperate in good faith with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable to secure the required DCSA authorization to continue performance and payment under the Company’s Government Contracts and obtain from DCSA a facility clearance for Merger Sub II, or the Surviving LLC, at or above the level held by the Company as of the date of this Agreement.

7.16

Pre-Closing Cooperation. As soon as practicable after the date of this Agreement, the Company shall promptly prepare and assist Parent and Merger Subs in preparing and submitting all notices, consents, facility and personnel clearance requests, and/or other approvals as may be required under any Government Contract, including novations under FAR 42.1204, or in order to be able to perform any Government Contract post-Closing, including possessing the requisite facility and personnel clearances, in each case as may be requested by Parent and in the form reasonably requested by Parent.  The Company and Parent shall cooperate in good faith and use their reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable to find an appropriate mechanism for continued payment pending novation of the Company’s Government Contracts.

Article VIII
PRE-CLOSING TERMINATION OF AGREEMENT

8.1Termination

. Except as provided in Section 8.2, this Agreement may be terminated and the Mergers abandoned at any time prior to the Closing only:

(a)	by mutual agreement of the Company and Parent;
(b)

by Parent if the Requisite Stockholder Approval shall not have been obtained by the Company through the Stockholder Written Consent and delivered to Parent within twenty-four (24) hours after the execution and delivery of this Agreement;

(c)

by Parent or the Company if the Closing Date shall not have occurred by May 31, 2022 (the “End Date”); provided, however, that if a Notification and Report Form is required to be filed under the HSR Act, the End Date shall instead be June 30, 2022; provided, further, that the right to terminate this Agreement under this Section 8.1(c) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes material breach of this Agreement;

(d)

by either Parent or the Company if any Law or final and non-appealable Order shall be in effect which has the effect of making the Merger illegal or otherwise prohibits or prevents consummation of the Mergers;

(e)

by Parent if it is not in material breach of its obligations under this Agreement and there has been a breach of or inaccuracy in any representation, warranty, covenant or agreement of the Company contained in this Agreement such that the conditions set forth in Sections 2.2(b)(i) and 2.2(b)(ii) would not be satisfied as of the time of such breach or inaccuracy and such breach or inaccuracy has not been cured within twenty (20) calendar days after written notice thereof to the Company; provided, however, that no cure period shall be required (i) for a breach or inaccuracy which by its nature cannot be cured or (ii) if any of the conditions to Closing in Sections 2.2(b)(i) and 2.2(b)(ii) for the benefit of Parent are incapable of being satisfied on or before the End Date; or

(f)

by the Company if it is not in material breach of its obligations under this Agreement and there has been a breach of or inaccuracy in any representation, warranty, covenant or agreement of Parent contained in this Agreement such that the conditions set forth in Sections 2.2(d)(i) and 2.2(d)(ii) would not be satisfied as of the time of such breach or inaccuracy and such breach or inaccuracy has not been cured within twenty (20) calendar days after written notice thereof to Parent; provided, however, that no cure period shall be required (i) for a breach or inaccuracy which by its nature cannot be cured or (ii) if any of the conditions to Closing in Sections 2.2(d)(i) and 2.2(d)(ii) for the benefit of the Company are incapable of being satisfied on or before the End Date.

8.2	Effect of Termination

. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Merger Sub, or the Company, or their respective Representatives, if applicable; that each party hereto shall remain liable for any fraud or willful breach under this Agreement, any of the Related Agreements, or in any certificate or other instruments delivered pursuant to this Agreement prior to its termination; and provided, further, however, that, the provisions of Sections 7.8 (Third Party Expenses), 10.1(b) (Exculpation and Indemnification of Stockholder Representative), 11.3 (Confidentiality), 11.4 (Public Disclosure), Article XI (General Provisions) and this Section 8.2 (in each case including the respective meanings ascribed to the capitalized terms used in such Sections as defined in this Agreement) shall remain in full force and effect and survive any termination of this Agreement pursuant to the terms of this Article VIII.

Article IX
POST-CLOSING INDEMNIFICATION

9.1Survival

.

(a)Representations and Warranties. The representations and warranties of the Company, on the one hand, and of Parent and the Merger Subs, on the other hand, set forth in this Agreement or in any representation or warranty in any certificate delivered by or on behalf of the Company, on the one hand, or Parent and the Merger Subs, on the other hand, in connection herewith shall survive until 11:59 p.m. (Prevailing Pacific Time) on the date that is eighteen (18) months following the Closing Date (the “Expiration Date”); provided, however, that the representations and warranties of the Company set forth in Section 3.1(a), (c)–(e) (Organization and Good Standing), Section 3.2 (Authority and Enforceability), Section 3.5(a)–(c), (e)–(f), and (i) (Company Capital Structure), and Section 3.24 (Certain Third Party Expenses) or in any corresponding representation and warranty set forth in any certificate delivered by or on behalf of the Company in connection therewith (collectively, the “Company Fundamental Representations”) and the representations of Parent and Merger Subs set forth in Section 4.1 (Organization and Good Standing), Section 4.2 (Authority and Enforceability), and Section 4.5 (Valid Issuance) or in any corresponding representation and warranty set forth in any certificate delivered by or on behalf of the Parent in connection therewith (collectively, the “Parent Fundamental Representations”) shall survive until 11:59 p.m. (Prevailing Pacific Time) on the date that is six (6) years following the Closing Date; provided, further, that the representations and warranties of the Company set forth in Section 3.9 (Tax Matters) or in any or in any corresponding representation and warranty set forth in any certificate delivered by or on behalf of the Company in connection therewith (the “Tax Representations”) shall survive until 11:59 p.m. (Prevailing Pacific Time) on the date that is sixty (60) days after the expiration of the longest statute of limitations applicable to the Taxes addressed by such representation or warranty, after giving effect to any waiver, mitigation, tolling or extension thereof; provided, further, that a Bad Act with respect to any representation or warranty made on behalf of the Company, on the one hand, or Parent and the Merger Subs, on the other hand shall survive until 11:59 p.m. (Prevailing Pacific Time) on the later of the date that is six (6) years following the Closing Date and sixty (60) days after the expiration of the statute of limitations applicable to such Bad Act; provided, further, that all representations and warranties of or made on behalf of the Company, on the one hand, or Parent and the Merger Subs, on the other hand shall survive beyond the Expiration Date or other survival periods specified above with respect to any inaccuracy therein or breach thereof if a Claim Notice is validly delivered pursuant to Section 9.4 prior to the expiration of the survival period for such representation or warranty, in which case such representation or warranty shall survive as to such claim until such claim has been finally resolved.

(b)Agreement Controls. For the avoidance of doubt and notwithstanding anything to the contrary set forth herein, it is the intention of the parties hereto that the respective survival periods and termination dates set forth in this Section 9.1 supersede any applicable statutes of limitations that would otherwise apply to such representations, warranties, certifications, covenants, and agreements.

9.2Indemnification

.

(a)From and after and by virtue of the Mergers, the Stockholders (collectively, the “Company Indemnifying Parties,” and each, a “Company Indemnifying Party”) agree severally (and not jointly and severally), to indemnify and hold harmless Parent and its Affiliates (including the Surviving Corporation and Surviving LLC) and its and their respective Representatives (collectively, the “Parent Indemnified Parties”) from and against all Losses, paid, incurred, suffered or sustained by the Parent Indemnified Parties, or any of them (regardless of whether or not such Losses relate to any Third Party Claims), directly or indirectly resulting from, arising out of, or relating to, or in connection with any of the following:

(i)

(x) any breach of, or inaccuracy in, as of the execution and delivery of this Agreement or as of the Closing Date (as though made as of such time), any representation or warranty of the Company contained in this Agreement  (other than the Company Fundamental Representations and the Tax Representations), or any breach of, or inaccuracy in, any representation or warranty in any certificate delivered by, or on behalf of, the Company pursuant to this Agreement with respect to any such representation or warranty, or (y) any Action, including the investigation, defense, prosecution or settlement thereof, if an adverse judgment in connection with such Action would give the Indemnified Parties a claim for indemnification under clause (x) of this Section 9.2(a)(i);

(ii)

(x) any breach of, or inaccuracy in, as of the execution and delivery of this Agreement or as of the Closing Date (as though made as of such time), any Company Fundamental Representation or any Tax Representation, or any breach of, or inaccuracy in, any Company Fundamental Representation or Tax Representation in any certificate delivered by, or on behalf of, the Company pursuant to this Agreement, or (y) any Action, including the investigation, defense, prosecution, or settlement thereof, if an adverse judgment in connection with such Action would give the Indemnified Parties a claim for indemnification under clause (x) of this Section 9.2(a)(ii);

(iii)

any breach of, default in, or failure by the Company or the Stockholder Representative to perform or comply with any of its covenants (including, for the avoidance of doubt, those set forth in Article V of this Agreement) or agreements set forth in this Agreement (in the case of the Company, that require performance at or prior to the Closing Date);

(iv)	regardless of any disclosure of any matter set forth in the Disclosure Schedule, any inaccuracy in any information or calculations set forth in the Payment Spreadsheet;
(v)	any Losses relating to or arising out of any “excess parachute payments” within the meaning of Section 280G of the Code;
(vi)	regardless of any disclosure of any matter set forth in the Disclosure Schedule, any Equityholder and Indemnity Claim Matter;
(vii)	in each case except to the extent reflected in the calculation of the Merger Consideration, Third Party Expenses, Closing Indebtedness, Closing Net Working Capital, and Unpaid Pre-Closing Taxes; and
(viii)	any Bad Act committed by the Company, any Stockholder or any of their respective Representatives.

(b)From and after the Mergers, Parent, the Surviving Corporation and the Surviving LLC (collectively, the “Parent Indemnifying Parties,” and each, a “Parent Indemnifying Party”) agree, jointly and severally, to indemnify and hold harmless the Stockholders and their respective Representatives (collectively, the “Company Indemnified Parties”) from and against all Losses, paid, incurred, suffered or sustained by the Company Indemnified Parties, or any of them (regardless of whether or not such Losses relate to any Third Party Claims), directly or indirectly resulting from, arising out of, or relating to, or in connection with any of the following:

(i)

(x) any breach of, or inaccuracy in, as of the execution and delivery of this Agreement or as of the Closing Date (as though made as of such time), any representation or warranty of Parent and Merger Subs contained in this Agreement  (other than the Parent Fundamental Representations), or any breach of, or inaccuracy in, any representation or warranty in any certificate delivered by, or on behalf of, Parent and the Merger Subs pursuant to this Agreement with respect to any such representation or warranty, or (y) any Action, including the investigation, defense, prosecution or settlement thereof, if an adverse judgment in connection with such Action could give the Company Indemnified Parties a claim for indemnification under clause (x) of this Section 9.2(b)(i); and

(ii)

(x) any breach of, or inaccuracy in, as of the execution and delivery of this Agreement or as of the Closing Date (as though made as of such time), any Parent Fundamental Representation, or any breach of, or inaccuracy in, any Parent Fundamental Representation in any certificate delivered by, or on behalf of, Parent and the Merger Subs pursuant to this Agreement, or (y) any Action, including the investigation, defense, prosecution, or settlement thereof, if an adverse judgment in connection with such Action could give the Company Indemnified Parties a claim for indemnification under clause (x) of this Section 9.2(b)(ii).

(c)

No Company Indemnifying Party (including any current or former officer or director of the Company) shall have any right of contribution, indemnification or right of advancement from any Parent Indemnified Party with respect to any Loss due and payable by such Company Indemnifying Party under this Article IX.

(d)

Any payments made to a Parent Indemnified Party pursuant to any indemnification obligations under this Article IX will be treated as adjustments to the Merger Consideration for Tax purposes and such agreed treatment will govern for purposes of this Agreement, unless otherwise required by applicable Law.

(e)

From and after and by virtue of the Merger, subject to Section 9.3(i), this Article IX shall be the sole and exclusive remedy of the Parent Indemnified Parties and the Company Indemnified Parties, respectively, against the Company Indemnifying Parties and the Parent Indemnifying Parties, respectively, for any monetary damages in connection with this Agreement; provided, however, that (i) this Section 9.2(e) shall not be deemed a waiver by any party of, or any limitation on, any right to specific performance or injunctive relief or any right or claim under or related to any Related Agreement or other Contract (other than this Agreement and the certificates delivered pursuant to this Agreement), and (ii) nothing in this Agreement shall limit the liability of a Company Indemnifying Party or a Parent Indemnifying Party (and this Article IX shall not be the sole and exclusive remedy in respect of such Company Indemnifying Party or Parent Indemnifying Party, as the case may be) in connection with a claim of a Bad Act committed by such Company Indemnifying Party or Parent Indemnifying Party, as the case may be, or of which such Company Indemnifying Party or Parent Indemnifying Party, as the case may be.

(f)

For purposes of this Article IX only, when determining the amount of Losses suffered by a Parent Indemnified Party or a Company Indemnified Party, as a result of any, or whether there occurred any, breach or inaccuracy of a representation or warranty that is qualified or limited in scope as to materiality, or Company Material Adverse Effect or Parent Material Adverse Effect, as the case may be, or similar qualification, such representation or warranty shall be deemed to be made without such qualification or limitation.

(g)

In the event a Parent Indemnified Party has suffered a Loss which would give rise to a right to be indemnified under more than one of the subclauses of Section 9.2(a), as applicable, such Parent Indemnified Party shall be entitled to make a claim for such Losses under any and all such subclauses.  In no event shall any Indemnified Party be entitled to any double recovery with respect to any particular Loss or claim.  For the avoidance of doubt, nothing in this Agreement shall require any Indemnified Party to make any claim under this Article IX and, subject to the survival periods set forth in Section 9.1, no such claim shall be waived or otherwise prejudiced as a result of any delay in making such claim.

(h)

The rights of the Indemnified Parties (whether Parent Indemnified Parties or Company Indemnified Parties) to indemnification, compensation, reimbursement, or payment of Losses or any other remedy under this Agreement shall not be affected by any investigation or examination conducted with respect to, or any knowledge possessed or acquired (or capable of being possessed or acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing, by or on behalf of any of the Indemnified Parties or any of their Affiliates or any of their respective Representatives with respect to the accuracy or inaccuracy or breach of, or compliance with, any representation, warranty, certification, covenant, or any other matter. The waiver of any condition in this Agreement based on the accuracy of any such representation or warranty, or on the performance of or compliance with any such covenant or agreement, will not affect the right to indemnification, compensation, reimbursement, or payment of Losses, or any other remedy based on any such representation, warranty, certification, covenant, or agreement. No Indemnified Party shall be required to show reliance on any representation, warranty, certification, or other agreement in order for such Indemnified Party to be entitled to indemnification, compensation, reimbursement, or payment hereunder.

(i)

No Parent Indemnified Party, nor any Company Indemnified Party, as the case may be, shall be required to show reliance on any representation, warranty, certification, or other agreement in order for such Parent Indemnified Party or Company Indemnified Party, as the case may be, to be entitled to indemnification, compensation, reimbursement, or payment hereunder.

9.3Limitations on Indemnification

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(a)

Subject to Section 9.3(i), no Company Indemnifying Party shall have any indemnification obligation with respect to Losses under Section 9.2(a)(i) unless and until the aggregate amount of such Losses exceeds $250,000 (the “Basket”), at which point fifty percent (50%) of such Losses shall be recoverable by the Parent Indemnified Parties, and no Parent Indemnifying Party shall have any indemnification obligation with respect to Losses claimed under Section 9.2(b)(i), in each case unless and until the aggregate amount of such Losses exceeds $250,000 (the “Basket”), at which point (i) all Losses shall be recoverable by the Company Indemnified Party and (ii) fifty percent (50%) of all Losses up to $500,000 and all Losses in excess of $500,000 shall be recoverable by the Parent Indemnified Parties, as the case may be, as set forth below.

(b)

Subject to Section 9.3(i), the Parent Indemnified Parties’ sole and exclusive source of recovery for Losses under Section 9.2(a)(i) shall be recourse against and recovery from (i) first, the Reserved Pool, and (ii) second, the R&W Insurance Policy.

(c)

Subject to Section 9.3(i), the maximum liability of each Company Indemnifying Party for indemnification claims recovered directly from such Company Indemnifying Party under Section 9.2(a) (other than Sections (ii), (iii), (v), (vii) or (viii)) (excluding, for the avoidance of doubt, claims recovered from the Reserved Pool or recovered or recoverable from the R&W Insurance Policy) shall be limited, in the aggregate, to a dollar amount equal to thirty percent (30%) of the aggregate Merger Consideration paid to such Indemnifying Party (or his, her, or its designee, assignee, transferee, or successor in interest) less his, her, or its aggregate Pro Rata Portion of the Expense Fund.

(d)

Subject to Section 9.3(i), the maximum liability of each Company Indemnifying Party for indemnification claims recovered directly from such Company Indemnifying Party under Section 9.2(a)(ii) with respect to Fundamental Representations (excluding, for the avoidance of doubt, claims recovered from the Reserved Pool or recovered or recoverable from the R&W Insurance Policy) shall be limited, in the aggregate, to a dollar amount equal to fifty percent (50%) of the aggregate Merger Consideration paid to such Indemnifying Party (or his, her, or its designee, assignee, transferee, or successor in interest) less his, her, or its aggregate Pro Rata Portion of the Expense Fund.

(e)

Subject to Section 9.3(i), the maximum liability of each Company Indemnifying Party for indemnification claims recovered directly from such Company Indemnifying Party under Section 9.2(a)(viii) (excluding, for the avoidance of doubt, claims recovered from the Reserved Pool or recovered or recoverable from the R&W Insurance Policy) shall be unlimited.

(f)

Subject to Section 9.3(i), the maximum liability of the Parent Indemnifying Parties for indemnification claims recovered directly from such Indemnifying Parties under Section 9.2(b) shall be limited, in the aggregate, to a dollar amount equal to the Merger Consideration.

(g)

The amount of any Loss payable under this Article IX by an applicable Indemnifying Party shall be reduced by any amounts actually recovered by the applicable Indemnified Party from insurance policies, net of the following: (i) costs and expenses (including Taxes) incurred by such Indemnified Party or its Affiliates and its and their respective Representatives in procuring such recovery; (ii) any increases in premiums or premium adjustments to the extent attributable to such recovery (applicable to any past, present or future premiums); and (iii) deductibles and other amounts incurred in connection with such recovery; provided, however, that, other than an Indemnified Party’s obligation to pursue coverage under the R&W Policy and D&O Policy, and Indemnified Party shall have no obligation to seek recovery under any insurance policies or to maintain any insurance policies for any period of time.

(h)

Except in connection with any Tax or claims with respect thereto, the Parent Indemnified Parties and the Company Indemnified Parties, as the case may be, shall, to the extent required by applicable Law, use commercially reasonable efforts to mitigate Losses indemnifiable under this Article IX; provided, however, that, notwithstanding the foregoing or anything else herein to the contrary, other than an Indemnified Party’s obligation to pursue coverage under the R&W Policy and D&O Policy, in no event shall any of the Parent Indemnified Parties be required to assert any claim or otherwise seek recourse against current or former insurers, customers, suppliers, resellers, vendors, partners, commercial counterparties, or other Representatives of any of the Indemnified Parties or their respective Affiliates.

(i)

Notwithstanding anything herein to the contrary, nothing in this Agreement shall limit (i) the indemnification obligation of a Parent Indemnifying Party or a Company Indemnifying Party, as the case may be, in connection with any claim based on a Bad Act committed by such Parent Indemnifying Party or Company Indemnifying Party, unless recoverable from the R&W Policy or the D&O Tail Policy, or (ii) the right of any Indemnified Party to pursue remedies under or related to any Related Agreement (other than certificates delivered pursuant to this Agreement).

(j)

Any indemnification obligation for Losses under this Article IX based on a claim brought Parent Indemnified Party pursuant to Section 9.2(a), in excess of the Deductible if and to the extent applicable, shall be paid: (i) first, from the Reserve Pool to the extent of the full amount, if any, then remaining, in accordance with the terms and conditions of this Agreement, and Parent and the Stockholder Representative shall promptly cause such payment to be delivered to Parent; (ii) second, if such claim is covered by the R&W Policy or the D&O Tail Policy, and the relevant Losses are not satisfied in full under the preceding clause (i), by recovery from the R&W Policy and or the D&O Tail Policy, if coverage is available thereunder, and (iii) third, if such claim is pursuant to any subsection of Section 9.2(a) (other than Section 9.2(a)(i)), the Reserve Pool is exhausted or the relevant Losses are not satisfied in full under the preceding clause (i), and coverage under the R&W Policy and the D&O Tail Policy, if applicable, is exhausted (in the case of claims pursuant to Section 9.2(a)(ii)) or not available, subject in each case to the limitations set forth in this Agreement, then severally in cash from each Company Indemnifying Party.

(k)

Parent (for itself and on behalf of the Parent Indemnified Parties) acknowledges and agrees that, except as otherwise provided herein, Parent must first make any claim pursuant to Section 9.2(a)(i) (if and to the extent covered under the R&W Policy or the D&O Tail Policy, if applicable, and in excess of the Deductible and the then remaining Reserve Pool) against the R&W Policy and the D&O Tail Policy, if applicable.  Furthermore, Parent (for itself and on behalf of the Parent Indemnified Parties) acknowledges and agrees that in the event a claim under the R&W Policy or the D& O Policy, if applicable, is denied and Parent Indemnified Parties’ actions (or inaction) (in the case of the Surviving LLC, only such actions after the Closing) is the sole cause, as determined by the issuer of the R&W Policy or the D&O Tail Policy, if applicable, of such denial, then the Parent Indemnified Parties shall not be entitled to indemnity by the Company Indemnifying Parties to the extent prejudiced thereby (except, in the case of recovery sought pursuant to Section 9.3(i)).  Finally, any amount paid under the R&W Policy or the D&O Tail Policy shall be deemed to have been paid to the Parent Indemnified Parties (regardless of which loss payee is actually paid under the R&W Policy or the D&O Tail Policy) and such payment shall be taken into account when determining the Company Indemnifying Parties’ liability hereunder.  If a Company Indemnifying Party makes any payment (an “Indemnifying Party Payment”) to a Parent Indemnified Party for a claim indemnifiable pursuant to Section 9.2(a)(i) or Section 9.2(a)(ii) after such Parent Indemnified Party has been compensated for Losses relating to such claim under the R&W Policy, or D&O Tail Policy, then such Parent Indemnified Party shall repay to such Company Indemnifying Parties the amount and kind of the Indemnifying Party Payment to the extent (and only to the extent) duplicative of any payment in respect of such claim under the R&W Policy and/or D&O Tail Policy, as the case may be.  Nothing set forth in this Section 9.3(j) shall be deemed to expand or limit the scope of any of the Company Indemnifying Parties’ indemnification obligations to any Parent Indemnified Party with respect to the amount of Losses payable by the Company Indemnifying Parties.  In no event will any Parent Indemnified Party be required to appeal upon any denial of coverage under the R&W Policy or the D&O Tail Policy.

(l)

The amount of any claim for indemnification by any Indemnified Party pursuant to this Article IX shall be reduced to reflect any insurance proceeds paid to any Indemnified Party (other than any amount paid under the R&W Policy) (net of reasonable out-of-pocket expenses for collection); provided, that in no event shall any indemnification payment otherwise due from an Indemnifying Party be delayed in anticipation of the receipt of any such insurance proceeds. To the extent that an Indemnified Party receives any amount under insurance coverage with respect to a matter for which it has previously received payment for an indemnification claim pursuant to this Article IX, such Indemnified Party shall, as soon as reasonably practicable after the receipt of such insurance proceeds, repay to the Indemnifying Parties the amount and kind of any prior indemnification payment (up to the amount of such insurance proceeds, less any retroactive premium adjustments directly attributable thereto, and net of out-of-pocket expenses for collection).

9.4Claim Procedures

.

(a)Subject to the limitations set forth in Section 9.3, in the event any Indemnified Party wishes to assert a claim under this Article IX, Parent (in the case of Parent Indemnified Parties) and Stockholder Representative (in the case of Company Indemnified Parties) shall deliver to the Stockholder Representative (in the case of Company Indemnifying Parties) and Parent (in the case of Parent Indemnifying Parties) and, if applicable, counsel a written claim notice signed by one of its authorized representatives (a “Claim Notice”): (i) stating that such Indemnified Party has paid, incurred, suffered or sustained, or reasonably anticipates that it may pay, incur, suffer or sustain Losses, and (ii) if and to the extent reasonably available, specifying such Losses in reasonable detail, the date that each such Loss was paid, incurred, suffered or sustained, or the basis for such anticipated Losses, and, if applicable, the nature of the misrepresentation, breach of warranty or covenant or other indemnifiable matter. A Claim Notice may be updated from time to time by the party delivering such Claim Notice to reflect any change in circumstances following the date thereof.  A failure to give complete, accurate, or timely notice (as long as it has been made prior to the expiration of the applicable survival periods in Section 9.1) of a Claim Notice will not affect the rights or obligations of the Parent Indemnified Party or Company Indemnified Party, as the case may be, hereunder. If a claim under this Article IX may be brought under different or multiple sections, clauses or sub-clauses of Section 9.2(a) (or with respect to different or multiple representations, warrants or covenants), then the Parent Indemnified Parties shall have the right to bring such claim under any or each such section, clause, subclauses, representation, warranty or covenant (each a “Subject Provision”) that it chooses and the Parent Indemnified Parties will not be precluded from seeking indemnification under any Subject Provision by virtue of the Parent Indemnified Parties not being entitled to seek indemnification under any other Subject Provision, provided, however, Parent Indemnified Parties may not choose an alternative Subject Provision that abrogates the Deductible or deprives the Parent Indemnifying Parties of the coverage available under the R&W Policy or D&O Tail Policy.

(b)

If the Stockholder Representative (on behalf of the Company Indemnifying Parties) or Parent (on behalf of the Parent Indemnifying Parties) shall not object in writing on or before the thirtieth (30th) day of receipt of a Claim Notice (the “Objection Deadline”) by delivery of a written notice of objection containing a description supporting an objection to the applicable claim (a “Claim Objection Notice”), such failure to so object shall be an irrevocable acknowledgment by the Stockholder Representative (on behalf of the Company Indemnifying Parties) or Parent (on behalf of the Parent Indemnifying Parties) that the applicable Indemnified Party is entitled to the full amount of the claim for Losses set forth in such Claim Notice (an “Unobjected Claim”), subject to the limitations in Section 9.3. A failure to give complete and accurate description in the Claim Objection Notice will not affect the rights or obligations of the Parent Indemnified Party or Company Indemnifying Party as the case may be, hereunder.  In such event, the Losses that are Losses for which the Parent Indemnified Parties are entitled payment under the Unobjected Claim, the Unobjected Claim shall be satisfied in accordance with Section 9.6.  The effective date of an Unobjected Claim shall be the first calendar day immediately following the date of the Objection Deadline.

9.5	Resolution of Objections to Claims

.

(a)If Parent or the Stockholder Representative objects in writing to any claim or claims by a Company Indemnified Party or Parent Indemnified Party, respectively, made in a Claim Notice by delivering an effective Claim Objection Notice prior to the Objection Deadline, Parent and the Stockholder Representative shall attempt in good faith for thirty (30) days after the receipt of such Claim Objection Notice to resolve such objection. If Parent and the Stockholder Representative resolve and come to an agreement regarding the claim(s) made in the Claim Objection Notice, a memorandum setting forth such agreement (a “Settlement Memorandum”) shall be prepared and signed by both parties, which Settlement Memorandum shall be final and conclusive and binding on the applicable Indemnifying Parties. In such event, subject to the limitations in Section 9.3, the Losses that are Losses for which the applicable Indemnified Parties are entitled to payment under the Settlement Memorandum shall be satisfied in accordance with Section 9.6.  The effective date of a Settlement Memorandum shall be the calendar day on which such agreement has been executed and delivered by all parties thereto or, if later, the calendar day on which such agreement becomes effective in accordance with its terms and conditions.

(b)If no such agreement can be reached after good faith negotiation and prior to thirty (30) days after the applicable Indemnified Party’s receipt of such written objection (or such later date as may be agreed in writing by Parent and the Stockholder Representative), either Parent or the Stockholder Representative may, subject to Section 11.10 and Section 11.12, commence an Action in a court of competent jurisdiction.

9.6	Satisfaction of Claims

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(a)

Subject to the other applicable provisions regarding indemnification contained in this Article IX, if the Company Indemnifying Parties are obligated to reimburse or compensate the Parent Indemnified Parties for any Losses in connection with a claim by any of the Parent Indemnified Parties under Section 9.2(a), then indemnification for such Losses shall be satisfied as provided in Section 9.3(j).

(b)	For all purposes under this Article IX, the Parent Common Stock (including the Reserved Shares) shall be valued at the Parent Price.
(c)

In the event of an Unobjected Claim or a Settlement Memorandum regarding a claim made by a Parent Indemnified Party, Parent shall, as promptly as practicable after the effective date thereof (and in any event within 48 hours), deliver a written instruction to the Transfer Agent to release Reserved Shares having an aggregate value equal to the amount of Losses set forth in the Unobjected Claim or Settlement Memorandum, as applicable, and, if the aggregate value of the Reserved Shares then making up the Reserved Pool are insufficient to cover the full amount of Losses set forth in such claim, each Company Indemnifying Party shall, within ten (10) Business Days of the delivery of such written instruction to the Transfer Agent, pay in cash to Parent such Indemnifying Party’s Pro Rata Portion of such Losses in excess of the aggregate value of the Reserved Shares making up the Reserved Pool.

(d)

In the event of an Unobjected Claim or a Settlement Memorandum regarding a claim made by a Company Indemnified Party, the Stockholder Representative shall, as promptly as practicable after the effective date thereof (and in any event within 48 hours), deliver a written instruction to all relevant Company Indemnified Parties to provide their wiring instructions in writing, and Parent will wire to each such Company Indemnified Party, within ten (10) Business Days of the delivery of all such wiring instructions for all relevant Company Indemnified Parties, cash in an amount equal to each such Company Indemnified Party’s Pro Rata Portion of such Losses.

9.7	Third Party Claims

.

(a)

In the event that a Parent Indemnified Party becomes aware of written third-party claim against such Parent Indemnified Party that constitutes a matter for which either (a) such Parent Indemnified Party is entitled to indemnification, compensation, or reimbursement under Section 9.2(a), or (b) if determined adversely to the Parent Indemnified Party, would provide a basis for a claim under any of the matters indemnifiable under Section 9.2(a), (each, a “Third Party Claim”), Parent shall have the right in its sole and absolute discretion to conduct (and, if necessary assume) the defense and prosecution of and to settle or resolve any such Third Party Claim, and the costs and expenses incurred by Parent in connection with the investigation, defense, prosecution, and settlement of such Third Party Claim (including attorneys’, consultants’, experts’ and other professionals’ fees and expenses and court or arbitration costs) shall be Losses for which the Indemnified Parties are entitled to indemnification, compensation and reimbursement in accordance with, to the extent provided in, and subject to the limitations of this Article IX, regardless of the outcome of such Third Party Claim. The Stockholder Representative shall have the right to receive copies of all pleadings, material written notices, and material written communications with respect to any Third Party Claim to the extent that receipt of such documents does not affect any privilege of or relating to any Indemnified Party, subject to the execution by the Stockholder Representative of Parent’s (and, if required, such third party’s) standard non-disclosure agreement, and shall be entitled, at the expense of the Stockholder Representative (on behalf of the Indemnifying Parties), to participate in, but not to determine or conduct, any defense or prosecution of the Third Party Claim or settlement negotiations with respect to the Third Party Claim.

(b)

Except with the consent of the Stockholder Representative, which shall not be unreasonably withheld, conditioned, or delayed, and which shall be deemed to have been given unless the Stockholder Representative shall have objected in writing within ten (10) Business Days after a written request for such consent by Parent, the amount paid in the settlement or resolution of any such Third Party Claim to the third-party claimant shall not be determinative of the amount of Losses relating to such matter. In the event that the Stockholder Representative has consented to (or shall have been deemed to have consented to) any such settlement or resolution, the amount paid in the settlement or resolution of any such Third Party Claim to the third-party claimant shall be determinative of the amount of Losses, and neither the Stockholder Representative nor any Indemnifying Party shall have any power or authority to object under any provision of this Article IX to the amount of any claim by or on behalf of any Indemnified Party against the Reserved Pool or directly against such Indemnifying Parties for indemnity with respect to such settlement or resolution.

(c)In the event that a Company Indemnified Party becomes aware of written third-party claim against such Company Indemnified Party that constitutes a matter for which either (a) such Company Indemnified Party is entitled to indemnification, compensation, or reimbursement under Section 9.2(b), or (b) if determined adversely to the Company Indemnified Party, would provide a basis for a claim under any of the matters indemnifiable under Section 9.2(b) (each, a “Third Party Claim”), the Stockholder Representative shall have the right in its sole and absolute discretion to conduct (and, if necessary assume) the defense and prosecution of and to settle or resolve any such Third Party Claim, and the costs and expenses incurred by Parent in connection with the investigation, defense, prosecution, and settlement of such Third Party Claim (including attorneys’, consultants’, experts’ and other professionals’ fees and expenses and court or arbitration costs) shall be Losses for which the Indemnified Parties are entitled to indemnification, compensation and reimbursement in accordance with, to the extent provided in, and subject to the limitations of this Article IX, regardless of the outcome of such Third Party Claim. The Stockholder Representative shall have the right to receive copies of all pleadings, material written notices, and material written communications with respect to any Third Party Claim to the extent that receipt of such documents does not affect any privilege of or relating to any Indemnified Party, subject to the execution by the Stockholder Representative of Parent’s (and, if required, such third party’s) standard non-disclosure agreement, and shall be entitled, at the expense of the Stockholder Representative (on behalf of the Indemnifying Parties), to participate in, but not to determine or conduct, any defense or prosecution of the Third Party Claim or settlement negotiations with respect to the Third Party Claim.

(d)Except with the consent of the Parent, which shall not be unreasonably withheld, conditioned, or delayed, and which shall be deemed to have been given unless Parent shall have objected in writing within ten (10) Business Days after a written request for such consent by the Stockholder Representative, the amount paid in the settlement or resolution of any such Third Party Claim to the third-party claimant shall not be determinative of the amount of Losses relating to such matter. In the event that Parent has consented to (or shall have been deemed to have consented to) any such settlement or resolution, the amount paid in settlement or resolution of any such Third Party Claim to the third-party claimant shall be the amount of Losses relating to such matter and neither Parent nor and Company Indemnifying Party shall have any power or authority to object under any provision of this Article IX to the amount of such Losses.

9.8Distribution of the Reserved Pool

. On or prior to the date that is five (5)  Business Days after the Expiration Date, the Transfer Agent shall release, pursuant to a written instruction from Parent, that number of shares of Reserved Shares having an aggregate value equal to (a) the aggregate value of the Reserved Shares then-remaining in the Reserved Pool, less (b) the number of Reserved Shares with an aggregate value that Parent reasonably determines is necessary to serve as security for pending claims specified in Claim Notices delivered prior to the end of the Expiration Date that have not been resolved prior to the Expiration Date, and deliver to the Company Indemnifying Parties their respective Pro Rata Portions of any Reserved Shares so released.  Upon the resolution of all pending claims for which a portion of the Reserved Pool was withheld, and after any distributions from the Reserved Pool to the Parent Indemnified Parties in accordance with this Article IX, the Transfer Agent shall release, pursuant to a written instruction from Parent, all then-remaining Reserved Shares from the Reserved Pool (and remove any related restrictive legends or limitations thereon) and deliver evidence to the Company Indemnifying Parties that their respective Pro Rata Portions of any Reserved Shares are no longer in the Reserved Pool. Notwithstanding anything herein to the contrary, the number of Reserved Shares to be released from the Reserved Pool to any Company Indemnifying Parent at any particular time shall be rounded down to the nearest whole number of shares and, to the extent there are any Reserved Shares remaining as a result of such rounding, such remaining shares shall be transferred to Parent and the Indemnifying Parties shall have no right or interest in or to such shares.

Article X
STOCKHOLDER REPRESENTATIVE

10.1Appointment and Authority of Stockholder Representative

.

(a)By virtue of execution and delivery of a Joinder Agreement by the Stockholders or the adoption of this Agreement and the approval of the First Merger by the Stockholders, each of the Stockholders shall be deemed to have agreed to appoint, and hereby does appoint, Draper Triangle Venture III, L.P., as the Stockholder Representative, to act as its, his or her lawful and exclusive representative, agent, proxy, and attorney-in-fact (with full power of substitution) for all purposes in connection with this Agreement or any Related Agreement, including to: (i) to give and receive notices and communications in respect of all Relevant Matters, including in respect of any claim for indemnification pursuant to this Agreement by any Indemnified Party hereunder against any Indemnifying Party or any dispute between any Indemnified Party and any such Indemnifying Party, in each case under or relating to this Agreement or the transactions contemplated hereby; (ii) to authorize or object to any claims hereunder, including those by any Indemnified Party; (iii) to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to any Relevant Matter, including any claim for indemnification pursuant to this Agreement by any Indemnified Party hereunder against any Indemnifying Party or any dispute between any Indemnified Party and any such Indemnifying Party, in each case under or relating to this Agreement or the transactions contemplated hereby; (iv) to deliver joint written instructions to the Exchange Agent, Transfer Agent or otherwise agree to removal of applicable restrictive legends from Reserved Shares then remaining in the Reserved Pool; (v) consent or agree to any amendment to this Agreement at any time; (vi) grant any extension or waiver under or in connection with this Agreement; and (vii) and to take all other actions that are either (A) necessary or appropriate in the judgment of the Stockholder Representative for the accomplishment of the foregoing or in connection with this Agreement or any Stockholder Representative Engagement Agreement with the Stockholder Representative, or (B) specifically mandated, permitted, or contemplated by the terms of this Agreement, in each case of clauses (i) through (v), without having to seek or obtain the consent of any Person under any circumstance. The powers, immunities and rights to indemnification granted to the Stockholder Representative hereunder: (i) are coupled with an interest and shall be irrevocable and survive the death, incompetence, bankruptcy or liquidation of any Indemnifying Party and shall be binding on any successor thereto, and (ii) shall survive the delivery of an assignment by any Indemnifying Party of the whole or any fraction of his, her or its interest in the Expense Fund Amount. The Stockholder Representative may resign at any time. The Person serving as the Stockholder Representative may be replaced from time to time by a vote of the Persons then holding a Pro Rata Portion greater than two-thirds (2/3) of the aggregate of all Pro Rata Portions. The Stockholder Representative may resign at any time in accordance with the terms of the Stockholder Representative’s Stockholder Representative Engagement Agreement.

(b)Certain Stockholders have entered, or will enter, into an engagement agreement (the “Stockholder Representative Engagement Agreement”) with the Stockholder Representative to provide direction to the Stockholder Representative in connection with its services under this Agreement and the Stockholder Representative Engagement Agreement (such Stockholders, including their individual representatives, collectively hereinafter referred to as the “Advisory Group”). The Stockholders agree that neither the Stockholder Representative nor its members, managers, directors, officers, contractors, agents and employees nor any member of the Advisory Group (collectively, the “Stockholder Representative Group”) shall incur any liability of any kind with respect to any action or omission by the Stockholder Representative in connection with the Stockholder Representative’s services pursuant to this Agreement and any agreements ancillary hereto, except in the event of liability directly resulting from the Stockholder Representative’s fraud, gross negligence or willful misconduct. The Stockholders shall indemnify and defend the Stockholder Representative and hold the Stockholder Representative harmless from and against any and all losses, liabilities, damages, claims, penalties, fines, forfeitures, actions, fees, costs and expenses (including the fees and expenses of counsel and experts and their staffs and all expense of document location, duplication and shipment and costs incurred in connection with seeking recovery from insurers) (collectively, “Stockholder Representative Expenses”) arising out of or in connection with the Stockholder Representative’s execution and performance of this Agreement and any agreements ancillary hereto, in each case as such Stockholder Representative Expense is suffered or incurred; provided, that in the event that any such Stockholder Representative Expense is finally adjudicated to have been directly caused by the fraud, gross negligence or willful misconduct of the Stockholder Representative, the Stockholder Representative will reimburse the Stockholders the amount of such indemnified Stockholder Representative Expense to the extent attributable to such fraud, gross negligence or willful misconduct. If not paid directly to the Stockholder Representative Group by the Stockholders, any such Stockholder Representative Expenses may be recovered by the Stockholder Representative from the funds in the Expense Fund and the Shares in the Reserved Pool at such time as remaining amounts or shares would otherwise be distributable to the Stockholders; provided, that while this section allows the Stockholder Representative Group to be paid from the aforementioned sources of funds, this does not relieve the Stockholders from their obligation to promptly pay such Stockholder Representative Expenses as they are suffered or incurred, nor does it prevent the Stockholder Representative Group from seeking any remedies available to it at law or otherwise. In no event will the Stockholder Representative be required to advance its own funds on behalf of the Stockholders or otherwise. Furthermore, the Stockholders agree that the Stockholder Representative shall not be required to take any action unless the Stockholder Representative has been provided with funds, security or indemnities which, in its determination, are sufficient to protect the Stockholder Representative against the costs, expenses and liabilities which may be incurred by the Stockholder Representative in performing such actions. Notwithstanding anything in this Agreement to the contrary, any restrictions or limitations on liability or indemnification obligations of, or provisions limiting the recourse against non-parties otherwise applicable to, the Indemnifying Parties set forth elsewhere in this Agreement are not intended to be applicable to the indemnities provided to the Stockholder Representative under this section. The foregoing indemnities will survive the Closing, the resignation or removal of the Stockholder Representative or any member of the Advisory Group and the Closing or the termination of this Agreement.

(c)A decision, act, consent or instruction of the Stockholder Representative, including an amendment, extension or waiver of this Agreement pursuant to Section 11.5 or Section 11.6, shall constitute a decision of the Stockholders and shall be final, conclusive and binding upon the Stockholders and each such Stockholder’s successors as if expressly confirmed and ratified in writing by such Stockholder, and all defenses which may be available to any Stockholder to contest, negate or disaffirm the action of the Stockholder Representative taken in good faith under this Agreement or the Stockholder Representative Engagement Agreement are waived. Parent and the other Indemnified Parties may rely upon any such decision, act, consent or instruction of the Stockholder Representative as being the decision, act, consent or instruction of the Stockholders. Parent and the other Indemnified Parties are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Stockholder Representative. The Stockholders agree that the Stockholder Representative shall be entitled to: (i) rely upon the Payment Spreadsheet; (ii) rely upon any signature believed by it to be genuine; and (iii) reasonably assume that a signatory has proper authorization to sign on behalf of the applicable Indemnifying Party or other party.

Article XI
GENERAL PROVISIONS

11.1Certain Interpretations; Definitions

. When a reference is made in this Agreement to an Appendix, Exhibit or Schedule, such reference shall be to an Appendix, Exhibit or Schedule to this Agreement unless otherwise indicated. When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “or” is used in the inclusive sense of “and/or.” The terms “or,” “any” and “either” are not exclusive. When used herein, the phrase “to the extent” shall be deemed to be followed by the words “but only to the extent.” The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute, rule or regulation shall be deemed to refer to such statute, rule or regulation as amended or supplemented from time to time, including through the promulgation of applicable rules or regulations. References to any Contract are to that Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided, that with respect to any Contract listed on any Schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate Schedule. References to any Person include the successors and permitted assignees of that Person. References from or through any date mean, unless otherwise specified, from but not including or to but not including, respectively. References to one gender include all genders. When used herein, references to “$” or “dollar” shall be deemed to be references to dollars of the United States of America. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any Law or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All capitalized terms that are used but not defined herein shall have the respective meanings ascribed to such terms in Annex A.

11.2Notices

. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via email (with acknowledgment of receipt (including automatically generated delivery or read receipts)) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice or, if specifically provided for elsewhere in this Agreement, by email):

(a)	if to Parent, Merger Sub I, Merger Sub II, the Surviving Corporation or the Surviving LLC to:

Sarcos Technology and Robotics Corporation

650 South 500 West

Salt Lake City, Utah

Attention: Legal Department

Email: legal@sarcos.com

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, Professional Corporation
701 Fifth Avenue, Suite 5100

Seattle, Washington 98104

Attention:	Patrick Schultheis
Katherine (Kathy) H. Ku

E-mail:pschultheis@wsgr.com

kku@wsgr.com

(b)	if to the Company (prior to the Closing), to:

RE2, Inc.

4925 Harrison St.

Pittsburgh, PA 15201

Attention: Jorgen Pedersen, President

Email:

with a copy (which shall not constitute notice) to:

Cherin Law Offices, P.C.

525 William Penn Place, 28th Floor

Pittsburgh, PA 15219

Attention: Steven M. Cherin

Email: steve@cherinlawoffices.com

(c)	if to the Stockholder Representative, to:

Draper Triangle Ventures, LP

603 Stanwix Street

Pittsburgh, PA 15222

Attention: Michael Stubler

Email:

with a copy (which shall not constitute notice) to:

Cherin Law Offices, P.C.

525 William Penn Place, 28th Floor

Pittsburgh, PA 15219

Attention: Steven M. Cherin

Email: steve@cherinlawoffices.com

All such notices and other communications shall be deemed to have been duly given or sent (i) one (1) Business Day following the date mailed if sent by overnight commercial messenger or courier service or five (5) Business Days following the date mailed if sent by other mail service, or (ii) on the date on which delivered personally or by facsimile or email transmission, as the case may be, and addressed as aforesaid. Any notice to be given to any Securityholder hereunder or under a Support Agreement or Joinder Agreement may be given to the Stockholder Representative.

11.3Confidentiality

.

(a) Each of the parties hereto hereby agrees that the information obtained in any investigation pursuant to Section 7.10 or any information obtained pursuant to the notice requirements of Section 7.11, or otherwise pursuant to the negotiation and execution of this Agreement or the effectuation of the transactions contemplated hereby, shall be governed by the terms of the Mutual Non-Disclosure Agreement dated August 6, 2020, as amended by Addendum to Indication of Interest dated February 22, 2022 (the “Non-Disclosure Agreement”), between the Company and Parent. Without limiting the foregoing, the Stockholder Representative shall maintain the confidentiality, and shall not disclose or use, any information provided to, or learned by, the Stockholder Representative in connection with the transactions contemplated hereby; provided, however, that, following the Closing, the Stockholder Representative shall be permitted to disclose information to its Representatives and the Indemnifying Parties, in each case, to the extent such Persons have a bona fide need to know such information in connection with the Stockholder Representative’s fulfillment of its duties under this Agreement and who are subject to confidentiality obligations at least as protective as the restrictions contained herein (provided that the Stockholder Representative shall be responsible and liable (as a principal and not as a guarantor) for any action taken or omissions made by its Representatives to whom it disclosed information that would have resulted in a violation or breach of the terms of this Agreement by its Representatives if such Representatives were a party to, and subject to the terms of, this Agreement as if such Person were the Stockholder Representative).

11.4Public Disclosure

. None of the Company, the Stockholder Representative or any of their respective Representatives shall issue any statement or communication to any third party (other than its agents that are bound by confidentiality restrictions) regarding the subject matter of this Agreement or the transactions contemplated hereby, including, if applicable, the termination of this Agreement and the reasons therefor, without the consent of Parent, in each case, except to the extent (a) required by applicable Law, (b) reasonably required in order to obtain the consents and approvals required under or expressly contemplated by this Agreement, including the Requisite Stockholder Approval, and (c) such information is or becomes generally known to the public without violation of this Agreement, the Non-Disclosure Agreement or any other Contract or obligations restricting the disclosure of such information by such party. Parent and its Affiliates may publicly disclose the subject matter of this Agreement or the transactions contemplated hereby, including price or other economic terms of the Merger, in its sole and absolute discretion.

11.5Amendment

. This Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of the party against whom enforcement is sought. For purposes of this Section 11.5, the Indemnifying Parties are deemed to have agreed that any amendment of this Agreement signed by the Stockholder Representative shall be binding upon and effective against the Indemnifying Parties whether or not they have signed such amendment.

11.6Extension and Waiver

. At any time prior to the Closing, Parent, on the one hand, and the Company and the Stockholder Representative, on the other hand, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations of the other party hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the covenants, agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party, and shall not constitute or give rise to an extension or waiver of any rights or obligations hereunder except to the extent specifically provided in such writing (it being understood that all such other non-waived rights and obligations are expressly reserved). For purposes of this Section 11.6, the Indemnifying Parties are deemed to have agreed that any extension or waiver signed by the Company (if prior to Closing) or the Stockholder Representative (if after the Closing) shall be binding upon and effective against all Indemnifying Parties whether or not they have signed such extension or waiver.

11.7Assignment

. This Agreement shall not be assigned by operation of law or otherwise, except that Parent may assign its rights and delegate its obligations hereunder to its Affiliates as long as Parent remains ultimately liable for all of Parent’s obligations hereunder.

11.8Severability

. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

11.9Specific Performance and Other Remedies

.

(a)The parties to this Agreement agree that, in the event of any breach or threatened breach by the other party or parties hereto, or any Securityholder, of any covenant, obligation or other agreement set forth in this Agreement or any Related Agreement, (i) each party shall be entitled, without any proof of actual damages (and in addition to any other remedy that may be available to it), to a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other agreement and an injunction preventing or restraining such breach or threatened breach, and (ii) no party hereto shall be required to provide or post any bond or other security or collateral in connection with any such decree, order or injunction or in connection with any related action or legal proceeding.

(b)

Subject to Section 9.2(e), any and all remedies expressly conferred herein upon a party hereto shall be deemed to be cumulative with, and not exclusive of, any other remedy conferred hereby, or by law or in equity upon such party, and the exercise by a party hereto of any one remedy will not preclude the exercise of any other remedy.

(c)

The liability of any Indemnifying Party under Article IX will be in addition to, and not exclusive of, any other liability that such Person may have at law or in equity based in connection with a claim of a Bad Act committed by such Indemnifying Party or of which such Indemnifying Party had actual knowledge prior to the Closing. Notwithstanding anything to the contrary contained in this Agreement, none of the provisions set forth in this Agreement, including the provisions set forth in Article IX, shall be deemed a waiver by any Indemnified party of any right or remedy which such Indemnified Party may have at law or in equity in connection with a claim of a Bad Act committed by such Indemnifying Party or of which such Indemnifying Party had actual knowledge prior to the Closing, nor will any such provisions limit, or be deemed to limit (i) the amounts of recovery sought or awarded in connection with any such claim for Bad Act, (ii) the time period during which a claim for any such Bad Act may be brought, or (iii) the recourse which any such Indemnified Party may seek against any Indemnifying Party in connection with a claim of a Bad Act committed by such Indemnifying Party or of which such Indemnifying Party had actual knowledge prior to the Closing.

11.10Governing Law

. This Agreement, and all claims, causes of action (whether in contract, tort or statute) or other matter that may result from, arise out of, be in connection with or relating to this Agreement, any Related Agreement (in each case, other than Related Agreements that expressly select a different governing law), or the negotiation, administration, performance, or enforcement of this Agreement or any Related Agreement (in each case, other than Related Agreements that expressly select a different governing law), including any claim or cause of action resulting from, arising out of, in connection with, or relating to any representation or warranty made in or in connection with this Agreement or any Related Agreement (in each case, other than Related Agreements that expressly select a different governing law) (collectively, the “Relevant Matters”), shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware, without giving effect to any choice or conflict of laws provision, rule, or principle (whether of the State of Delaware or any other jurisdiction) that would result in the application of the laws of any other jurisdiction.

11.11Exclusive Jurisdiction

. Each of the parties hereto irrevocably consents to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in connection with any Relevant Matter (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware). Each party agrees not to commence any legal proceedings with respect to a Relevant Matter except in such Court of Chancery (or, only if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, in any federal court within the State of Delaware). By execution and delivery of this Agreement, each party hereto and the Indemnifying Parties irrevocably and unconditionally submits to the exclusive jurisdiction of such courts and to the appellate courts therefrom solely for the purposes of disputes in connection with any Relevant Matter and not as a general submission to such jurisdiction or with respect to any other dispute, matter or claim whatsoever. The parties hereto and the Indemnifying Parties irrevocably consent to the service of process out of any of the aforementioned courts in any such action or proceeding by the delivery of copies thereof by overnight courier to the address for such party to which notices are deliverable hereunder. Any such service of process shall be effective upon delivery. Nothing herein shall affect the right to serve process in any other manner permitted by Law. The parties hereto and the Indemnifying Parties hereby waive any right to stay or dismiss any action or proceeding in connection with any Relevant Matter brought before the foregoing courts on the basis of (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason or that it or any of its property is immune from the above-described legal process, (ii) that such action or proceeding is brought in an inconvenient forum, that venue for the action or proceeding is improper or that this Agreement may not be enforced in or by such courts, or (iii) any other defense that would hinder or delay the levy, execution or collection of any amount to which any party hereto is entitled pursuant to any final judgment of any court having jurisdiction.

11.12Waiver of Jury Trial

. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY AND ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER RELEVANT MATTER.

11.13Entire Agreement

. This Agreement, Annex A hereto, the Exhibits and Schedules hereto, the Disclosure Schedule, the Related Agreements, and the documents and instruments and other agreements among the parties hereto referenced herein constitute the entire agreement among the parties hereto with respect to the subject matter of this Agreement and supersede all prior agreements and understandings both written and oral, among the parties with respect to the subject matter of this Agreement, and are not intended to confer upon any other person any rights or remedies hereunder; provided, however, that, notwithstanding anything herein to the contrary, (a) Article IX is intended to benefit the Indemnified Parties, each of whom is an express third party beneficiary thereof, and (b) Section 7.12 is intended to benefit the Company D&O Parties, each of whom is an express third party beneficiary thereof.

11.14Counterparts

. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Parent, Merger Sub I, Merger Sub II, the Company, and the Stockholder Representative have caused this Agreement to be executed as of the date first written above.

SARCOS TECHNOLOGY AND ROBOTICS CORPORATION

By:/s/ Kiva Allgood

Name: Kiva Allgood

Title: Chief Executive Officer

SPIRAL MERGER SUB I, INC.

By:/s/ Kiva Allgood

Name: Kiva Allgood

Title: President

SPIRAL MERGER SUB II, LLC

By:/s/ Kiva Allgood

Name: Kiva Allgood

Title: President

IN WITNESS WHEREOF, Parent, Merger Sub I, Merger Sub II, the Company, and the Stockholder Representative have caused this Agreement to be executed as of the date first written above.

RE2, INC.

By:/s/ Jorgen Pederson

Name: Jorgen Pederson

Title: President and CEO, Corporate    Secretary and Corporate Treasurer

IN WITNESS WHEREOF, Parent, Merger Sub I, Merger Sub II, the Company, and the Stockholder Representative have caused this Agreement to be executed as of the date first written above.

DRAPER TRIANGLE VENTURES
III, LP

solely in its capacity as the Stockholder Representative

By:/s/ Tom Jones

Name: Tom Jones

Title: Managing Director

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]

ANNEX A
CERTAIN DEFINED TERMS

“2005 Stock Plan” means the Company’s 2005 Stock Option Plan Amended and Restated (5-7-07), as may be amended from time to time.

“2014 Stock Plan” means the Company’s Stock Incentive Plan of 2014, as may be amended from time to time.

“2020 Tax Acts” means the Families First Coronavirus Response Act (Pub. L. 116-127), the Coronavirus Aid, Relief, and Economic Security Act (Pub. L. 116-136), the American Rescue Plan Act of 2021 (Pub. L. 117-2), all as amended, the Presidential Memorandum on Deferring Payroll Tax Obligations in Light of the Ongoing COVID-19 Disaster, as issued on August 8, 2020 and including any administrative or other guidance published with respect thereto by any taxing authority (including IRS Notice 2020-65), and any Treasury regulations or other official guidance promulgated under any of the foregoing and any similar provisions of state, local and non-U.S. Law.

“280G Vote” has the meaning set forth in Section 2.2(b)(vii).

“280G Waivers” means the waivers (in a form approved by Parent) to be executed and delivered by certain Employees or any other “disqualified individual” (as defined in Code Section 280G and the regulations promulgated thereunder) in connection with the solicitation of the Stockholder vote pursuant to Section 7.1(b).

“Accounting Principles” means a determination in accordance with GAAP and using the same accounting principles, practices, procedures, policies and methods, with consistent classifications, judgments, inclusions, exclusions and valuation and estimation methodologies that were employed in the preparation of the Financials; provided that, if there is a conflict between GAAP and such principles, practices, procedures, policies, methods, classifications, judgments, inclusions, exclusions and valuations and estimation methodologies, GAAP shall control; provided that, notwithstanding the foregoing, “Accounting Principles” shall be subject to the exceptions to such principles, practices, procedures, policies, methods, classifications, judgments, inclusions, exclusions and valuation and estimation methodologies that are set forth on Schedule A-1.

“Accredited Investor” means a Securityholder who either (i) completes and delivers to the Company or Parent an Investor Questionnaire certifying that such Securityholder is an “accredited investor” as set forth therein, or (ii) is determined by Parent in its sole discretion to be an “accredited investor” as such term is defined in Rule 501(a) under the Securities Act, whether or not such Securityholder completes and delivers an Investor Questionnaire.

“Action” means any action, demand letter, suit, claim, cause of action, charge, complaint, allegation, litigation, investigation, audit, review, proceeding, arbitration, mediation or other similar dispute.

“Advancement Repayment Amount” has the meaning set forth in Section 1.9.

“Advisory Group” has the meaning set forth in Section 10.1(b).

“Affiliate” of any Person means another Person that directly or indirectly through one of more intermediaries controls, is controlled by or is under common control with, such first Person.

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]

“Amended Agreements” has the meaning set forth in Section 7.2(b).

“Antitrust Laws” shall mean the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, any other applicable federal, state, non-U.S. or supranational law, regulation or decree designed to prohibit, restrict, or regulate actions for the purpose or effect of monopolization or restraint of trade.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, as amended, (15 U.S.C. §§ 78dd-1, et seq.), the United Kingdom Bribery Act of 2010, applicable laws passed pursuant to the Organization of Economic Cooperation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or, and any anti-corruption or anti-bribery laws of any other jurisdiction (national, state or local) where the Company operates concerning or relating to public sector or private sector bribery or corruption.

“Articles of Incorporation” has the meaning set forth in Section 3.1(b).

“Audited Year-End Financials” has the meaning set forth in Section 3.6(a).

“Bad Act” means fraud, willful breach, intentional misrepresentation, willful misconduct, willful misrepresentation or intentional omission.

“Balance Sheet Date” has the meaning set forth in Section 3.6(a).

“Basket” has the meaning set forth in Section 9.3(a).

“Books and Records” has the meaning set forth in Section 3.6(b).

“Business Day” means each day that is not (i) a Saturday, Sunday, (ii) other day on which banking institutions located in New York, New York are or obligated by law or executive order to close, or (iii) a public holiday in the State of Delaware or in the Commonwealth of Pennsylvania or other day on which the parties could not file a Certificate of Merger with the Secretary of States of the State of Delaware and the Commonwealth of Pennsylvania, with respect to the First Merger.

“Business Intellectual Property” has the meaning set forth in Section 3.12(c).

“Bylaws” has the meaning set forth in Section 3.1(b).

“Cancelled Shares” has the meaning set forth in Section 1.3(c).

“CEO” means Jorgen Pedersen.

“Charter Documents” has the meaning set forth in Section 3.1(b).

“Claim Notice” has the meaning set forth in Section 9.4(a).

“Claim Objection Notice” has the meaning set forth in Section 9.4(b).

“Closing” has the meaning set forth in Section 2.1.

“Closing Cash” means, without duplication, as of the First Effective Time, (a) the aggregate amount of all cash and cash equivalents held by the Company, whether on hand or in deposit, checking, brokerage or other accounts of, or in any safety deposit box or other physical storage device provided by, a financial institution, in each case, to the extent constituting “cash and cash equivalents” determined in accordance with the Accounting Principles, plus (b) to the extent not already reflected in cash and cash equivalents, the aggregate amount of all un-cleared deposits of the Company, plus (c) the Advancement Repayment Amounts, minus (d) the aggregate amount of cash needed to fund checks, drafts, draws and any electronic disbursements written or ordered by the Company but not cleared, minus (e) any cash or cash equivalents subject to any legal or contractual restriction on the ability to transfer or use such cash or cash equivalents for any lawful purpose, including security deposits, collateral reserve accounts, escrow accounts, custodial accounts, and other similar restricted cash or cash equivalents. Closing Cash, and each

[SIGNATURE PAGE TO AGREEMENT AND PLAN OF REORGANIZATION]

of the components thereof, shall be determined in accordance with the sample calculation set forth on Schedule A-2 hereto.

“Closing Date” has the meaning set forth in Section 2.1.

“Closing Indebtedness” means, without duplication, as of the First Effective Time, the aggregate amount of all outstanding Indebtedness (including principal and accrued and unpaid interest) of the Company, including any penalties or premiums that would be associated with the full repayment and retirement of such Indebtedness (whether prior to or following the First Effective Time), Closing Indebtedness, and each of the components thereof, shall be determined in accordance with the sample calculation set forth on Schedule A-2 hereto.

“Closing Net Working Capital” means net working capital as of the Closing, calculated on the basis illustrated in, using all components and subcomponents set forth in, the sample calculation set forth in Schedule 2.3(a).

“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

“Code” means the Internal Revenue Code of 1986, as amended.

“Combined Effective Time” has the meaning set forth in Section 1.1(b).

“Common Cash Consideration” means (a) Thirty Million Dollars ($30,000,000.00), less (b) (i) the Series A Dividend Amounts multiplied by (ii) the number of shares of Company Preferred Stock that are issued and outstanding as of immediately prior to the First Effective Time as determined relative to each date of issuance, plus (c) Estimated Closing Cash, less (d) Estimated Closing Indebtedness, less (e) Estimated Third Party Expenses, less (f) Estimated Unpaid Pre-Closing Taxes, plus (g) Advancement Repayment Amount, and less (h) Option Cash Amount.

“Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.

“Company Common Stock” means the Common Stock, par value $0.001 per share, of the Company.

“Company Data” means all data and information Processed by or for the Company.

“Company D&O Parties” has the meaning set forth in Section 7.12(b).

“Company D&O Tail Policy” has the meaning set forth in Section 7.13(a).

“Company Employee Plan” means any plan, fund, program, policy, practice, Contract, or other arrangement providing for compensation, severance, change of control, termination pay, deferred compensation, bonus, performance awards, incentive compensation, equity or equity-related awards, phantom stock or bonus awards, welfare benefits, retirement benefits, fringe benefits or other employee benefits or remuneration of any kind, whether written, unwritten or otherwise, funded or unfunded, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA (whether or not subject to ERISA) which is or has been maintained, contributed to, or required to be contributed to, by the Company or any ERISA Affiliate for the benefit of any Employee, or with respect to which the Company or any ERISA Affiliate has or may have any Liability or obligation, including any International Employee Plan.

“Company Fundamental Representations” has the meaning set forth in Section 9.1(a).

“Company Indemnified Parties” has the meaning set forth in Section 9.2(b).

“Company Indemnifying Parties” means the Stockholders immediately prior to the Effective Time.

“Company IP” means Company IPR and Company Technology.

“Company IPR” means any and all Intellectual Property Rights that are owned by, purported to be owned by, or exclusively licensed to, the Company.

“Company Material Adverse Effect” means any change, event, violation, inaccuracy, circumstance or effect (any such item, an “Effect”), individually or when taken together with all other Effects that have occurred prior to the date of determination of the occurrence of such Effect, that is or is reasonably likely to (a) materially impede the authority of the Company to consummate the transactions contemplated by this Agreement in accordance with the terms hereof and applicable Law, or (b) be materially adverse to the business, assets (including intangible assets) and liabilities, financial condition, or results of operations of the Company taken as a whole, other than, in the case of this clause (b), any Effect resulting from (i) changes in general economic, financial market, business or geopolitical conditions, (ii) general changes or developments in any of the industries in which the Company operates or which it serves, (iii) changes following the date of this Agreement in any Laws or legal, regulatory or political conditions or changes following the date of this Agreement in GAAP or other applicable accounting standards, or the interpretation or enforcement thereof, (iv) any natural disaster, pandemic (including in respect of COVID-19), epidemic, act of God, any act of terrorism, war or other armed hostilities, any regional, national or international calamity or any other similar event; (v) any failure by the Company to meet any projections, budgets or estimates of revenue or earnings (it being understood that the facts giving rise to such failure may be taken into account in determining whether there has been a Company Material Adverse Effect (except to the extent otherwise provided herein)); or (vi) any announcement of this Agreement and the transactions contemplated hereby (other than any Conflict with (x) any provision of the Charter Documents, as amended, (y) any Contract to which the Company is a party or by which any of its properties or assets (whether tangible or intangible) are bound, or (z) any Law or Order applicable to the Company or any of its properties or assets (whether tangible or intangible)); provided, that such Effects referenced in clauses (i) through (iv) do not, individually or when taken together with all other such Effects, have a material disproportionate or unique effect on the Company as compared to other businesses in the Company’s principal business segment.

“Company Notes” means the Bridge Promissory Note issued to Riverfront Ventures, LLC for the principal amount of $400,000.00.

“Company Options” means all issued and outstanding options (including commitments to grant options) to purchase or otherwise acquire Company Capital Stock (whether or not vested) held by any Person, including, but not limited to, stock options granted under the Plan.

“Company Phantom Stock Units” means all issued and outstanding phantom stock units (including commitments to grant phantom stock units) held by any Person.

“Company Permits” has the meaning set forth in Section 3.1(a)(ii).

“Company Preferred Stock” means the Company’s preferred stock, par value $0.001 per share, which is designated as Series A Convertible Preferred Stock.

“Company Products” means all products and services (including websites, mobile applications, and online services) marketed, licensed out, distributed, Made Available, offered online, offered for sale, or sold by or on behalf of the Company at any time during the four (4) year period prior to the date of this Agreement (including through resellers and other channel partners), and any product or service currently under development by or on behalf of the Company.

“Company Registered Intellectual Property” has the meaning set forth in Section 3.12(a)(ii).

“Company Restricted Stock” means any shares of Company Capital Stock issued and outstanding immediately prior to the Effective Time that are unvested. For purposes of this Agreement, a share of Company Capital Stock shall be deemed “unvested” if such share is not vested or is subject to a repurchase option, risk of forfeiture or other condition under any applicable Contract with the Company or under which the Company has any rights.

“Company Securities” means the Company Capital Stock, the Company Options, and any other Equity Interests in the Company.

“Company Source Code” has the meaning set forth in Section 3.12(h).

“Company Supplier” has the meaning set forth in Section 3.21(b).

“Company Technology” means any Technology embodying Company IPR.

“Confidential Information” means confidential or non-public information of the Company (including trade secrets) and the confidential or non-public information provided to the Company by any third party which the Company is obligated to keep confidential or non-public.

“Conflict” has the meaning set forth in Section 3.4.

“Consideration Components” means (a) the Stock Consideration, (b) the Series A Dividend Amount, (c) the Common Cash Consideration, (d) the Issued and Outstanding Company Shares Number, (e) the Per Common Share Cash Consideration, (f) the Per Preferred Share Cash Consideration, (g) the Per Common Share Stock Consideration, (h) the Per Preferred Share Stock Consideration, (i) the Per Common Share Merger Consideration, (j) the Per Preferred Share Merger Consideration, (k) the Option Cash Amount, (j) the Option Rollover Amount, and (k) each of the components and subcomponents of the foregoing.

“Contaminant” means any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” or “worm” (as such terms are commonly understood in the software industry) or any other code, software routines, or hardware components designed or intended to have, or capable of performing, any of the following functions: (i) disrupting, disabling, harming or otherwise impeding in any manner the operation of, or permitting or causing unauthorized access to, a system, network, or other device; or (ii) damaging or destroying any data or file without the user’s consent.

“Continuing Employee” means any Employee who is employed by the Company as of immediately prior to the Closing and is reasonably anticipated to continue his or her employment, either affirmatively or by operation of Law, with Parent, the Company or one of their respective subsidiaries on the day following the Closing Date (including, for the avoidance of doubt, any employee who is on maternity leave, short-term disability leave, long-term disability leave, military leave or another approved leave of absence as of the Closing Date.

“Contract” means any agreement, contract, mortgage, indenture, lease, license, covenant, plan, insurance policy, instrument, arrangement, understanding or commitment, permit, concession, franchise or license, in each case, whether oral or written.

“Current Balance Sheet” has the meaning set forth in Section 3.6(a).

“Current Government Contract” has the meaning set forth in Section 3.26(a).

“Data Processing Obligation” means any applicable (i) Law relating to privacy, data protection, or security, or (ii) Data Processing Policy, rule, principle, or requirement of any self-regulatory organization, industry best practice, or industry standard (including, as applicable, the Payment Card Industry Data Security Standard) or contractual requirement relating to the Processing of Company Data, privacy, data protection or security, including, in each case of (i) and (ii), in connection with direct marketing or the initiation, transmission, monitoring, interception, recording, or receipt of communications.

“Data Processing Policy” means each statement, policy, representation or notice of the Company relating to the Processing of Company Data, privacy, data protection or security.

“DCSA” means the Defense Counterintelligence and Security Agency.

“Dissenting Shares” has the meaning set forth in Section 1.3(d).

“DOL” means the United States Department of Labor.

“Employee” means any current or former employee, consultant, independent contractor, officer, director or other service provider of the Company or any ERISA Affiliate.

“End Date” has the meaning set forth in Section 8.1(c).

“Environmental Law” means any Law or Order relating to pollution, protection of the environment or natural resources, protection of public or occupational health and safety, or to Hazardous Materials, including the manufacture, processing, distribution, use, treatment, storage, disposal, collection, recycling, labeling, packaging, sale, transport or handling of Hazardous Materials or products containing Hazardous Materials.

“Equity Interests” means, with respect to any Person, (a) any share of capital stock of, or other ownership, membership, partnership, joint venture or equity interest in, such Person, (b) any indebtedness, securities, options, warrants, call, subscription or other rights of, or granted by, such Person or any of its Affiliates that are convertible into, or are exercisable or exchangeable for, or giving any Person any right to acquire any such share of capital stock or other ownership, partnership, joint venture or equity interest, in all cases, whether vested or unvested, (c) any stock appreciation right, phantom stock, interest in the ownership or earnings of such Person or other equity equivalent or equity-based award or right, or (d) any Indebtedness having the right to vote (or convertible into or exchangeable for securities having the right to vote) on any matters on which any holder of securities of such Person may vote.

“Equityholder and Indemnity Claim Matters” means any (a) claim or right asserted or held by any current, former or purported Securityholder or other securityholder of the Company, or any other Person, asserting, alleging or seeking to assert rights with respect to, or in connection with, any actual or alleged Company Security, including any claim asserted, based upon or related to (i) the purported ownership or rights to ownership of any Company Securities, (ii) any rights of a current, former, or purported Securityholder or other securityholder of the Company, including any rights to securities, antidilution protections, preemptive rights, rights of first offer or first refusal or rights to notice or to vote securities of the Company, (iii) any rights under the Charter Documents or any Company Employee Plan, (iv) any actual or alleged breaches of fiduciary duty by any current or former directors, equityholders or officers of the Company, (v) the Mergers or any other transactions contemplated by this Agreement or any Related Agreement to which the Company is a party, including any inaccuracy in the Payment Spreadsheet, (vi) any claim that such Person’s actual or alleged Company Securities or other Equity Interests were wrongfully issued or repurchased by the Company, or (vii) any payment in respect of any Dissenting Shares in excess of the consideration that otherwise would have been payable in respect of such shares in accordance with this Agreement, and any other Losses paid, incurred, suffered or sustained in respect of any Dissenting Shares, including all attorneys’ and consultants’ fees, costs and expenses and including any such fees, costs and expenses incurred in connection with investigating, defending against or settling any claim, action or proceeding in respect of Dissenting Shares, except, in each case of the foregoing clauses (i) through (vii), for the right following the Effective Time, and in compliance with, and subject to, the terms of this Agreement, of a Securityholder to receive such Person’s portion of the Merger Consideration as provided in Article I and set forth on the Payment Spreadsheet, (b) any claim or right asserted or held by any Person who is or at any time was an Employee (against the Company, Parent, Merger Sub I, Merger Sub II, or any of their Affiliates (including the Surviving Corporation and the Surviving LLC) or any other Person) involving a right or entitlement to indemnification, reimbursement of expenses or any other relief or remedy, including under the Charter Documents, including with respect to any of the matters set forth in the foregoing clause (a), and (c) any claim or right asserted or held by any Person who was engaged by the Company to perform investment banking, financial advisory, accounting, legal, consulting, or other professional services in connection with this Agreement and the transactions contemplated hereby involving a right or entitlement to indemnification, reimbursement of expenses or any other relief or remedy.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any Person under common control with the Company or that, together with the Company, could be deemed a “single employer” within the meaning of Section 4001(b)(1) of ERISA or within the meaning of Section 414(b), (c), (m) or (o) of the Code, and the regulations issued thereunder.

“Estimated Closing Cash” has the  meaning set forth in Section 2.3.

“Estimated Closing Indebtedness” has the meaning set forth in Section 2.3.

“Estimated Closing Net Working Capital” has the meaning set forth in Section 2.3.

“Estimated Closing Net Working Capital Shortfall” means the excess, if any, of Target Net Working Capital over Estimated Closing Net Working Capital.

“Estimated Closing Net Working Capital Surplus” means the excess, if any, of Estimated Closing Net Working Capital over Target Net Working Capital.

“Estimated Third Party Expenses” has the  meaning set forth in Section 2.3.

“Estimated Unpaid Pre-Closing Taxes” has the meaning set forth in Section 2.3.

“Exchange Agent” has the meaning set forth in Section 2.3(c)(i).

“Exchange Documents” has the meaning set forth  in Section 2.3(c)(iv).

“Exchange Ratio” means (a) the Per Common Share Merger Consideration, divided by (b) the Parent Price.

“Expense Fund” has the meaning set forth in Section 2.3(f).

“Expense Fund Amount” means an amount in cash equal to $150,000.

“Expiration Date” has the meaning set forth in Section 9.1(a).

“Export Approvals” has the meaning set forth in Section 3.20(a).

“FAR” has the meaning set forth in Section 3.26(c).

“Final Invoice” has the meaning set forth in Section 7.8(b).

“Financials” has the meaning set forth in Section 3.6(a).

“Final Closing Net Working Capital Shortfall” means the excess, if any, of Target Net Working Capital over Final Closing Net Working Capital.

“Final Closing Net Working Capital Surplus” means the excess, if any, of Final Closing Net Working Capital over Target Net Working Capital.

“First Effective Time” has the meaning set forth in Section 1.1(a).

“First Merger” has the meaning set forth in the Recitals.

“Former Government Employee” has the meaning set forth in Section 3.26(t).

“Funded International Employee Plan” has the meaning set forth in Section 3.15(h).

“GAAP” means United States generally accepted accounting principles consistently applied.

“Government Bid” has the meaning set forth in Section 3.14(a)(xxi).

“Government Contract” has the meaning set forth in Section 3.14(a)(xxi).

“Governmental Entity” means any (a) federal, national, state, provincial, local or other government, (b) any federal, national, state, provincial, local, or other governmental or supra-national entity, regulatory or administrative authority, agency, department, board, division, instrumentality or commission, educational agency, political party, body, or judicial or arbitral body, board, tribunal, or court, (c) any royal family, (d) any public international organization (e.g., the World Bank, the Red Cross, etc.), (e) any industry self-regulatory authority, or (f) any business, entity, or enterprise owned or controlled by any of the foregoing.

“Governmental Official” means any (a) officer, agent or employee of a Governmental Entity, (b) person acting in an official capacity for or on behalf of a Governmental Authority, (c) candidate for government or political office, or (d) member of a royal family.

“Hazardous Material” means any substance, material, emission or waste for which liability or standards of conduct may be imposed, or that has been listed, defined or designated by any Governmental Entity or by any Environmental Law to be radioactive, toxic, hazardous or otherwise a danger to health, reproduction or the environment, including PCBs, asbestos, petroleum, and urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said Laws.

“HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules and regulations thereto.

“Inbound Licenses” means any Contract pursuant to which the Company has been granted any rights to access or use any Technology of another Person, or pursuant to which the Company is granted a license, covenant not to sue, or other rights with respect to any Person’s Intellectual Property Rights.

“Indebtedness” of any Person means, as of a specified date, without duplication: (i) all liabilities of such Person for borrowed money (including the PPP Indebtedness), whether current or funded, secured or unsecured, all obligations evidenced by bonds, debentures, notes or similar instruments, and all liabilities in respect of mandatorily redeemable or purchasable share capital or securities convertible into share capital; (ii) all liabilities of such Person for the deferred purchase price of property or services, which are required to be classified and accounted for under GAAP as liabilities; (iii) all liabilities of such Person in respect of any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which are, and to the extent, required to be classified and accounted for under GAAP as capital leases; (iv) all liabilities of such Person evidenced by any letter of credit or similar credit transaction entered into for the purpose of securing any lease deposit; (v) all liabilities of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction securing obligations of a type described in clauses (i), (ii), (iii) or (v) above to the extent of the obligation secured; (vi) all guarantees by such Person of any liabilities of a third party of a nature similar to the types of liabilities described in clauses (i), (ii), (iii), (iv), (v) or (vi) above, to the extent of the obligation guaranteed; (vii) all deferred revenue of any Person (including current and long-term deferred revenue) (viii) the aggregate amount of all interest, fees, change of control payments, prepayment premiums, penalties, breakage costs, “make whole amounts,” balloon payments or fees, costs, expenses and other payment obligations that would arise if any or all of the items described in clauses (i) through (vii) above were prepaid, extinguished, unwound and settled in full as of such specified date.

“Indemnified Parties” means Company Indemnified Parties or Parent Indemnified Parties, as the case may be.

“Indemnifying Parties” means Company Indemnifying Parties or Parent Indemnifying Parties, as the case may be.

“Intellectual Property” means Technology and Intellectual Property Rights,

“Intellectual Property Rights” means all intellectual property and proprietary rights, including all statutory, common law and other rights in, to, or arising out of, Technology (whether recorded or not and regardless of form or method of recording), which may exist or be created under the Laws of any jurisdiction in the world, including without limitation all rights the following types: (i) rights associated with works of authorship (including rights in Software), including copyrights, rights of attribution and integrity and other moral rights (“Copyrights”); (ii) rights in or arising out of logos, trademark, trade dress, business name, domain name and trade name rights and similar rights (“Marks”); (iii) rights associated with confidential information, including trade secret rights; (iv) patent and industrial design property rights, and equivalent or similar rights in, or arising out of, inventions (whether or not patentable), invention disclosures, improvements, modifications, methods or processes; (v) rights in, arising out of, or associated with a person’s name, voice, signature, photograph, or likeness, including rights of personality, privacy, and publicity; (vi) rights in, or arising out of, or associated with databases; and (vii) rights in or relating to applications, registrations, renewals, extensions, combinations, divisions, re-examinations, and reissues of, and right to apply for applications or the applications for, any of the rights referred to in clauses (i) through (vii) above.

“Interested Party” has the meaning set forth in Section 3.22(a).

“International Employee Plan” means each Company Employee Plan that has been adopted or maintained by the Company, any ERISA Affiliate, whether formally or informally, or with respect to which the Company, any ERISA Affiliate will or may have any Liability, with respect to Employees who perform services outside the United States.

“Investor Questionnaire” means an investor suitability or accredited investor questionnaire in form and substance satisfactory to Parent.

“IP Licenses” means all Inbound Licenses and all Outbound Licenses.

“IRS” means the United States Internal Revenue Service.

“Issued and Outstanding Company Share Number” means a number equal to the sum of (a) the aggregate number of shares of Company Common Stock that are issued and outstanding immediately prior to the First Effective Time (other than the Cancelled Shares), plus (b) the aggregate number of shares of Company Common Stock into which all shares of Company Preferred Stock that are issued and outstanding immediately prior to the Effective Time are convertible (other than Cancelled Shares),

“Joinder Agreement” has the meaning set forth in the Recitals.

“Key Employee Agreement” has the meaning set forth in the Recitals.

“Key Employee” means Jorgen Pederson.

“Knowledge” or “Known” means, with respect to the Company, the knowledge of the Persons set forth on Schedule A-3, in each case, after due and diligent inquiry of their respective direct reports who could reasonably be expected to have knowledge of the matters in question.

“Labor Agreement” has the meaning set forth in Section 3.13(a)(x).

“Labor Entity” has the meaning set forth in Section 3.13(a)(x).

“Law” means any U.S. or non-U.S. federal, state, provincial, local or other constitution, law, statute, ordinance, rule, regulation, published administrative position, policy or principle of common law issued, enacted, adopted, promulgated, implemented or otherwise put into legal effect by or under the authority of any Governmental Entity.

“Lease Agreements” has the meaning set forth in Section 3.10.

“Leased Real Property” has the meaning set forth in Section 3.10.

“Letter of Transmittal” means has the meaning set forth in Section 2.3(c).

“Liability” means, with respect to any Person, any and all liabilities, obligations, claims, and deficiencies of any kind (whether known or unknown, contingent, accrued, due or to become due, secured or unsecured, matured or otherwise), including accounts payable, all liabilities, obligations, claims, and deficiencies related to Indebtedness or guarantees, costs, expenses, royalties payable, and other reserves, termination payment obligations, and all other liabilities, obligations, claims, and deficiencies of such Person or any of its subsidiaries or Affiliates, in each case, regardless of whether or not such liabilities, obligations, claims, and deficiencies are required to be reflected on a balance sheet in accordance with GAAP.

“Lien” means any lien, pledge, charge, claim, mortgage, security interest or other encumbrance of any kind or character whatsoever.

“Lockup Agreements” means the Lockup Agreement substantially in the form of Exhibit G attached hereto.

“Losses” means all claims, losses, liabilities, damages, deficiencies, Taxes, costs, interest, awards, judgments, settlements, penalties, fees and expenses, including attorneys’, consultants’, experts’ and other professionals’ fees and expenses (including in connection with investigation, defending against, prosecuting, or settling any of the foregoing) and court or arbitration costs.

“Made Available” means that the referenced materials have been posted to the Company’s Dropbox account (the “Data Room”) and made available to Parent and its Representatives via Microsoft Sharepoint, but only if so posted and made available in the Data Room on a continuous and uninterrupted basis during the three (3) Business Day period prior to the date of this Agreement.

“Material Company Customer” has the meaning set forth in Section 3.21(a).

“Material Contract” has the meaning set forth in Section 3.14(b).

“Merger Consideration” has the meaning set forth in Section 1.3.

“Merger Filings” means, collectively, the First Certificate of Merger, Second Certificate of Merger, and Statement of Merger.

“Mergers” has the meaning set forth in the Recitals.

“NISPOM” has the meaning set forth in Section 3.26(x).

“NIST” has the meaning set forth in Section 3.13(e).

“Non-Competition Agreement” has the meaning set forth in the Recitals.

“Non-Disclosure Agreement” has the meaning set forth in Section 11.3(a).

“Objection Deadline” has the meaning set forth in Section 9.4(b).

“Offer Documents” means, collectively, the Offer Letter, and the Parent’s or such Affiliate’s (i) form Confidential Information and Inventions Assignment Agreement and (ii) other customary employment-related agreements and documents.

“Offer Letter” has the meaning set forth in Section 2.2(b)(ix)(B).

“Open Source License” means any license meeting the Open Source Definition (as promulgated by the Open Source Initiative) or the Free Software Definition (as promulgated by the Free

Software Foundation), or any other license that requires the distribution of Source Code in connection with the distribution of any software or materials, that requires modifications or derivative works be distributed under the same license, or that prohibits one from charging a fee or otherwise seeking compensation in connection with sublicensing, displaying or distributing any software or materials. “Open Source License” includes, without limitation, a Creative Commons License, open database license, the Mozilla Public License (including any variants thereof), the GNU General Public License, GNU Lesser General Public License, Common Public License, Apache License, BSD License, or MIT License.

“Open Source Software” means any software or other materials that are distributed or made available under terms of an Open Source License.

“Optionholder” means any holder of any Company Option.

“Option Cash Amount” means the sum of the amounts payable pursuant to Section 1.3(c)(ii).

“Option Rollover Amount” means the sum of the value of the shares underlying the Assumed Options pursuant to Section 1.3(c)(iii) minus the sum of the exercise prices for such shares.

“Order” means any order, judgment, injunction, ruling, edict, or other decree, whether non-final, final, temporary, preliminary or permanent, enacted, issued, promulgated, enforced or entered by any Governmental Entity.

“Outbound License” means any Contract pursuant to which any Person has been granted any rights to access or use any Company Products or Company Technology, or that contains any assignment or license of, or any covenant not to assert or enforce, any Company IPR.

“Parent Ceiling” means $9.00.

“Parent Floor” means $5.00.

“Parent Indemnified Parties” has the meaning set forth in Section 9.2(a).

“Parent Indemnifying Parties” has the meaning set forth in Section 9.2(b).

“Parent Material Adverse Effect” means Effect, individually or when taken together with all other Effects that have occurred prior to the date of determination of the occurrence of such Effect, that is or is reasonably likely to (a) materially impede the authority of Parent to consummate the transactions contemplated by this Agreement in accordance with the terms hereof and applicable Law, or (b) be materially adverse to the business, assets (including intangible assets) and liabilities, financial condition, or results of operations of Parent and its subsidiaries taken as a whole, other than, in the case of this clause (b), any Effect resulting from (i) changes in general economic, financial market, business or geopolitical conditions, (ii) general changes or developments in any of the industries in which Parent and its subsidiaries operate, (iii) changes following the date of this Agreement in any Laws or legal, regulatory or political conditions or changes following the date of this Agreement in GAAP or other applicable accounting standards, or the interpretation or enforcement thereof, (iv) any natural disaster, pandemic (including in respect of COVID-19), epidemic, act of God, any act of terrorism, war or other armed hostilities, any regional, national or international calamity or any other similar event; (v) any failure by Parent to meet any projections, budgets or estimates of revenue or earnings (it being understood that the facts giving rise to such failure may be taken into account in determining whether there has been an Parent Material Adverse Effect (except to the extent otherwise provided herein)); or (vi) any announcement of this Agreement and the transactions contemplated hereby (other than any Conflict with (x) any provision of the certificate of incorporation, bylaws, and other governing documents of Parent and its subsidiaries, as amended, (y) any Contract to which Parent or any of its subsidiaries is a party or by which any of their respective properties or assets (whether tangible or intangible) are bound, or (z) any Law or

Order applicable to Parent or any of its subsidiaries or any of their respective properties or assets (whether tangible or intangible)); provided, that such Effects referenced in clauses (i) through (iv) do not, individually or when taken together with all other such Effects, have a disproportionate or unique effect on Parent and its subsidiaries as compared to other businesses in Parent’s principal business segment.

“Parent Option” means any option to purchase shares of Parent Common Stock, including those options to purchase shares of Parent Common Stock issued or to be issued in connection with the assumption of Company Options under the terms and conditions of this Agreement.

“Parent Price” means (a) if the Parent VWAP equals or exceeds the Parent Ceiling, then the Parent Ceiling, (b) if the Parent Floor equals or exceeds the Parent VWAP, then the Parent VWAP, and (c) in all other instances, the Parent VWAP.

“Parent VWAP” means a price equal to the volume-weighted average price of Parent Common Stock for the ten (10) trading days ending on the third (3) business day before the Closing.

“Payment Spreadsheet” has the meaning set forth in Section 2.3(a).

“Payoff Letter” has the meaning set forth in Section 7.7(a).

“Pension Plan” means each Company Employee Plan that is an “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA.

“Per Common Share Cash Consideration” means, with respect to a share of Company Common Stock that is (a) issued and outstanding or (b) underlying a share of Company Preferred Stock that is issued and outstanding, in the case of each of clause (a) and clause (b), immediately prior to the First Effective Time, an amount in cash equal to (x) the Common Cash Consideration, divided by (y) the Issued and Outstanding Company Shares Number.

“Per Common Share Merger Consideration” means, with respect to a share of Company Common Stock that is (a) issued and outstanding or(b) underlying a share of Company Preferred Stock that is issued and outstanding, in the case of each of clause (a) and clause (b), immediately prior to the First Effective Time, the sum of (x) the Per Common Share Cash Consideration, plus (y) the value of the Per Common Share Stock Consideration (calculated using the Parent Price).

“Per Common Share Stock Consideration” means, with respect to a share of Company Common Stock that is (a) issued and outstanding or(b)  underlying a share of Company Preferred Stock that is issued and outstanding, in the case of each of clause (a) and clause (b), immediately prior to the First Effective Time, a number of shares of Parent Common Stock equal to (x) the Stock Consideration, divided by (y) the Issued and Outstanding Company Shares Number.

“Per Option Cash Consideration” means, with respect to a share of Company Common Stock that is subject to an applicable Company Option outstanding immediately prior to the First Effective Time, an amount of cash equal to (a) $15.00, minus (b) the exercise price per share attributable to such Company Option.

“Per Preferred Share Cash Consideration” means, with respect to a share of Company Preferred Stock that is issued and outstanding immediately prior to the First Effective Time, an amount in cash equal to (a) the applicable Series A Dividend Amount, plus (b) (i) the Per Common Share Cash Consideration, multiplied by (ii) the number of shares of Company Common Stock into which a share of Company Preferred Stock is convertible immediately prior to the First Effective Time.

“Per Preferred Share Merger Consideration” means, with respect to a share of Company Preferred Stock that is issued and outstanding immediately prior to the First Effective Time, the sum of (a) the Per Preferred Share Cash Consideration, plus (b) the value of the Per Preferred Share Stock Consideration (calculated using the Parent Price).

“Per Preferred Share Stock Consideration” means, with respect to a share of Company Preferred Stock that is issued and outstanding immediately prior to the First Effective Time, a number of shares of Parent Common Stock equal to (a) the Per Common Share Stock Consideration, multiplied by (b) the number of shares of Company Common Stock into which a share of Company Preferred Stock is convertible immediately prior to the First Effective Time.

“Permits” means any approvals, authorizations, waivers, consents, clearances, licenses, registrations, permits or certificates of a Governmental Entity.

“Permitted Liens” means (a) statutory Liens securing payments not yet due, (b) Liens with respect to the payment of Taxes, in all cases that are not yet due or payable, (c) statutory Liens of landlords and statutory Liens of suppliers, mechanics, carriers, materialmen, warehousemen, service providers or workmen and other similar Liens imposed by applicable Law created in the ordinary course of business for amounts that are not yet delinquent, (d) non-exclusive licenses of Intellectual Property Rights granted in connection with the sale or licensing of any Company Products to customers in the ordinary course of business pursuant to a (i) Standard Form IP Contract or (ii) license agreement that does not materially deviate from the allocation of Intellectual Property rights in the Standard Form IP Contract, and (e) non-monetary Liens that do not materially impair the business or operations of the Company or of the owner of the assets subject to such Liens.

“Person” means any individual or entity, including a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a Governmental Entity (or any department, agency, or political subdivision thereof).

“Plans” means, collectively, the Company’s 2005 Stock Plan and the 2014 Stock Plan.

“PPP” means the U.S. Small Business Administration Paycheck Protection Program under Division A, Title I of the Coronavirus Relief and Economic Security Act of 2020 (the “CARES Act”), as amended and in effect from time to time.

“PPP Indebtedness” means any Indebtedness (including principal and accrued and unpaid interest) of the Company, including any penalties or premiums that would be associated with the full repayment and retirement of such Indebtedness, arising from any loan obtained by the Company pursuant to the PPP.

“Pre-Closing Period” has the meaning set forth in Section 5.1.

“Pre-Closing Tax Period” means any Tax period or portion thereof that ends on or prior to the Closing Date, including the portion of any Straddle Period ending on the Closing Date.

“Pre-Closing Taxes” means (A) any Taxes of the Company attributable to any Pre-Closing Tax Period, provided the amounts described in this definition shall be determined (i) as if the Company used the accrual method of Tax accounting throughout all Pre-Closing Tax Periods, (ii) by treating any advance payments, deferred revenues or other prepaid amounts received or arising in any Pre-Closing Tax Period as subject to Tax in such period regardless of when actually recognized for income Tax purposes, and (iii) by including any Taxes that would have been due or payable on or prior to the Closing Date but for any provision of the 2020 Tax Acts, but only to the extent such Taxes are or become due and payable following the Closing Date, (B) any other Taxes attributable to the Transactions contemplated by this Agreement, including Transfer Taxes and Transaction Payroll Taxes, and (C) any Taxes attributable to the conversion of or repayment of any Indebtedness or the forgiveness of any PPP Indebtedness. For purposes of this Agreement, in the case of Taxes based upon income, sales, proceeds, profits, receipts, wages, compensation or similar items, the Taxes attributable to the portion of any Straddle Period that is a Pre-Closing Tax Period shall be determined as though the Straddle Period ended at the end of the day on the Closing Date based on an interim closing of the books, except that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions), other than with respect to property placed in service after the Closing, shall be allocated on a per diem basis, and the amount of any other Taxes of the Company attributable to the portion of the Straddle Period that is a Pre-Closing Tax Period shall equal the amount of such Tax for the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days in the Straddle Period up to and including the Closing Date, and the denominator of which is the total number of days in the Straddle Period.

“Preferred Bidder Status” has the meaning set forth in Section 3.26(l).

“Pro Rata Portion” means, with respect to a Stockholder or an Indemnifying Party, as applicable, the percentage that results from dividing (a) the sum of (i) the Per Preferred Share Merger Consideration multiplied by the aggregate number of issued and outstanding shares of Company Preferred Stock held by such Person immediately prior to the First Effective Time, plus (ii) the Per Common Share Merger Consideration multiplied by the aggregate number of issued and outstanding shares of Company Common Stock held by such Person immediately prior to the Effective Time, by (b) the sum of (i) the Per Preferred Share Merger Consideration multiplied by the aggregate number of issued and outstanding shares of Company Preferred Stock held by all Stockholders or all Indemnifying Parties, as applicable, immediately prior to the First Effective Time, plus (ii) the Per Common Share Merger Consideration multiplied by the aggregate number of issued and outstanding shares of Company Common stock held by all Stockholders or all Indemnifying Parties, as applicable, immediately prior to the First Effective Time.  For purposes of clarity, the sum of all “Pro Rata Portions” of all Stockholders or all Indemnifying Parties, as applicable, shall at all times equal one hundred percent (100%).

“Process” means, with respect to any data or set of data, any operation or set of operations performed thereon, whether or not by automated means, including access, adaptation, alignment, alteration, collection, combination, compilation, consultation, creation, derivation, destruction, disclosure, disposal, dissemination, erasure, interception, maintenance, making available, organization, recording, restriction, retention, retrieval, storage, structuring, transmission, and use, and security measures with respect thereto.

“R&W Fee” means the total premium and any associated costs, including surplus lines Taxes or fees, underwriting fees and broker compensation, charged by or payable to the insurer(s), managing general underwriter(s), or brokers or any other third party in connection with the negotiation, underwriting and placement of the R&W Policy, and all applicable due diligence fees in conjunction with the insurer’s underwriting of coverage and its non-binding and conditional commitments to provide coverage under the R&W Policy.

“R&W Policy” means the buyer-side representations and warranties insurance policy obtained in connection with the transactions contemplated hereby.

“Renovations” has the meaning set forth in Section 3.10.

“Registered Intellectual Property” means all Intellectual Property Rights that are registered or filed with or by, or issued under the authority of, any Governmental Entity or Internet domain name registrar, including all patents, registered copyrights, and registered trademarks, business names and domain names and all applications for any of the foregoing.

“Registration Rights Agreement” has the meaning set forth in the Recitals.

“Regulatory Condition” has the meaning set forth in Section 2.2(a)(iii).

“Related Agreements” means the Non-Disclosure Agreement, the Non-Competition Agreement, the Stockholder Written Consent, the Registration Rights Agreement, the Joinder Agreements, the Support Agreements, the Restrictive Covenant Agreement, the 280G Waivers, the Key Employee Agreement, the Investor Questionnaires, the Surrender Agreements, and all other agreements and certificates entered into or otherwise delivered by on behalf of the Company, any of the Securityholders or any of the Indemnifying Parties in connection with the transactions contemplated herein.

“Representatives” means, with respect to a Person, such Person’s Affiliates and the directors, managers, members, stockholders, officers, employees, advisors, counsel, accountants, agents, consultants, intermediaries or other representatives of such Person and its Affiliates.

“Requisite Stockholder Approval” has the meaning set forth in Section 3.2(a).

“Reserved Amount” means $600,000.00.

“Reserved Pool” means a pool of shares identified by the Transfer Agent as restricted shares, which restrictions shall be lifted by Transfer Agent upon Parent’s direction to the Transfer Agent in accordance with the terms and conditions of this Agreement.

“Reserved Shares” means a number of shares of Parent Common Stock equal to the Reserved Amount divided by the Parent Price (as adjusted for any dividends, distributions, stock splits, combinations or recapitalizations), issued for the benefit of the Stockholders in accordance with the terms and conditions of this Agreement and maintained by the Transfer Agent as the Reserved Pool.

“Restricted Person” means (i) any individual or entities listed on or covered by any list of sanctioned or restricted persons for export, import, sanctions, government contracting or related reasons administered by any government of a jurisdiction in which the Company conducts business (including the List of Denied Persons and Entity List administered by the U.S. Department of Commerce, and the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Department of Treasury) and (ii) to the extent covered by applicable Trade Laws, any entity owned or controlled by any individual or entity identified in clause (i) above.

“RPF” has the meaning set forth in Section 3.26(b).

“SBA” has the meaning set forth in Section 3.26(l).

“SBIR” has the meaning set forth in Section 3.12(j).

“SDN List” has the meaning set forth in Section 3.20(b)(ii).

“Section 368 Reorganization” has the meaning set forth in Section 1.5(a).

“Seller Beneficiaries” has the meaning set forth in Section 7.14.

“Second Certificate of Merger” has the meaning set forth in Section 1.1(b).

“Second Effective Time” has the meaning set forth in Section 1.1(b).

“Second Merger” has the meaning set forth in the Recitals.

“Securities Act” means the Securities Act of 1933, as amended.

“Securityholders” means the Stockholders, the Optionholders, and any other holders of Company Securities.

“Series A Dividend Amounts” mean the Series A Dividend, as defined in Article IV, Section D.2(a) of the Articles of Incorporation, computed for each issuance of Series A Convertible Preferred Stock of the Company through the Closing Date.

“Settlement Memorandum has the meaning set forth in Section 9.5(a).

“Shrink-Wrap Software” means any generally commercially available software in executable code form that (i) is available for a cost of not more than $10,000 for a perpetual license for a single user or work station (or $50,000 in the aggregate for all users and work stations in any fiscal year); and (ii) is not incorporated into or used directly in the design, development, delivery, hosting, provision or distribution of, any Company Product.

“Software” means computer software and databases, whether in object code, Source Code, or executable form, and documentation related thereto.

“Source Code” means computer programming code in human readable form that is not suitable for machine execution without the intervening steps of interpretation or compilation.

“Standard Form IP Contract” means each standard form of Contract used by the Company at any time that has been Made Available by the Company, including each standard form of: (i) customer or end user agreement for a Company Product(s); (ii) agreement for receipt of development services; (iii) Proprietary Information and Assignment Agreements; (iv) consulting or independent contractor agreement containing any assignment or license of Technology or Intellectual Property Rights or any confidentiality provision; and (v) confidentiality or nondisclosure agreement.

“Statement of Merger” has the meaning set forth in Section 1.1(a).

“Stock Consideration” means a number of shares of Parent Common Stock equal to the quotient that results from dividing (a) (i) Seventy Million Dollars ($70,000,000.00) plus (ii) the Estimated Closing Net Working Capital Surplus, if any, less (iii) the Estimated Closing Net Working Capital Shortfall, if any, less ((iii) fifty percent of the R&W Fee, less (iv) the Option Rollover Amount, by (b) the Parent Price.

“Stockholder” means any holder of any Company Capital Stock.

“Stockholder Representative” has the meaning set forth in the Recitals.

“Stockholder Representative Engagement Agreement” has the meaning set forth in Section 10.1(b).

“Stockholder Representative Group” has the meaning set forth in Section 10.1(b).

“Stockholder Written Consent” has the meaning set forth in the Recitals.

“Straddle Period” means any taxable period beginning on or before the Closing Date and ending after the Closing Date.

“subsidiary” means, with respect to any Person, any corporation or other organization or Person, whether incorporated or unincorporated, of which (x) such party or any other subsidiary of such party is a general partner (excluding such partnerships where such party or any subsidiary of such party does not have a majority of the voting interest in such partnership) or (y) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its subsidiaries or Affiliates.

“Support Agreement” has the meaning set forth in the Recitals.

“Support Stockholders” means those Stockholders set forth on Schedule A-4.

“Surrender Agreement” means a form of consent and release of claims executed by and between the Company, Parent, the Merger Subs, and an Optionholder, to be in form and substance reasonably satisfactory to Parent and the Company.

“Surviving Corporation” has the meaning set forth in Section 1.1(a).

“Surviving LLC” has the meaning set forth in Section 1.1(b).

“Systems” means all information technology or data processing networks, systems, equipment, facilities or services owned, controlled, or used by or for the Company, including all information technology or data processing networks, systems, equipment, facilities or services used by or for Employees in the performance of services for the Company, in whole or in part.

“Target Net Working Capital” means $1,043,046.

“Tax” means (i) any income, alternative or add-on minimum tax, gross income, estimated, gross receipts, sales, use, ad valorem, value added, transfer, franchise, capital stock, profits, license, registration, withholding, payroll, social security (or equivalent, including employer and employees’ contributions), employment, unemployment, disability, excise, severance, stamp, occupation, premium, property (real, tangible or intangible), escheat or unclaimed property, environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount (whether disputed or not) imposed by any Governmental Entity responsible for the imposition of any such tax (domestic or foreign), (ii) any liability for the payment of any amounts of the type described in clause (i) of this sentence as a result of being a member of an affiliated, consolidated, combined, unitary, aggregate or similar group for any taxable period, and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) of this sentence as a result of being a transferee of or successor to any Person or as a result of any express or implied obligation to assume such Taxes or to indemnify any other Person, including by operation of Law.

“Tax Representations” has the meaning set forth in Section 9.1(a).

“Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Entity in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Law relating to any Tax, including any schedule or amendment thereof or attachment thereto.

“Technology” means algorithms, APIs, diagrams, formulae, inventions (whether or not patentable), invention disclosures, programmer’s notes, improvements, modifications, know-how, logos, marks (including brand names, product names, logos, and slogans), methods, network configurations and architectures, processes, confidential information, proprietary information, protocols, schematics, specifications, product designs, roadmaps, marketing strategies, Software (in any form, including Source Code and executable or object code), subroutines, techniques, user interfaces, domain name registrations, URLs, web sites, social media accounts, systems, tools, databases, data collections, concepts, data, coding, images, designs, documentation, books (including lab books), records, works of authorship (including written, audio and visual materials) and all other forms of technology.

“Terminated Agreements” has the meaning set forth in Section 7.2(b).

“Third Party Claim” has the meaning set forth in Section 9.7(a).

“Third Party Expenses” has the meaning set forth in Section 7.8(a).

“Trade Laws” has the meaning set forth in Section 3.20(b).

“Transaction Payroll Taxes” means all employer portion payroll or employment Taxes incurred in connection with any bonuses, option cashouts or other compensatory payments in connection with the consummation of the Mergers or the other transactions contemplated hereby, including those arising from or related to the payment of any amounts hereunder or under any other Contract as a result of, or in connection with, the consummation of the Mergers and the other transactions contemplated hereby, in each case, other than the employer portion payroll or employment Taxes incurred as a result of any retention payments payable or equity awards granted by Parent or any of its Affiliates pursuant to the terms of any Offer Document or other post-Closing employment arrangement with Parent or any of its Affiliates.

“Transfer Agent” means Continental Stock Transfer & Trust, or such other Person as Parent may from time to time designate as the transfer agent for shares of its capital stock.

“Transfer Taxes” means all sales, use, transfer, value added, goods and services, gross receipts, excise, conveyance, documentary, stamp, recording, registration and similar Taxes and fees incurred in connection with the transactions contemplated by this Agreement.

“Treasury Regulations” means the United States Treasury regulations issued pursuant to the Code.

“Treasury Stock” means each share of Company Capital Stock held in the Company’s treasury.

“Unobjected Claim” has the meaning set forth in Section 9.4(b).

“Unpaid Pre-Closing Taxes” means all Pre-Closing Taxes that remain unpaid as of the end of the Closing Date.

“WARN Act” has the meaning set forth in Section 3.16(i).

Exhibit A

MERGER SUPPORT AGREEMENT

This Merger Support Agreement (this “Support Agreement”) is entered into as of _______________, 2022, by and between Sarcos Technology and Robotics Corporation, a Delaware corporation (“Acquirer”), and ________________ (“Holder”).

Article XIIRecitals

A.WHEREAS, Holder is a holder of record and the “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), of certain shares of capital stock of RE2, Inc., a Pennsylvania corporation (the “Company”).

B.WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of March 27, 2022 (as it may be amended from time to time in accordance with its terms, the “Merger Agreement”), by and among Acquirer, Spiral Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Acquirer (“Merger Sub I”), Spiral Merger Sub II, LLC, a Delaware limited liability company (“Merger Sub II,” and together with Merger Sub I, the “Merger Subs”)), the Company and the Stockholder Representative, Merger Sub I will merge with and into the Company, with the Company surviving such merger, followed by the Company merging with and into Merger Sub II, with Merger Sub II as the surviving entity as a wholly owned subsidiary of Acquirer (the “Merger”).

C.WHEREAS, Holder understands and acknowledges that the Company, Merger Subs and Acquirer are entitled to rely on (a) the truth and accuracy of Holder’s representations and warranties contained herein and (b) Holder’s performance of the obligations set forth herein.

D.WHEREAS, in the Merger, each outstanding share of Company Preferred Stock, Company Common Stock, and all Company Options (vested and unvested) (collectively, “Shares”) are to be converted into the right to receive the consideration set forth in the Merger Agreement.

E.Holder is entering into this Support Agreement in order to induce Acquirer to enter into the Merger Agreement.

F.Capitalized terms used but not otherwise defined in this Support Agreement have the meanings assigned to such terms in the Merger Agreement.

Agreement

NOW, THEREFORE, in consideration of the representations, warranties, covenants, agreements and obligations contained herein, in the Merger Agreement, and in other agreements entered into in connection therewith, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as set forth herein:

Section 1.	Certain Covenants of Holder

1.1Adoption of Merger Agreement.  Holder agrees to: (a) adopt the Merger Agreement in accordance with the Delaware General Corporation Law “DGCL” and Pennsylvania Law and the Company’s organizational documents and approve and consent to the Merger and the transactions contemplated by, and the terms and conditions of, the Merger Agreement in all respects; and (b) be bound by, and to observe and comply with, the provisions of the Merger Agreement, including Article I (The Mergers), Article VII (Tax Matters), Article VI (Company Non-Solicitation), Article IX (Post-Closing Indemnification) and Article X (Stockholder Representative) of the Merger Agreement, as if Holder were a party thereto.

1.2Grant of Proxy.  Holder irrevocably and unconditionally appoints and constitutes Ben Wolff, in his capacity as Executive Chairman of Acquirer, Julie Wolff, in her capacity as Chief Legal Officer of Acquirer, and Steven Hansen, as Chief Financial officer of Acquirer, and each of their respective functional successors (collectively, the “Proxy Holders”), as such Holder’s agent and as such Holder’s proxy and attorney-in-fact to exercise Holder’s rights to vote, or give consent with respect to, Shares owned by Holder, with full power of substitution to do so, to the fullest extent permitted by applicable Law.  Each and all of the Proxy Holders will be empowered to act and may exercise this proxy by voting any of the Shares in his or her sole discretion.

1.3Waiver of Notice.  Holder, on behalf of itself and its Affiliates, irrevocably and unconditionally waives and agrees to cause to be waived, in each case to the fullest extent permitted by applicable law, (a) any rights, including any termination, change of control or similar rights, (b) any rights to any obligations, including any notice, penalty or similar obligations, of any stockholder of the Company, (c) and any other notices, in each case under (1) any Contract between Holder or any of its Affiliates, on the one hand, and any stockholder of the Company, on the other hand, (2) the Company’s organizational documents, (3) Pennsylvania Law and statute, or (4) any other applicable Law that would be triggered by the announcement, pendency or consummation of the Merger or the other transactions contemplated by the Merger Agreement or any Related Agreement.

1.4Stockholder Written Consent.  As soon as practicable (and in any event not later than twenty four (24) hours) following the execution and delivery of the Merger Agreement, Holder shall execute and deliver to Acquirer a written consent of stockholders (a) adopting the Merger Agreement in accordance with Pennsylvania law and the Company’s organizational documents, (b) approving the Merger and other transactions contemplated by the Merger Agreement, and (c) approving the appointment of Draper Triangle Ventures III, LP as the Stockholder Representative. (the “Stockholder Written Consent”).  Following the delivery of the Stockholder Written Consent, Holder will (i) not take any action to withdraw, modify, revoke or otherwise challenge the effectiveness of the Stockholder Written Consent and (ii) take any action reasonably requested by Acquirer to make effective the Stockholder Written Consent.

Section 2.	Representations and Warranties of Holder

Holder hereby represents and warrants to Acquirer as follows:

2.1Holder has (a) prior to entering into this Support Agreement, received a copy of the Merger Agreement and familiarized himself, herself or itself with the terms and conditions contained therein, including provisions relating to post-closing adjustments to the Merger Consideration, the payment and allocation of the consideration to be paid to the Holders, the indemnification obligations of a Company Stockholder and an Indemnifying Party, the withholding of the Expense Fund Amount and the creation of the Expense Fund, if any, the appointment of the Stockholder Representative to perform the functions on behalf of Holder as set forth in the Merger Agreement and the indemnification of the Stockholder Representative and the withholding of the Expense Fund and the creation of the Expense Fund in accordance with Section 2.3(i) of the Merger Agreement and (b) not otherwise relied on any Person (other than Holder’s personal attorney, tax or financial advisor) in connection with his, her or its investigation of the accuracy or sufficiency of such information or his, her or its decision to approve the transactions, enter into this Support Agreement or otherwise.

2.2Holder is the beneficial or record owner of, or exercises voting power over, that number of Shares forth on the signature page hereto. The Shares constitute Holder’s entire interest in the outstanding shares of Company Capital Stock and Company Options and Holder is not the beneficial or record holder of, and does not exercise voting power over, any other outstanding shares of Company Capital Stock or Company Options. Except as provided in the Related Agreements, Holder has the sole right to vote and execute stockholder written consents and sole power of disposition and sole power to agree and to issue instructions with respect to all Shares and the other matters contemplated herein, with no restrictions on Holder’s right and powers of voting or disposition pertaining thereto and no person not a signatory to this Support Agreement has a beneficial interest in or a right to acquire or vote any of the Shares (other than, if Holder is a partnership or a limited liability company, the rights and interest of Persons that own partnership interests or units in Holder under the partnership agreement or operating agreement governing Holder and applicable partnership or limited liability company law). The Shares are and will be at all times up until the Expiration Time free and clear of any security interests, liens, claims, pledges, options, rights of first refusal, co-sale rights, agreements, limitations on Holder’s voting rights, charges and other encumbrances of any nature that could adversely affect the Merger, the Merger Agreement or the exercise or fulfillment of the rights and obligations of the Company, Acquirer, Merger Subs or Holder under this Support Agreement or the Merger Agreement. Holder’s principal residence or place of business is set forth on the signature page hereto. As used herein, the term “Expiration Time” shall mean the earliest occurrence of (a) the Effective Time, (b) the date and time of the valid termination of the Merger Agreement in accordance with its terms, (c) such date and time designated by Acquirer in a written notice to Holder, and (d) termination of this Support Agreement by mutual consent of the parties thereto. If Holder is a corporation, limited partnership or limited liability company, Holder is an entity duly organized, validly existing and, where applicable, in good standing under the laws of the jurisdiction in which it is incorporated, organized or constituted. Any shares of Company Capital Stock, Company Options, or other securities of the Company that Holder purchases or with respect to which Holder otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) after the Effective Date and prior to the Expiration Time, including by reason of any stock split, stock dividend, reclassification, recapitalization or other similar transaction or pursuant to the exercise of options or warrants to purchase such shares (collectively, the “New Shares”) shall be subject to the terms and conditions of this Support Agreement to the same extent as if such New Shares comprised a portion of the Shares and shall be deemed to be included in the Shares for the purposes hereof.

2.3Holder has all requisite power, capacity and authority to enter into this Support Agreement and to perform his, her or its obligations under this Support Agreement and consummate the transactions contemplated hereby. The execution and delivery of this Support Agreement by Holder and the consummation by Holder of the transactions contemplated hereby have been duly authorized by all necessary entity action, if any, on the part of Holder (or its board of directors or similar governing body, as applicable), and no other actions or proceedings on the part of Holder are necessary to authorize the execution and delivery by Holder of this Support Agreement and the consummation by Holder of the transactions contemplated hereby. This Support Agreement has been duly executed and delivered by Holder and, assuming the due authorization, execution and delivery of this Support Agreement by Acquirer, constitutes a valid and binding obligation of Holder, enforceable against Holder in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and (b) to rules of law governing specific performance, injunctive relief and other equitable remedies.

2.4The execution and delivery of this Support Agreement by Holder does not, and the performance by Holder of his, her or its agreements and obligations hereunder will not, conflict with, result in a breach or violation of or default under (with or without notice or lapse of time or both), or require notice to or the consent of any person under, any provisions of the organizational documents of Holder (if applicable), or any agreement, commitment, law, rule, regulation, judgment, order or decree to which Holder is a party or by which Holder is, or any of his, her or its assets are, bound, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, prevent or delay consummation of the Merger, the transactions contemplated by this Support Agreement or otherwise prevent or materially delay Holder from performing his, her or its obligations under this Support Agreement.

2.5As of the date hereof, there is no action, suit, claim or proceeding of any nature pending, or to the knowledge of Holder, threatened in writing, against Holder or any of Holder’s properties (whether tangible or intangible), nor to the knowledge of Holder is there any investigation pending or threatened in writing by any Governmental Authority against Holder or any of Holder’s properties (whether tangible or intangible) (or, if and to the extent that Holder is an entity, any of Holder’s officers or directors (in their capacities as such)), arising out of or relating to (a) Holder’s beneficial ownership of the Shares or rights to acquire Company Capital Stock (including options to purchase same), (b) Holder’s capacity as a stockholder of the Company, (c) the transactions contemplated by the Merger Agreement, (d) any contribution of assets (tangible and intangible) by Holder (or any of its Affiliates) to the Company (or any of its Affiliates) or (e) any other agreement between Holder (or any of its Affiliates) and the Company (or any of its Affiliates). As of the date hereof, there is no action, suit, claim or proceeding pending or, to the knowledge of Holder, threatened in writing against Holder with respect to

2

which Holder has a contractual right or a right pursuant to Pennsylvania law to indemnification from the Company related to facts and circumstances existing prior to the Effective Time.

2.6Holder has had an opportunity to review with his, her or its own tax advisors the tax consequences of the Merger and the other transactions. Holder understands that he, she or it must rely solely on his, her or its advisors and not on any statements or representations made by Acquirer, the Company or any of their agents or representatives. Holder understands that Holder (and not Acquirer, the Company or the Surviving LLC) shall be responsible for Holder’s tax liability that may arise as a result of the Merger or the other transactions.

Section 3.	Miscellaneous

3.1Additional Documents, Etc.  Holder shall execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Acquirer, to carry out the purpose and intent of this Support Agreement. Without limiting the generality or effect of the foregoing or any other obligation of Holder hereunder, Holder hereby authorizes Acquirer to deliver a copy of this Support Agreement to the Company and hereby agrees that each of the Company and Acquirer may rely upon such delivery as conclusively evidencing the consents, waivers and terminations of Holder, in each case for purposes of all agreements and instruments to which such elections, consents, waivers and/or terminations are applicable or relevant. Holder shall take such further actions as may be reasonably necessary or appropriate in order to confirm or carry out the provisions of this Support Agreement, the Merger Agreement and the Related Agreements.

3.2Notices.  All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with automated confirmation of receipt) to the parties hereto at the following address (or at such other address for a party as shall be specified by like notice):

if to Holder:

at the address set forth on the signature page hereof; and

if to Acquirer:

______________________

______________________

Attention:

Email:

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, Professional Corporation
701 Fifth Avenue, Suite 5100

Seattle, Washington 98104

Attention: Patrick Schultheis

     Katherine (Kathy) H. Ku

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E-mail:pschultheis@wsgr.com

kku@wsgr.com

3.3Interpretations.  When a reference is made herein to Articles, Sections, subsections,

Schedules or Exhibits, such reference shall be to an Article, Section or subsection of, or a Schedule or an Exhibit to this Support Agreement unless otherwise indicated. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Support Agreement. The words “include,” “includes” and “including” when used herein shall be deemed in each case to be followed by the words “without limitation.” Where a reference is made to a Contract, instrument or applicable Law, such reference is to such Contract, instrument or applicable Law as amended, modified or supplemented, including (in the case of Contracts or instruments) by waiver or consent and (in the case of applicable Law) by succession of comparable successor law and references to all attachments thereto and instruments incorporated therein. Unless the context of this Support Agreement otherwise requires: (a) words of any gender include each other gender and neutral forms of such words, (b) words using the singular or plural number also include the plural or singular number, respectively, (c) the terms “hereof,” “herein,” “hereto,” “hereunder” and derivative or similar words refer to this entire Support Agreement, (d) references to clauses without a cross-reference to a Section or subsection are references to clauses within the same Section or, if more specific, subsection, (e) references to any Person include the successors and permitted assigns of that person, (f) references from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively, (g) the phrases “provided to” and “delivered to” and phrases of similar import mean that a true, correct and complete paper or electronic copy of the information or material referred to has been delivered to the party to whom such information or material is to be provided, and (h) a sentence containing “and/or” shall be construed to read as if the sentence is included twice, once with “and” construction and once with an “or” construction. The symbol “$” refers to United States Dollars. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends and such phrase shall not mean simply “if.” All references to “days” shall be to calendar days unless otherwise indicated as a “Business Day.” Any action otherwise required to be taken on a day that is not a Business Day shall instead be taken on the next succeeding Business Day, and if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. Unless indicated otherwise, all mathematical calculations contemplated by this Support Agreement shall be rounded to the tenth decimal place, except in respect of payments, which shall be rounded to the nearest whole United States cent.

3.4Entire Agreement; Non-assignability; Parties in Interest; Death or Incapacity.  This Support Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) are not intended to confer, and shall not be construed as conferring, upon any person other than the parties hereto any rights or remedies hereunder, except in accordance with its terms. Neither this Support Agreement nor any of the rights, interests, or obligations under

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this Support Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by Holder without the prior written consent of Acquirer, and any such assignment or delegation that is not consented to shall be null and void. This Support Agreement, together with any rights, interests or obligations of Acquirer hereunder, may be assigned or delegated in whole or in part by Acquirer to any direct or indirect wholly owned subsidiary of Acquirer, without the consent of or any action by Holder upon notice by Acquirer to Holder as provided herein; provided that Acquirer shall remain liable for all of its obligations under this Agreement. Subject to the preceding sentence, this Support Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns (including any person to whom any Shares or New Shares are sold, transferred or assigned). All authority conferred herein shall survive the death or incapacity of Holder and in the event of Holder’s death or incapacity, any obligation of Holder hereunder shall be binding upon the heirs, personal representatives, successors and assigns of Holder.

3.5Severability.  In the event that any provision of this Support Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Support Agreement shall continue in full force and effect and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to use their commercially reasonable efforts to replace such void or unenforceable provision of this Support Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

3.6Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy shall not preclude the exercise of any other remedy and nothing herein shall be deemed a waiver by any party hereto of any right to specific performance or injunctive relief, and the parties hereto hereby waive the requirement of any posting of a bond in connection with the remedies described herein.

3.7Governing Law; Submission to Jurisdiction; Consent to Service of Process. This Support Agreement and all claims arising out of this Support Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware (whether arising in contract, tort, equity or otherwise), without regard to any conflicts of law principles that would result in the application of any law other than the law of the State of Delaware. The parties hereby irrevocably and unconditionally submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, any federal court of the United States of America located within the State of Delaware, solely in respect of the interpretation and enforcement of the provisions of this Support Agreement and of the documents referred to in this Support Agreement, and in respect of the transactions contemplated hereby and thereby, and, to the fullest extent permitted by applicable Law, hereby waive, and agree not to assert, as a defense in any action, suit or other legal proceeding for the interpretation or enforcement hereof or thereof, that it is not subject thereto or that such action, suit or other legal proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Support Agreement or any such document may not be

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enforced in or by such courts, and the parties irrevocably and unconditionally agree that all claims with respect to such action, suit or other legal proceeding shall be heard and determined in the Delaware Court of Chancery or, to the extent required by applicable Law, the federal court located within the State of Delaware. The parties hereby consent to and grant any such court jurisdiction over such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action, suit or legal proceeding in the manner provided for notices in Section 3.2 or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof. With respect to any particular action, suit or other legal proceeding, venue shall lie solely in the Court of Chancery of the State of Delaware or such federal court located within the State of Delaware.

3.8WAIVER OF JURY TRIAL.  TO THE EXTENT PERMITTED BY APPLICABLE

LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS SUPPORT AGREEMENT OR THE ACTIONS OF ANYPARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

3.9Counterparts.  This Support Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.  Delivery of an executed counterpart of a signature page to this Support Agreement by facsimile transmission or by e-mail of a .pdf attachment shall be effective as delivery of a manually executed counterpart of this Support Agreement.

[Remainder of page intentionally left blank.]

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In Witness Whereof, the parties have caused this Support Agreement to be executed as of the date first written above.

Sarcos Technology and Robotics Corporation By:___________________________________
Name: Kiva Allgood
Title: Chief Executive Officer

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entity If you are an entity, print your name and title and sign below. By: ________________________________________	individual If you are an individual, print your name and sign below. By: _______________________________________

Entity Name: ________________________________ Name: _____________________________________ Title: _____________________________________	Name: ______________________________________
Address:__________________________________ __________________________________ __________________________________	Address:__________________________________ __________________________________ __________________________________
Facsimile:__________________________________	Facsimile:__________________________________
Email:__________________________________	Email:__________________________________

Shares owned:
Company Preferred Stock:____________ Company Common Stock:____________ Company Options:____________

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[Signature Page to Merger Support Agreement]

Exhibit B

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”) is entered into as of _________________, 2022, by and between Sarcos Technology and Robotics Corporation, a Delaware corporation (“Acquirer”), and the undersigned holder (each, solely as to himself, herself or itself, “Holder”) of securities of RE2, Inc., a Pennsylvania corporation (the “Company”), effective as to Holder as of the date set forth on Holder’s signature page hereto (such date, as to Holder, the “Effective Date”). Terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Merger Agreement (as defined below). If the terms of this Agreement conflict in any way with the provisions of the Merger Agreement, then the provisions of the Merger Agreement shall control.

RECITALS

A.	WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of

March 27, 2022 (as it may be amended from time to time in accordance with its terms, the
“Merger Agreement”), by and among Acquirer, Spiral Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of Acquirer (“Merger Sub I”), Spiral Merger Sub II, LLC, a Delaware limited liability company (“Merger Sub II,” and together with Merger Sub I, the “Merger Subs”)), the Company and the Stockholder Representative, Merger Sub I will merge with and into the Company, with the Company surviving such merger, followed by the Company merging with and into Merger Sub II, with Merger Sub II as the surviving entity as a wholly owned subsidiary of Acquirer (the “Merger”).

B.

WHEREAS, Holder understands and acknowledges that the Company, Merger Subs and Acquirer are entitled to rely on (i) the truth and accuracy of Holder’s representations and warranties contained herein and (ii) Holder’s performance of the obligations set forth herein.

NOW, THEREFORE, in consideration of the representations, warranties, covenants, agreements and obligations contained herein, in the Merger Agreement, and in other agreements entered into in connection therewith, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as set forth herein.

1.Representations, Warranties and Covenants of Holder. Holder hereby represents, warrants and covenants, as of the Effective Date, to Acquirer as follows:

1.1Holder has (a) prior to entering into this Agreement received a copy of the Merger Agreement and familiarized himself, herself or itself with the terms and conditions contained therein, including provisions relating to post-closing adjustments to the Merger Consideration, the payment and allocation of the consideration to be paid to the Holders, the indemnification obligations of a Company Stockholder and an Indemnifying Party, the withholding of the Expense Fund Amount and the creation of the Expense Fund, if any, the appointment of the Stockholder Representative to perform the functions on behalf of Holder as set forth in the Merger Agreement and the indemnification of the Stockholder Representative and the withholding of the Expense Fund and the creation of the Expense Fund in accordance with Section 2.3(i) of the Merger Agreement and (b) not otherwise relied on any Person (other than

Holder’s personal attorney, tax or financial advisor) in connection with his, her or its investigation of the accuracy or sufficiency of such information or his, her or its decision to approve the transactions, enter into this Agreement or otherwise.

1.2Holder is the beneficial or record owner of, or exercises voting power over,

that number of shares of Company Capital Stock and Company Options set forth on the signature page hereto (all such shares owned beneficially or of record by Holder, or over which Holder exercises voting power, on the Effective Date, collectively, the “Shares”). The Shares constitute Holder’s entire interest in the outstanding shares of Company Capital Stock and Company Options and Holder is not the beneficial or record holder of, and does not exercise voting power over, any other outstanding shares of Company Capital Stock or Company Options. Except as provided in the Related Agreements, Holder has the sole right to vote and execute stockholder written consents and sole power of disposition and sole power to agree and to issue instructions with respect to all Shares and the other matters contemplated herein, with no restrictions on Holder’s right and powers of voting or disposition pertaining thereto and no person not a signatory to this Agreement has a beneficial interest in or a right to acquire or vote any of the Shares (other than, if Holder is a partnership or a limited liability company, the rights and interest of Persons that own partnership interests or units in Holder under the partnership agreement or operating agreement governing Holder and applicable partnership or limited liability company law, or if Holder is a married individual and resides in a state with community property laws, the community property interest of his or her spouse to the extent applicable under such community property laws, which spouse hereby consents to this Agreement by executing the spousal consent attached hereto). The Shares are and will be at all times up until the Expiration Time free and clear of any security interests, liens, claims, pledges, options, rights of first refusal, co-sale rights, agreements, limitations on Holder’s voting rights, charges and other encumbrances of any nature that could adversely affect the Merger, the Merger Agreement or the exercise or fulfillment of the rights and obligations of the Company, Acquirer, Merger Subs or Holder under this Agreement or the Merger Agreement. Holder’s principal residence or place of business is set forth on the signature page hereto. As used herein, the term “Expiration Time” shall mean the earliest occurrence of (a) the Effective Time, (b) the date and time of the valid termination of the Merger Agreement in accordance with its terms, (c) such date and time designated by Acquirer in a written notice to Holder, and (d) termination of this Agreement by mutual consent of the parties thereto. If Holder is a corporation, limited partnership or limited liability company, Holder is an entity duly organized, validly existing and, where applicable, in good standing under the laws of the jurisdiction in which it is incorporated, organized or constituted. Any shares of Company Capital Stock, Company Options, or other securities of the Company that Holder purchases or with respect to which Holder otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) after the Effective Date and prior to the Expiration Time, including by reason of any stock split, stock dividend, reclassification, recapitalization or other similar transaction or pursuant to the exercise of options or warrants to purchase such shares (collectively, the “New Shares”) shall be subject to the terms and conditions of this Agreement to the same extent as if such New Shares comprised a portion of the Shares and shall be deemed to be included in the Shares for the purposes hereof.

1.3Holder has all requisite power, capacity and authority to enter into this

Agreement and to perform his, her or its obligations under this Agreement and consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Holder and the consummation by Holder of the transactions contemplated hereby have been duly authorized by all necessary entity action, if any, on the part of Holder (or its board of directors or similar governing body, as applicable), and no other actions or proceedings on the part of Holder are necessary to authorize the execution and delivery by Holder of this Agreement and the consummation by Holder of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Holder and, assuming the due authorization, execution and delivery of this Agreement by Acquirer, constitutes a valid and binding obligation of Holder, enforceable against Holder in accordance with its terms, subject to (a) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and (b) to rules of law governing specific performance, injunctive relief and other equitable remedies.

1.4The execution and delivery of this Agreement by Holder does not, and the performance by Holder of his, her or its agreements and obligations hereunder will not, conflict with, result in a breach or violation of or default under (with or without notice or lapse of time or both), or require notice to or the consent of any person under, any provisions of the organizational documents of Holder (if applicable), or any agreement, commitment, law, rule, regulation, judgment, order or decree to which Holder is a party or by which Holder is, or any of his, her or its assets are, bound, except for such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, prevent or delay consummation of the Merger, the transactions contemplated by this Agreement or otherwise prevent or materially delay Holder from performing his, her or its obligations under this Agreement.

1.5As of the date hereof, there is no action, suit, claim or proceeding of any nature pending, or to the knowledge of Holder, threatened in writing, against Holder or any of Holder’s properties (whether tangible or intangible), nor to the knowledge of Holder is there any investigation pending or threatened in writing by any Governmental Authority against Holder or any of Holder’s properties (whether tangible or intangible) (or, if and to the extent that Holder is an entity, any of Holder’s officers or directors (in their capacities as such)), arising out of or relating to (a) Holder’s beneficial ownership of the Shares or rights to acquire Company Capital Stock (including options to purchase same), (b) Holder’s capacity as a stockholder of the Company, (c) the transactions contemplated by the Merger Agreement, (d) any contribution of assets (tangible and intangible) by Holder (or any of its Affiliates) to the Company (or any of its Affiliates) or (e) any other agreement between Holder (or any of its Affiliates) and the Company (or any of its Affiliates). As of the date hereof, there is no action, suit, claim or proceeding pending or, to the knowledge of Holder, threatened in writing against Holder with respect to which Holder has a contractual right or a right pursuant to Delaware law to indemnification from the Company related to facts and circumstances existing prior to the Effective Time.

1.6Until the Expiration Time, Holder (in his, her or its capacity as such) shall not take, directly or indirectly, any action prohibited by Article VI of the Merger Agreement. In the event Holder shall receive or become aware of any Alternative Transaction proposal following the Effective Date, Holder shall promptly inform Acquirer as to any such matter and the details thereof.

1.7Holder hereby agrees that, should it execute a Stockholder Written Consent

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setting forth the stockholders’ resolutions required by the Merger Agreement (including the Requisite Stockholder Approval), Holder shall not revoke or rescind such Stockholder Written Consent or any resolution contained therein and further agrees not to adopt any resolutions rescinding or revoking such Stockholder Written Consent or any resolution contained therein or otherwise precluding the approval of the Merger and the adoption of the Merger Agreement at any time prior to the Expiration Time. Holder agrees that it will not bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any legal proceeding, in any court or before any Governmental Authority, that challenges the validity of or seeks to enjoin the operation of any provision of such Stockholder Written Consent (including the Requisite Stockholder Approval or this Agreement or the execution and delivery of the Merger Agreement and the consummation of the Merger and the other transactions).

1.8Other than Stifel, whose fees and expenses shall be paid in full by the Stockholders no later than the Closing, no broker, investment banker, financial advisor or other person (including Holder) is, as a result of arrangements made by or on behalf of Holder, entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission that is payable by the Company, Acquirer or any of their respective affiliates in connection with the Merger Agreement and the transactions.

1.9Holder has had an opportunity to review with his, her or its own tax advisors the tax consequences of the Merger and the other transactions. Holder understands that he, she or it must rely solely on his, her or its advisors and not on any statements or representations made by Acquirer, the Company or any of their agents or representatives. Holder understands that Holder (and not Acquirer, the Company or the Surviving LLC) shall be responsible for Holder’s tax liability that may arise as a result of the Merger or the other transactions.

2.Release and Waiver; Consent; Termination of Existing Agreements.

2.1Holder’s portion of the Merger Consideration represents the only consideration to be received by Holder in exchange for the Shares owned by Holder, if applicable. In exchange for such consideration, if applicable, and as a condition of and inducement to the Company’s, Acquirer’s and Merger Subs’ willingness to consummate the Transactions, Holder, for himself, herself or itself and on behalf of his, her or its heirs, legal representatives, successors and assigns (collectively, the “Relevant Persons”), hereby irrevocably, unconditionally and forever acquits, releases, waives and discharges Acquirer, the Company and Merger Subs, and each of their respective officers, directors, employees, agents, divisions, affiliated corporations, subsidiaries, Affiliates, managers, affiliated non-corporation entities, representatives, successors, stockholders, predecessors and assigns (individually and collectively, the “Released Parties”) from any and all past, present and future debts, losses, costs, accounts, reckonings, bills, sums of money, bonds, suits, actions, causes of action, liabilities, contributions, attorneys’ fees, interest, damages, punitive damages, expenses, controversies, covenants, Contracts, promises, judgments, Liabilities, claims, potential claims, counterclaims, cross-claims, or demands, in law or in equity, asserted or unasserted, express or implied, known or unknown, matured or unmatured, contingent or vested, liquidated or unliquidated, of any kind or nature or description whatsoever, that any of the Relevant Persons had, presently has or may hereafter have or claim or assert to have against any of the Released Parties by reason of any act, omission, transaction, occurrence, conduct, circumstance, condition, harm, matter, cause or thing that has occurred or existed at any time from the beginning of time up to and including the Effective Time, that in any way arise from or out of, are based upon or relate to (a) such Relevant Person’s or Relevant Persons’, as applicable,

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ownership or purported ownership of the Shares, the New Shares or other securities of the Company or (b) the negotiation or entry into this Agreement, the Merger Agreement or any of the other documents referenced in the Merger Agreement or the consummation of any of the transactions and the process related thereto; provided, however, that the foregoing release shall not apply to or encompass (i) any claim such Relevant Person’s or Relevant Persons’, as applicable, representative may have, in his or her capacity as a director or officer of the Company, for indemnification, whether pursuant to an indemnification agreement, under the Company’s Certificate of Incorporation and Bylaws as in effect immediately prior to the Closing or pursuant to applicable law or under the Company D&O Tail Policy, (ii) any claim such Relevant Person’s or Relevant Persons’, as applicable, may have to enforce after the Effective Time his, her or its rights to receive, after the Effective Time occurs, payment of the portion of the Merger Consideration allocated to such Relevant Person or Relevant Persons, as applicable, under and pursuant to the Merger Agreement and each agreement attached as an exhibit thereto or entered into in connection therewith, (iii) any claim such Relevant Person’s or Relevant Persons’, as applicable, might have to enforce his, her or its rights under this Agreement and (iv) any right of contribution against another Holder (collectively, the “Excluded Claims”) (after taking into account such Excluded Claims, the “Holder Claims”). The release is intended to be complete, global and all-encompassing and specifically includes claims that are known, unknown, fixed, contingent or conditional, in each case, with respect to the matters described herein. With respect to such Holder Claims, Holder hereby expressly waives any and all rights conferred upon him, her or it by any statute or rule of law that provides that a release does not extend to claims that the claimant does not know or suspect to exist in his, her or its favor at the time of executing the release, which if known by him, her or it must have materially affected his, her or its settlement with the released party, including the following provisions of California Civil Code Section 1542 to the extent applicable to Holder: “A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

2.2Holder hereby waives any and all rights to contest or object to the execution and delivery of the Merger Agreement, the board’s actions in approving and recommending the Merger, the consummation of the Merger and the other transactions, or to the execution and delivery of a Stockholder Written Consent and the granting of the Requisite Stockholder Approval, or to seek damages or other legal or equitable relief in connection therewith. The Terminated Agreements shall, contingent upon the occurrence of the Closing, automatically terminate and be of no force and effect effective immediately prior to the Effective Time, and Holder hereby agrees, solely in his, her or its capacity as a stockholder of the Company, to the waiver of any rights of first refusal, preemptive rights, rights to notice, rights of co-sale, registration rights, information rights and similar rights of Holder under any such Terminated Agreements or otherwise. As of and subject to the Closing, Holder, in his, her or its capacity as a stockholder of the Company (and not as an officer, employee, lender or any other non-Holder capacity), will not be entitled to any indemnity, reimbursement or other similar rights from Acquirer, the Company or their respective subsidiaries, including by virtue of Holder’s investment in the Company or any other Contract, and no obligation, liability or other circumstances shall exist at the Effective Time that give or may give rise to any liability of Acquirer, the Company or their respective subsidiaries to Holder, other than as specifically set forth in the Merger Agreement and this Agreement. From and after the

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Effective Time, Holder’s right to receive consideration on the terms and subject to the conditions set forth in the Merger Agreement shall constitute Holder’s sole and exclusive right against the Company and/or Acquirer in respect of Holder’s ownership of the Shares, New Shares or other Company securities or status as a Holder of the Company or any agreement or instrument with the Company pertaining to the Shares, New Shares or other Company securities.

2.3Notwithstanding the foregoing, nothing in this Section 2 releases any claims relating to (a) Relevant Person’s claims after the Effective Time under the Merger Agreement (including, but not limited to Acquirer’s failure to make any payments as required in the Merger Agreement), (b) rights to any earned unpaid non-equity-based employment compensation due from the Company to Holder in the ordinary course of business, (c) agreements between Holder, on the one hand, and Acquirer and/or its Affiliates (other than Company), on the other, that are unrelated to Holder’s position as a stockholder of the Company, (d) any claims made on behalf of Holder by the Stockholders Representative pursuant to the terms of the Merger Agreement, (e) any right of contribution against another Holder, (f) if Holder is a Company Indemnified Party, rights to any indemnification to which Holder is entitled pursuant to any indemnification agreements, the indemnity provisions or the Company D&O Tail Policy, in accordance with Section 7.12 of the Merger Agreement and (g) any other Excluded Claims.

3.Confidentiality; Non-Disparagement. Holder shall hold any information regarding this Agreement, the Merger Agreement and the Merger in strict confidence and shall not divulge any such information to any third person; provided that Holder may disclose such information (a) to his, her or its attorneys, accountants, consultants and other professionals to the extent necessary to obtain their services in connection with monitoring Holder’s interests in the Company and Holder’s rights under the Merger Agreement or other agreements entered into in connection with the Merger, including his, her or its rights to receive, after the Effective Time occurs, payment of the portion of the Merger Consideration allocated to Holder pursuant to the Merger Agreement (provided that such advisors are subject to a similar obligation of confidentiality at least as protective as that set forth herein), (b) to any existing Affiliate, partner, member, stockholder, parent or subsidiary of Holder in the ordinary course of his, her or its business, provided that, in each case, Holder informs the Person receiving the information that such information is confidential and such Person is subject to a similar obligation of confidentiality at least as protective as that set forth herein prior to such disclosure, (c) to Holder’s current limited partners or general partners consistent with Holder’s ordinary course investor reporting procedures, including without limitation for the avoidance of doubt, financial information to limited partners and in a manner consistent with disclosures that Holder would typically make with respect to disclosures of portfolio financial performance to such investors, provided that, in each case, Holder informs the Person receiving the information that such information is confidential or are currently subject to confidentiality in accordance with Holder’s limited partnership agreement and such Person is subject to a similar obligation of confidentiality at least as protective as that set forth herein prior to such disclosure, (d) to the extent Acquirer has publicly disclosed such information and (e) to the extent that Holder is required by applicable Law or this Agreement to divulge or disclose such information, in which case Holder shall reasonably cooperate with Acquirer in advance to limit such disclosure to the extent permitted under applicable Law. Neither Holder, nor any of his, her or its Affiliates (other than the Company, whose actions shall be governed by the Merger Agreement), shall issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Merger, the Merger Agreement, the transactions contemplated hereby without the prior written consent of Acquirer, except as may be required by

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applicable Law, in which circumstance such announcing party shall make reasonable efforts to consult with Acquirer to the extent practicable. Holder further agrees that he, she or it will not, as a result of, in connection with or in reference to the Merger and, solely in his, her or its capacity as a former stockholder, director, officer or employee of the Company, from the date of this Agreement until the second anniversary of the Closing Date, make disparaging statements regarding Acquirer or any of Acquirer’s affiliates, including the Surviving LLC, or their respective managers, supervisors, officers, directors, employees, shareholders, and agents, in any manner intended to be harmful to them or their business, business reputation or personal reputation; provided that the foregoing shall not apply to statements (oral or written) made in connection with the defense or assertion of any claim made under the Merger Agreement or any Related Agreements.

4.

Agreement to Indemnification Provisions; Appointment of the Stockholder Representative; Expense Fund. By executing and delivering this Agreement, Holder acknowledges and agrees to be bound by the terms of the Merger Agreement and Related Agreements, including the indemnification provisions set forth in the Merger Agreement, including (a) the indemnification obligations of Holder as an Indemnifying Party contained in Article IX of the Merger Agreement and (b) the withholding and creation of the Expense Fund for the purpose of paying directly, or reimbursing the Stockholder Representative for, any third party expenses pursuant to the Merger Agreement. Holder further acknowledges, agrees and approves the appointment of the Stockholder Representative to perform the functions on behalf of Holder, all as set forth in Article X of the Merger Agreement, and the taking by the Stockholders Representative of any and all actions and the making of any decisions required or permitted to be taken by the Stockholder Representative under the Merger Agreement, including the exercise of all powers, authority and responsibilities set forth in Section 10.1 of the Merger Agreement, in each case, from and after the Closing. Holder further acknowledges and agrees that any proceeds from the Merger Consideration, shall be payable, if at all, pursuant to the terms and conditions of the Merger Agreement and consistent with the terms and conditions of the Company’s organizational documents, as in effect immediately prior to the Closing. Holder acknowledges and agrees that the execution of this Agreement constitutes a joinder to the Stockholder Representative Engagement Agreement, attached hereto as Exhibit A, and that the signature page hereto shall be viewed as a counterpart of the signature page to the Stockholder Representative Engagement Agreement.

Holder acknowledges and agrees that Holder, prior to the Expiration Time, shall not directly or indirectly (i) sell, pledge, encumber, grant an option with respect to, transfer, or otherwise dispose of such security or any interest in such security to any Person other than Acquirer; (ii) enter into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of, or other disposition of such security or any interest therein to any Person other than Acquirer; (iii) grant, or permit the grant of, any proxy, power of attorney, or other authorization in or with respect to such security to any Person other than Acquirer; (iv) deposit, or permit the deposit of, such security into a voting trust, enter into a voting agreement or arrangement, or vote with respect to such security, in either case with any Person other than Acquirer;

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or (v) reduce such Person’s beneficial ownership of, interest in, or risk relating to, such security, other than in connection with the Merger or the transactions contemplated thereby.
5.

Holder Consent and Dissenters’ Rights. Holder acknowledges and agrees that its execution of this Agreement constitutes its written consent and approval under Pennsylvania Law of the Merger and, by virtue thereof, Holder agrees that it may not (and will not) exercise any dissenters’ rights that Holder may have (whether under applicable Law or otherwise) or could potentially have or acquire in connection with the Merger.

6.

Waiver of Notice. Holder agrees hereby irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, and agrees to cause to be waived, any notice that may have been or may be required under the Company’s organizational documents, Pennsylvania Law and statute, shareholder’s agreement, or otherwise relating to the Merger or any other transactions contemplated by the Merger Agreement.

7.	Miscellaneous.

7.1Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with automated confirmation of receipt) to the parties hereto at the following address (or at such other address for a party as shall be specified by like notice):

(a)if to Acquirer or Merger Subs, to:

______________________

_______________

Attention:

Email:

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, Professional Corporation

701 Fifth Avenue, Suite 5100

Attention: Patrick Schultheis

     Katherine (Kathy) H. Ku

E-mail:pschultheis@wsgr.com

kku@wsgr.com

(b)if to Holder, to the address set forth for Holder on the signature page hereof.

7.2Interpretation. When a reference is made herein to Articles, Sections,

subsections, Schedules or Exhibits, such reference shall be to an Article, Section or subsection of, or a Schedule or an Exhibit to this Agreement unless otherwise indicated. The headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The words “include,” “includes” and “including” when used herein shall be

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deemed in each case to be followed by the words “without limitation.” Where a reference is made to a Contract, instrument or applicable Law, such reference is to such Contract, instrument or applicable Law as amended, modified or supplemented, including (in the case of Contracts or instruments) by waiver or consent and (in the case of applicable Law) by succession of comparable successor law and references to all attachments thereto and instruments incorporated therein. Unless the context of this Agreement otherwise requires: (a) words of any gender include each other gender and neutral forms of such words, (b) words using the singular or plural number also include the plural or singular number, respectively, (c) the terms “hereof,” “herein,” “hereto,” “hereunder” and derivative or similar words refer to this entire Agreement, (d) references to clauses without a cross-reference to a Section or subsection are references to clauses within the same Section or, if more specific, subsection, (e) references to any Person include the successors and permitted assigns of that person, (f) references from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively, (g) the phrases “provided to” and “delivered to” and phrases of similar import mean that a true, correct and complete paper or electronic copy of the information or material referred to has been delivered to the party to whom such information or material is to be provided, and (h) a sentence containing “and/or” shall be construed to read as if the sentence is included twice, once with “and” construction and once with an “or” construction. The symbol “$” refers to United States Dollars. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends and such phrase shall not mean simply “if.” All references to “days” shall be to calendar days unless otherwise indicated as a “Business Day.” Any action otherwise required to be taken on a day that is not a Business Day shall instead be taken on the next succeeding Business Day, and if the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day. Unless indicated otherwise, all mathematical calculations contemplated by this Agreement shall be rounded to the tenth decimal place, except in respect of payments, which shall be rounded to the nearest whole United States cent.

7.3Specific Performance; Injunctive Relief. The parties hereto acknowledge that Acquirer will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Holder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Acquirer upon any such violation of this Agreement, Acquirer shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Acquirer at law or in equity and Holder hereby waives any and all defenses that could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

7.4Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective as to Acquirer and Holder on the Effective Date, it being understood that all parties need not sign the same counterpart.

7.5Entire Agreement; Non-assignability; Parties in Interest; Death or Incapacity. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof

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and (b) are not intended to confer, and shall not be construed as conferring, upon any person other than the parties hereto any rights or remedies hereunder, except that the Stockholder Representative shall be entitled to enforce Section 4 of this Agreement against Holder in accordance with its terms. Neither this Agreement nor any of the rights, interests, or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by Holder without the prior written consent of Acquirer, and any such assignment or delegation that is not consented to shall be null and void. This Agreement, together with any rights, interests or obligations of Acquirer hereunder, may be assigned or delegated in whole or in part by Acquirer to any direct or indirect wholly owned subsidiary of Acquirer, without the consent of or any action by Holder upon notice by Acquirer to Holder as provided herein; provided that Acquirer shall remain liable for all of its obligations under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and assigns (including any person to whom any Shares or New Shares are sold, transferred or assigned). All authority conferred herein shall survive the death or incapacity of Holder and in the event of Holder’s death or incapacity, any obligation of Holder hereunder shall be binding upon the heirs, personal representatives, successors and assigns of Holder.

7.6Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to use their commercially reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

7.7Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy shall not preclude the exercise of any other remedy and nothing herein shall be deemed a waiver by any party hereto of any right to specific performance or injunctive relief, and the parties hereto hereby waive the requirement of any posting of a bond in connection with the remedies described herein.

7.8Governing Law; Submission to Jurisdiction; Consent to Service of Process.

This Agreement and all claims arising out of this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware (whether arising in contract, tort, equity or otherwise), without regard to any conflicts of law principles that would result in the application of any law other than the law of the State of Delaware. The parties hereby irrevocably and unconditionally submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, any federal court of the United States of America located within the State of Delaware, solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby and thereby, and, to the fullest extent permitted by applicable Law, hereby waive, and agree not to assert, as a defense in any action, suit or other legal proceeding for the interpretation or enforcement hereof or thereof,

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that it is not subject thereto or that such action, suit or other legal proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties irrevocably and unconditionally agree that all claims with respect to such action, suit or other legal proceeding shall be heard and determined in the Delaware Court of Chancery or, to the extent required by applicable Law, the federal court located within the State of Delaware. The parties hereby consent to and grant any such court jurisdiction over such parties and over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action, suit or legal proceeding in the manner provided for notices in Section 7.1 or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof. With respect to any particular action, suit or other legal proceeding, venue shall lie solely in the Court of Chancery of the State of Delaware or such federal court located within the State of Delaware.

7.9Termination. This Agreement shall terminate and shall have no further force or effect from and after the Expiration Time, and thereafter there shall be no liability or obligation on the part of Holder, provided that if the Closing occurs, the provisions of Section 3 (Confidentiality; Non-Disparagement) shall survive any termination of this Agreement and remain in full force and effect for a period of three years following the Closing Date; provided, further, that the non-disparagement provisions of Section 3 shall only remain in full force and effect for a period of one year following the Closing Date, provided, further, that if the Closing occurs, the provisions of Section 1 (Representations, Warranties, and Covenants of Holder), Section 2 (Release and Waiver; Consent; Termination of Existing Agreements) and this Section 7 (Miscellaneous) shall survive any termination of this Agreement and remain in full force and effect until the expiration of the statute of limitations applicable to the underlying matter, and, without limitation to the effect of the Merger Agreement, Section 4 (Agreement to Indemnification Provisions; Appointment of the Stockholder Representative; Expense Fund), Section 5 (Holder Consent and Dissenters’ Rights), and Section 6 (Waiver of Notice) shall survive any termination of this Agreement and remain in full force and effect indefinitely, provided, further, that no such termination shall relieve any party from liability for any willful breach of this Agreement prior to such termination.

7.10 Amendment; Extension; Waiver. Subject to applicable Law, the parties hereto may amend this Agreement by authorized action at any time pursuant to an instrument in writing signed on behalf of each of the parties hereto; provided that after the Requisite Stockholder Approval is obtained, no amendment shall be made to this Agreement that by applicable Law requires further approval by Holder without such further approval. To the extent permitted by applicable Law, Acquirer and Holder may cause this Agreement to be amended at any time after the Closing by execution and delivery of an instrument in writing signed on behalf of Acquirer and Holder. At any time at or prior to the Closing, any party hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto owed to such party, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive any breaches of any of the covenants, agreements, obligations or conditions for the benefit of such party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing that is signed on behalf of Acquirer and Holder. Without limiting the generality or effect of

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the preceding sentence, no failure to exercise or delay in exercising any right under this Agreement shall constitute a waiver of such right, and no waiver of any breach or default shall be deemed a waiver of any other breach or default of the same or any other provision herein.

7.11 Rules of Construction. The parties hereto agree that they have been (or have had the opportunity to be) represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document shall be construed against the party drafting such agreement or document.

7.12 Additional Documents, Etc. Holder shall execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Acquirer, to carry out the purpose and intent of this Agreement. Without limiting the generality or effect of the foregoing or any other obligation of Holder hereunder, Holder hereby authorizes Acquirer to deliver a copy of this Agreement to the Company and hereby agrees that each of the Company and Acquirer may rely upon such delivery as conclusively evidencing the consents, waivers and terminations of Holder referred to in Section 2, in each case for purposes of all agreements and instruments to which such elections, consents, waivers and/or terminations are applicable or relevant. Holder shall take such further actions as may be reasonably necessary or appropriate in order to confirm or carry out the provisions of this Agreement, the Merger Agreement and the Related Agreements.

7.13 WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY

APPLICABLE LAW, EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANYPARTY HERETO IN NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

7.14 Acknowledgements. Each party to this Agreement acknowledges that (a) Wilson Sonsini Goodrich & Rosati (“WSGR”), counsel for Acquirer and Merger Subs, represented Acquirer and Merger Subs in connection with this Agreement, the Merger and the other transactions, (b) Cherin Law Offices (“Cherin”), counsel for the Company, represented the Company in connection with this Agreement, the Merger and the other transactions, (c) neither Cherin nor WSGR has represented Holder in connection with this Agreement, the Merger or otherwise and (d) Holder acknowledges that he, she or it has had the opportunity to consult with his, her or its own counsel.

7.15 Nothing herein shall limit or affect the Company’s or the Holder’s rights in connection with the Merger Agreement.

[SIGNATURE PAGE NEXT]

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IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be executed as of the date written below.

SARCOS TECHNOLOGY AND ROBOTICS CORPORATION

By:

Name:

Title:

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IN WITNESS WHEREOF, the parties hereto have caused this Joinder Agreement to be executed as of the date written below.

HOLDER:

(Print Name of Holder)

(Signature)

(Name and Title If Signing on Behalf of an Entity)

(Print Address)

(Print Telephone Number)

(Social Security or Tax I.D. Number)

Date (the Effective Date):

Shares beneficially owned on the date hereof:

shares of Company Common Stock

shares of Company Preferred Stock

Other equity interests beneficially owned on the date hereof

Company Options

[Signature Page to Joinder Agreement]

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JOINDER AGREEMENT
&
WRITTEN CONSENT OF THE STOCKHOLDERS
OF RE2, INC.

SPOUSAL CONSENT

I , spouse of, having the

legal capacity, power and authority to do so, hereby confirm that I have read and approve the Joinder Agreement (the “Agreement”) and the written consent of the stockholders (the “Consent”). In consideration of the terms and conditions as set forth in the Agreement and the matters set forth in the Consent, I hereby appoint my spouse as my attorney in fact with respect to the exercise of any rights and obligations under the Agreement and the Consent, and agree to be bound by the provisions of the Agreement and the Consent insofar as I may have any rights or obligations in the Agreement or in the Consent under the community property laws of the State of California or similar laws relating to marital or community property in effect in the state of our residence as of the date of the Agreement or the Consent.

Date:

Signature of Spouse:

Printed Name of Spouse:

Exhibit E

SARCOS CORP.

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is entered into as of the date on the signature page and is effective as of the Closing (as defined below) (the “Effective Date”) by and between Sarcos Corp. (the “Company”), Sarcos Technology and Robotics Corporation, the Company’s parent corporation (“Parent”), and Jorgen Pedersen (“Executive” and together with the Company and Parent, the “Parties”).

RECITALS

WHEREAS, it is anticipated that Parent will enter into an Agreement and Plan of Reorganization with RE2, Inc., a Pennsylvania Corporation (“Target”) and certain other parties (such agreement, the “Acquisition Agreement”), and upon the completion of the transactions contemplated by the Acquisition Agreement (the “Closing”), the Target will merge with a wholly owned subsidiary of Parent, with that subsidiary continuing as a wholly owned subsidiary of the Parent following the Closing; and

WHEREAS, the Company and Parent wish to retain the services of Executive following the Effective Date and Executive wishes to be employed by the Company following the Effective Date on the terms and subject to the conditions set forth in this Agreement.

NOW THEREFORE, in consideration of the foregoing recital and the respective undertakings of the Company and Executive set forth below, the Company and Executive agree as follows:

1.Duties and Obligations.

(a)Duties and Scope of Employment.  As of the Effective Date, Executive will serve as Chief Operating Officer and report to the Chief Executive Officer (the “Supervisor”).  Executive will render business and professional services in the performance of Executive’s duties, consistent with Executive’s position within the Company, as will reasonably be assigned to Executive by the Executive’s Supervisor.  The period of Executive’s employment under this Agreement is referred to in this Agreement as the “Employment Term.”

(b)Obligations.  During the Employment Term, Executive will perform Executive’s duties faithfully and to the best of Executive’s ability and will devote Executive’s full business efforts and time to the Company.  Except as prohibited by applicable law, for the duration of the Employment Term, Executive agrees not to actively engage in any other employment, occupation, or consulting activity for any direct or indirect remuneration without the prior approval of the Board, and Executive will not engage in any other activities that materially interfere with Executive’s obligations to the Company.  Notwithstanding the foregoing, Executive may serve on one or more board of directors or board of advisors for entities that do not compete with the Company (as determined in the Board’s sole discretion) and that do not materially interfere with Executive’s duties, authorities or responsibilities to the Company, with the prior approval of the Board (which approval shall not be unreasonably withheld or delayed), and Executive may continue to serve on the board of directors of Pittsburgh Robotics Network and Catalyst Connection. Executive further agrees to comply with all Company policies, including, for the avoidance of any doubt, any insider trading policies and compensation clawback policies currently in existence or that may be adopted by the Company during the Employment Term.

2.At-Will Employment.  Subject to the terms hereof, Executive’s employment with the Company will be “at-will” employment and may be terminated by the Company at any time with or without cause or with or without notice.  However, as described in this Agreement and the

Redemption Agreement between Executive and Parent dated as of the Closing (the “Redemption Agreement”), certain Parent common stock held by Executive may be subject to redemption in accordance with the terms of the Redemption Agreement, and Executive may be entitled to severance benefits depending upon the circumstances of Executive’s termination of employment.

3.Compensation.

(a)Base Salary.  During the Employment Term, the Company will pay Executive an annual base salary of $325,000 as compensation for Executive’s services (the annual base salary as may be amended from time to time, the “Base Salary”).  The Base Salary will be paid periodically in accordance with the Company’s normal payroll practices and be subject to the usual, required withholding.  Executive’s Base Salary will be subject to review and adjustments will be made by Parent’s board of directors or its authorized committee (the “Committee”) based upon the Company’s normal performance review practices.

(b)Bonus.  Executive will be eligible to receive a bonus targeted annually at 35% of Executive’s then-current Base Salary (the “Bonus”).  Any Bonus may be based on achievement of the performance goals set by the Committee and the Committee’s assessment of achievement of those goals as well as the terms and conditions of the bonus plan to be approved by the Committee.  Executive’s receipt of any achieved amount of the Bonus is subject to Executive’s continued employment with the Company through the applicable payment date, and such amount will not be earned if Executive’s employment with the Company terminates for any reason or no reason prior to the applicable payment date.  The achieved amount of Executive’s Bonus for any year will be payable no later than March 15th of the year following the year in which such amount is earned.

4.Equity.  As a further inducement to enter into this Agreement and commence employment with the Company, the Company will recommend that the Committee grant Executive an award of restricted stock units of Parent (“RSUs”) under the Parent’s 2021 Equity Incentive Plan (the “2021 Plan”) with a value of $3,000,000 (the “RSU Value”).  The number of RSUs subject to this award will equal (A) the RSU Value divided by (B) the closing price of a share of Parent common stock on the date of grant, with such quotient rounded to the nearest whole share.  Subject to the continuation of Executive’s service with Parent and the Company, the RSUs will vest as to 25% RSUs on the first anniversary of the vesting commencement date, and as to 1/12 of the remaining RSUs every three months thereafter (on the same day of the month as the vesting commencement date).  The RSUs will be subject to the terms and conditions of the 2021 Plan and the applicable RSU award agreement and notice of RSU grant.  Following the vesting of the RSUs, Executive will receive one share of Parent common stock for each vested RSU (subject to tax withholding).  This award of RSUs will be subject to Executive’s signing and delivery to Parent of the Redemption Agreement and the Lock-up Agreement attached to this Agreement as Exhibit A (the “Lock-up Agreement”).

5.Employee Benefits. During the Employment Term, Executive will be entitled to participate in benefit plans and programs of the Company (including vacation and/or paid-time off), maintained by the Company for the benefit of its employees if any, on the same terms and conditions as other similarly-situated employees to the extent that Executive’s position, tenure, salary, age, health and other qualifications make Executive eligible to participate in such plans or programs, subject to the rules and regulations applicable thereto.  The Company reserves the right to modify employee compensation and cancel or change the benefit plans and programs it offers to its employees at any time in its discretion.

6.Expenses.  The Company will reimburse Executive for reasonable travel, entertainment or other expenses incurred by Executive in the furtherance of or in connection with the performance of Executive’s duties hereunder, in accordance with the Company’s expense reimbursement policy as in effect from time to time.

7.Severance Benefits.

(a)Termination Outside the Change in Control Period.  If, outside the Change in Control Period, the Company or its Affiliates terminate Executive’s employment with the Company or its Affiliates, respectively, without Cause (excluding by reason of Executive’s death or Disability), or Executive resigns from such employment for Good Reason, then, subject to Section 8, Executive will receive the following severance benefits:

(i)Salary Severance.  Continuing payments of severance pay at a rate equal to Executive’s Base Salary, at the highest rate in effect during the Employment Term, for the Severance Period (as determined below) from the date of Executive’s termination of employment, which will be paid in accordance with the Company’s regular payroll procedures.  The “Severance Period” shall be equal to six (6) months.

(ii)Continued Employee Benefits.  If Executive elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) within the time period prescribed pursuant to COBRA for Executive and Executive’s eligible dependents, the Company will reimburse Executive for the premiums necessary to continue  group health insurance benefits for Executive and Executive’s eligible dependents until the earlier of (A) a period of six (6) months from the date of Executive’s termination of employment, (B) the date upon which Executive and/or Executive’s eligible dependents becomes covered under similar plans or (C) the date upon which Executive ceases to be eligible for coverage under COBRA (such reimbursements, the “COBRA Premiums”).  However, if the Company determines in its sole discretion that it cannot pay the COBRA Premiums without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company will in lieu thereof provide to Executive a taxable monthly payment payable on the last day of a given month (except as provided by the following sentence), in an amount equal to the monthly COBRA premium that Executive would be required to pay to continue Executive’s group health coverage in effect on the date of Executive’s termination of employment (which amount will be based on the premium for the first month of COBRA coverage), which payments will be made regardless of whether Executive elects COBRA continuation coverage and will commence on the month following Executive’s termination of employment and will end on the earlier of (x) the date upon which Executive obtains other employment or (y) the date the Company has paid an amount equal to six (6) payments.  For the avoidance of doubt, the taxable payments in lieu of COBRA Premiums may be used for any purpose, including, but not limited to continuation coverage under COBRA, and will be subject to all applicable tax withholdings.  Notwithstanding anything to the contrary under this Agreement, if at any time the Company determines in its sole discretion that it cannot provide the payments contemplated by the preceding sentence without violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), Executive will not receive such payment or any further reimbursements for COBRA premiums.

(b)Termination without Cause or Resignation for Good Reason within the Change in Control Period.  If, within the Change in Control Period, the Company or its Affiliates terminate Executive’s employment with the Company or its Affiliates, respectively, without Cause (excluding by reason of Executive’s death or Disability), or Executive resigns from such employment for Good Reason, then, subject to Section 8, Executive will receive the following severance benefits from the Company:

(i)Salary Severance.  A lump sum severance payment equal to Executive’s Base Salary for the Severance Period, at the highest rate in effect during the Employment Term, which will be paid in accordance with the Company’s regular payroll procedures.

(ii)Bonus Severance. Executive will receive a lump-sum payment, payable in accordance with the Company’s regular payroll procedures, equal to one hundred percent (100%) of the higher of (A) Executive’s target Bonus as in effect for the fiscal year in which the Change in Control occurs or (B) Executive’s target Bonus as in effect for the fiscal year in which Executive’s termination of employment occurs; provided, in either case, the Company had not previously paid Executive a Bonus corresponding to such fiscal year and such payment shall be prorated based on the actual amount of time Executive is employed by the Company during the fiscal year (or the relevant performance period if something different than a fiscal year) during which the termination occurs.

(iii)Continued Employee Benefits.  If Executive elects continuation coverage pursuant to COBRA within the time period prescribed pursuant to COBRA for Executive and Executive’s eligible dependents, the Company will reimburse Executive for the premiums necessary to continue group health insurance benefits for Executive and Executive’s eligible dependents until the earlier of (A) a period of twelve (12) months from the date of Executive’s termination of employment, (B) the date upon which Executive and/or Executive’s eligible dependents becomes covered under similar plans or (C) the date upon which Executive ceases to be eligible for coverage under COBRA (such reimbursements, the “COC COBRA Premiums”).  However, if the Company determines in its sole discretion that it cannot pay the COC COBRA Premiums without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company will in lieu thereof provide to Executive a taxable monthly payment in an amount equal to the monthly COBRA premium that Executive would be required to pay to continue Executive’s group health coverage in effect on the date of Executive’s termination of employment (which amount will be based on the premium for the first month of COBRA coverage), which payments will be made regardless of whether Executive elects COBRA continuation coverage and will commence on the month following Executive’s termination of employment and will end on the earlier of (x) the date upon which Executive obtains other employment or (y) the date the Company has paid an amount equal to twelve (12) payments.  For the avoidance of doubt, the taxable payments in lieu of COC COBRA Premiums may be used for any purpose, including, but not limited to continuation coverage under COBRA, and will be subject to all applicable tax withholdings.  Notwithstanding anything to the contrary under this Agreement, if at any time the Company determines in its sole discretion that it cannot provide the payments contemplated by the preceding sentence without violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), Executive will not receive such payment or any further reimbursements for COBRA premiums.

(iv)Equity.  Vesting acceleration of one hundred percent (100%) of Executive’s outstanding unvested Equity Awards on the date of Executive’s termination. If, however, an outstanding Equity Award is to vest and/or the amount of the Equity Award to vest is to be determined based on the achievement of performance criteria, then the Equity Award will vest as to one hundred percent (100%) of the amount of the Equity Award assuming the performance criteria had been achieved at target levels for the relevant performance period(s), unless otherwise provided in the applicable award agreement.

(c)Voluntary Resignation; Termination for Cause.  If Executive’s employment with the Company or its Affiliates terminates (i) voluntarily by Executive (other than for Good Reason) or (ii) for Cause by the Company, then Executive will not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company’s then existing severance and benefits plans and practices or pursuant to other written agreements with the Company.

(d)Disability; Death.  If Executive’s employment terminates as a result of Executive’s death or Disability, then Executive will not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company’s then existing written severance and benefits plans and practices or pursuant to other written agreements between Executive or the Company or Parent, as applicable.

(e)Accrued Compensation.  For the avoidance of any doubt, in the event of a termination of Executive’s employment with the Company or its Affiliates, Executive will be entitled to receive all accrued but unpaid vacation, expense reimbursements, wages, and other benefits due to Executive under any Company-provided plans, policies, and arrangements.

(f)Transfer between the Company and Affiliates.  For purposes of this Section 7, if Executive’s employment with the Company or one of its Affiliates terminates, Executive will not be determined to have been terminated without Cause, provided Executive continues to remain employed by the Company or one of its Affiliates (e.g., upon transfer from on Affiliate to another).

(g)Exclusive Remedy.  In the event of a termination of Executive’s employment with the Company or its Affiliates, the provisions of this Section 7 are intended to be and are exclusive and in lieu of any other rights or remedies to which Executive or the Company may otherwise be entitled, whether at law, tort or contract, in equity.  Executive will be entitled to no benefits, compensation or other payments or rights upon termination of employment other than those benefits expressly set forth in this Section 7.

(h)Non-duplication of Payment or Benefits.  For purposes of clarity, in the event of a termination of employment that qualifies Executive for severance payments and benefits under Section 7(a) of the Employment Agreement that occurs during the period within three (3) months prior to a Change in Control, any severance payments and benefits to be provided to Executive under Section 7(b) will be reduced by any amounts that already were provided to Executive under Section 7(a).  Notwithstanding any provision of this Agreement to the contrary, if Executive is entitled to any cash severance, continued health coverage benefits, vesting acceleration of any Awards, or other severance or separation benefits similar to those provided under this Agreement, by operation of applicable law or under a plan, policy, contract, or arrangement sponsored by or to which the Company is a party other than this Agreement (“Other Benefits”), then the corresponding severance payments and benefits under this Agreement will be reduced by the amount of Other Benefits paid or provided to Executive.

8.Conditions to Receipt of Severance; No Duty to Mitigate.

(a)Separation Agreement and Release of Claims.  The payment of any severance set forth in Section 7(a) and Section 7(b) above is contingent upon Executive signing and not revoking a separation and release of claims agreement with the Company (which may include an agreement not to disparage the Company, non-solicit provisions and/or other standard terms and conditions) in a form reasonably acceptable to the Company (the “Release”) upon or following Executive’s separation from service and such Release becoming effective no later than sixty (60) days following Executive’s separation from service (such deadline, the “Release Deadline”).  If the Release does not become effective by the Release Deadline, Executive will forfeit any rights to severance under this Agreement.  In no event will severance payments or benefits be paid or provided until the Release becomes effective.  Any severance payments and benefits under this Agreement will be paid on, or, in the case of installments, will not commence until, the sixtieth (60th) day following Executive’s separation from service, or, if later, such time as required by Section 7(b)(ii).  Except as required by Section 7(b)(ii), any payments and benefits that would have been made to Executive during the sixty (60)-day period immediately following Executive’s separation from service but for the preceding sentence will be paid to Executive on the sixtieth (60th) day following Executive’s separation from service and the remaining payments will be made as provided in this Agreement.  In no event will Executive have discretion to determine the taxable year of payment of any severance payments or benefits.

(b)Section 409A.

(i)Notwithstanding anything to the contrary in this Agreement, no Deferred Payments, if any, payable to Executive pursuant to this Agreement will be payable until Executive has a “separation from service” within the meaning of Section 409A of the Code and the final regulations and official guidance thereunder (“Section 409A”).  Similarly, no severance payable to Executive, if any, pursuant to this Agreement that otherwise would be exempt from Section 409A pursuant to Treasury Regulation Section 1.409A-1(b)(9) will be payable until Executive has a “separation from service” within the meaning of Section 409A.

(ii)Notwithstanding anything to the contrary in this Agreement, if Executive is a “specified employee” within the meaning of Section 409A at the time of Executive’s separation from service (other than due to death), then the Deferred Payments, if any, that are payable within the first six (6) months following Executive’s separation from service, will become payable on the date six (6) months and one (1) day following the date of Executive’s separation from service.  All subsequent Deferred Payments, if any, will be payable in accordance with the payment schedule applicable to each payment or benefit.  Notwithstanding anything herein to the contrary, if Executive dies following Executive’s separation from service, but prior to the six (6) month anniversary of the separation from service, then any payments delayed in accordance with this Section 7(b)(ii) will be payable in a lump sum as soon as administratively practicable after the date of Executive’s death and all other Deferred Payments will be payable in accordance with the payment schedule applicable to each payment or benefit.  Each payment, installment and benefit payable under this Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.

(iii)Any severance payment that satisfies the requirements of the “short-term deferral” rule set forth in Section 1.409A-1(b)(4) of the Treasury Regulations will not constitute Deferred Payments for purposes herein.  Any amount paid under this Agreement that qualifies as a payment made as a result of an involuntary separation from service pursuant to Section 1.409A-1(b)(9)(iii) of the Treasury Regulations that does not exceed the Section 409A Limit (as defined below) will not constitute Deferred Payments for purposes herein.  Any payments or benefits due under Section 7 of this Agreement will be paid no later than the last day of the second taxable year of Executive following Executive’s taxable year in which Executive’s separation from service from the Company occurs.

(iv)For purposes of this Agreement, “Section 409A Limit” means two (2) times the lesser of: (x) Executive’s annualized compensation based upon the annual rate of pay paid to Executive during Executive’s taxable year preceding Executive’s taxable year of Executive’s termination of employment as determined under, and with such adjustments as are set forth in, Treasury Regulation 1.409A-1(b)(9)(iii)(A)(1) and any Internal Revenue Service guidance issued with respect thereto, or (y) the maximum amount that may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the year in which Executive’s employment is terminated.

(v)The foregoing provisions are intended to comply with or be exempt from the requirements of Section 409A so that none of the severance or other payments and benefits to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to so comply or be exempt.  In no event will the Company have any liability or obligation to reimburse, indemnify, or hold harmless Executive for any taxes or costs that may be imposed on or incurred by Executive as a result of Section 409A. Executive and the Company agree to work together in good faith to consider amendments to this Agreement and to take such reasonable actions which are necessary, appropriate or desirable to avoid imposition of any additional tax or income recognition prior to actual payment to Executive under Section 409A.

(c)Ancillary Agreements.  Executive’s receipt of any payments or benefits under Section 7 will be subject to Executive complying with: (i) the Confidentiality Agreement (as defined in Section 10); (ii) the Lock-Up Agreement; (iii) the Redemption Agreement; and (iv) this Agreement. In the event Executive breaches the provisions of this Section 8(c), all continuing payments and benefits to which Executive may otherwise be entitled to pursuant to Section 6 will immediately cease.

(d)No Duty to Mitigate.  Executive will not be required to mitigate the amount of any payment contemplated by this Agreement, nor will any earnings that Executive may receive from any other source reduce any such payment.

9.Limitation on Payments.  In the event that any payments or benefits provided for in this Agreement or otherwise payable to Executive (collectively, the “Payments”) (i) constitute “parachute payments” within the meaning of Section 280G of the Code, and (ii) but for this Section 9, would be subject to the excise tax imposed by Section 4999 of the Code, then such payments or benefits will be either:

(a)delivered in full, or

(b)	delivered as to such lesser extent which would result in no portion of such benefits being subject to excise tax under Section 4999 of the Code,

whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999 of the Code, results in the receipt by Executive on an after-tax basis, of the greatest amount of Payments, notwithstanding that all or some portion of such Payments may be taxable under Section 4999 of the Code.  If a reduction in Payments constituting “parachute payments” is necessary so that Payments are delivered to a lesser extent, reduction will occur in the following order: (i) cancellation of equity awards granted “contingent on a change in ownership or control” (within the meaning of Section 280G of the Code); (ii) a pro rata reduction of (A) cash payments that are subject to Section 409A as deferred compensation and (B) cash payments not subject to Section 409A; (iii) a pro rata reduction of (A) employee benefits that are subject to Section 409A as deferred compensation and (B) employee benefits not subject to Section 409A; and (iv) a pro rata cancellation of (A)

accelerated vesting of equity awards that are subject to Section 409A as deferred compensation and (B) equity awards not subject to Section 409A. If acceleration of vesting of equity awards is to be cancelled, such acceleration of vesting will be cancelled in the reverse order of the date of grant of Executive’s equity awards.  In no event will Executive have any discretion with respect to the ordering of payment reductions.

Unless the Company and Executive otherwise agree in writing, any determination required under this Section 9 will be made in writing by a nationally recognized firm of independent public accountants selected by the Company (the “Accountants”), whose determination will be conclusive and binding upon Executive and the Company for all purposes.  For purposes of making the calculations required by this Section 9, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code.  The Company and Executive will furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section 9.  The Company will bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 9.

10.Definitions.

(a)Affiliate. “Affiliate” means the Company and any other parent or subsidiary corporation of the Company, as such terms are defined in Section 424(e) and (1) of the Code.

(b)Board.  “Board” means the Parent’s board of directors.

(c)Cause.  “Cause” means the occurrence of any of the following actions or events: (i) Executive’s willful material misconduct or material breach of any written agreement between Executive and the Company or a Company Affiliate (including without limitation this Agreement, the Lock-Up Agreement, the Redemption Agreement, or the Executive’s Confidentiality Agreement), (ii) Executive’s conviction of, or plea of guilty or no contest to, any felony, or of or to a crime involving moral turpitude, (iii) the performance of an illegal act by Executive while purporting to act on behalf of the Company or a Company Affiliate, or engaging in activities directly in competition or antithetical to the best interests of the Company or any Affiliate, including but not limited to material personal dishonesty, in each case, which is materially injurious to the financial condition or business reputation of, or is otherwise materially injurious to, the Company or any Affiliate, (iv) fraud or unauthorized use or disclosure of confidential information or trade secrets of the Company or any Affiliate or any other party to whom Executive owes an obligation of nondisclosure as a result of Executive’s relationship with the Company, (v) an intentional violation of any federal, state or local law or regulation applicable to the Company or any Affiliate or their business, or (vi) Executive’s continued failure to perform Executive’s duties or responsibilities to the Company or any Affiliate or deliberate violation of a Company policy, including but not limited to those relating to insider trading or sexual harassment in each case as determined by the Board, in its sole discretion. In each case (other than subsection (ii)), the Board shall deliver written notice to Executive of the Board’s determination that Cause exists, including in such notice reasonable detail the applicable facts and circumstances and Executive will be provided a reasonable opportunity to refute such asserted basis with counsel for the Executive present.  Notwithstanding the foregoing, Cause under subsection (i), (iii)or (vi) above shall only exist after: (x) the Board delivers written notice to Executive of the Board’s determination that Cause exists; (y) such notice sets forth in reasonable detail such facts and circumstances, along with the Board’s determination, in its discretion, of whether such events are reasonably capable of being corrected; and (z) only if the Board has determined that such events are reasonably capable of being corrected, Executive has failed to fully correct any of the events listed in subsection (i), (iii), (vi) above within thirty days (30) days following delivery to Executive of the Board’s written notice of its determination that Cause exists. For the avoidance of doubt, in the event the Board determines, in its discretion, that such events constituting Cause are not reasonably capable of being corrected, Cause shall be deemed to exist immediately upon the Board’s delivery of the written notice described in the foregoing clauses (x) and (y) and Executive will have the right to refute the determination as set forth above, but not a right to cure.

(d)Change in Control.  “Change in Control” has the meaning of “Change in Control” as defined in the 2021 Plan.

(e)Change in Control Period.  “Change in Control Period” means the period beginning on the date three (3) months prior to, and ending on the date that is twelve (12) months following, a Change in Control.

(f)Code.  “Code” means the Internal Revenue Code of 1986, as amended.

(g)Deferred Payments.  “Deferred Payments” means any severance pay or benefits to be paid or provided to Executive (or Executive’s estate or beneficiaries) pursuant to this Agreement and any other severance payments or separation benefits to be paid or provided to Executive (or Executive’s estate or beneficiaries), that in each case, when considered together, are considered deferred compensation under Section 409A.

(h)Disability.  “Disability” means Executive (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to last for a continuous period of not less than six (6)  months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering Company employees.

(i)Good Reason.  “Good Reason” means the occurrence of one or more of the following events without Executive’s express written consent: (i) a material reduction in Executive’s duties, authorities, or responsibilities relative to Executive’s duties, authorities, or responsibilities in effect immediately prior to the reduction; provided however that a change in Executive’s title, duties, authorities, or responsibilities following which Executive holds an executive-suite position within the Company will not constitute “Good Reason” under this clause (i), (ii) a material reduction in Executive’s annual base salary; provided, however, that, a reduction of annual base salary that also applies to substantially all other similarly situated employees of the Company will not constitute “Good Reason”; (iii) a  change in the geographic location of Executive’s primary work facility or location by more than 50 miles from Executive’s then-present primary work facility or location; or (iv) failure of a Company successor to assume the obligations under this Agreement. In order for the termination to be for Good Reason, Executive must not terminate Executive’s employment with the Company without first providing written notice to the Company of the acts or omissions constituting the grounds for “Good Reason” within 60 days of the initial existence of the grounds for “Good Reason” and a cure period of 30 days following the date of written notice (the “Cure Period”), the grounds must not have been cured during that time, and Executive must terminate Executive’s employment within 30 days following the Cure Period.

(j)Protected Activity.  “Protected Activity” includes filing and/or pursuing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”).

11.Confidential Information.  As a condition of employment, Executive is required to execute and abide by, the Employee Intellectual Property Agreement attached hereto as Exhibit B (the “Confidentiality Agreement”). Executive’s failure to do any of the foregoing will constitute termination for Cause.  Nothing in this Agreement, the Confidentiality Agreement shall prevent Executive from engaging in Protected Activity. Executive understands that in connection with such Protected Activity, Executive is permitted to disclose documents or other information as permitted by law, without giving notice to, or receiving authorization from, the Company. Notwithstanding the foregoing, Executive agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any information that may constitute Company confidential information to any parties other than the Government Agencies.  Executive further understands that “Protected Activity” does not include the disclosure of any Company attorney-client privileged communications or attorney work product. Any language in the Confidentiality Agreement regarding Executive’s right to engage in Protected Activity that conflicts with, or is contrary to, this section is superseded by this Agreement. In addition, pursuant to the Defend Trade Secrets Act of 2016, Executive is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order.

12.No Conflicting Obligations.  Executive confirms that Executive is not under any existing obligations that may impact Executive’s eligibility to be employed by the Company or limit Executive may be employed.  Executive agrees not to bring any third-party confidential information to the Company, including that of Executive’s former employer, and Executive will not in any way utilize any such information in performing Executive’s duties for the Company.

13.Successors.

(a)The Company’s Successors.  Any successor to the Company (whether direct or indirect and whether by purchase, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company’s business and/or assets will assume the obligations under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession.  For all purposes under this Agreement, the term “Company” will include any successor to the Company’s business and/or assets which executes and delivers the assumption agreement described in this Section 13(a) or which becomes bound by the terms of this Agreement by operation of law.

(b)Executive’s Successors.  The terms of this Agreement and all rights of Executive hereunder will inure to the benefit of, and be enforceable by, Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

14.Notices.

(a)General.  Notices and all other communications contemplated by this Agreement will be in writing and will be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid or when delivered by a private courier service such as UPS, DHL or Federal Express that has tracking capability.  In the case of Executive, mailed notices will be addressed to Executive at the home address that Executive most recently communicated to the Company in writing.  In the case of the Company, mailed notices will be addressed to its corporate headquarters, and all notices will be directed to the Chief Executive Officer of the Company.

15.Severability.  In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement will continue in full force and effect without said provision.

16.Integration.  This Agreement, together with the Redemption Agreement, Lock-Up Agreement and Confidentiality Agreement represents the entire agreement and understanding between the Parties as to the subject matter herein and supersedes all prior or contemporaneous agreements whether written or oral.  This Agreement may be modified only by agreement of the Parties by a written instrument executed by the Parties that is designated as an amendment to this Agreement.

17.Waiver of Breach.  No provision of this Agreement will be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by Executive and by an authorized officer of the Company (other than Executive).  The waiver of a breach of any term or provision of this Agreement will not operate as or be construed to be a waiver of any other previous or subsequent breach of this Agreement.

18.Arbitration.

(a)General.  IN CONSIDERATION OF EXECUTIVE’S EMPLOYMENT WITH THE COMPANY, THE COMPANY’S PROMISE TO ARBITRATE ALL EMPLOYMENT-RELATED DISPUTES WITH EXECUTIVE, AND EXECUTIVE’S RECEIPT OF THE COMPENSATION AND OTHER BENEFITS PAID OR PROVIDED TO EXECUTIVE BY THE COMPANY AT PRESENT AND IN THE FUTURE, EXECUTIVE AGREES THAT ANY AND ALL CONTROVERSIES, CLAIMS, OR DISPUTES THAT EXECUTIVE MAY HAVE WITH THE COMPANY OR A COMPANY AFFILIATE (INCLUDING ANY EMPLOYEE, OFFICER, DIRECTOR,  TRUSTEE, OR BENEFIT PLAN OF THE COMPANY OR A COMPANY AFFILIATE, IN THEIR CAPACITY AS SUCH OR OTHERWISE), ARISING OUT OF, RELATING TO, OR RESULTING FROM EXECUTIVE’S EMPLOYMENT OR RELATIONSHIP WITH THE COMPANY OR THE TERMINATION OF EXECUTIVE’S EMPLOYMENT OR RELATIONSHIP WITH THE COMPANY, INCLUDING ANY BREACH OF ANY AGREEMENT BETWEEN THE PARTIES, INCLUDING THIS AGREEMENT, THE REDEMPTION AGREEMENT, THE LOCK-UP AGREEMENT AND THE CONFIDENTIALITY AGREEMENT, SHALL BE SUBJECT TO BINDING ARBITRATION PURSUANT TO THE FEDERAL ARBITRATION

ACT (9 U.S.C. SEC. 1 ET SEQ.) (THE “FAA”).  THE FAA’S SUBSTANTIVE AND PROCEDURAL PROVISIONS SHALL EXCLUSIVELY GOVERN AND APPLY WITH FULL FORCE AND EFFECT TO THIS ARBITRATION AGREEMENT, INCLUDING ITS ENFORCEMENT.  ANY STATE COURT OF COMPETENT JURISDICTION SHALL STAY PROCEEDINGS PENDING ARBITRATION OR COMPEL ARBITRATION IN THE SAME MANNER AS A FEDERAL COURT UNDER THE FAA. EXECUTIVE FURTHER AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EXECUTIVE MAY BRING ANY ARBITRATION PROCEEDING ONLY IN EXECUTIVE’S INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF, REPRESENTATIVE, OR CLASS MEMBER IN ANY PURPORTED CLASS, COLLECTIVE, OR REPRESENTATIVE LAWSUIT OR PROCEEDING. EXECUTIVE AGREES TO ARBITRATE ANY AND ALL COMMON LAW AND/OR STATUTORY CLAIMS UNDER LOCAL, STATE, OR FEDERAL LAW, INCLUDING, BUT NOT LIMITED TO, CLAIMS UNDER THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, THE FAIR LABOR STANDARDS ACT, STATE AND LOCAL WAGE PAYMENT LAWS, THE  FAMILY AND MEDICAL LEAVE ACT, THE PENNSYLVANIA HUMAN RELATIONS ACT AND OTHER STATE AND LOCAL ANTI-DISCRIMINATION LAWS, FEDERAL ANTIDISCRIMINATION LAWS (INCLUDING TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, THE AMERICANS WITH DISABILITIES ACT OF 1990, THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AND THE OLDER WORKERS BENEFIT PROTECTION ACT), CLAIMS RELATING TO EMPLOYMENT STATUS, CLASSIFICATION AND RELATIONSHIP WITH THE COMPANY, AND CLAIMS OF DISCRIMINATION, HARASSMENT, RETALIATION, WRONGFUL TERMINATION AND BREACH OF CONTRACT, EXCEPT AS PROHIBITED BY LAW. EXECUTIVE ALSO AGREES TO ARBITRATE (EXCEPT AS PROHIBITED BY LAW) ANY AND ALL DISPUTES ARISING OUT OF OR RELATING TO THE INTERPRETATION OR APPLICATION OF THIS AGREEMENT TO ARBITRATE, BUT NOT DISPUTES ABOUT THE ENFORCEABILITY, REVOCABILITY OR VALIDITY OF THIS AGREEMENT TO ARBITRATE OR ANY PORTION HEREOF. WITH RESPECT TO ALL SUCH CLAIMS AND DISPUTES THAT EXECUTIVE AGREES TO ARBITRATE, EXECUTIVE HEREBY EXPRESSLY AGREES TO WAIVE, AND DOES WAIVE, ANY RIGHT TO A TRIAL BY JURY. EXECUTIVE FURTHER UNDERSTANDS THAT THIS AGREEMENT TO ARBITRATE ALSO APPLIES TO ANY DISPUTES THAT THE COMPANY MAY HAVE WITH EXECUTIVE. EXECUTIVE UNDERSTANDS THAT NOTHING IN THIS AGREEMENT REQUIRES EXECUTIVE TO ARBITRATE CLAIMS THAT CANNOT BE ARBITRATED UNDER APPLICABLE LAW, SUCH AS THE SARBANES-OXLEY ACT. SIMILARLY, NOTHING IN THIS AGREEMENT PROHIBITS EXECUTIVE FROM ENGAGING IN PROTECTED ACTIVITY (AS DEFINED HEREIN).

(b)Administration of Arbitration.  EXECUTIVE AGREES THAT ANY ARBITRATION WILL BE ADMINISTERED BY JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (THE “JAMS RULES”), WHICH ARE AVAILABLE AT http://www.jamsadr.com/rules-employment-arbitration/ AND FROM THE COMPANY. IF THE JAMS RULES CANNOT BE ENFORCED AS TO THE ARBITRATION, THEN THE PARTIES AGREE THAT THEY WILL UTILIZE THE JAMS COMPREHENSIVE ARBITRATION RULES AND PROCEDURES OR SUCH RULES AS THE ARBITRATOR MAY DEEM MOST APPROPRIATE FOR THE DISPUTE.  EXECUTIVE AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO

DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS, APPLYING THE STANDARDS SET FORTH FOR SUCH MOTIONS UNDER APPLICABLE PENNSYLVANIA LAW, INCLUDING PENNSYLVANIA’S RULES OF CIVIL PROCEDURE. EXECUTIVE AGREES that the arbitrator shall issue a written decision on the merits. EXECUTIVE ALSO AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PERMITTED BY APPLICABLE LAW. EXECUTIVE agreeS that the decree or award rendered by the arbitrator may be entered as a final and binding judgment in any court having jurisdiction thereof. EXECUTIVE UNDERSTANDS THAT THE COMPANY WILL PAY FOR ANY ADMINISTRATIVE OR HEARING FEES CHARGED BY THE ARBITRATOR OR JAMS EXCEPT THAT EXECUTIVE SHALL PAY ANY FILING FEES ASSOCIATED WITH ANY ARBITRATION THAT EXECUTIVE INITIATES, BUT ONLY SO MUCH OF THE FILING FEES AS EXECUTIVE WOULD HAVE INSTEAD PAID HAD EXECUTIVE FILED A COMPLAINT IN A COURT OF LAW THAT WOULD HAVE HAD JURISDICTION OVER SUCH COMPLAINT. EXECUTIVE AGREES THAT THE ARBITRATOR SHALL APPLY SUBSTANTIVE PENNSYLVANIA LAW TO ANY DISPUTE OR CLAIM. TO THE EXTENT THAT THE JAMS RULES CONFLICT WITH SUBSTANTIVE PENNSYLVANIA LAW, PENNSYLVANIA LAW SHALL TAKE PRECEDENCE. EXECUTIVE agreeS that any arbitration under this Agreement shall be conducted in ALLEGHENY County, PENNSYLVANIA.

(c)Remedy. EXCEPT FOR THE PURSUIT OF ANY PROVISIONAL REMEDY PERMITTED UNDER THE FAA OR SECTION 7321.9 OF THE PENNSYLVANIA CONSOLIDATED STATUTES (THE “ACT”), OR AS OTHERWISE PROVIDED BY THIS AGREEMENT, EXECUTIVE AGREES THAT ARBITRATION SHALL BE THE SOLE, EXCLUSIVE, AND FINAL REMEDY FOR ANY DISPUTE BETWEEN EXECUTIVE AND THE COMPANY. EXECUTIVE ACKNOWLEDGES AND AGREES THAT POTENTIAL BREACHES OR THREATENED BREACHES OF THE LOCK-UP AGREEMENT OR CONFIDENTIALITY AGREEMENT WILL CAUSE IRREPARABLE INJURY AND THAT MONEY DAMAGES WILL NOT PROVIDE AN ADEQUATE REMEDY THEREFOR, AND BOTH PARTIES CONSENT TO THE ISSUANCE OF AN INJUNCTION, WHETHER IN ARBITRATION OR IN CONNECTION WITH THE PROVISIONAL REMEDIES PERMITTED UNDER THE FAA OR THE ACT, WITHOUT THE POSTING OF A BOND.  IN THE EVENT EITHER PARTY SEEKS SUCH INJUNCTIVE RELIEF, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER REASONABLE COSTS AND ATTORNEYS’ FEES.

(d)Administrative Relief. EXECUTIVE UNDERSTANDS THAT THIS AGREEMENT DOES NOT PROHIBIT EXECUTIVE FROM PURSUING AN ADMINISTRATIVE CLAIM WITH A LOCAL, STATE, OR FEDERAL ADMINISTRATIVE BODY OR GOVERNMENT AGENCY THAT IS AUTHORIZED TO ENFORCE OR ADMINISTER LAWS RELATED TO EMPLOYMENT, INCLUDING, BUT NOT LIMITED TO, THE PENNSYLVANIA HUMAN RELATIONS COMMISSION, THE EQUAL EMPLOYMENT OPPORTUNITY COMMISSION, THE NATIONAL LABOR RELATIONS

BOARD, THE SECURITIES AND EXCHANGE COMMISSION, OR THE WORKERS’ COMPENSATION BOARD. THIS AGREEMENT DOES, HOWEVER, PRECLUDE EXECUTIVE FROM PURSUING A COURT ACTION REGARDING ANY SUCH CLAIM, EXCEPT AS PERMITTED BY LAW.

(e)Voluntary Nature of Agreement. EXECUTIVE ACKNOWLEDGES AND AGREES THAT EXECUTIVE IS EXECUTING THIS AGREEMENT TO ARBITRATE VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY THE COMPANY OR ANYONE ELSE. EXECUTIVE FURTHER ACKNOWLEDGES AND AGREES THAT EXECUTIVE HAS CAREFULLY READ THIS AGREEMENT AND THAT EXECUTIVE HAS ASKED ANY QUESTIONS NEEDED FOR EXECUTIVE TO UNDERSTAND THE TERMS, CONSEQUENCES, AND BINDING EFFECT OF THIS AGREEMENT TO ARBITRATE AND DOES FULLY UNDERSTAND IT, INCLUDING THAT EXECUTIVE IS WAIVING EXECUTIVE’S RIGHT TO A JURY TRIAL.  EXECUTIVE AGREES THAT EXECUTIVE HAS BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF EXECUTIVE’S CHOICE BEFORE SIGNING THIS AGREEMENT.

19.Headings.  All captions and section headings used in this Agreement are for convenient reference only and do not form a part of this Agreement.

20.Tax Withholding.  All payments made pursuant to this Agreement will be subject to withholding of applicable taxes.

21.Governing Law; Venue.  This Agreement will be governed by the laws of the Commonwealth of Pennsylvania (with the exception of its conflict of laws provisions).

22.Acknowledgment.  Executive acknowledges that Executive has had the opportunity to discuss this matter with and obtain advice from Executive’s private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement.

23.Counterparts.  This Agreement may be executed in counterparts, and each counterpart will have the same force and effect as an original and will constitute an effective, binding agreement on the part of each of the undersigned.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the Parties has executed this Agreement, in the case of the Company by their duly authorized officers, as of the day and year first above written.

COMPANY:

SARCOS CORP.

Kiva Allgood, Chief Executive Officer

PARENT:

SARCOS TECHNOLOGY AND ROBOTICS CORP.

By:

Kiva Allgood, Chief Executive Officer

EXECUTIVE:

Jorgen Pedersen

[SIGNATURE PAGE TO JORGEN PEDERSEN’S EMPLOYMENT AGREEMENT]

Exhibit F

NONCOMPETITION AND NONSOLICITATION AGREEMENT

This NONCOMPETITION AND NONSOLICITATION AGREEMENT (the “Agreement”) is entered into as of _____________, 2022 by and between Spiral Merger Sub I, Inc., a Delaware corporation (“Merger Sub I”), Spiral Merger Sub II, LLC, a Delaware limited liability company (“Merger Sub II”), Sarcos Technology and Robotics Corporation (“Parent,” and together with Merger Sub I and Merger Sub II, the “Acquiror”) and ________________, an individual resident of ________________ (the “Key Holder”).

WHEREAS, Parent, Merger Sub I, Merger Sub II, RE2, Inc., a Pennsylvania corporation (the “Company”), and Draper Triangle Ventures III, LP, a Delaware limited partnership, solely in its capacity as the agent for and on behalf of the stockholders thereunder (the “Stockholder Representative”), have entered into that certain Agreement and Plan of Reorganization, dated as of the date hereof (the “Merger Agreement”), pursuant to which Merger Sub I will merge with and into the Company, the separate corporate existence of Merger Sub I shall cease and the Company will become a wholly owned subsidiary of Parent (the “First Step”), and, as part of the same overall transaction, the surviving corporation in the First Merger will merge with and into Merger Sub II (the (“Second Step,” and together with the First Step, the “Merger”);

WHEREAS, Acquiror and the Key Holder mutually desire that the entire goodwill of the Company be transferred to Acquiror at the Closing and acknowledge that Acquiror’s failure to receive the entire goodwill contemplated by the Merger would have the effect of reducing the value of the Company to Acquiror;

WHEREAS, the Key Holder has a substantial ownership interest in the Company as the holder of significant equity interest in the Company and, as a result of the consummation of the Merger, will receive substantial payments in respect of the Key Holder’s Company common stock, options to purchase common stock, and/or phantom stock units, as applicable (the “Equity Interests”);

WHEREAS, in order to induce Parent, Merger Sub I, and Merger Sub II to enter into the Merger Agreement and consummate the transactions contemplated by the Merger Agreement, the Key Holder is willing to enter into this Agreement for the purpose of securing to Acquiror the value of the Company and entire goodwill thereof; and

WHEREAS, capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Merger Agreement.

NOW, THEREFORE, in consideration of the Merger and the covenants, promises and representations set forth herein and in the Merger Agreement, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.Acknowledgement.  The Key Holder expressly acknowledges that the covenants included herein are supported by good and adequate consideration, and that such covenants are reasonable and necessary to protect the legitimate business interests of Acquiror in connection with the Merger because, among other things, (a) the Company is engaged in a highly competitive industry, (b) the Key Holder has unique access to the trade secrets, know-how, plans and competitive strategy of the Company and (c) this Agreement provides no more protection than is necessary to protect Acquiror’s interest in the goodwill, trade secrets and confidential information of the Company.

2.Restrictive Covenants.

(a)Definitions.  For purposes of this Agreement:

(i)“Competing Business” means any business, enterprise (including research and development), operations, activities, and or/services that engage in or otherwise compete with the business of the Company and/or its Subsidiaries as it was conducted or planned as of the Closing (including without limitation the research and development, design, planning, distribution, marketing, licensing and selling activities, and the making, hosting and provision of products and services, being conducted by, or planned to be conducted by, the Company and/or its Subsidiaries as of the Closing).

(ii)“Customer” means any Person to which the Company provides products or services as of, or, provided products or services in the two-year period prior to, the Closing.

(iii)“Relevant Service Provider” means any officer, director, employee, consultant, independent contractor, advisor or other similar service provider of the Company as of the time immediately preceding the Closing who continues employment or engagement with Acquiror or any of their respective Subsidiaries or Affiliates immediately following the Closing.

(iv)“Restricted Territory” means each and every country, province, state, city, or other political subdivision of the world in which the Company or any of its Affiliates is currently engaged, or currently plans to engage, in its respective business, or otherwise distributes, licenses or sells its products and/or services, as of the Closing.

(v)“Restricted Period” means the three year anniversary of the Closing Date.

(b)During the Restricted Period, other than in Key Holder’s capacity as an employee, consultant or other service provider to, and for the benefit of, the Acquiror or any of its respective Affiliates or Subsidiaries, without the written consent of the Acquiror, the Key Holder shall not, directly or indirectly, alone or jointly with or through any Person or contractual arrangement:

(i)establish, advise, conduct, engage in or participate in any Competing Business anywhere in the Restricted Territory;

(ii)be or become an officer, director, member, stockholder, owner, affiliate, salesperson, co-owner, partner, trustee, promoter, technician, engineer, analyst, employee, agent, representative, supplier, reseller, contractor, consultant, advisor, manager of or to, or otherwise acquire or hold any interest in, participate in or facilitate the financing, operation, management or control of, or exert any influence upon any Person or business that engages or participates in a Competing Business in the Restricted Territory;

(iii)whether on Key Holder’s own behalf or on behalf of any other Person, solicit, recruit or encourage, attempt to solicit, recruit or encourage, or assist any other Person to solicit, recruit or encourage any Relevant Service Provider who at the time of such solicitation, recruitment or encouragement is an officer, director, employee, independent contractor, consultant, advisor or other similar service provider of Acquiror or any of their respective Subsidiaries or Affiliates to (A) leave his or her employment or service with Acquiror or any of their respective Subsidiaries or Affiliates, or (B) become employed with, or begin providing services to, any Person other than Acquiror or any of their respective Subsidiaries or Affiliates; provided, however, that the foregoing shall not prohibit the Key Holder from engaging in any solicitation directed at the general public (and not specifically targeted toward any or all of the Relevant Service Providers), including without limitation through a newspaper, trade publication, or job website (e.g., Monster.com, Indeed.com, Careerbuilder.com, etc.); and/or

(iv)whether on Key Holder’s own behalf or on behalf of any other Person, solicit, induce, or encourage, or attempt to solicit, induce, or encourage any Customer  to (A) cease doing business, or to change or reduce the scope, volume or nature of its business, with Acquiror or any of their respective Subsidiaries or Affiliates , or (B) become a customer, client, vendor, or independent contractor of any other Person or business that is engaged or involved (or that is known by Key Holder to have plans to become engaged or involved) in a Competing Business; provided, that the foregoing shall not prohibit any referral of business by the Key Holder to Acquiror or any of their respective Subsidiaries or Affiliates.

(c)Exception to Restrictive Covenants.  Notwithstanding the restrictive covenants in Section 2(b), the Key Holder may own, directly or indirectly, solely as a passive investment, up to 1% of any class of “publicly-traded securities,” in which “publicly-traded securities” shall mean securities that are traded on a national securities exchange, of a corporation (whether public or private ) that is engaged, or plans to become engaged in, the Company Business; provided that Key Holder is not otherwise associated with such corporation and does not have the ability to, and does not seek to exercise any, control or otherwise influence the management or operations of such corporation.

(d)Agreement to Maintain Confidentiality. The Key Holder shall not divulge, use, furnish, disclose or make available to any Person, any confidential, proprietary or trade secret information related to the assets, business or affairs of the Company, the Acquiror or any of their respective Affiliates or Subsidiaries or any of their respective customers, suppliers, licensees or licensors, including without limitation any information concerning pricing practices, marketing plans, market studies, client development plans, business plans, financial data, employee information and technical processes, unique business processes, software, software source codes, data processing, sales information, compensation and finances, cost and pricing information, assets, technology, data, accounting, business methods and practices, computer software and programs, database systems, structures and architecture (and related processes, compositions, improvements, devices, inventions, discoveries, concepts, ideas, designs, methods and information), and any other information that reveals the processes, methodologies, or know-how by which existing or future products or services are developed, conducted, or operated of the Company, Acquiror and their respective Affiliates (hereinafter called, “Confidential Information”), except as required by Law.  For the avoidance of doubt, Confidential Information shall include all information in whatever form, including but not limited to all memoranda, notes, plans, records, reports and software and other documents, data and other tangible materials (and copies thereof) containing or relating to Confidential Information, including any such materials prepared by or for Key Holder. Confidential Information shall not include any data or information that is or becomes available to the public other than as a result of a breach of this Agreement, including by the disclosure of Key Holder.  Notwithstanding the foregoing, Key Holder may disclose Confidential Information at such times, in such manner and to the extent such disclosure is required by applicable law, provided that Key Holder, (x) provides Acquiror with prior written notice thereof, (B) limits such disclosure to what is strictly required and (C) attempts to preserve the confidentiality of any Confidential Information so disclosed.  Nothing in this Agreement reduces any obligation of Key Holder to comply with applicable laws or orders relating to trade secrets, confidential information and unfair competition.  At any time as

Acquirer may request, Key Holder shall deliver to such Acquirer Company all records containing any Confidential Information that Key Holder may then possess or have under Key Holder’s control.

3.Enforcement.

(a)The Key Holder acknowledges that it has carefully read and considered all the terms and conditions of this Agreement, including without limitation the restraints imposed upon it pursuant to Section 2 hereof.   The Key Holder agrees (i) that each of the restraints contained herein is necessary for the protection of the goodwill and other legitimate interests of Acquiror; (ii) that each and every one of these restraints is reasonable in respect to subject matter, length of time and geographic area; and (iii) that these restraints, individually or in the aggregate, will not prevent the Key Holder from obtaining other suitable employment during the period in which the Key Holder is bound by such restraints.

(b)The Key Holder acknowledges that the covenants of the Key Holder set forth in Section 2 hereof are an essential element of this Agreement and the Merger Agreement and that any breach by the Key Holder of the provisions included therein will result in irreparable injury to Acquiror.  The Key Holder acknowledges that in the event of such a breach, in addition to all other remedies available at law, Acquiror shall be entitled to equitable relief, including without limitation injunctive relief, and an equitable accounting of all earnings, profits or other benefits arising therefrom, as well as such other damages as may be appropriate.  The Key Holder has independently consulted with its counsel and after such consultation agrees that the covenants set forth in Section 2 hereof are reasonable and proper to protect the legitimate interest of Acquiror.

(b)If a court of competent jurisdiction determines that the character, duration or geographical scope of the provisions of Section 2 hereof are unreasonable, it is the intention and the agreement of the parties that these provisions shall be construed by the court in such a manner as to impose only those restrictions on the Key Holder’s conduct that are reasonable in light of the circumstances and as are necessary to assure to Acquiror the benefits of this Agreement and the Merger Agreement.  If, in any judicial proceeding, a court shall refuse to enforce all of the separate covenants of Section 2 hereof because taken together they are more extensive than necessary to assure to Acquiror the intended benefits of this Agreement and the Merger Agreement, it is expressly understood and agreed by the parties that the provisions hereof shall be deemed to be modified to permit the enforcement of such covenants to the maximum extent permitted by applicable Law.

4.Conflicting Agreements.  The Key Holder hereby represents and warrants that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement with any third party to which the Key Holder is a party or is bound, and that the Key Holder is not now subject to any covenants against competition or similar restrictions or any court order or other legal obligation or limitation that would affect the performance of his or her duties hereunder.

5.Severability.  Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in

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such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

6.Governing Law.  This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

7.Equitable Remedies. Key Holder agrees that irreparable and immeasurable harm would occur in the event that any of the agreements and provisions of this Agreement are not performed fully by the Key Holder in accordance with their specific terms or conditions or were otherwise breached by Key Holder, and that money damages would be an inadequate remedy for any breach of Section 2 because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the Surviving Corporation, Acquiror or any of their respective Affiliates (individually or collectively) in the event that this Agreement is not performed in accordance with its terms or conditions or is otherwise breached by Key Holder. Therefore, in the event of a breach or threatened breach of Section 2 by Key Holder, each of the Surviving Corporation Acquiror or any of their respective Affiliates, or any of their respective successors and/or assigns (each a “Beneficiary”) shall be entitled to specific performance or injunctive or other equitable relief from a court of competent jurisdiction in order to enforce, or prevent any violations of, the provisions of Section 2 and to enforce specifically such terms and provisions of this Agreement, such remedies being in addition to and not in lieu of, any other rights and remedies to which the Beneficiaries are entitled at law or in equity. The provisions of Section 2 and this Section 7 are intended to be for the benefit of each Beneficiary, each of which may enforce such provisions.

8.Submission to Jurisdiction.  Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any party or its successors or assigns against any other party shall be brought and determined in the Court of Chancery located in the State of Delaware, provided that if jurisdiction is not then available in any state court in the State of Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware.  Each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby.  Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein.  Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient.  Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that he, she or it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that he, she or it or his, her or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought

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in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

9.Assignment.  Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by either party without the prior written consent of the other party, and any such assignment without such prior written consent shall be null and void, provided, however, that Acquiror may assign this Agreement to any Affiliate of Acquiror without the prior consent of the Key Holder; provided further, that no assignment shall limit the assignor’s obligations hereunder.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

10.Waiver.  No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.  Any agreement on the part of any party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.

11.Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon written confirmation of receipt by facsimile, e‑mail or otherwise, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered to the addresses set forth on the signature pages hereto opposite the party to receive such notice, or to such other address as may be designated in writing by such party and communicated to the other party in accordance with this Section 10.

12.Entire Agreement.  This Agreement and the Merger Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the parties with respect to the subject matter hereof.  Notwithstanding any oral agreement or course of conduct of the parties or their Representatives to the contrary, no party to this Agreement shall be under any legal obligation to enter into or complete the transactions contemplated hereby unless and until this Agreement shall have been executed and delivered by each of the parties.

13.Amendment.  This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party.

14.Headings.  The headings and captions in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

15.Counterparts; Facsimile or .pdf Signature.  This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party.  This Agreement may be executed by facsimile or .pdf signature and a facsimile or .pdf signature shall constitute an original for all purposes.

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16.WAIVER OF JURY TRIAL.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

17.Effectiveness of Agreement.  Notwithstanding anything to the contrary herein, the effectiveness of this Agreement is conditioned upon the consummation of the Merger as contemplated in the Merger Agreement, and shall become null and void, and shall have no effect whatsoever, without any action on the part of any Person, upon termination of the Merger Agreement for any reason prior to the Closing.

Remainder of page intentionally blank.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above.

Sarcos Technology and Robotics Corporation By: Name: Title:

Address for Notices:

Attention:
Facsimile:
E-mail:

with a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, Professional Corporation

701 Fifth Avenue, Suite 5100

Seattle, Washington 98104

Attention: Patrick Schultheis

     Katherine (Kathy) H. Ku

E-mail:pschultheis@wsgr.com

kku@wsgr.com

Spiral Merger Sub I, Inc. By: Name: Title:
Spiral Merger Sub II, LLC By: Name: Title:

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[KEY HOLDER] By: Name: Title:	[Address] Attention: [__] Facsimile:[__] Email:[__] with a copy (which shall not constitute notice) to:

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REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (the “Agreement”) is made and entered into as of March 27, 2022 by and among Sarcos Technology and Robotics Corporation, a Delaware corporation (the “Company”), the Stockholders identified on Schedule A hereto who sign this Agreement or a Joinder Agreement (each, a “Stockholder” and together, the “Stockholders”) and Draper Triangle Ventures III, LP (the “Stockholder Representative”), solely in its capacity as the agent for and on behalf the Stockholders.  Capitalized terms used herein have the respective meanings ascribed thereto in the Merger Agreement (as defined below) unless otherwise defined herein.  This Agreement shall only be effective as of the date of the Closing (the “Closing Date”) and if the Merger Agreement shall terminate in accordance with Article VIII (Termination) of the Merger Agreement, this Agreement shall immediately terminate, without the consent of any of the parties hereto, and be of no further force or effect.

The parties hereby agree as follows:

Certain Definitions.

As used in this Agreement, the following terms shall have the following meanings:

“Business Day” means any day, excluding Saturday, Sunday and any day which is a legal holiday in the City of New York or is a day on which banking institutions located in the City of New York are authorized or required by law or other governmental action to close.

“Holders” means each Stockholder and any Permitted Transferee of such Stockholder who is a subsequent holder of any Registrable Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, and any successor to such statute, rules or regulations.

“Merger Agreement” means that certain Agreement and Plan of Reorganization, by and among Company, Spiral Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of Company, Spiral Merger Sub II, LLC, a Delaware limited liability, RE2, Inc., a Pennsylvania corporation, and Stockholder Representative, entered into concurrent with this Agreement.

“Prospectus” means (i) any prospectus (preliminary or final) included in any Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments.

“Register,” “registered” and “registration” refer to a registration made by preparing and filing a Registration Statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement or document.

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“Registrable Securities” means (i) the Parent Common Stock issued pursuant to the Merger Agreement and (ii) any other securities issued or issuable with respect to or in exchange for the Parent Common Stock, whether by merger, charter amendment, or otherwise.

“Registration Statement” means any registration statement of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

“Required Holders” means the Holders beneficially owning a majority of the then Registrable Securities.

“SEC” means the U.S.  Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and any successor to such statute, rules or regulations.

“Trading Day” means a day on which the Buyer Common Stock is traded on NASDAQ or, if the Buyer Common Stock is not traded on NASDAQ, then on the principal securities exchange or securities market on which the Buyer Common Stock is then traded.

Registration.

•Registration Statements.

•Initial Registration Statement.  The Company shall use commercially reasonable efforts to prepare and file with the SEC one Registration Statement on Form S-1 (the “Shelf Registration Statement”), covering the resale of the Registrable Securities, within 14 days after the Closing Date.  The Shelf Registration Statement (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided by the Company to the Holders in accordance with Section 3(c) prior to its filing or other submission.

•Expenses.  The Company will pay all expenses associated with effecting the registration of the Registrable Securities, including, but not limited to, filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws, listing fees and the Holders’ other reasonable expenses in connection with the registration, including the reasonable and documented fees and disbursements of one law firm retained by the Stockholder Representative; provided, however, the Company shall not pay the following expenses: transfer taxes, discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold.

•Effectiveness.

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Exhibit 4.1

•The Company shall use commercially reasonable efforts to have the Shelf Registration Statement filed pursuant to Section 2(a) to be declared effective as soon as practicable, and in no event later than five (5) Trading Days after the date that the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be “reviewed,” or not be subject to further review and the effectiveness of such Registration Statement may be accelerated (the “Effectiveness Deadline”).  The Company shall notify the Stockholder Representative by e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after the Shelf Registration Statement is declared effective, and shall simultaneously provide the Stockholder Representative with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.

•For not more than sixty (60)  days, the Company may suspend the use of any Prospectus included in any Registration Statement contemplated by this Section in the event that the Company determines in good faith that such suspension is necessary to (A) delay the disclosure of material non-public information concerning the Company, the disclosure of which at the time is not, in the good faith opinion of the Company, in the best interests of the Company or (B) amend or supplement the affected Registration Statement or the related Prospectus so that such Registration Statement or Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the case of the Prospectus in light of the circumstances under which they were made, not misleading (an “Allowed Delay”): provided, that the Company shall promptly (a) notify the Stockholder Representative in writing (with email being sufficient) of the commencement of an Allowed Delay, but shall not (without the prior written consent of the Stockholder Representative (with email being sufficient)) disclose to either the Stockholder Representative or any Holder any material non-public information giving rise to an Allowed Delay unless such disclosure is necessary or advisable in the course of the Stockholder Representative or any Holder providing services to the Company as an employee or consultant, (b) advise the Stockholder Representative in writing (with email being sufficient) to cease all sales under the affected Registration Statement until the end of the Allowed Delay, and (c) use commercially reasonable efforts to terminate an Allowed Delay as promptly as practicable.

Company Obligations.  The Company will use commercially reasonable efforts to effect the registration of the Registrable Securities pursuant to a Registration Statement in accordance with the terms hereof, and pursuant thereto the Company will, as expeditiously as possible:

•use commercially reasonable efforts to cause such Registration Statement to become effective and to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all Registrable Securities covered by such Registration Statement as amended from time to time, have been sold, or (ii) the date on which all Registrable Securities covered by such Registration Statement may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c)(1) or (iii) the expiration date of this Agreement (the “Effectiveness Period”);

•prepare and file with the SEC such amendments and post-effective amendments to such Registration Statement and any Prospectus as may be necessary to keep such Registration Statement effective for the Effectiveness Period and to comply with the provisions of the Securities Act and the Exchange Act with respect to the distribution of all of the Registrable Securities covered thereby;

•use commercially reasonable efforts to (i) prevent the issuance of any stop order or other suspension of effectiveness and, (ii) if such order is issued, obtain the withdrawal of any such order as soon as practicable;

•prior to any public offering of Registrable Securities, use commercially reasonable efforts to register or qualify or cooperate with the Stockholder Representative in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such U.S. jurisdictions reasonably requested by the Holders and do any and all other commercially reasonable acts or things necessary or advisable to enable the distribution in such U.S.  jurisdictions of the Registrable Securities covered by such Registration Statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (i) qualify to do business in any U.S.  jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (ii) subject itself to general taxation in any jurisdiction where it would not otherwise be so subject but for this Section 3(d), or (iii) file a general consent to service of process in any such jurisdiction

•use commercially reasonable efforts to cause all Registrable Securities covered by such Registration Statement to be listed on the NASDAQ, or if not then-listed on the NASDAQ, the securities exchange, interdealer quotation system or other market on which similar securities issued by the Company are then listed;

•promptly notify the Stockholder Representative (with email being sufficient), at any time prior to the end of the Effectiveness Period, upon discovery that, or upon the happening of any event as a result of which, the Prospectus includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, but shall not (without the prior written consent of the Stockholder Representative (with email being sufficient)) disclose to the Stockholder Representative or any Holder any material non-public information giving rise to such event unless such disclosure is necessary or advisable in the course of the Stockholder Representative or any Holder providing services to the Company as an employee or consultant, and promptly prepare, file with the SEC and furnish to the Stockholder Representative a supplement to or an amendment of such Prospectus as may be necessary so that such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

hcomply with all applicable rules and regulations of the Commission and the Securities Act,

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iwith a view to making available to the Holders the benefits of Rule 144 (or its successor rule), the Company covenants and agrees, until the expiration of this Agreement, to (i) make and keep public information available, as those terms are understood and defined in Rule 144; and (ii) furnish to the Stockholder Representative upon request of a Holder, as long as such Holder owns any Registrable Securities, (A) a written statement by the Company that it has complied with the reporting requirements of the Exchange Act and (B) such other information as may be reasonably requested in order to avail the Holder of any rule or regulation of the SEC that permits the selling of any such Registrable Securities without registration.

Obligations of the Holders.

•Each Holder shall furnish in writing to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of the Registrable Securities held by it, as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.  At least eight(8) Business Days prior to the first anticipated filing date of any Registration Statement, the Company shall notify the Stockholder Representative or each Holder, at the discretion of the Company, of the information the Company requires from the specified Holder if it elects to have any of its Registrable Securities included in the Registration Statement.  A Holder shall, or at the Company’s election, the Stockholder Representative shall aggregate and, provide the information to the Company at least five (5) Business Days prior to the first anticipated filing date of such Registration Statement if the Holder elects to have any of the Registrable Securities included in the Registration Statement.  In the event that a Holder, or the Stockholder Representative on such Holder’s behalf, does not provide such information on a timely basis, the Company shall provide prompt written notice to the Holder (email being sufficient) or Stockholder Representative, as applicable, that the Registrable Securities attributable to that Holder will be excluded from the Registration Statement unless the Holder or Stockholder Representative provides the required information within one (1) Business Day after its receipt of such notice.  If the Holder or Stockholder Representative does not provide the required information to the Company by the end of the next Business Day after its receipt of such notice, the Company shall have the right to exclude the Registrable Securities attributable to that Holder from the Registration Statement.

•Each Holder agrees to (i) notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished to the Company by such Holder or of the occurrence of any event that would cause the Prospectus included in a Registration Statement to contain an untrue statement of a material fact regarding such Holder or the distribution of such Registrable Securities or to omit to state any material fact regarding such Holder or the distribution of such Registrable Securities required to be stated therein or necessary to make the statements made therein not misleading in light of the circumstances under which they were made and (ii) to furnish to the Company, as promptly as practicable, any additional information required to correct and update the information previously furnished by such Holder such that the Prospectus shall not contain any untrue statement or a material fact regarding such Holder or the distribution of such Registrable Securities or omit to state a material fact regarding such Holder or the distribution of such Registrable Securities necessary

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to make the statements therein not misleading in light of the circumstances under which they were made.

•Each Holder, by its acceptance of the Registrable Securities, and the Stockholder Representative, severally and not jointly, agree to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of a Registration Statement hereunder, unless, in the case of the Holders, the Holder has notified the Company in writing of its election to exclude all of its Registrable Securities from such Registration Statement.

•Each Holder agrees that, upon receipt of any notice from the Company of either (i) the commencement of an Allowed Delay pursuant to Section 2(c)(ii) or (ii) the happening of an event pursuant to Section 3(g) hereof, the Holder will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities, until the Holder is advised by the Company that such dispositions may again be made.

Obligations of the Stockholder Representative.  The Stockholder Representative covenants and agrees to promptly deliver to the Holders all such notifications and information communicated, sent, conveyed or delivered to it by the Company pursuant to the terms of this Agreement that are required pursuant hereto to be sent to the Holders.

Indemnification and Contribution.

•Indemnification by the Company.  The Company will indemnify and hold harmless each Holder and the Stockholder Representative and its respective officers, directors, members, managers, partners, trustees, employees and agents and other representatives, successors and assigns, and each other person, if any, who controls such Holder within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement or omission or alleged omission of any material fact contained in any Registration Statement, any Prospectus, or any amendment or supplement thereof; or (ii) any violation by the Company or its agents of any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company or its agents and relating to action or inaction required of the Company in connection with such registration; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by the Stockholder Representative with respect to such Holder, such Holder or any such controlling person in writing to the Company specifically for use in such Registration Statement or Prospectus.

•Indemnification by the Holders.  Each Holder agrees, severally but not jointly, to indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors, officers, employees, stockholders and agents and other representatives, successors and assigns and each person who controls the Company (within the meaning of the Securities Act) against

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any losses, claims, damages, liabilities and expense (including reasonable attorney fees) resulting from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission of a material fact required to be stated in the Registration Statement or Prospectus or amendment or supplement thereto or necessary to make the statements therein not misleading, if such untrue statement or omission is contained in any information furnished in writing by the Stockholder Representative with respect to such Holder or such Holder to the Company specifically for inclusion in such Registration Statement or Prospectus or amendment or supplement thereto, or is based on any Holder’s violation of applicable federal or state securities laws (including Regulation M) or failure to sell the Registrable Securities in accordance with the plan of distribution contained in the Registration Statement or Prospectus, and shall reimburse the Company, its directors, officers, employees, stockholders and agents and other representatives, successors and assigns and each person who controls the Company (within the meaning of the Securities Act) for any legal or other expenses reasonably incurred by any of them in connection with investigation or defense of any such loss, claim, damage liability or expense.  In no event shall the liability of a Holder be greater in amount than the dollar amount of the proceeds (net of all expenses paid by the Holder in connection with any claim relating to this Section 5 and the amount of any damages the Holder has otherwise been required to pay by reason of such untrue statement or omission) received by the Holder upon the sale of the Registrable Securities included in the Registration Statement giving rise to such indemnification obligation. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an indemnified party and shall survive the Transfer of the Registrable Securities by Holder.

•Conduct of Indemnification Proceedings.  Any person entitled to indemnification hereunder shall (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided that any person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such person unless (a) the indemnifying party has agreed to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such person or (c) in the reasonable judgment of any such person, based upon written advice of its counsel, a conflict of interest exists between such person and the indemnifying party with respect to such claims (in which case, if the person notifies the indemnifying party in writing that such person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such person); and provided, further, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder, except to the extent that such failure to give notice shall materially and adversely affect the indemnifying party in the defense of any such claim or litigation.  It is understood that the indemnifying party shall not, in connection with any proceeding in the same jurisdiction, be liable for fees or expenses of more than one separate firm of attorneys at any time for all such indemnified parties.  No indemnifying party will, except with the consent of the indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.  The indemnifying party shall not be liable hereunder for any settlements

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entered into by an indemnified party without the indemnifying party’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed.

•Contribution.  If for any reason the indemnification provided for in the preceding paragraphs (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless, other than as expressly specified therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability, including reasonable attorneys’ fees, in such proportion as is appropriate to reflect the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations.  No person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any person not guilty of such fraudulent misrepresentation.  In no event shall the contribution obligation of a Holder be greater in amount than the dollar amount of the proceeds (net of all expenses paid by such Holder in connection with any claim relating to this Section 5 and the amount of any damages such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission) received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

Miscellaneous.

•Amendments and Waivers: Termination.

•Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, the Stockholder Representative and the Required Holders; provided, that the consent of the Stockholder Representative shall not be required in the case of an amendment or waiver of any term that is not directly applicable to the rights of the Stockholder Representative.

•If the Merger Agreement shall terminate in accordance with Article VIII (Termination) of the Merger Agreement, this Agreement shall immediately terminate, without the consent of any of the parties hereto, and be of no further force or effect.

•This Agreement shall terminate twelve (12) months from the date hereof.

•Notices.  All notices and other communications provided for or permitted hereunder shall be made as set forth in Section 11.2 of the Merger Agreement.

•Assignments and Transfers by Holders.  The provisions of this Agreement shall be binding upon and inure to the benefit of the Holders and their respective successors and assigns.  A Holder may transfer or assign, in whole, but not in part, in connection with the transfer of the Registrable Securities to such person (such person, a “Permitted Transferee”), provided that the Holder complies with all laws applicable thereto and (i) such transferee has executed and delivered to the Company a properly completed agreement to be bound by the terms of this Agreement substantially in form attached hereto as Exhibit A (the “Addendum Agreement”), (ii) the transferor shall have delivered to the Company no later than ten (10) days following the date of the transfer, written notification of such transfer setting forth the name of

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the transferor, the name and address of the transferee, and the number of Registrable Securities so transferred.

•Benefits of the Agreement.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and permitted assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

•Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S.  federal ESIGN Act of 2000, e.g.  DocuSign) or other transmission method and any counterpart so delivered shall be deemed to have been validly delivered and be valid and effective for all purposes.

•Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

•Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provisions hereof prohibited or unenforceable in any respect.

•Further Assurances.  The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

•Entire Agreement.  This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

•Governing Law; Consent, to Jurisdiction; Waiver of Jury Trial.  This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.  The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal

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courts sitting in the State of Delaware, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

[SIGNATURES ON THE FOLLOWING PAGES]

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

COMPANY:

Sarcos Technology and Robotics Corporation

By:  /s/ Kiva Allgood

Name:Kiva Allgood

Title:Chief Executive Officer

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

STOCKHOLDER REPRESENTATIVE:

DRAPER TRIANGLE VENTURES III, LP

By: /s/ Tom Jones

Name: Tom Jones

Title: Managing Director

Email:

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IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

STOCKHOLDER:

By:

Its:

By: ________________________

Name:

Title:

Email:

Signature Page to Registration Rights Agreement

Schedule A

Stockholders

Signature Page to Registration Rights Agreement

EXHIBIT A

Addendum Agreement

This Addendum Agreement (“Addendum Agreement”) is executed on [●], 20[●], by the undersigned (the “New Holder”) pursuant to the terms of that certain Registration Rights Agreement dated as of March 27, 2022 (the “Agreement”), by and among the Company, the Stockholders Representative the Holders identified therein, as such Agreement may be amended, supplemented or otherwise modified from time to time. Capitalized terms used but not defined in this Addendum Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Addendum Agreement, the New Holder agrees as follows:

1. Acknowledgment. New Holder acknowledges that New Holder is acquiring certain Parent Common Stock of the Company (the “Shares”) as a transferee of such Shares from a party in such party’s capacity as a holder of Registrable Securities under the Agreement, and after such transfer, New Holder shall be considered an “Investor” and a holder of Registrable Securities for all purposes under the Agreement.

2. Agreement. New Holder hereby (a) agrees that the Shares shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if the New Holder were originally a party thereto.

3. Notice. Any notice required or permitted by the Agreement shall be given to New Holder at the address or facsimile number listed below New Holder’s signature below.

NEW HOLDER

_______________

_______________

Print Name

ACCEPTED AND AGREED

COMPANY:

By:

Name:

Title:

Signature Page to Registration Rights Agreement

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of            , 2022 (the “Effective Date”) by and between Sarcos Technology and Robotics Corporation (“STRC”), a Delaware corporation (together with its successors, “STRC”) and the undersigned (“Holder”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Merger Agreement (as defined below).

WHEREAS, STRC, two of its wholly owned subsidiaries and RE2, Inc., a Pennsylvania corporation (“RE2”) have entered into that certain Agreement and Plan of Reorganization, as of the date first set forth above (as may be amended from time to time in accordance with the terms thereof, the “Merger Agreement”), pursuant to which, among other matters, upon Closing, RE2 will become a wholly owned subsidiary of STRC, and as a result of which all of the issued and outstanding capital stock of RE2 immediately prior to the Closing shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right to receive cash and newly issued STRC Common Stock, all upon the terms and subject to the conditions set forth in the Merger Agreement and in accordance with applicable law;

WHEREAS, pursuant to the Merger Agreement, Holder is entitled to receive, at Closing, shares of Common Stock in accordance with the terms of the Merger Agreement; and

WHEREAS, to satisfy a condition to Closing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, STRC and Holder desire to enter into this Agreement, pursuant to which the Restricted Securities (as defined below) shall become subject to limitations on disposition as set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1.Definitions.  The terms defined in this Section 1 shall, for all purposes of this Agreement, have the respective meanings set forth below:

(a)“Liquidity Event” shall mean the date after the Closing on which STRC completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of STRC’s stockholders having the right to exchange their equity holdings in STRC for cash, securities or other property.

(b)“Permitted Transferee” shall mean any Person to whom the Holder is permitted to transfer Restricted Securities prior to the expiration of the Lock-Up Period pursuant to Section 2(a).

(c)“Restricted Securities” shall mean with respect to Holder and its respective Permitted Transferees, (i) the Common Stock to be received by Holder at Closing and (ii) any securities paid as dividends or distributions with respect to the foregoing securities or into which such securities are exchanged or converted.

Signature Page to Registration Rights Agreement

(d)“Transfer” or “Transferred” shall mean (i) the sale, exchange or transfer or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, hedge, grant of any option, right or warrant to purchase or otherwise dispose of or agreement to dispose of, or entry into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise), directly or indirectly, including through the filing (or participation in the filing) of a registration statement (other than any registration statement on Form S-8) with the SEC in respect of, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the SEC promulgated thereunder with respect to, any security, (ii) the entry into any swap or other arrangement that transfers to another Person, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) the public announcement of any intention to effect any transaction, including the filing of a registration statement (other than any registration statement on Form S-8), specified in clause (i) or (ii).

2.Lock-up Provisions.

(a)Subject to Section 2(b), Holder agrees that it shall not Transfer any Restricted Securities beginning on the Closing Date and ending on:

i.with respect to twenty percent (20%) of Holder’s Restricted Securities, such Restricted Securities may be Transferred on the trading day following the date on which the registration statement on Form S-1 is declared effective by the Securities and Exchange Commission; and

ii.with respect to the remaining eighty percent (80%) of Holder’s Restricted Securities, such Restricted Securities may be Transferred beginning upon the earlier to occur of (x) such time as the Company or any of its subsidiaries have delivered to one or more customers at least twenty (20) Guardian® XO® and/or Guardian® XT and/or Sapien® commercial units (but in no event prior to the close of business on September 24, 2022) and (y) the close of business on September 24, 2023.

Such period set forth in clauses 2(a)(i) and (ii) with respect to Holder’s Restricted Securities is the “Lock-Up Period”.

(b)Notwithstanding the provisions set forth in Section 2(a), one hundred percent (100%) of the Restricted Securities may be Transferred in connection with or following the occurrence of a Liquidity Event, and Holder or its Permitted Transferees may Transfer the Restricted Securities during the Lock-Up Period: (A) in the case that Holder is an individual, by gift to the spouse, domestic partner, parent, sibling, child or grandchild of such Holder or any other natural person with whom such Holder has a relationship by blood, marriage or adoption not more remote than first cousin, to an estate planning vehicle or to a trust, the beneficiary of which is a member of the individual’s immediate family, or to a charitable organization; (B) in the case that Holder is an individual, by virtue of laws of descent and distribution upon death of Holder; (C) in the case that Holder is an individual, pursuant to a qualified domestic relations order, divorce settlement, divorce decree or separation agreement; (D) to a nominee or custodian of a person to whom a Transfer would be permitted under clauses (A) through (C) above; (E) to any members, partners, beneficial owners or shareholders of Holder or any Affiliates of Holder; (F) by virtue of

Signature Page to Registration Rights Agreement

Exhibit 10.1

applicable law or Holder’s organizational documents upon liquidation or dissolution of Holder; (G) to STRC in connection with the repurchase of such Holder’s shares in connection with the termination of Holder’s employment with STRC or its subsidiaries pursuant to contractual agreements with STRC; (H) to satisfy tax withholding obligations in connection with the exercise of options to purchase STRC Common Stock or the vesting and/or settlement of STRC restricted stock or stock-based awards (including options and awards assumed by STRC or otherwise issued in exchange for Sarcos Options, Sarcos RSUs or Sarcos RSAs); (I) in payment on a “net exercise” or “cashless” basis of the exercise or purchase price with respect to the exercise of options to purchase shares of STRC Common Stock (including options assumed by STRC); or (J) in connection with any court order or order from a Governmental Entity requiring the sale of such Restricted Securities; provided, however, that in the case of clauses (A) through (F) such transferee must enter into a written agreement with STRC, in substantially the same form of this Agreement, stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement and shall be deemed to be a Holder for purposes of this Agreement, and there shall be no further Transfer of such Restricted Securities except in accordance with this Agreement; provided, further, for the avoidance of doubt, a Holder shall not be limited in filing (or participation in the filing) of a registration statement with the SEC in respect of any restricted stock or stock-based awards the Transfer of which is or may be necessary to satisfy tax withholding obligations in connection with the vesting and/or settlement of such restricted stock or stock-based awards.

(c)If any Transfer is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be null and void ab initio, and STRC shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose.

(d)During the Lock-up Period, Holder agrees and consents to the entry of stop transfer instructions with STRC’s transfer agent and registrar against the transfer of Restricted Securities held by Holder, except in compliance with the foregoing restrictions, and further agrees that stop transfer orders shall be placed against the Restricted Securities and each certificate or book entry position statement evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF            , 2022, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”) AND THE PARTIES NAMED THEREIN, AS AMENDED.  A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(e)For the avoidance of any doubt, (i) if and to the extent Holder’s Restricted Securities include issued and outstanding shares of Common Stock, Holder shall retain all of its rights as a stockholder of STRC during the Lock-up Period, including the right to vote any Restricted Securities that such Holder is entitled to vote, and to receive any dividends and

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distributions in respect of any Restricted Securities, and (ii) the restrictions contained in Section 2(a) shall not apply to any STRC Common Stock or other securities of STRC acquired by Holder in open market transactions or in any public or private capital raising transactions of STRC or otherwise to any STRC Common Stock (or other securities of STRC) other than the Restricted Securities.

3.Miscellaneous.

(a)Termination of Merger Agreement.  Notwithstanding anything to the contrary contained herein, if the Merger Agreement is terminated in accordance with its terms prior to the Closing, this Agreement and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

(b)Binding Effect; Assignment.  Holder hereby represents and warrants that Holder has full power, capacity and authority to enter into this Agreement. This Agreement and all provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.  This Agreement and all obligations of Holder are personal to Holder and may not be transferred or delegated by Holder at any time without the prior written consent of STRC. STRC may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder.

(c)Third Parties.  Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d)Governing Law; Jurisdiction; Waiver of Jury Trial; Remedies.  This Agreement and all related Proceedings shall be governed by and construed in accordance with the internal Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE.  EACH PARTY HERETO HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES HERETO MAY FILE A COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.  The parties hereto expressly incorporate by reference Section 11.11 (Jurisdiction) of the Merger Agreement and, subject to Section 3(j) hereof, Section 11.9 (Remedies) of the Merger Agreement to apply to this

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Agreement, mutatis mutandis, with references to the Merger Agreement therein deemed to reference this Agreement and references to the “Parties” thereunder deemed to reference the parties hereto.

(e)Severability.  Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto.  Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

(f)Construction; Interpretation.  The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.  Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement; (b) masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (e) references to “$” or “dollar” or “US$” shall be references to United States dollars; (f) the word “or” is disjunctive but not necessarily exclusive; (g) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (h) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (i) all references to Articles or Sections are to Articles or Sections of this Agreement; and (j) all references to any Law will be to such Law as amended, supplemented or otherwise modified from time to time.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g)Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) when delivered in person, when delivered by e-mail (having obtained electronic delivery confirmation thereof), or when sent by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other parties hereto as follows:

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If to STRC, to: Sarcos Technology and Robotics Corp. 650 S 500 W, Suite 150 Salt Lake City, Utah 84101 Attention: Chief Legal Officer E-mail: j.wolff@sarcos.com

With a copy (which shall not constitute notice) to:

Wilson Sonsini Goodrich & Rosati, P.C.

701 Fifth Avenue, Suite 5100

Seattle, WA  98104

Attention:  Patrick J. Schultheis, Esq.

Email: PSchultheis@wsgr.com

If to Holder, to: the address set forth below Holder’s name on the signature page to this Agreement.

(h)Amendments and Waivers.  This Agreement may be amended or modified only with the written consent of STRC, Sarcos and Holder.  The observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the party against whom enforcement of such waiver is sought.  No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof.  No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(i)Authorization on Behalf of STRC.  If Holder or Holder’s Affiliate serves as a director, officer, employee or other authorized agent of STRC or any of its current or future Affiliates, Holder and/or Holder’s Affiliate, as applicable, shall have no authority, express or implied, to act or make any determination on behalf of STRC or any of its current or future Affiliates in connection with this Agreement to which Holder is party or any dispute or Proceeding with respect hereto.

(j)Specific Performance.  Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages will be inadequate and STRC will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached.  Accordingly, STRC shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k)Entire Agreement.  This Agreement constitutes the full and entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties, if any, under the Merger Agreement.

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Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of STRC or any of the obligations of Holder under any other agreement between Holder and STRC or any certificate or instrument executed by Holder in favor of STRC, and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of STRC or any of the obligations of Holder under this Agreement.

(l)Further Assurances.  From time to time, at another party’s written request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(m)Counterparts; Electronic Signatures.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.  The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, “pdf”, “tif” or “jpg”) and other electronic signatures (including DocuSign and AdobeSign).  The use of electronic signatures and electronic records (including, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Delaware Uniform Electronic Transactions Act and any other applicable law.  Minor variations in the form of the signature page, including footers from earlier versions of this Agreement or any such other document shall be disregarded in determining the parties’ intent or the effectiveness of such signature.

*     *     *     *     *

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IN WITNESS WHEREOF, each of the parties has caused this Lock-up Agreement to be duly executed on its behalf as of the day and year first above written.

SARCOS TECHNOLOGY AND ROBOTICS CORPORATION

By:
Name:  Kiva Allgood
Title:  Chief Executive Officer

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IN WITNESS WHEREOF, each of the parties has caused this Lock-up Agreement to be duly executed on its behalf as of the day and year first above written.

Holder:

Name of Holder:

Address for Notice: Address: Facsimile No.: Telephone No.: Email::

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